                                                                     Exhibit 4.8

                                CREDIT AGREEMENT


                                      among


                           TRANSDIGM HOLDING COMPANY,

                                 TRANSDIGM INC.,

                          VARIOUS LENDING INSTITUTIONS,


                           CREDIT SUISSE FIRST BOSTON,
                   as SYNDICATION AGENT and CO-LEAD ARRANGER,


                                       and


                             BANKERS TRUST COMPANY,
                  as ADMINISTRATIVE AGENT and CO-LEAD ARRANGER


                        --------------------------------

                          Dated as of December 3, 1998

                        --------------------------------

                                TABLE OF CONTENTS

SECTION 1. Amount and Terms of Credit......................................    1

      1.01    Commitments   ...............................................    1
      1.02    Minimum Borrowing Amounts, etc...............................    4
      1.03    Notice of Borrowing..........................................    4
      1.04    Disbursement of Funds........................................    5
      1.05    Notes                                                            6
      1.06    Conversions   ...............................................    7
      1.07    Pro Rata Borrowings..........................................    8
      1.08    Interest      8
      1.09    Interest Periods.............................................    9
      1.10    Increased Costs; Illegality; etc.............................   10
      1.11    Compensation  ...............................................   12
      1.12    Change of Lending Office.....................................   13
      1.13    Replacement of Lenders.......................................   13
      1.14    Limitation on Additional Amounts, etc........................   14

SECTION 2. Letters of Credit...............................................   15

      2.01    Letters of Credit............................................   15
      2.02    Letter of Credit Requests....................................   16
      2.03    Letter of Credit Participations..............................   16
      2.04    Agreement to Repay Letter of Credit Drawings.................   19
      2.05    Increased Costs..............................................   19

SECTION 3. Fees; Commitments...............................................   20

      3.01    Fees ........................................................   20
      3.02    Voluntary Termination or Reduction of Total Unutilized
                Revolving Loan Commitment..................................   21
      3.03    Mandatory Reduction of Commitments...........................   22

SECTION 4. Payments .......................................................   23

      4.01    Voluntary Prepayments........................................   23
      4.02    Mandatory Repayments and Commitment Reductions...............   24
      4.03    Method and Place of Payment..................................   31
      4.04    Net Payments  ...............................................   31

SECTION 5. Conditions Precedent............................................   33

      5.01    Execution of Agreement; Notes................................   33
      5.02    Officers Certificate.........................................   33
      5.03    Opinions of Counsel..........................................   33
      5.04    Corporate Documents; Proceedings.............................   33
      5.05    Adverse Change, etc..........................................   34
      5.06    Litigation    ...............................................   34
      5.07    Approvals ...................................................   34
      5.08    Consummation of the Recapitalization.........................   34


                                      (ii)

      5.09    Refinancing   ...............................................   35
      5.10    Consummation of the Equity Financing; Note Issuances; etc....   35
      5.11    Pledge Agreement; Security Agreement; etc....................   36
      5.12    Subsidiaries Guaranty........................................   37
      5.13    Employee Benefit Plans; Shareholders Agreements; Management
                Agreements; Employment Agreements; Collective Bargaining
                Agreements; Existing Indebtedness Agreements; Tax
                Allocation Agreements .....................................   37
      5.14    Solvency Certificate; Insurance Certificates; Financial
                Statements; Budgets........................................   38
      5.15    Payment of Fees..............................................   39

SECTION 6. Conditions Precedent to All Credit Events.......................   39

      6.01    No Default; Representations and Warranties...................   39
      6.02    Notice of Borrowing; Letter of Credit Request................   39

SECTION 7. Representations, Warranties and Agreements......................   39

      7.01    Corporate Status.............................................   40
      7.02    Corporate Power and Authority................................   40
      7.03    No Violation  ...............................................   40
      7.04    Litigation    ...............................................   40
      7.05    Use of Proceeds; Margin Regulations..........................   41
      7.06    Governmental Approvals.......................................   41
      7.07    Investment Company Act.......................................   41
      7.08    Public Utility Holding Company Act...........................   41
      7.09    True and Complete Disclosure.................................   41
      7.10    Financial Condition; Financial Statements....................   42
      7.11    Security Interests...........................................   43
      7.12    Transaction   ...............................................   43
      7.13    Compliance with ERISA........................................   43
      7.14    Capitalization...............................................   45
      7.15    Subsidiaries  ...............................................   46
      7.16    Intellectual Property, etc...................................   46
      7.17    Compliance with Statutes, etc................................   46
      7.18    Environmental Matters........................................   46
      7.19    Properties    ...............................................   47
      7.20    Labor Relations..............................................   47
      7.21    Tax Returns and Payments.....................................   47
      7.22    Existing Indebtedness........................................   47
      7.23    Insurance ...................................................   48
      7.24    Representations and Warranties in Other Documents............   48
      7.25    Special Purpose Corporations.................................   48
      7.26    Subordinated Notes; etc......................................   48
      7.27    Year 2000   .................................................   48

SECTION 8. Affirmative Covenants...........................................   49

                                     (iii)

      8.01    Information Covenants........................................   49
      8.02    Books, Records and Inspections; Annual Meeting with Lenders..   52
      8.03    Insurance ...................................................   52
      8.04    Payment of Taxes.............................................   53
      8.05    Corporate Franchises.........................................   53
      8.06    Compliance with Statutes; etc................................   53
      8.07    Compliance with Environmental Laws...........................   53
      8.08    ERISA .......................................................   54
      8.09    Good Repair   ...............................................   56
      8.10    End of Fiscal Years; Fiscal Quarters.........................   56
      8.11    Additional Security; Further Assurances......................   56
      8.12    Foreign Subsidiaries Security................................   57
      8.13    Ownership of Subsidiaries....................................   58
      8.14    Permitted Acquisitions.......................................   58
      8.15    Maintenance of Corporate Separateness........................   60
      8.16    Performance of Obligations...................................   60
      8.17    Use of Proceeds..............................................   60
      8.18    Contributions; Payments; etc.................................   60
      8.19    Year 2000 Compliance.........................................   60
      8.20    Seller Subordinated Notes....................................   61

SECTION 9. Negative Covenants..............................................   61

      9.01    Changes in Business..........................................   61
      9.02    Consolidation; Merger; Sale or Purchase of Assets; etc.......   61
      9.03    Liens .......................................................   63
      9.04    Indebtedness  ...............................................   65
      9.05    Advances; Investments; Loans.................................   67
      9.06    Dividends; etc...............................................   69
      9.07    Transactions with Affiliates.................................   71
      9.08    Capital Expenditures.........................................   71
      9.09    Minimum Consolidated EBITDA..................................   73
      9.10    Consolidated Interest Coverage Ratio.........................   74
      9.11    Total Leverage Ratio.........................................   74
      9.12    Limitation on Voluntary Payments and Modifications of
                Indebtedness; Modifications of Certificate of
                Incorporation, By-Laws and Certain Other Agreements etc. ..   75
      9.13    Limitation on Issuance of Capital Stock......................   76
      9.14    Limitation on Certain Restrictions on Subsidiaries...........   76
      9.15    Limitation on the Creation of Subsidiaries and Joint
                Ventures...................................................   77
SECTION 10. Events of Default..............................................   77

      10.01    Payments ...................................................   77
      10.02    Representations, etc........................................   77
      10.03    Covenants    ...............................................   78
      10.04    Default Under Other Agreements..............................   78


                                      (iv)

      10.05    Bankruptcy, etc.............................................   78
      10.06    ERISA ......................................................   79
      10.07    Security Documents..........................................   79
      10.08    Guaranties   ...............................................   80
      10.09    Judgments    ...............................................   80
      10.10    Change of Control...........................................   80

SECTION 11. Definitions  ..................................................   81

SECTION 12. The Administrative Agent.......................................  106

      12.01    Appointment  ...............................................  106
      12.02    Delegation of Duties........................................  106
      12.03    Exculpatory Provisions......................................  106
      12.04    Reliance by Administrative Agent............................  107
      12.05    Notice of Default...........................................  107
      12.06    Nonreliance on Administrative Agent and Other Lenders.......  107
      12.07    Indemnification.............................................  108
      12.08    Administrative Agent in its Individual Capacity.............  108
      12.09    Holders ....................................................  109
      12.10    Resignation of the Administrative Agent.....................  109

SECTION 13. Miscellaneous..................................................  109

      13.01    Payment of Expenses, etc....................................  109
      13.02    Right of Setoff.............................................  110
      13.03    Notices ....................................................  111
      13.04    Benefit of Agreement........................................  111
      13.05    No Waiver; Remedies Cumulative..............................  113
      13.06    Payments Pro Rata...........................................  113
      13.07    Calculations; Computations..................................  114
      13.08    Governing Law; Submission to Jurisdiction; Venue............  114
      13.09    Counterparts ...............................................  115
      13.10    Effectiveness...............................................  115
      13.11    Headings Descriptive........................................  115
      13.12    Amendment or Waiver; etc....................................  115
      13.13    Survival ...................................................  117
      13.14    Domicile of Loans and Commitments...........................  117
      13.15    Confidentiality.............................................  117
      13.16    Waiver of Jury Trial........................................  118
      13.17    Register ...................................................  118

SECTION 14. Holdings Guaranty..............................................  118

      14.01    The Guaranty ...............................................  118
      14.02    Bankruptcy   ...............................................  119
      14.03    Nature of Liability.........................................  119
      14.04    Independent Obligation......................................  119


                                      (v)


      14.05    Authorization...............................................  120
      14.06    Reliance ...................................................  121
      14.07    Subordination...............................................  121
      14.08    Waiver .....................................................  121
      14.09    Nature of Liability.........................................  123


                                      (vi)

ANNEX I           List of Lenders and Commitments
ANNEX II          Lender Addresses
ANNEX III         Plans
ANNEX IV          Subsidiaries
ANNEX V           Real Property
ANNEX VI          Existing Indebtedness
ANNEX VII         Insurance
ANNEX VIII        Existing Liens
ANNEX IX          Existing Investments
ANNEX X           Indebtedness to be Refinanced

EXHIBIT A         --    Form of Notice of Borrowing
EXHIBIT B-1       --    Form of  A Term Note
EXHIBIT B-2       --    Form of  B Term Note
EXHIBIT B-3       --    Form of Revolving Note
EXHIBIT B-4       --    Form of Swingline Note
EXHIBIT C         --    Form of Letter of Credit Request
EXHIBIT D         --    Form of Section 4.04(b)(ii) Certificate
EXHIBIT E         --    Form of Opinion of Latham & Watkins,
                           special counsel to the Credit Parties
EXHIBIT F         --    Form of Officers' Certificate
EXHIBIT G         --    Form of Pledge Agreement
EXHIBIT H         --    Form of Security Agreement
EXHIBIT I         --    Form of Subsidiaries Guaranty
EXHIBIT J         --    Form of Solvency Certificate
EXHIBIT K         --    Form of Assignment and Assumption Agreement
EXHIBIT L         --    Form of Intercompany Note
EXHIBIT M         --    Form of Shareholder Subordinated Note

            CREDIT AGREEMENT, dated as of December 3, 1998, among TRANSDIGM HOLDING COMPANY, a Delaware corporation ("Holdings"), TRANSDIGM INC., a Delaware corporation (the "Borrower"), the lenders from time to time party hereto (each, a "Lender" and, collectively, the "Lenders"), CREDIT SUISSE FIRST BOSTON, as Syndication Agent and Co-Lead Arranger (in such capacity, the "Syndication Agent"), and BANKERS TRUST COMPANY, as Administrative Agent and Co-Lead Arranger (in such capacity, the "Administrative Agent"). Unless otherwise defined herein, all capitalized terms used herein and defined in Section 11 are used herein as so defined.

                              W I T N E S S E T H:

            WHEREAS, subject to and upon the terms and conditions herein set forth, the Lenders are willing to make available to the Borrower the credit facilities provided for herein;

            NOW, THEREFORE, IT IS AGREED:

            SECTION 1. Amount and Terms of Credit.

            1.01 Commitments. (a) Subject to and upon the terms and conditions set forth herein, each Lender with an A Term Loan Commitment severally agrees to make a term loan or term loans (each, an "A Term Loan" and, collectively, the "A Term Loans") to the Borrower, which A Term Loans: (i) shall be incurred pursuant to a single drawing on the Initial Borrowing Date; (ii) shall be denominated in U.S. Dollars; (iii) except as hereafter provided, shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that (x) all A Term Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of A Term Loans of the same Type and (y) unless the Administrative Agent has determined that the Syndication Date has occurred (at which time this clause (y) shall no longer be applicable), no more than four Borrowings of A Term Loans to be maintained as Eurodollar Loans may be incurred prior to the 60th day after the Initial Borrowing Date (each of which Borrowings of Eurodollar Loans may only have an Interest Period of (A) in the case of the first two such Borrowings, seven days, and (B) in the case of the remaining two Borrowings, one month, and the first of which Borrowings may only be made on the Initial Borrowing Date or on or prior to the sixth Business Day after the Initial Borrowing Date and with each such Borrowing made thereafter to be made only on the last day of the Interest Period of the immediately preceding Borrowing); and
(iv) shall not exceed for any such Lender at the time of incurrence thereof on the Initial Borrowing Date that aggregate principal amount as is equal to the A Term Loan Commitment of such Lender as in effect on the Initial Borrowing Date (before giving effect to the termination thereof on such date pursuant to Section 3.03(b)). Once repaid, A Term Loans incurred hereunder may not be reborrowed.

            (b) Subject to and upon the terms and conditions set forth herein, each Lender with a B Term Loan Commitment severally agrees to make a term loan or term loans (each, a "B Term Loan" and, collectively, the "B Term Loans" and, together with the A Term Loans, the "Term Loans") to the Borrower, which B Term
Loans: (i) shall be incurred pursuant to a single drawing on the Initial Borrowing Date; (ii) shall be denominated in U.S. Dollars; (iii) except as hereafter provided, shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that (x) all B Term Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of B Term Loans of the same Type and (y) unless the Administrative Agent has determined that the Syndication Date has occurred (at which time this clause (y) shall no longer be applicable), no more than four Borrowings of B Term Loans to be maintained as Eurodollar Loans may be incurred prior to the 60th day after the Initial Borrowing Date (each of which Borrowings of Eurodollar Loans (A) may only have the same Interest Period as is then permitted for a Borrowing of A Term Loans that are maintained as Eurodollar Loans and (B) shall begin and end on the same day as a Borrowing of A Term Loans that are maintained as Eurodollar Loans); and
(iv) shall not exceed for any such Lender at the time of incurrence thereof on the Initial Borrowing Date that aggregate principal amount as is equal to the B Term Loan Commitment of such Lender as in effect on the Initial Borrowing Date (before giving effect to the termination thereof on such date pursuant to Section 3.03(c)). Once repaid, B Term Loans incurred hereunder may not be reborrowed.

            (c) Subject to and upon the terms and conditions set forth herein, each RL Lender severally agrees, at any time and from time to time on and after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, to make a revolving loan or revolving loans (each, a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans: (i) shall be denominated in U.S. Dollars; (ii) except as hereinafter provided, shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that (x) all Revolving Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of Revolving Loans of the same Type and
(y) unless the Administrative Agent has determined that the Syndication Date has occurred (at which time this clause (y) shall no longer be applicable), no more than four Borrowings of Revolving Loans to be maintained as Eurodollar Loans may be incurred prior to the 60th day after the Initial Borrowing Date (each of which Borrowings of Eurodollar Loans (A) may only have the same Interest Period as is then permitted for a Borrowing of A Term Loans that are maintained as Eurodollar Loans and (B) shall begin and end on the same day as a Borrowing of A Term Loans that are maintained as Eurodollar Loans); (iii) may be repaid and reborrowed in accordance with the provisions hereof; and (iv) shall not exceed for any RL Lender at any time outstanding that aggregate principal amount which, when combined with such RL Lender's Percentage of the Swingline Loans then outstanding and the Letter of Credit Outstandings (exclusive of Unpaid Drawings relating to Letters of Credit which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, equals the Revolving Loan Commitment of such RL Lender at such time.

            (d) Subject to and upon the terms and conditions set forth herein, BTCo in its individual capacity agrees to make at any time and from time to time on and after the Initial Borrowing Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans to the Borrower (each, a "Swingline Loan" and, collectively, the "Swingline Loans"), which Swingline Loans: (i) shall be made and maintained as Base Rate Loans; (ii) shall be denominated in U.S. Dollars; (iii) may be repaid and reborrowed in accordance with the provisions hereof; (iv) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans then outstanding and the Letter of Credit Outstandings (exclusive of Unpaid Drawings relating to Letters of Credit which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, an amount equal to the Total Revolving Loan Commitment then in effect; and (v) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount. BTCo shall not be obligated to make any Swingline Loans at a time when a Lender Default exists unless BTCo has entered into arrangements satisfactory to it and the Borrower to eliminate BTCo's risk with respect to the Defaulting Lender's or Lenders' participation in such Swingline Loans, including by cash collateralizing such Defaulting Lender's or Lenders' Percentage of the outstanding Swingline Loans. BTCo will not make a Swingline Loan after it has received written notice from the Borrower, any other Credit Party or the Required Lenders stating that a Default or an Event of Default exists until such time as BTCo shall have received a written notice of
(i) rescission of such notice from the party or parties originally delivering the same or (ii) a waiver of such Default or Event of Default from the Required Lenders.

            (e) On any Business Day, BTCo may, in its sole discretion, give notice to the RL Lenders that its outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (provided that each such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 10), in which case a Borrowing of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all RL Lenders pro rata based on each RL Lender's Percentage, and the proceeds thereof shall be applied directly to repay BTCo for such outstanding Swingline Loans. Each RL Lender hereby irrevocably agrees to make Base Rate Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by BTCo notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder,
(ii) whether any conditions specified in Section 5 or 6 are then satisfied,
(iii) whether a Default or an Event of Default has occurred and is continuing,
(iv) the date of such Mandatory Borrowing and (v) the amount of the Total Revolving Loan Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code in respect of the Borrower), each RL Lender (other than BTCo) hereby agrees that it shall forthwith purchase from BTCo (without recourse or warranty) such assignment of the outstanding Swingline Loans as shall be necessary to cause the RL Lenders to share in such Swingline Loans ratably based upon their respective Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10), provided that (x) all interest payable on the Swingline Loans shall be for the account of BTCo until the date the respective assignment is purchased and, to the extent attributable to the purchased assignment, shall be payable to the RL Lender purchasing same from and after such date of purchase and (y) at the time any purchase of assignments pursuant to this sentence is actually made, the purchasing RL Lender shall be required to pay BTCo interest on the principal amount of assignment purchased for each day from and including the day upon which the

Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such assignment, at the overnight Federal Funds Rate for the first three days or the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

            1.02 Minimum Borrowing Amounts, etc. The aggregate principal amount of each Borrowing of Loans shall not be less than the Minimum Borrowing Amount applicable to such Loans, provided that Mandatory Borrowings shall be made in the amounts required by Section 1.01(e). More than one Borrowing may be incurred on any day, provided that at no time shall there be outstanding more than ten Borrowings of Eurodollar Loans.

            1.03 Notice of Borrowing. (a) Whenever the Borrower desires to incur Loans hereunder (excluding Swingline Loans and Revolving Loans incurred pursuant to a Mandatory Borrowing), the Borrower shall give the Administrative Agent at the Notice Office, prior to 12:00 Noon (New York time), at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Eurodollar Loans and at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Base Rate Loans to be made hereunder. Each such notice (each, a "Notice of Borrowing") shall, except as otherwise expressly provided in Section 1.10, be irrevocable, and, in the case of each written notice and each confirmation of telephonic notice, shall be in the form of Exhibit A, appropriately completed to specify: (i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) whether the respective Borrowing shall consist of A Term Loans, B Term Loans or Revolving Loans; (iv) whether the respective Borrowing shall consist of Base Rate Loans or, to the extent permitted hereunder, Eurodollar Loans and, if Eurodollar Loans, the Interest Period to be initially applicable thereto; and (v) in the case of a Borrowing of Revolving Loans the proceeds of which are to be utilized to finance, in whole or in part, the purchase price of a Permitted Acquisition, (x) a reference to the officer's certificate, if any, delivered in accordance with Section 8.14, (y) the aggregate principal amount of such Revolving Loans to be utilized in connection with such Permitted Acquisition and (z) the aggregate principal amount of all Revolving Loans relating to Permitted Acquisitions then outstanding after giving effect to the incurrence of such Revolving Loans. The Administrative Agent shall promptly give each Lender which is required to make Loans of the Tranche specified in the respective Notice of Borrowing, written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, of such Lender's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

            (b) Whenever the Borrower desires to incur Swingline Loans hereunder, the Borrower shall give BTCo not later than 12:00 Noon (New York time) on the day such Swingline Loan is to be incurred, written notice (or telephonic notice promptly confirmed in writing) of each Swingline Loan to be made hereunder. Each such notice shall be irrevocable and shall specify in each case (x) the date of such Borrowing (which shall be a Business Day) and (y) the aggregate principal amount of the Swingline Loan to be made pursuant to such Borrowing. Mandatory Borrowings shall be made upon the notice specified in
Section 1.01(e), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such
Section 1.01(e).

            (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent or BTCo (in the case of a Borrowing of Swingline Loans) or the Letter of Credit Issuer (in the case of the issuance of Letters of Credit), as the case may be, may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by the Administrative Agent, BTCo or the Letter of Credit Issuer, as the case may be, in good faith to be from an Authorized Officer of the Borrower. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's, BTCo's or the Letter of Credit Issuer's record of the terms of such telephonic notice.

            1.04 Disbursement of Funds. (a) Not later than 1:00 P.M. (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, not later than 2:00 P.M. (New York time) on the date specified in Section 1.03(b)(i) or (y) in the case of Mandatory Borrowings, not later than 12:00 Noon (New York time) on the date specified in Section 1.01(e)), each Lender with a Commitment of the respective Tranche will make available its pro rata share, if any, of each Borrowing requested to be made on such date (or in the case of Swingline Loans, BTCo shall make available the full amount thereof) in the manner provided below. All amounts shall be made available to the Administrative Agent in U.S. Dollars and in immediately available funds at the Payment Office and, except for Revolving Loans made pursuant to a Mandatory Borrowing, the Administrative Agent promptly will make available to the Borrower by depositing to its account at the Payment Office the aggregate of the amounts so made available in the type of funds received. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available same to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Lender, the overnight Federal Funds Rate or (y) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Section 1.08.

            (b) Nothing in this Agreement shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

            1.05 Notes. (a) The Borrower's obligation to pay the principal of, and interest on, all the Loans made to it by each Lender shall be evidenced in the Register maintained by the Administrative Agent pursuant to Section 13.17 and shall, if requested by such Lender, also be evidenced (i) if A Term Loans, by a promissory note substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each, an "A Term Note" and, collectively, the "A Term Notes"), (ii) if B Term Loans, by a promissory note substantially in the form of Exhibit B-2 with blanks appropriately completed in conformity herewith (each, a "B Term Note" and, collectively, the "B Term Notes"), (iii) if Revolving Loans, by a promissory note substantially in the form of Exhibit B-3 with blanks appropriately completed in conformity herewith (each, a "Revolving Note" and, collectively, the "Revolving Notes") and (iv) if Swingline Loans, by a promissory note substantially in the form of Exhibit B-4 with blanks appropriately completed in conformity herewith (the "Swingline Note").

            (b) The A Term Note issued to each Lender with an A Term Loan Commitment or with outstanding A Term Loans shall (i) be executed by the Borrower, (ii) be payable to such Lender or its registered assigns and be dated the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, the date of the issuance thereof), (iii) be in a stated principal amount equal to the A Term Loans made by such Lender on the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be in a stated principal amount equal to the outstanding principal amount of A Term Loans of such Lender at such time) and be payable in the outstanding principal amount of A Term Loans evidenced thereby, (iv) mature on the A Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary repayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

            (c) The B Term Note issued to each Lender with a B Term Loan Commitment or with outstanding B Term Loans shall (i) be executed by the Borrower, (ii) be payable to such Lender or its registered assigns and be dated the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, the date of the issuance thereof), (iii) be in a stated principal amount equal to the B Term Loans made by such Lender on the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be in a stated principal amount equal to the outstanding principal amount of B Term Loans of such Lender at such time) and be payable in the outstanding principal amount of B Term Loans evidenced thereby, (iv) mature on the B Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary repayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

            (d) The Revolving Note issued to each Lender with a Revolving Loan Commitment or with outstanding Revolving Loans shall (i) be executed by the Borrower, (ii) be payable to such Lender or its registered assigns and be dated the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, the date of the issuance thereof), (iii) be in a stated princi-pal amount equal to the Revolving Loan Commitment of such Lender (or, if issued after the termination of the Total Revolving Loan Commitment, be in a stated principal amount equal to the outstanding principal amount of Revolving Loans of such Lender at such time) and be payable in the outstanding principal amount of Revolving Loans evidenced thereby, (iv) mature on the Revolving Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in
Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

            (e) The Swingline Note issued to BTCo shall (i) be executed by the Borrower, (ii) be payable to BTCo or its registered assigns and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the outstanding principal amount of Swingline Loans evidenced thereby, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in
Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

            (f) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in such notation shall not affect the Borrower's obligations in respect of such Loans.

            1.06 Conversions. The Borrower shall have the option to convert on any Business Day occurring on or after the Initial Borrowing Date, all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of Loans (other than Swingline Loans which shall at all times be maintained as Base Rate Loans) made pursuant to one or more Borrowings of one or more Types of Loans under a single Tranche into a Borrowing or Borrowings of another Type of Loan under such Tranche; provided that (i) except as otherwise provided in Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) unless the Required Lenders otherwise agree, Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion, (iii) unless the Administrative Agent has determined that the Syndication Date has occurred (at which time this clause (iii) shall no longer be applicable), prior to the 60th day after the Initial Borrowing Date, conversions of Base Rate Loans into Eurodollar Loans may only be made if any such conversion is effective on the first day of the first, second, third or fourth Interest Period referred to in clause (y) of the proviso in each of Sections 1.01(a)(iii), 1.01(b)(iii) and 1.01(c)(ii) and so long as such conversion does not result in a greater number of Borrowings of Eurodollar Loans prior to the 60th day after the Initial Borrowing Date as are permitted under such Sections, and (iv) Borrowings of Eurodollar Loans resulting from this Section 1.06 shall be limited in number as provided in Section 1.02. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at the Notice Office, prior to 12:00 Noon (New York time), at least three Business Days' (or one Business Day's in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each, a "Notice of Conversion") specifying the Loans to be so converted, the Borrowing(s) pursuant to which the Loans were made and, if to be converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans. Upon any such conversion, the proceeds thereof will be deemed to be applied directly on the day of such conversion to prepay the outstanding principal amount of the Loans being converted.

            1.07 Pro Rata Borrowings. All Borrowings of A Term Loans, B Term Loans and Revolving Loans under this Agreement shall be incurred by the Borrower from the Lenders pro rata on the basis of their A Term Loan Commitments, B Term Loan Commitments or Revolving Loan Commitments, as the case may be; provided that all Borrowings of Revolving Loans made pursuant to a Mandatory Borrowing shall be incurred from the Lenders pro rata on the basis on their Percentages. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder.

            1.08 Interest. (a) The unpaid principal amount of each Base Rate Loan shall bear interest from the date of the Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall at all times be the Base Rate plus the Applicable Base Rate Margin each as in effect from time to time.

            (b) The unpaid principal amount of each Eurodollar Loan shall bear interest from the date of the Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10(b), as applicable, at a rate per annum which shall at all times be the Applicable Eurodollar Rate Margin plus the Eurodollar Rate for such Interest Period.

            (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan shall bear interest at a rate per annum equal to the greater of (x) the rate which is 2% in excess of the rate borne by the respective Loans immediately prior to the respective payment default and (y) the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans from time to time. Interest which accrues under this Section 1.08(c) shall be payable on demand.

            (d) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar

Loan, on (x) the date of any prepayment or repayment thereof (on the amount prepaid or repaid), (y) the date of any conversion into a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10(b), as applicable (on the amount converted) and (z) the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

            (e) All computations of interest hereunder shall be made in accordance with Section 13.07(b).

            (f) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for the respective Interest Period or Interest Periods and shall promptly notify the Borrower and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

            1.09 Interest Periods. At the time the Borrower gives a Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or prior to 12:00 Noon (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans (in the case of any subsequent Interest Period), the Borrower shall have the right to elect by giving the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower (but otherwise subject to clause (y) of the proviso to Section 1.01(a)(iii), 1.01(b)(iii), 1.01(c)(ii) and to clause (iii) of the proviso to Section 1.06), be a one, two, three or six month period and, if prior to the earlier of the Syndication Date and December 23, 1998, a 7-day period. Notwithstanding anything to the contrary contained above:

            (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

            (ii) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period applicable thereto expires;

            (iii) if any Interest Period for any Borrowing of Eurodollar Loans begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

            (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period for any Borrowing of Eurodollar Loans would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business

      Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

            (v) no Interest Period for a Borrowing under a Tranche of Loans shall be elected which would extend beyond the respective Maturity Date for such Tranche;

            (vi) unless the Required Lenders otherwise agree, no Interest Period may be elected at any time when a Default or an Event of Default is then in existence;

            (vii) no Interest Period in respect of any Borrowing of A Term Loans shall be elected which extends beyond any date upon which a Tranche A Scheduled Repayment will be required to be made under Section 4.02(b) if, after giving effect to the election of such Interest Period, the aggregate principal amount of such A Term Loans which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of such A Term Loans then outstanding less the aggregate amount of such required Tranche A Scheduled Repayment; and

            (viii) no Interest Period in respect of any Borrowing of B Term Loans shall be elected which extends beyond any date upon which a Tranche B Scheduled Repayment will be required to be made under Section 4.02(c) if, after giving effect to the election of such Interest Period, the aggregate principal amount of such B Term Loans which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of such B Term Loans then outstanding less the aggregate amount of such required Tranche B Scheduled Repayment.

            If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Borrowing into a Borrowing of Base Rate Loans effective as of the expiration date of such current Interest Period.

            1.10 Increased Costs; Illegality; etc. (a) In the event that (x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Lender, shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

            (i) on any Interest Determination Date, that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

            (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans because of (x) any change since the date of this Agreement in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to, (A) without duplication of any amounts payable under Section 4.04(a), a change in the basis of taxation or payment to any Lender of the principal of or interest on such Eurodollar Loans or any other amounts payable hereunder (except for changes with respect to any tax imposed on, or determined by reference to, the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which such Lender's principal office or applicable lending office is located or any subdivision thereof or therein), or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances affecting the interbank Eurodollar market or the position of such Lender in such market; or

            (iii) at any time since the date of this Agreement, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Lender with any law, governmental rule, regulation, guideline or order (or would conflict with any governmental rule, regulation, guideline, request or order not having the force of law but with which such Lender customarily complies even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Lender (or the Administrative Agent in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the Borrower and (except in the case of clause (i)) to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter, (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower agrees, subject to
Section 1.14, to pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding upon all parties hereto, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 1.10(a) upon the subsequent receipt of such notice) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

            (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected pursuant to Section 1.10(a)(iii) the Borrower shall) either (i) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender pursuant to Section 1.10(a)(ii) or (iii)), or (ii) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' notice to the Administrative Agent, require the affected Lender to convert each such Eurodollar Loan into a Base Rate Loan; provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 1.10(b).

            (c) If any Lender shall have determined that the adoption or effectiveness after the date hereof of any applicable law, rule or regulation regarding capital adequacy, or any change therein after the date hereof, or any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency adopted or effective after the date hereof, has or would have the effect of reducing the rate of return on such Lender's or such other corporation's capital or assets as a consequence of such Lender's Commitment or Commitments hereunder or its obligations hereunder to a level below that which such Lender or such other corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's or such other corporation's policies with respect to capital adequacy), then from time to time, upon written demand by such Lender (with a copy to the Administrative Agent), accompanied by the notice referred to in the last sentence of this clause (c), the Borrower shall, subject to Section 1.14, pay to such Lender such additional amount or amounts as will compensate such Lender or such other corporation for such reduction. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower (a copy of which shall be sent by such Lender to the Administrative Agent), which notice shall set forth the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this
Section 1.10(c) upon the subsequent receipt of such notice. A Lender's reasonable good faith determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto.

            1.11 Compensation. The Borrower shall, subject to Section 1.14, compensate each Lender, promptly upon its written request (which request shall set forth the basis for requesting such compensation), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 4.01 or 4.02 or as a result of an acceleration of the Loans pursuant to Section 10 or as a result of the replacement of a Lender pursuant to Section 1.13 or 13.12(b)) or conversion of any Eurodollar Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Eurodollar Loans when required by the terms of this Agreement or (y) an election made pursuant to Section 1.10(b). A Lender's basis for requesting compensation pursuant to this Section 1.11 and a Lender's calculation of the amount thereof, shall, absent manifest error, be final and conclusive and binding on all parties hereto.

            1.12 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), 1.10(c), 2.05 or 4.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event; provided that such designation is made on such terms that, in the sole judgment of such Lender, such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequences of the event giving rise to the operation of any such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Section 1.10, 2.05 or 4.04.

            1.13 Replacement of Lenders. (x) If any Lender becomes a Defaulting Lender, (y) upon the occurrence of any event giving rise to the operation of
Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.05 or Section 4.04 with respect to any Lender which results in such Lender charging to the Borrower increased costs in excess of those being generally charged by the other Lenders or (z) in the case of a refusal by a Lender to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower shall have the right, in accordance with Section 13.04(b), if no Default or Event of Default then exists or would exist after giving effect to such replacement, to replace such Lender (the "Replaced Lender") with one or more other Eligible Transferee or Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender") and each of whom shall be reasonably acceptable to the Administrative Agent or, at the option of the Borrower, to replace only (a) the Revolving Loan Commitment (and outstandings pursuant thereto) of the Replaced Lender with an identical Revolving Loan Commitment provided by the Replacement Lender or (b) in the case of a replacement as provided in Section 13.12(b) where the consent of the respective Lender is required with respect to less than all Tranches of its Loans or Commitments, the Commitments and/or outstanding Loans of such Lender in respect of each Tranche where the consent of such Lender would otherwise be individually required, with identical Commitments and/or Loans of the respective Tranche provided by the Replacement Lender; provided that:

            (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans (or, in the case of the replacement of only (a) the Revolving Loan Commitment, the Revolving Loan Commitment and outstanding Revolving Loans and participations in Letter of Credit Outstandings, (b) A Term Loans, the outstanding A Term Loans and/or (c) B Term Loans, the outstanding B Term Loans) of, and in each case (except for the replacement of only outstanding Term Loans of the respective Lender) participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans (or, in the case of the replacement of only (I) the Revolving Loan Commitment, the outstanding Revolving Loans, (II) the A Term Loans, the outstanding A Term Loans or (III) the B Term Loans, the outstanding B Term Loans) of the Replaced Lender, (B) except in the case of the replacement of only outstanding Term Loans of a Replaced Lender, an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender (but only with respect to the relevant Tranche, in the case of the replacement of less than all Tranches of Loans then held by the respective Replaced Lender) pursuant to Section 3.01, (y) except in the case of the replacement of only outstanding Term Loans of a Replaced Lender, each Letter of Credit Issuer an amount equal to such Replaced Lender's Percentage of any Unpaid Drawing relating to Letters of Credit issued by such Letter of Credit Issuer (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Lender and (z) in the case of any replacement of Revolving Loan Commitments, BTCo an amount equal to such Replaced Lender's Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Lender; and

            (ii) all obligations of the Borrower then owing to the Replaced Lender (other than those (a) specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid, but including all amounts, if any, owing under
      Section 1.11 or (b) relating to any Tranche of Loans and/or Commitments of the respective Replaced Lender which will remain outstanding after giving effect to the respective replacement) shall be paid in full to such Replaced Lender concurrently with such replacement.

            Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above, recordation of the assignment on the Register by the Administrative Agent pursuant to Section 13.17 and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrower, (x) the Replacement Lender shall become a Lender hereunder and, unless the respective Replaced Lender continues to have outstanding Term Loans or a Revolving Loan Commitment hereunder, the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.05, 4.04, 13.01 and 13.06), which shall survive as to such

Replaced Lender and (y) in the case of the replacement of a Defaulting Lender with a Non-Defaulting Lender, the Percentages of the Lenders shall be automatically adjusted at such time to give effect to such replacement.

            1.14 Limitation on Additional Amounts, etc. Notwithstanding anything to the contrary contained in Sections 1.10, 1.11, 2.05 or 4.04, unless a Lender gives notice to the Borrower that the Borrower is obligated to pay an amount under any such Section within 180 days after the later of (x) the date such Lender incurs the respective increased costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital or
(y) the date such Lender has actual knowledge of its incurrence of the respective increased costs, Taxes, loss, expense or liability, reductions in amounts received or receivable or reduction in return on capital, then such Lender shall only be entitled to be compensated for such amount by the Borrower pursuant to said Section 1.10, 1.11, 2.05 or 4.04, as the case may be, to the extent the costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs 180 days prior to such Lender giving notice to the Borrower that the Borrower is obligated to pay the respective amounts pursuant to said Section 1.10, 1.11, 2.05 or 4.04, as the case may be. This Section 1.14 shall have no applicability to any Section of this Agreement or any other Credit Document other than said Sections 1.10, 1.11, 2.05 and 4.04.

            SECTION 2. Letters of Credit.

            2.01 Letters of Credit. (a) Subject to and upon the terms and conditions set forth herein, the Borrower may request a Letter of Credit Issuer at any time and from time to time on or after the Initial Borrowing Date and prior to the tenth Business Day (or the 30th day in the case of trade Letters of Credit) preceding the Revolving Loan Maturity Date to issue, for the account of the Borrower and in support of (x) trade obligations of the Borrower or any of its Subsidiaries that arise in the ordinary course of business and/or (y) on a standby basis, L/C Supportable Obligations of the Borrower or any of its Subsidiaries to any other Person, irrevocable sight letters of credit in such form as may be approved by such Letter of Credit Issuer (each such letter of credit, a "Letter of Credit" and, collectively, the "Letters of Credit"). Notwithstanding the foregoing, no Letter of Credit Issuer shall be under any obligation to issue any Letter of Credit if at the time of such issuance:

            (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Letter of Credit Issuer from issuing such Letter of Credit or any requirement of law applicable to such Letter of Credit Issuer or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Letter of Credit Issuer shall prohibit, or request that such Letter of Credit Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Letter of Credit Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Letter of Credit Issuer is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Letter of Credit Issuer as of the date hereof and which such Letter of Credit Issuer in good faith deems material to it; or

            (ii) such Letter of Credit Issuer shall have received notice from the Borrower, any other Credit Party or the Required Lenders prior to the issuance of such Letter of Credit of the type described in clause (vi) of
      Section 2.01(b).

            (b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time, would exceed either (x) $5,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans and Swingline Loans then outstanding, the Total Revolving Loan Commitment at such time; (ii) (x) each standby Letter of Credit shall have an expiry date occurring not later than one year after such Letter of Credit's date of issuance, provided that any such Letter of Credit may be extendable for successive periods of up to one year, but not beyond the tenth Business Day preceding the Revolving Loan Maturity Date, on terms acceptable to the Letter of Credit Issuer and (y) each trade Letter of Credit shall have an expiry date occurring not later than 180 days after such Letter of Credit's date of issuance; (iii) (x) no standby Letter of Credit shall have an expiry date occurring later than the tenth Business Day preceding the Revolving Loan Maturity Date and (y) no trade Letter of Credit shall have an expiry date occurring later than 30 days prior to the Revolving Loan Maturity Date; (iv) each Letter of Credit shall be denominated in U.S. Dollars; (v) the Stated Amount of each Letter of Credit shall not be less than $100,000 or such lesser amount as is acceptable to the respective Letter of Credit Issuer; and (vi) no Letter of Credit Issuer will issue any Letter of Credit after it has received written notice from the Borrower, any other Credit Party or the Required Lenders stating that a Default or an Event of Default exists until such time as such Letter of Credit Issuer shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering the same or (y) a waiver of such Default or Event of Default by the Required Lenders.

            (c) Notwithstanding the foregoing, in the event a Lender Default exists, no Letter of Credit Issuer shall be required to issue any Letter of Credit unless the respective Letter of Credit Issuer has entered into arrangements satisfactory to it and the Borrower to eliminate such Letter of Credit Issuer's risk with respect to the participation in Letters of Credit of the Defaulting Lender or Lenders, including by cash collateralizing such Defaulting Lender's or Lenders' Percentage of the Letter of Credit Outstandings, as the case may be.

            2.02 Letter of Credit Requests. (a) Whenever the Borrower desires that a Letter of Credit be issued, the Borrower shall give the Administrative Agent and the respective Letter of Credit Issuer written notice (including by way of facsimile transmission to telecopier no. (212) 250-5817) (or such alternative telecopier number as may be provided by the Administrative Agent from time to time), immediately confirmed in writing by submission of the original of such request by mail to the Administrative Agent) thereof prior to 12:00 Noon (New York time) at least five Business Days (or such shorter period as may be acceptable to the respective Letter of Credit Issuer) prior to the proposed date of issuance (which shall be a Business Day), which written notice shall be in the form of Exhibit C (each, a "Letter of Credit Request"). Each Letter of Credit Request shall include any other documents as such Letter of Credit Issuer customarily requires in connection therewith.

            (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and it will not violate the requirements of,
Section 2.01(a). Unless the respective Letter of Credit Issuer has received notice from the Required Lenders before it issues a Letter of Credit that one or more of the applicable conditions specified in Section 5 or 6, as the case may be, are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.01(a), then such Letter of Credit Issuer may issue the requested Letter of Credit for the account of the Borrower in accordance with such Letter of Credit Issuer's usual and customary practice.

            2.03 Letter of Credit Participations. (a) Immediately upon the issuance by a Letter of Credit Issuer of any Letter of Credit, such Letter of Credit Issuer shall be deemed to have sold and transferred to each other RL Lender, and each such RL Lender (each, a "Participant") shall be deemed irrevocably and unconditionally to have purchased and received from such Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Percentage, in such Letter of Credit, each substitute Letter of Credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto (although Letter of Credit Fees shall be payable directly to the Administrative Agent for the account of the RL Lenders as provided in Section 3.01(b) and the Participants shall have no right to receive any portion of any Facing Fees with respect to such Letters of Credit) and any security therefore or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments of the RL Lenders pursuant to Section 1.13 or 13.04(b), it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings with respect thereto, there shall be an automatic adjustment to the participations pursuant to this Section 2.03 to reflect the new Percentages of the assigning and assignee Lender.

            (b) In determining whether to pay under any Letter of Credit, no Letter of Credit Issuer shall have any obligation relative to the Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Letter of Credit Issuer under or in connection with any Letter of Credit issued by it if taken or omitted in the absence of gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction), shall not create for such Letter of Credit Issuer any resulting liability.

            (c) In the event that any Letter of Credit Issuer makes any payment under any Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to the Letter of Credit Issuer pursuant to
Section 2.04(a), such Letter of Credit Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Participant of such failure, and each such Participant shall promptly and unconditionally pay to the Administrative Agent for the account of such Letter of Credit Issuer, the amount of such

Participant's Percentage of such payment in U.S. Dollars and in same day funds. If the Administrative Agent so notifies any Participant required to fund a payment under a Letter of Credit prior to 11:00 A.M. (New York time) on any Business Day, such Participant shall make available to the Administrative Agent at the Payment Office for the account of the respective Letter of Credit Issuer such Participant's Percentage of the amount of such payment on such Business Day in same day funds (and, to the extent such notice is given after 11:00 A.M. (New York time) on any Business Day, such Participant shall make such payment on the immediately following Business Day). If and to the extent such Participant shall not have so made its Percentage of the amount of such payment available to the Administrative Agent for the account of the respective Letter of Credit Issuer, such Participant agrees to pay to the Administrative Agent for the account of such Letter of Credit Issuer, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of the Letter of Credit Issuer at the overnight Federal Funds Rate. The failure of any Participant to make available to the Administrative Agent for the account of the respective Letter of Credit Issuer its Percentage of any payment under any Letter of Credit issued by it shall not relieve any other Participant of its obligation hereunder to make available to the Administrative Agent for the account of such Letter of Credit Issuer its applicable Percentage of any payment under any such Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Administrative Agent for the account of such Letter of Credit Issuer such other Participant's Percentage of any such payment.

            (d) Whenever any Letter of Credit Issuer receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of such Letter of Credit Issuer any payments from the Participants pursuant to clause (c) above, such Letter of Credit Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Participant which has paid its Percentage thereof, in U.S. Dollars and in same day funds, an amount equal to such Participant's Percentage of the principal amount thereof and interest thereon accruing after the purchase of the respective participations.

            (e) Each Letter of Credit Issuer shall, promptly after each issuance of, or amendment or modification to, a standby Letter of Credit issued by it, give the Administrative Agent, each Participant and the Borrower written notice of the issuance of, or amendment or modification to, such Letter of Credit, which, if so requested by a Participant, shall be accompanied by a copy of the standby Letter of Credit or standby Letters of Credit issued by it and each such amendment or modification thereto.

            (f) Each Letter of Credit Issuer (other than BTCo) shall deliver to the Administrative Agent, promptly on the first Business Day of each week, by facsimile transmission, the daily aggregate Stated Amount available to be drawn under the outstanding trade Letters of Credit issued by such Letter of Credit Issuer for the previous week.

            (g) The obligations of the Participants to make payments to the Administrative Agent for the account of the respective Letter of Credit Issuer with respect to Letters of Credit issued by it shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

            (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

            (ii) the existence of any claim, set-off, defense or other right which Holdings or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Letter of Credit Issuer, any Lender, or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between Holdings or any of its Subsidiaries and the beneficiary named in any such Letter of Credit);

            (iii) any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

            (v) the occurrence of any Default or Event of Default.

            2.04 Agreement to Repay Letter of Credit Drawings. (a) The Borrower hereby agrees to reimburse each Letter of Credit Issuer, by making payment to the Administrative Agent in immediately available funds at the Payment Office, for any payment or disbursement made by such Letter of Credit Issuer under any Letter of Credit issued by it (each such amount so paid or disbursed until reimbursed, an "Unpaid Drawing") no later than one Business Day following the date of such payment or disbursement, with interest on the amount so paid or disbursed by such Letter of Credit Issuer, to the extent not reimbursed prior to 1:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date such Letter of Credit Issuer is reimbursed therefor at a rate per annum which shall be the Base Rate plus the Applicable Base Rate Margin for Revolving Loans as in effect from time to time (plus an additional 2% per annum if not reimbursed by the third Business Day after the date of such payment or disbursement), such interest also to be payable on demand; provided that it is understood and agreed, however, that the notices referred to below in this clause (a) shall not be required to be given if a Default or an Event of Default under Section 10.05 shall have occurred and be continuing (in which case the Unpaid Drawings shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by each Credit Party) and shall bear interest at a rate per annum which shall be the Base Rate plus the Applicable Base Rate Margin for Revolving Loans plus 2% on and after the third Business Day following the respective Drawing). Each Letter of Credit Issuer shall provide the Borrower prompt notice of any payment or disbursement made by it under any Letter of Credit issued by it, although the failure of, or delay in, giving any such notice shall not release or diminish the obligations of the Borrower under this Section 2.04(a) or under any other Section of this Agreement.

            (b) The Borrower's obligation under this Section 2.04 to reimburse the respective Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or any of its Subsidiaries may have or have had against such Letter of Credit Issuer, the Administrative Agent or any Lender, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit issued by it to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such drawing; provided, however, that the Borrower shall not be obligated to reimburse such Letter of Credit Issuer for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer (as finally determined by a court of competent jurisdiction).

            2.05 Increased Costs. If the adoption or effectiveness after the date hereof of any applicable law, rule or regulation, order, guideline or request or any change therein after the date hereof, or any change adopted or effective after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Letter of Credit Issuer or any Participant with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency adopted or effective after the date hereof shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by such Letter of Credit Issuer or such Participant's participation therein, or (ii) impose on any Letter of Credit Issuer or any Participant any other conditions directly or indirectly affecting this Agreement, any Letter of Credit or such Participant's participation therein; and the result of any of the foregoing is to increase the cost to such Letter of Credit Issuer or such Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Letter of Credit Issuer or such Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit, then, upon written demand to the Borrower by such Letter of Credit Issuer or such Participant (a copy of which notice shall be sent by such Letter of Credit Issuer or such Participant to the Administrative Agent), accompanied by the certificate described in the last sentence of this Section 2.05, the Borrower shall, subject to Section 1.14, pay to such Letter of Credit Issuer or such Participant such additional amount or amounts as will compensate such Letter of Credit Issuer or such Participant for such increased cost or reduction. A certificate submitted to the Borrower by such Letter of Credit Issuer or such Participant, as the case may be (a copy of which certificate shall be sent by such Letter of Credit Issuer or such Participant to the Administrative Agent), setting forth the basis for the determination of such additional amount or amounts necessary to compensate such Letter of Credit Issuer or such Participant as aforesaid shall be final and conclusive and binding on the Borrower absent manifest error, although the failure to deliver any such certificate shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 2.05 upon subsequent receipt of such certificate.

            SECTION 3. Fees; Commitments.

            3.01 Fees. (a) The Borrower shall pay to the Administrative Agent, for distribution to each Non-Defaulting Lender with a Revolving Loan Commitment, a commitment fee (the "Commitment Fee") for the period from the Effective Date to but not including Revolving Loan Maturity Date (or such earlier date as the Total Revolving Loan Commitment shall have been terminated), computed at a rate per annum of 1/2 of 1% on the daily average Unutilized Revolving Loan Commitment of such Non-Defaulting Lender. Accrued Commitment Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Revolving Loan Maturity Date (or such earlier date upon which the Total Revolving Loan Commitment is terminated).

            (b) The Borrower shall pay to the Administrative Agent for pro rata distribution to each RL Lender (based on their respective Percentages), a fee in respect of each Letter of Credit (the "Letter of Credit Fee") computed at a rate per annum equal to the Applicable Eurodollar Rate Margin for Revolving Loans then in effect on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

            (c) The Borrower shall pay to each Letter of Credit Issuer a fee in respect of each Letter of Credit issued by such Letter of Credit Issuer (the "Facing Fee") computed at a rate per annum of 1/4 of 1% on the daily Stated Amount of such Letter of Credit; provided that in no event shall the annual Facing Fee with respect to each Letter of Credit be less than $500; it being agreed that (x) on the date of issuance of any Letter of Credit and on each anniversary thereof prior to the termination of such Letter of Credit, if $500 will exceed the amount of Facing Fees that will accrue with respect to such Letter of Credit for the immediately succeeding 12-month period, the full $500 shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof prior to the termination of such Letter of Credit and
(y) if on the date of the termination of any Letter of Credit, $500 actually exceeds the amount of Facing Fees paid or payable with respect to such Letter of Credit for the period beginning on the date of the issuance thereof (or if the respective Letter of Credit has been outstanding for more than one year, the date of the last anniversary of the issuance thereof occurring prior to the termination of such Letter of Credit) and ending on the date of the termination thereof, an amount equal to such excess shall be paid as additional Facing Fees with respect to such Letter of Credit on the next date upon which Facing Fees are payable in accordance with the immediately succeeding sentence. Except as provided in the immediately preceding sentence, accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

            (d) The Borrower shall pay directly to each Letter of Credit Issuer upon each issuance of, payment under, and/or amendment of, a Letter of Credit issued by such Letter of Credit Issuer such amount as shall at the time of such issuance, payment or amendment be the administrative charge which such Letter of Credit Issuer is customarily charging for issuances of, payments under or amendments of, letters of credit issued by it, plus any expenses relating to such transactions.

            (e) The Borrower shall pay to the Administrative Agent, for its own account, such fees as may be agreed to in writing from time to time between the Borrower and the Administrative Agent, when and as due.

            (f) All computations of Fees shall be made in accordance with
Section 13.07(b).

            3.02 Voluntary Termination or Reduction of Total Unutilized Revolving Loan Commitment. (a) Upon at least three Business Days' prior notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, without premium or penalty, to terminate or partially reduce the Total Unutilized Revolving Loan Commitment, provided that
(x) any such termination or partial reduction shall apply to proportionately and permanently reduce the Revolving Loan Commitment of each of the RL Lenders, (y) any partial reduction pursuant to this Section 3.02(a) shall be in integral multiples of $1,000,000 and (z) the reduction to the Total Unutilized Revolving Loan Commitment shall in no case be in an amount which would cause the Revolving Loan Commitment of any RL Lender to be reduced (as required by the preceding clause (x)) by an amount which exceeds the remainder of (A) the Unutilized Revolving Loan Commitment of such RL Lender as in effect immediately before giving effect to such reduction minus (B) such RL Lender's Percentage of the aggregate principal amount of Swingline Loans then outstanding.

            (b) In the event of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower shall have the right, subject to obtaining the consents required by Section 13.12(b), upon five Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), to terminate the entire Revolving Loan Commitment of such Lender, so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Lender (including all amounts, if any, owing pursuant to Section
1.11 but excluding amounts owing in respect of Term Loans maintained by such Lender, if such Term Loans are not being repaid pursuant to Section 13.12(b)) are repaid concurrently with the effectiveness of such termination (at which time Annex I shall be deemed modified to reflect such changed amounts) and at such time, unless the respective Lender continues to have outstanding Term Loans hereunder, such Lender shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.05, 4.04, 13.01 and 13.06), which shall survive as to such repaid Lender.

            3.03 Mandatory Reduction of Commitments. (a) The Total Commitment (and each Commitment of each Lender) shall terminate in its entirety on December 31, 1998 (or such earlier date as the Borrower shall have notified the Administrative Agent in writing that it has terminated discussions regarding the Recapitalization) unless the Initial Borrowing Date has occurred on or before such date.

            (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total A Term Loan Commitment (and the A Term Loan Commitment of each Lender) shall terminate in its entirety on the Initial Borrowing Date (after giving effect to the incurrence of A Term Loans on such date).

            (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total B Term Loan Commitment (and the B Term Loan Commitment of each Lender) shall terminate in its entirety on the Initial Borrowing Date (after giving effect to the incurrence of B Term Loans on such date).

            (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each RL Lender) shall terminate in its entirety on the earlier of (x) the date on which a Change of Control occurs and (y) the Revolving Loan Maturity Date.

            (e) (i) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date after the Initial Borrowing Date upon which a mandatory prepayment of Term Loans pursuant to Section 4.02(d),
(e), (f), (g) or (h) is required (and exceeds in amount the aggregate principal amount of Term Loans then outstanding) or would be required if Term Loans were then outstanding, the Total Revolving Loan Commitment shall be permanently reduced by the amount, if any, by which the amount required to be applied pursuant to said Section (determined as if an unlimited amount of Term Loans were actually outstanding) exceeds the aggregate principal amount of Term Loans then outstanding.

            (ii) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date after the Initial Borrowing Date upon which a mandatory prepayment of Term Loans is required and one or more Lenders holding outstanding Tranche B Term Loans have waived their right to receive all or a portion of such prepayment in respect of such Tranche B Term Loans pursuant to Section 4.02(l), the Total Revolving Loan Commitment shall be permanently reduced by the amount, if any, by which the aggregate amount so waived exceeds the aggregate outstanding principal amount of Tranche A Term Loans.

            (f) Each reduction to the Total Revolving Loan Commitment pursuant to this Section 3.03 shall be applied proportionately to reduce the Revolving Loan Commitment of each RL Lender.

            SECTION 4. Payments.

            4.01 Voluntary Prepayments. (a) The Borrower shall have the right to prepay the Loans, and the right to allocate such prepayments to Revolving Loans, Swingline Loans and/or Term Loans as the Borrower elects, in whole or in part, without premium or penalty except as otherwise provided in Section 1.11, from time to time on the following terms and conditions:

            (i) the Borrower shall give the Administrative Agent at the Notice Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, whether such Loans are Term Loans, Revolving Loans or Swingline Loans, the amount of such prepayment, the Type of Loans to be repaid and (in the case of Eurodollar Loans) the specific Borrowing(s) pursuant to which made, which notice shall be given by the Borrower prior to 12:00 Noon (New York time) (x) at least one Business Day prior to the date of such prepayment in the case of Base Rate Loans, (y) on the date of such prepayment in the case of Swingline Loans and (z) at least three Business Days prior to the date of such prepayment in the case of Eurodollar Loans, which notice shall, except in the case of Swingline Loans, promptly be transmitted by the Administrative Agent to each of the Lenders;

            (ii) each prepayment (other than prepayments in full of (x) all outstanding Base Rate Loans or (y) any outstanding Borrowing of Eurodollar Loans) shall be in an aggregate principal amount of at least (x) $500,000, in the case of Term Loans and Revolving Loans and (y) $100,000, in the case of Swingline Loans and, in each case, if greater, in integral multiples of $100,000, provided that no partial prepayment of Eurodollar Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of the Eurodollar Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto;

            (iii) at the time of any prepayment of Eurodollar Loans pursuant to this Section 4.01(a) on any date other than the last day of the Interest Period applicable thereto, the Borrower shall pay the amounts required pursuant to Section 1.11;

            (iv) each voluntary prepayment of Term Loans pursuant to this
      Section 4.01(a) shall be applied to the A Term Loans and, subject to the provisions of Section 4.02(l), the B Term Loans on a pro rata basis (based upon the then outstanding principal amount of A Term Loans and B Term Loans);

            (v) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans, provided that at the Borrower's election in connection with any prepayment of Revolving Loans pursuant to this Section 4.01(a), such prepayment shall not, so long as no Default or Event of Default then exists, be applied to any Revolving Loans of a Defaulting Lender; and

            (vi) each prepayment of principal of any Tranche of Term Loans pursuant to this Section 4.01(a) shall be applied to reduce the then remaining Scheduled Repayments of such Tranche on a pro rata basis (based upon the then remaining amount of each such Scheduled Repayment after giving affect to all prior reductions thereto).

            (b) In the event of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders (and to the extent) as provided in Section 13.12(b), the Borrower shall have the right, upon five Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), to repay all Loans of such Lender (including all amounts, if any, owing pursuant to Section 1.11), together with accrued and unpaid interest, Fees and all other amounts then owing to such Lender (or owing to such Lender with respect to the Tranche which gave rise to the need to obtain such Lender's individual consent) in accordance with said Section 13.12(b), so long as (A) in the case of the repayment of Revolving Loans of any Lender pursuant to this clause (b), the Revolving Loan Commitment of such Lender is terminated concurrently with such repayment pursuant to Section 3.02(b) (at which time Annex I shall be deemed modified to reflect the changed Revolving Loan Commitments), and (B) the consents required by Section 13.12(b) in connection with the repayment pursuant to this clause (b) shall have been obtained.

            4.02 Mandatory Repayments and Commitment Reductions. (a) If on any date the sum of (i) the aggregate outstanding principal amount of Revolving Loans and Swingline Loans (after giving effect to all other repayments thereof on such date) and (ii) the Letter of Credit Outstandings on such date exceeds the Total Revolving Loan Commitment as then in effect, the Borrower shall repay on such date the principal of Swingline Loans, and if no Swingline Loans are or remain outstanding, Revolving Loans in an aggregate amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, the aggregate amount of Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment as then in effect, the Borrower shall pay to the Administrative Agent on such date an amount in cash and/or Cash Equivalents equal to such excess (up to the aggregate amount of Letter of Credit Outstandings at such time) and the Administrative Agent shall hold such payment as security for the obligations of the Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance satisfactory to the Administrative Agent.

            (b) In addition to any other mandatory repayments pursuant to this
Section 4.02, on each date set forth below, the Borrower shall be required to repay that principal amount of A Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01(a) and 4.02(i), a "Tranche A Scheduled Repayment"):

Tranche A Scheduled Repayment Date                        Amount
----------------------------------                        ------
      August 15, 1999                                  $3,000,000
      November 15, 1999                                $1,250,000
      February 15, 2000                                $1,250,000
      May 15, 2000                                     $1,250,000
      August 15, 2000                                  $1,250,000
      November 15, 2000                                $1,875,000
      February 15, 2001                                $1,875,000
      May 15, 2001                                     $1,875,000
      August 15, 2001                                  $1,875,000
      November 15, 2001                                $1,875,000
      February 15, 2002                                $1,875,000


      May 15, 2002                                     $1,875,000
      August 15, 2002                                  $1,875,000
      November 15, 2002                                $2,500,000
      February 15, 2003                                $2,500,000
      May 15, 2003                                     $2,500,000
      August 15, 2003                                  $2,500,000
      November 15, 2003                                $2,400,000
      February 15, 2004                                $2,400,000
      May 15, 2004                                     $2,400,000
      August 15, 2004                                  $2,400,000
      A Term Loan Maturity Date                        $2,400,000

            (c) In addition to any other mandatory repayments pursuant to this
Section 4.02, on each date set forth below, the Borrower shall be required to repay that principal amount of B Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01(a) and 4.02(i), a "Tranche B Scheduled Repayment" and, together with the Tranche A Scheduled Repayments, each a "Scheduled Repayment"):

Tranche B Scheduled Repayment Date                      Amount
----------------------------------                      ------
      August 15, 1999                                  $225,000
      November 15, 1999                                $225,000
      February 15, 2000                                $112,500
      May 15, 2000                                     $112,500
      August 15,  2000                                 $112,500
      November 15, 2000                                $112,500
      February 15, 2001                                $112,500
      May 15, 2001                                     $112,500
      August 15, 2001                                  $112,500
      November 15, 2001                                $112,500
      February 15, 2002                                $112,500
      May 15, 2002                                     $112,500
      August 15, 2002                                  $112,500
      November 15, 2002                                $112,500
      February 15, 2003                                $112,500
      May 15, 2003                                     $112,500
      August 15, 2003                                  $112,500
      November 15, 2003                                $112,500
      February 15, 2004                                $112,500
      May 15, 2004                                     $112,500
      August 15, 2004                                  $112,500
      November 15, 2004                                $112,500


Tranche B Scheduled Repayment Date                      Amount
----------------------------------                      ------
      February 15, 2005                                $7,050,000
      May 15, 2005                                     $7,050,000
      August 15, 2005                                  $7,050,000
      November 15, 2005                                $7,050,000
      February 15, 2006                                $7,050,000
      B Term Loan Maturity Date                        $7,050,000

            (d) In addition to any other mandatory repayments pursuant to this
Section 4.02, on each date on or after the Initial Borrowing Date on which Holdings or any of its Subsidiaries receives Net Sale Proceeds from any Asset Sale, an amount equal to 100% of the Net Sale Proceeds from such Asset Sale shall be applied as a mandatory repayment of outstanding Term Loans in accordance with the requirements of Sections 4.02(i) and (j); provided that (i) during any fiscal year of the Borrower up to $1,000,000 in aggregate Net Sale Proceeds received during such fiscal year may be retained by Holdings and its Subsidiaries without giving rise to a mandatory repayment so long as no Default or Event of Default exists at the time such Net Sale Proceeds are received and an Authorized Officer of the Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such Net Sale Proceeds shall be used to purchase assets used or to be used in the businesses permitted pursuant to Section 9.01 (including, without limitation (but only to the extent permitted by Section 9.02), the purchase of the capital stock of a Person engaged in such businesses) within one year following the date of receipt of such Net Sale Proceeds from such Asset Sale (which certificate shall set forth the estimates of the proceeds to be so expended) and (ii) if all or any portion of such Net Sale Proceeds not required to be so applied to the outstanding Term Loans are not so used within such one year period, such remaining portion shall be applied on the last day of such period (or such earlier date, if any, as the Board of Directors of Holdings or such Subsidiary, as the case may be, determines not to reinvest the Net Sale Proceeds relating to such Asset Sale as set forth above) as a mandatory repayment of outstanding Term Loans as provided above.

            (e) In addition to any other mandatory repayments pursuant to this
Section 4.02, on each date on or after the Initial Borrowing Date on which Holdings or any of its Subsidiaries receives any cash proceeds from any incurrence of Indebtedness (other than Indebtedness permitted to be incurred pursuant to Section 9.04 as in effect on the Effective Date) by Holdings or any of its Subsidiaries, an amount equal to 100% of the cash proceeds (net of all underwriting discounts, fees and commissions and other costs and expenses associated therewith) of the respective incurrence of Indebtedness shall be applied as a mandatory repayment of outstanding Term Loans in accordance with the requirements of Sections 4.02(i) and (j).

            (f) In addition to any other mandatory repayments pursuant to this
Section 4.02, on each date on or after the Initial Borrowing Date on which Holdings or any of its Subsidiaries receives any cash proceeds from any sale or issuance of preferred or common equity (including from the sale or issuance of options, warrants or rights to purchase any such equity) of

(or cash capital contributions to) Holdings or any of its Subsidiaries (other than proceeds received from (i) the Equity Financing, (ii) equity contributions to any Subsidiary of Holdings made by Holdings or any other Subsidiary of Holdings, (iii) the sale or issuance by Holdings of shares of its common stock (including as a result of the exercise of any options or warrants with regard thereto), or options or warrants purchase shares of its common stock, to any employee, officer or director of Holdings or any of its Subsidiaries in an aggregate amount not to exceed $2,000,000 in any fiscal year of Holdings and
(iv) equity issuances to, and/or capital contributions from, Odyssey and its Affiliates, management shareholders of Holdings and other existing shareholders of Holdings as of the Initial Borrowing Date in an aggregate amount for all such Persons not to exceed $50,000,000, the proceeds of which (in each case) are used to fund all or a portion of the purchase price for a Permitted Acquisition), an amount equal to 100% of such cash proceeds (net of all underwriting discounts, fees and commissions and other costs and expenses associated therewith) of the respective equity issuance or capital contribution shall be applied as a mandatory repayment of outstanding Terms Loan in accordance with the requirements of Sections 4.02(i) and (j).

            (g) In addition to any other mandatory repayments pursuant to this
Section 4.02, within 10 days following each date on or after the Initial Borrowing Date on which Holdings or any of its Subsidiaries receives any cash proceeds from any Recovery Event (other than cash proceeds from Recovery Events in an amount less than $100,000 per Recovery Event), an amount equal to 100% of the cash proceeds from such Recovery Event (net of reasonable costs including, without limitation, legal costs and expenses, and taxes incurred in connection with such Recovery Event) shall be applied as a mandatory repayment of outstanding Term Loans in accordance with the requirements of Sections 4.02(i) and (j); provided that (x) so long as no Default or Event of Default then exists and such proceeds do not exceed $2,000,000, such proceeds shall not be required to be so applied on such date to the extent that an Authorized Officer of the Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such proceeds shall be used or shall be committed to be used to replace or restore any properties or assets in respect of which such proceeds were paid within one year following the date of such Recovery Event (which certificate shall set forth the estimates of the proceeds to be so expended) and (y) so long as no Default or Event of Default then exists and if
(i) the amount of such proceeds exceeds $2,000,000, (ii) the amount of such proceeds, together with other cash available to the Borrower and its Subsidiaries and permitted to be spent by them on Capital Expenditures during the relevant period pursuant to Section 9.08, equals at least 100% of the cost of replacement or restoration of the properties or assets in respect of which such proceeds were paid as determined by the Borrower and as supported by such estimates or bids from contractors or subcontractors or such other supporting information as the Administrative Agent may reasonably request, (iii) an Authorized Officer of the Borrower has delivered to the Administrative Agent a certificate on or prior to the date the application would otherwise be required pursuant to this Section 4.02(g) in the form described in clause (x) above and also certifying its determination as required by preceding clause (ii) and certifying the sufficiency of business interruption insurance as required by succeeding clause (iv), and (iv) an Authorized Officer of the Borrower has delivered to the Administrative Agent such evidence as the Administrative Agent may reasonably request in form and substance reasonably satisfactory to the Administrative Agent establishing that the Borrower has sufficient business interruption insurance and that the Borrower will receive payment thereunder in such amounts and at such times as are necessary to satisfy all obligations and expenses of the Borrower (including, without limitation, all debt service requirements, including pursuant to this Agreement), without any delay or extension thereof, for the period from the date of the respective casualty, condemnation or other event giving rise to the Recovery Event and continuing through the completion of the replacement or restoration of respective properties or assets, then the entire amount of the proceeds of such Recovery Event and not just the portion in excess of $2,000,000 shall be deposited with the Administrative Agent pursuant to a cash collateral arrangement reasonably satisfactory to the Administrative Agent whereby such proceeds shall be disbursed to the Borrower from time to time as needed to pay actual costs incurred by it or its applicable subsidiary in connection with the replacement or restoration of the respective properties or assets (pursuant to such certification requirements as may be established by the Administrative Agent), provided further, that at any time while an Event of Default has occurred and is continuing, the Required Lenders may direct the Administrative Agent (in which case the Administrative Agent shall, and is hereby authorized by the Borrower to, follow said directions) to apply any or all proceeds then on deposit in such collateral account to the repayment of Obligations hereunder, and provided further, that if all or any portion of such proceeds not required to be applied as a mandatory repayment pursuant to the second preceding proviso (whether pursuant to clause (x) or (y) thereof) are either (A) not so used or committed to be so used within one year after the date of the respective Recovery Event or (B) if committed to be used within one year after the date of receipt of such net proceeds and not so used within 18 months after the date of respective Recovery Event then, in either such case, such remaining portion not used or committed to be used in the case of preceding clause (A) and not used in the case of preceding clause (B) shall be applied on the date which is the first anniversary of the date of the respective Recovery Event in the case of clause
(A) above or the date occurring 18 months after the date of the respective Recovery Event in the case of clause (B) above (or, in either case, such earlier date, if any, as the Board of Directors of Holdings or such Subsidiary, as the case may be, determines not to reinvest the net proceeds relating to such Recovery Event as set forth above) as a mandatory repayment of outstanding Terms Loans in accordance with the requirements of Sections 4.02(i) and (j).

            (h) In addition to any other mandatory repayments pursuant to this
Section 4.02, on each Excess Cash Flow Payment Date, an amount equal to 50% of the Excess Cash Flow for the relevant Excess Cash Flow Payment Period shall be applied as a mandatory repayment of outstanding Term Loans in accordance with the requirements of Sections 4.02(i) and (j).

            (i) Each amount required to be applied to Term Loans pursuant to Sections 4.02 (d), (e), (f), (g) and (h) shall be applied pro rata to each Tranche of Term Loans (subject to the provisions of Section 4.02(l) with respect to the B Term Loans) based upon the then outstanding principal amount of Tranche A Term Loans and Tranche B Term Loans. The amount of each principal repayment of Term Loans made as required by Sections 4.02(d), (e), (f), (g) and (h), after giving effect to adjustments pursuant to Section 4.02(l), shall be applied to reduce the then remaining Scheduled Repayments of the respective Tranche pro rata based upon the then remaining principal amounts of the Scheduled Repayments of the respective Tranche after giving effect to all prior reductions thereto.

            (j) With respect to each repayment of Loans required by this Section 4.02, the Borrower may designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings of the respective Tranche pursuant to which made, provided that: (i) repayments of Eurodollar Loans pursuant to this Section 4.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans of the respective Tranche with Interest Periods ending on such date of required repayment and all Base Rate Loans of the respective Tranche have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; and (iii) each repayment of any Tranche of Loans made pursuant to a Borrowing shall be applied pro rata among such Tranche of Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11.

            (k) Notwithstanding anything to the contrary contained elsewhere in this Agreement, (i) all then outstanding Loans shall be repaid in full on the respective Maturity Date for such Loans and (ii) all outstanding Loans shall be repaid in full upon the occurrence of a Change of Control.

            (l) Notwithstanding anything to the contrary contained in Section 4.01(a) or above in this Section 4.02, with respect to any mandatory repayments of B Term Loans (excluding Tranche B Scheduled Repayments and repayments pursuant to Section 4.02(k)) otherwise required above pursuant to this Section 4.02, and with respect to that portion of any voluntary repayment of Term Loans pursuant to Section 4.01(a) which, in accordance with the provisions of clause
(iv) thereof is required to be applied to B Term Loans, if on or prior to the date the respective mandatory repayment is otherwise required to be made pursuant to this Section 4.02 or on or prior to the date of the respective voluntary repayment pursuant to Section 4.01(a), the Borrower has given the Administrative Agent written notification that the Borrower has elected to give each Lender with a B Term Loan the right to waive such Bank's rights to receive such repayment (the "Waivable Mandatory Repayment"), the Administrative Agent shall notify such Lenders of such receipt and the amount of the repayment to be applied to each such Lender's B Term Loans. In the event any such Lender with a B Term Loan desires to waive such Lender's right to receive any such Waivable Mandatory Repayment in whole or in part, such Lender shall so advise the Administrative Agent no later than 5:00 P.M. (New York time) three Business Days after the date of such notice from the Administrative Agent which notice shall also include the amount the Lender desires to receive. If the Lender does not reply to the Administrative Agent within such three Business Day period, it will be deemed acceptance of the total payment. If the Lender does not specify an amount it wishes to receive, it will be deemed acceptance of 100% of the total payment. In the event that any such Lender waives such Lender's right to any such Waivable Mandatory Repayment, the Administrative Agent shall apply 100% of the amount so waived by such Lenders to (x) prepay the A Term Loans (i) in the case of a repayment pursuant to Section 4.01(a), in accordance with Section 4.01(a) (exclusive of clause (iv) thereof) or (ii) in the case of a repayment pursuant to Section 4.02, in accordance with Sections 4.02(i) and (j) and (y) to the extent in excess of the amount to be applied pursuant to preceding clause (x)(ii), as provided in Section 3.03(e)(ii) (as if no Terms Loans were then outstanding). If the Borrower elects to give the notice described above in this Section 4.02(l) with respect to any voluntary or mandatory repayment, the amount of the respective Waivable Mandatory Repayment shall be deposited with the Administrative Agent on the date the voluntary repayment is otherwise made pursuant to Section 4.01(a) or the date the mandatory repayment would otherwise be required pursuant to the relevant provisions of this Section 4.02, as the case may be (and held by the Administrative Agent as cash collateral for the B Term Loans and, but only to the extent Lenders with B Term Loans waive their right to receive their share of the Waivable Mandatory Repayment, for the benefit of the A Term Loans in a cash collateral account which shall permit the investment thereof in Cash Equivalents reasonably satisfactory to the Administrative Agent until the proceeds are applied to the applicable Loans) and the respective repayment shall not be required to be made until the fifth Business Day occurring after the date the respective repayment would otherwise have been required to be made. Notwithstanding anything to the contrary contained above, (i) if one or more Lenders waives its right to receive all or any part of any Waivable Mandatory Repayment, but less than all the Lenders holding B Term Loans waive in full their right to receive 100% of the total payment otherwise required with respect to the Tranche B Term Loans, then of the amount actually applied to the repayment of B Term Loans of Lenders which have waived in part, but not in full, their right to receive 100% of such repayment, such amount shall be applied to each then outstanding Borrowing of B Term Loans on a pro rata basis (so that each Lender holding B Term Loans shall, after giving effect to the application of the respective repayment, maintain the same percentage (as determined for such Lender, but not the same percentage as the other Lenders hold and not the same percentage held by such Lender prior to repayment) of each Borrowing of B Term Loans which remains outstanding after giving effect to such application),
(ii) the Borrower's option pursuant to this Section 4.02(l) with respect to a voluntary prepayment pursuant to Section 4.01(a) shall only be applicable so long as any A Term Loans are outstanding and (iii) the Borrower's option pursuant to this Section 4.02(l) with respect to any mandatory repayment shall only be applicable so long as A Term Loans are outstanding or the Total Revolving Loan Commitment is in effect.

            4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the ratable account of the Lender or Lenders entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in immediately available funds and in U.S. Dollars at the Payment Office. Any payments under this Agreement or under any Note which are made later than 12:00 Noon (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

            4.04 Net Payments. (a) All payments made by the Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Sec-tion 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such nonexcluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees, subject to Section 1.14, to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees, subject to Section 1.14, to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

            (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 13.04(b) (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Lender's entitlement as of such date to a complete exemption from United

States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 (or successor forms) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms), or Form W-8 (or successor forms) and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) if (I) such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this
Section 4.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 13.04(b), the Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes that are effective after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes (or, if later, the date such Lender became party to this Agreement).

            SECTION 5. Conditions Precedent. The obligation of each Lender to make each Loan to the Borrower hereunder, and the obligation of the Letter of Credit Issuer to issue each Letter of Credit hereunder, in either case on the Initial Borrowing Date is subject, at the time of the making of such Loans or the issuance of such Letters of Credit to the satisfaction of the following conditions:

            5.01 Execution of Agreement; Notes. On or prior to the Initial Borrowing Date, (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Administrative Agent for the account of each Lender that has requested same the appropriate A

Term Note, B Term Note and/or Revolving Note and to BTCo to the extent that BTCo has requested same the Swingline Note, in each case executed by the Borrower and in the amount, maturity and as otherwise provided herein.

            5.02 Officer's Certificate. On the Initial Borrowing Date, the Administrative Agent shall have received a certificate dated such date signed by an Authorized Officer of the Borrower stating that all of the applicable conditions set forth in Sections 5.05 through 5.10, inclusive and Section 6.01 have been satisfied on such date.

            5.03 Opinions of Counsel. On the Initial Borrowing Date, the Administrative Agent shall have received an opinion, addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Initial Borrowing Date, from Latham & Watkins, special counsel to the Credit Parties, which opinion shall cover the matters contained in Exhibit E and such other matters incident to the transactions contemplated herein as the Agents may reasonably request.

            5.04 Corporate Documents; Proceedings. (a) On the Initial Borrowing Date, the Administrative Agent shall have received from each Credit Party a certificate, dated the Initial Borrowing Date, signed by the chairman, a vice-chairman, the president or any vice-president of such Credit Party, and attested to by the secretary or any assistant secretary of such Credit Party, in the form of Exhibit F with appropriate insertions, together with copies of the certificate of incorporation and by-laws of such Credit Party (or equivalent organizational documents) and the resolutions of such Credit Party referred to in such certificate and all of the foregoing (including each such certificate of incorporation and by-laws (or equivalent organizational documents)) shall be reasonably satisfactory to the Agents.

            (b) On the Initial Borrowing Date, all corporate, partnership, limited liability company and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall be reasonably satisfactory in form and substance to the Agents, and the Administrative Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates, bring-down certificates and any other records of corporate proceedings and governmental approvals, if any, which the Agents reasonably may have requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities.

            (c) On the Initial Borrowing Date and after giving effect to the Transaction, the corporate and capital structure (including, without limitation, the terms of any capital stock, options, warrants or other securities issued by Holdings or any of its Subsidiaries) of Holdings and each of its Subsidiaries shall be in form and substance reasonably satisfactory to the Agents, and the management of Holdings and its Subsidiaries shall be reasonably satisfactory to the Agents.

            5.05 Adverse Change, etc. On or prior to the Initial Borrowing Date, nothing shall have occurred since September 30, 1998 (and neither the Lenders nor the Agents shall have become aware of any facts or conditions not previously known) which the Required Lenders or the Agents shall determine has had, or could reasonably be expected to have, (i) a Material Adverse Effect or (ii) a material adverse effect on the Transaction.

            5.06 Litigation. On the Initial Borrowing Date, there shall be no actions, suits, proceedings or investigations pending or threatened which the Agents or the Required Lenders shall determine could reasonably be expected to
(i) have a Material Adverse Effect or (ii) have a material adverse effect on the Transaction.

            5.07 Approvals. On or prior to the Initial Borrowing Date, (i) all necessary and material governmental (domestic and foreign), regulatory and third party approvals and/or consents in connection with the Credit Documents, the other Transaction Documents, the Transaction and otherwise referred to herein or therein shall have been obtained and remain in full force and effect and (ii) all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the Transaction, the making of the Loans, the issuance of Letters of Credit and the transactions contemplated by the Transaction Documents or otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon, or materially delaying, or making economically unfeasible, the consummation of the Transaction or the making of the Loans, the issuance of Letters of Credit or the transactions contemplated by the Transaction Documents.

            5.08 Consummation of the Recapitalization. On or prior to the Initial Borrowing Date, there shall have been delivered to the Administrative Agent true and correct copies of the Recapitalization Documents, with those Recapitalization Documents which were executed on August 3, 1998 and November 9, 1998 to be in the form so executed with any changes thereto or waivers of the terms therein to be reasonably satisfactory to the Agents and the Required Lenders, and with all other Recapitalization Documents to be in form and substance reasonably satisfactory to the Agents and the Required Lenders. All conditions precedent to the consummation of the Recapitalization as set forth in the Recapitalization Documents shall have been satisfied, and not waived unless consented to by the Agents and the Required Lenders (which consent shall not be unreasonably withheld or delayed), to the reasonable satisfaction of the Agents and the Required Lenders. The Recapitalization shall have been consummated in all material respects in accordance with the terms and conditions of the Recapitalization Documents and all applicable laws.

            5.09 Refinancing. (a) On the Initial Borrowing Date, the commitments under the Indebtedness to be Refinanced shall have been terminated, all loans outstanding thereunder shall have been repaid in full, together with all accrued and unpaid interest thereon, all accrued and unpaid fees thereon shall have been paid in full, all letters of credit issued thereunder shall have been terminated and all other amounts owing pursuant to the Indebtedness to be Refinanced shall have been repaid in full.

            (b) On the Initial Borrowing Date, all security interests in respect of, and Liens securing, obligations under the Indebtedness to be Refinanced shall have been terminated and released to the satisfaction of the Agents, and the Administrative Agent shall have received all such releases as may have been requested by the Agents, which releases shall be in form and substance reasonably satisfactory to the Agents. Without limiting the foregoing, there shall have been delivered (i) proper termination statements (Form UCC-3 or the appropriate equivalent) for filing under the UCC of each jurisdiction where a financing statement Form UCC-1 or equivalent was filed with respect to Holdings or any of its Subsidiaries in connection with the security interests created pursuant to the Indebtedness to be Refinanced and the documentation related thereto, (ii) termination or reassignment of any security interest in, or Lien on, any patents, trademarks, copyrights or similar interests of Holdings or any of its Subsidiaries on which filings have been made to secure obligations under the Indebtedness to be Refinanced and (iii) terminations of all mortgages, leasehold mortgages and deeds of trusts created with respect to property of Holdings or any of its Subsidiaries to secure the obligations under the Indebtedness to be Refinanced, all of which shall be in form and substance reasonably satisfactory to the Agents.

            5.10 Consummation of the Equity Financing; Note Issuances; etc. (a) On the Initial Borrowing Date, (i) Holdings shall have received gross cash proceeds of at least $100,200,000 in connection with the Equity Financing, (ii) certain existing shareholders of Holdings shall have rolled-over and retained their equity (including options) in Holdings with an aggregate value of no more than $30,300,000 (it being understood that the sum of the amounts referred to in preceding clause (i) and in this clause (ii) shall be at least $130,500,000) and
(iii) Holdings shall have used the entire amount of such gross cash proceeds to make payments owing in connection with the Transaction prior to utilizing any proceeds of Loans for such purpose. All of the terms and conditions of the Equity Financing Documents shall be reasonably satisfactory to the Agents and the Required Lenders, and all conditions precedent to the consummation of the Equity Financing as set forth in the Equity Financing Documents shall have been satisfied (and not waived, unless consented to by the Agents and the Required Lenders (which consent shall not be unreasonably withheld or delayed)), to the reasonable satisfaction of the Agents and the Required Lenders. The Equity Financing shall have been consummated in all material respects in accordance with the terms and conditions of the Equity Financing Documents and all applicable laws.

            (b) On the Initial Borrowing Date, (i) the Borrower shall have received gross cash proceeds of $125,000,000 from the issuance by it of a like principal amount of the Senior Subordinated Notes and (ii) the Borrower shall have used the entire amount of such cash proceeds to make payments owing in connection with the Transaction prior to utilizing any proceeds of Loans for such purpose. All of the terms and conditions of the Senior Subordinated Note Documents shall be reasonably satisfactory to the Agents and the Required Lenders, and all conditions precedent to the issuance of the Senior Subordinated Notes as set forth in the Senior Subordinated Note Documents shall have been satisfied (and not waived, unless consented to by the Agents and the Required Lenders (which consent shall not be unreasonably withheld or delayed)), to the reasonable satisfaction of the Agents and the Required Lenders. The issuance of the Senior Subordinated Notes shall have been consummated in all material respects in accord-ance with the terms and conditions of the Senior Subordinated Note Documents and all applicable laws.

            (c) On the Initial Borrowing Date, Holdings shall have issued the Seller Subordinated Notes in the aggregate principal amount of $20,000,000. All of the terms and conditions of the Seller Subordinated Note Documents shall be reasonably satisfactory to the Agents and the Required Lenders.

            (d) On the Initial Borrowing Date (but before giving effect to any component of the Transaction), the Borrower and its Subsidiaries shall have cash on hand of at least $20,000,000, and the Borrower shall have used such cash to make payments owing in connection with the Transaction prior to using any proceeds of Loans for such purpose.

            5.11 Pledge Agreement; Security Agreement; etc. (a) On the Initial Borrowing Date, each Credit Party shall have duly authorized, executed and delivered the Pledge Agreement in the form of Exhibit G (as amended, modified or supplemented from time to time in accordance with the terms thereof and hereof, the "Pledge Agreement") and shall have delivered to the Collateral Agent, as pledgee thereunder, all of the Securities referred to (and as defined) therein, endorsed in blank in the case of promissory notes or accompanied by executed and undated stock powers in the case of capital stock, along with evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by the Pledge Agreement have been taken and the Pledge Agreement shall be in full force and effect.

            (b) On the Initial Borrowing Date, each Credit Party shall have duly authorized, executed and delivered the Security Agreement in the form of Exhibit H (as amended, modified or supplemented from time to time in accordance with the terms thereof and hereof, the "Security Agreement") covering all of the Security Agreement Collateral of such Credit Party, together with:

            (i) executed copies of Financing Statements (Form UCC-1) or appropriate local equivalent in appropriate form for filing under the UCC or appropriate local equivalent of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement;

            (ii) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, each of a recent date listing all effective financing statements that name Holdings or any of its Subsidiaries as debtor and that are filed in the jurisdictions referred to in clause (i) above, together with copies of such financing statements that name Holdings or any of its Subsidiaries as debtor (none of which shall cover the Collateral except (x) those with respect to which appropriate termination statements executed by the secured lender thereunder have been delivered to the Administrative Agent and (y) to the extent evidencing Permitted Liens);

            (iii) evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by the Security Agreement; and

            (iv) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by the Security Agreement have been taken;

and the Security Agreement shall be in full force and effect.

            5.12 Subsidiaries Guaranty. On the Initial Borrowing Date, each Subsidiary Guarantor shall have duly authorized, executed and delivered the Subsidiaries Guaranty in the form of Exhibit I (as amended, modified or supplemented from time to time in accordance with the terms thereof and hereof, the "Subsidiaries Guaranty"), and the Subsidiaries Guaranty shall be in full force and effect.

            5.13 Employee Benefit Plans; Shareholders' Agreements; Management Agreements; Employment Agreements; Collective Bargaining Agreements; Existing Indebtedness Agreements; Tax Allocation Agreements. On or prior to the Initial Borrowing Date, there shall have been delivered to the Administrative Agent true and correct copies, certified as true and complete by an Authorized Officer of the Holdings of:

            (i) all Plans and Multiemployer Plans (and for each Plan or Multiemployer Plan that is required to file an annual report on Internal Revenue Service Form 5500, a copy of the most recent such report (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information), and for each Plan that is a "single-employer plan," as defined in Section 4001(a)(15) of ERISA, the most recently prepared actuarial valuation therefor) and any other "employee benefit plans," as defined in Section 3(3) of ERISA, and any other material agreements, plans or arrangements, with or for the benefit of current or former employees of Holdings or any of its Subsidiaries or any ERISA Affiliate (provided that the foregoing shall apply in the case of any Multiemployer Plan only to the extent that any document described therein is in the possession of Holdings or any Subsidiary of Holdings or any ERISA Affiliate or reasonably available thereto from the sponsor or trustee of any such plan) (collectively, the "Employee Benefit Plans");

            (ii) all agreements (including, without limitation, shareholders' agreements, stockholders' agreements, subscription agreements and registration rights agreements) entered into by Holdings or any of its Subsidiaries governing the terms and relative rights of its capital stock and any agreements entered into by shareholders relating to any such entity with respect to its capital stock, in each case, that are to remain in effect after giving effect to the consummation of the Transaction (collectively, the "Shareholders' Agreements");

            (iii) all material agreements with members of, or with respect to, the management of Holdings or any of its Subsidiaries (other than Employment Agreements) that are to remain in effect after giving effect to the consummation of the Transaction (collectively, the "Management Agreements");

            (iv) any material employment agreements entered into by Holdings or any of its Subsidiaries (collectively, the Employment Agreements");

            (v) all collective bargaining agreements applying or relating to any employee of Holdings or any of its Subsidiaries that are to remain in effect after giving effect to the consummation of the Transaction (collectively, the "Collective Bargaining Agreements");

            (vi) all agreements evidencing or relating to Existing Indebtedness of Holdings that are to remain in effect after giving effect to the consummation of the Transaction (collectively, the "Existing Indebtedness Agreements"); and

            (vii) any tax sharing, tax allocation or similar agreements entered into by Holdings or any of its Subsidiaries (collectively, the "Tax Allocation Agreements");

all of which Employee Benefit Plans, Shareholders' Agreements, Management Agreements, Employment Agreements, Collective Bargaining Agreements, Existing Indebtedness Agreements and Tax Allocation Agreements shall be in form and substance satisfactory to the Agents.

            5.14 Solvency Certificate; Insurance Certificates; Financial Statements; Budgets. On or before the Initial Borrowing Date, the Administrative Agent shall have received:

            (i) a solvency certificate from the chief financial officer of Holdings in the form of Exhibit J;

            (ii) evidence of insurance complying with the requirements of
      Section 8.03 for the business and properties of Holdings and its Subsidiaries, in scope, form and substance reasonably satisfactory to the Agents and naming the Collateral Agent as an additional insured and/or loss payee, and stating that such insurance shall not be canceled or revised without at least 30 days' prior written notice by the insurer to the Collateral Agent;

            (iii) true and correct copies of the historical financial statements, the pro forma financial statements and the Projections referred to in Sections 7.10(b) and (e), which historical financial statements, pro forma financial statements and Projections shall be in form and substance reasonably satisfactory to the Agents and the Required Lenders; and

            (iv) a budget of Holdings and its Subsidiaries in reasonable detail for each of the twelve months of Holdings' current fiscal year.

            5.15 Payment of Fees. On the Initial Borrowing Date, all costs, fees and expenses, and all other compensation due to the Agents or the Lenders (including, without limitation, legal fees and expenses) shall have been paid to the extent due.

            SECTION 6. Conditions Precedent to All Credit Events. The obligation of each Lender to make Loans (including Loans made on the Initial Borrowing Date but excluding Mandatory Borrowings made thereafter, which shall be made as provided in Section 1.01(e)), and the obligation of a Letter of Credit Issuer to issue any Letter of Credit, is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

            6.01 No Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in each other Credit Document shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

            6.02 Notice of Borrowing; Letter of Credit Request. (a) Prior to the making of each Loan (excluding Swingline Loans and Mandatory Borrowings), the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a). Prior to the making of any Swingline Loan, BTCo shall have received the notice required by Section 1.03(b)(i).

            (b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the respective Issuing Lender shall have received a Letter of Credit Request meeting the requirements of Section 2.02(a).

            The occurrence of the Initial Borrowing Date and the acceptance of the benefits or proceeds of each Credit Event shall constitute a representation and warranty by each of Holdings and the Borrower to the Administrative Agent and each of the Lenders that all the conditions specified in Section 5 (with respect to Credit Events on the Initial Borrowing Date) and in this Section 6 (with respect to Credit Events on or after the Initial Borrowing Date) and applicable to such Credit Event exist as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in
Section 5 and in this Section 6, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance satisfactory to the Agents and the Required Lenders.

            SECTION 7. Representations, Warranties and Agreements. In order to induce the Lenders to enter into this Agreement and to make the Loans and issue and/or participate in the Letters of Credit provided for herein, each of Holdings and the Borrower makes the following representations, warranties and agreements with the Lenders, in each case after giving effect to the Transaction, all of which shall survive the execution and delivery of this Agreement, the making of the Loans and the issuance of the Letters of Credit (with the occurrence of each Credit Event being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct in all material respects on and as of the date of each such Credit

Event, unless stated to relate to a specific earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date):

            7.01 Corporate Status. Each of Holdings and each of its Subsidiaries
(i) is a duly organized and validly existing corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate, partnership or limited liability company power and authority, as the case may be, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

            7.02 Corporate Power and Authority. Each Credit Party has the corporate, partnership or limited liability company power and authority, as the case may be, to execute, deliver and carry out the terms and provisions of the Transaction Documents to which it is a party and has taken all necessary corporate, partnership or limited liability company action, as the case may be, to authorize the execution, delivery and performance of the Transaction Documents to which it is a party. Each Credit Party has duly executed and delivered each Transaction Document to which it is a party and each such Transaction Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

            7.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Transaction Documents to which it is a party, nor compliance by any Credit Party with the terms and provisions thereof, nor the consummation of the transactions contemplated herein or therein, (i) will contravene any applicable provision of any law, statute, rule or regulation, or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of Holdings or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other material agreement or instrument to which Holdings or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject (including, without limitation, the Existing Indebtedness) or (iii) will violate any provision of the certificate of incorporation or by-laws (or equivalent organizational documents) of Holdings or any of its Subsidiaries.

            7.04 Litigation. There are no actions, suits, proceedings or investigations pending or, to the best knowledge of Holdings and the Borrower, threatened with respect to Holdings or any of its Subsidiaries that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the occurrence of any Credit Event.

            7.05 Use of Proceeds; Margin Regulations. (a) The proceeds of all Term Loans shall be utilized to finance the Transaction and to pay the fees and expenses incurred in connection therewith.

            (b) The proceeds of all Revolving Loans and Swingline Loans shall be utilized for the general corporate and working capital purposes of the Borrower and its Subsidiaries (including to effect Permitted Acquisitions and make Capital Expenditures, in each case to the extent permitted by this Agreement), provided that (x) not more than $5,000,000 of proceeds of Revolving Loans and Swingline Loans in the aggregate may be used to finance the Transaction and to pay the fees and expenses incurred in connection therewith and (y) not more than $25,000,000 of proceeds of Revolving Loans and Swingline Loans in the aggregate may be used to finance Permitted Acquisitions.

            (c) Neither the making of any Loan, nor the use of the proceeds thereof, nor the occurrence of any other Credit Event, will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System and no part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock.

            7.06 Governmental Approvals. Except as may have been obtained or made on or prior to the Initial Borrowing Date (and which remain in full force and effect on the Initial Borrowing Date), no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of any Transaction Document or (ii) the legality, validity, binding effect or enforceability of any Transaction Document.

            7.07 Investment Company Act. Neither Holdings nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

            7.08 Public Utility Holding Company Act. Neither Holdings nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            7.09 True and Complete Disclosure. All factual information (excluding the Projections, which are subject to Section 7.10(e)) (taken as a whole) heretofore or contemporaneously furnished by or on behalf of Holdings or any of its Subsidiaries in writing to the Administrative Agent or any Lender (including, without limitation, all information contained in the Transaction Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any such Persons in writing to the Administrative

Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.

            7.10 Financial Condition; Financial Statements. (a) On and as of the Initial Borrowing Date, on a pro forma basis after giving effect to the Transaction and all other transactions contemplated by the Transaction Documents and to all Indebtedness incurred, and to be incurred, and Liens created, and to be created, by each Credit Party in connection therewith, with respect to each of Holdings and the Borrower (x) the sum of the assets (including capital stock and promissory notes), at a fair valuation, of each of Holdings and the Borrower will exceed its debts, (y) it has not incurred nor intended to, nor believes that it will, incur debts beyond its ability to pay such debts as such debts mature and (z) it will have sufficient capital with which to conduct its business. For purposes of this Section 7.10(a), "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

            (b) (i) The consolidated balance sheets of Holdings and its Subsidiaries for the fiscal years ended September 30, 1996, 1997 and 1998, respectively, and the related consolidated statements of income, cash flows and shareholders' equity of Holdings and its Subsidiaries for the fiscal years ended on such dates, copies of which have been furnished to the Lenders prior to the Initial Borrowing Date, present fairly in all material respects the consolidated financial position of Holdings and its Subsidiaries at the date of such balance sheets and the consolidated results of the operations of Holdings and its Subsidiaries for the periods covered thereby. All of the foregoing historical financial statements have been prepared in accordance with GAAP consistently applied except as disclosed in the notes thereto and, in the case of the nine month financial statements, the absence of footnotes and normal year-end audit adjustments.

            (ii) The pro forma consolidated financial statements of Holdings and its Subsidiaries at September 30, 1998 after giving effect to the Transaction and the financing therefor, copies of which have been furnished to the Lenders prior to the Initial Borrowing Date, present fairly in all material respects the pro forma consolidated financial position of Holdings and its Subsidiaries as of September 30, 1998 and the pro forma consolidated results of operations of Holdings and its Subsidiaries for the twelve-month period ended on September 30, 1998. Such pro forma financial statements have been prepared on a basis consistent with the historical financial statements set forth in clause (i) of this Section 7.10(b).

            (c) Since September 30, 1998 (but after giving effect to the Transaction as if same had occurred prior thereto), nothing has occurred that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

            (d) Except as fully reflected in the financial statements described in Section 7.10(b) and the Indebtedness incurred under the Transaction Documents, (i) there were as of the Initial Borrowing Date (and after giving effect to any Loans made on such date), no liabilities or obligations (excluding current obligations incurred in the ordinary course of business) with respect to Holdings or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) and (ii) neither Holdings nor the Borrower knows of any basis for the assertion against Holdings or any of its Subsidiaries of any such liability or obligation which as to clauses (i) and (ii) above, either individually or in the aggregate, are or could be reasonably likely to have, a Material Adverse Effect.

            (e) The Projections have been prepared on a basis consistent with the financial statements referred to in Section 7.10(b) (except as may otherwise be indicated in the Projections), and are based on good faith estimates and assumptions made by the management of Holdings. On the Initial Borrowing Date
(i) such management believed that the Projections were reasonable and attainable and (ii) there is no fact known to Holdings or any of its Subsidiaries which could have a Material Adverse Effect which has not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated hereby.

            7.11 Security Interests. On and after the Initial Borrowing Date, each of the Security Documents creates (or after the execution and delivery thereof will create), as security for the Obligations, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto, superior to and prior to the rights of all third Persons, and subject to no other Liens (other than Permitted Liens), in favor of the Collateral Agent. No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings which shall have been made on or prior to the tenth day after the Initial Borrowing Date as contemplated by Section 5.11(b) or on or prior to the execution and delivery thereof as contemplated by Sections 8.11, 8.12 and 9.15.

            7.12 Transaction. At the time of consummation thereof, the Transaction shall have been consummated in all material respects in accordance with the terms of the respective Transaction Documents and all applicable laws. At the time of consummation thereof, all necessary and material consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required to make or consummate the Transaction have been obtained, given, filed or taken or waived and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained). All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the Transaction. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the Transaction, or the occurrence of any Credit Event or the performance by Holdings and its Subsidiaries of their respective obligations under the Transaction Documents and all applicable laws. The Transaction has been consummated in all material respects in accordance with the respective Transaction Documents and all applicable laws.

            7.13 Compliance with ERISA. (a) Annex III sets forth, as of the Initial Borrowing Date, each Plan and each Multiemployer Plan. Each Plan (and each related trust, insurance contract or fund) is in material compliance with its terms and with all applicable laws, including, without limitation, ERISA and the Code; each plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred which could reasonably be expected to result in a liability of $1,000,000 or more; no Multiemployer Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability which, when added to the aggregate amount of Unfunded Current Liabilities with respect to all other Plans and the amounts described in the last sentence of Section 7.13(b) with respect to Foreign Plans, exceeds $3,700,000; no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan and a Multiemployer Plan have been timely made; neither Holdings nor any Subsidiary of Holdings nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan or a Multiemployer Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201,
4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or expects to incur any such material liability under any of the foregoing sections with respect to any Plan or a Multiemployer Plan; no condition exists which presents a material risk to Holdings or any Subsidiary of Holdings or any ERISA Affiliate of incurring a material liability to or on account of a Plan or a Multiemployer Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV or ERISA; the PBGC has not requested orally or in writing that Holdings or any Subsidiary or any ERISA Affiliate post a bond or furnish security or make additional contributions to a Plan on account of a Reportable Event which has occurred with respect to a Plan; the PBGC has not notified Holdings or any Subsidiary or any ERISA Affiliate orally or in writing that the PBGC intends to take any action as a result of a Reportable Event that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or, to the knowledge of Holdings or the Borrower, threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of Holdings and its Subsidiaries and its ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan ended prior to the date of the most recent Credit Event, would not exceed $1,000,000, each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of Holdings, any Subsidiary of Holdings, or any ERISA Affiliate has at all times been operated in material compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of Holdings or any Subsidiary of Holdings or any ERISA Affiliate exists or is likely to arise on account of any Plan or Multiemployer Plan; and Holdings and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any liability which could reasonably be expected to have a Material Adverse Effect.

            (b) Each Foreign Pension Plan, if any, has been maintained in material compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. All contributions required to be made with respect to a Foreign Pension Plan, if any, have been timely made. Neither Holdings nor any of its Subsidiaries has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of Holdings' most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, when added to the aggregate amount of Unfunded Current Liabilities with respect to all other Plans determined as of the end of Holdings' most recently completed fiscal year, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities by more than $3,700,000.

            7.14 Capitalization. (a) On the Initial Borrowing Date and after giving effect to the Transaction and the other transactions contemplated hereby, the authorized capital stock of Holdings shall consist of 1,000,000 shares, consisting of (i) 900,000 shares of Common Stock par value $.01 per share, of which 236,120 shares shall be issued and outstanding, and (ii) 100,000 shares of Class A Common Stock, par value $.01 per share (together with the Common Stock referred to above, the "Holdings Common Stock"), of which 13,750 shares shall be issued and outstanding. All such outstanding shares have been duly and validly issued and are fully paid and nonassessable. Holdings does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, except for options or warrants that have been or may be issued from time to time to purchase shares of Holdings Common Stock.

            (b) On the Initial Borrowing Date and after giving effect to the Transaction and the other transactions contemplated hereby, the authorized capital stock of the Borrower shall consist of 1,000 shares of common stock, $.01 par value per share, of which 100 shares shall be issued and outstanding, owned by Holdings and pledged by Holdings pursuant to the Pledge Agreement. All such outstanding shares have been duly and validly issued and are fully paid and nonassessable. The Borrower does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

            (c) All outstanding shares of capital stock of each Subsidiary of Holdings have been duly and validly issued, are fully paid and non-assessable and have been issued free of preemptive rights. No Subsidiary of Holdings has outstanding any securities convertible into or exchangeable for its capital stock or outstanding any right to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of or any calls, commitments or claims of any character relating to, its capital stock or any stock appreciation or similar rights.

            7.15 Subsidiaries. On and as of the Initial Borrowing Date and after giving effect to the consummation of the Transaction, Holdings has no Subsidiaries other than the Borrower and its Subsidiaries, and the Borrower has no Subsidiaries other than those Subsidiaries listed on Annex IV. Annex IV correctly sets forth, as of the Initial Borrowing Date and after giving effect to the Transaction, the percentage ownership (direct and indirect) of the Borrower in each class of capital stock of each of its Subsidiaries and also identifies the direct owner thereof.

            7.16 Intellectual Property, etc. Each of Holdings and each of its Subsidiaries owns all patents, trademarks, permits, service marks, trade names, technology, copyrights, licenses, franchises and formulas, or other rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, and has in full force and effect all accreditations and certifications, reasonably necessary for the conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

            7.17 Compliance with Statutes, etc. Each of Holdings and each of its Subsidiaries is in compliance with all applicable statutes, regulations, rules and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such non-compliance as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            7.18 Environmental Matters. (a) Each of Holdings and each of its Subsidiaries has complied with, and on the date of each Credit Event is in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws and neither Holdings nor any of its Subsidiaries is liable for any penalties, fines or forfeitures for failure to comply with any of the foregoing. There are no pending or, to the best knowledge of Holdings or the Borrower, threatened Environmental Claims against Holdings or any of its Subsidiaries or any Real Property owned, leased or operated by Holdings or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences on any Real Property owned, leased or operated by Holdings or any of its Subsidiaries or, to the best knowledge of Holdings or the Borrower, on any property adjoining or in the vicinity of any such Real Property that could reasonably be expected (i) to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries or any such Real Property or
(ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by Holdings or any of its Subsidiaries under any applicable Environmental Law.

            (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned, leased or operated by Holdings or any of its Subsidiaries except in compliance with all applicable Environmental Laws and as reasonably required in connection with the operation, use and maintenance of such Real Property by Holdings' or such Subsidiary's business. Hazardous Materials have not at any time been Released on or from any Real Property owned, leased or operated by Holdings or any of its Subsidiaries. There are not now any underground storage tanks located on any Real Property owned, leased or operated by Holdings or any of its Subsidiaries.

            (c) Notwithstanding anything to the contrary in this Section 7.18, the representations and warranties made in this Section 7.18 shall only be untrue if the effect of any or all conditions, failures, noncompliances, Environmental Claims, Releases and presence of underground storage tanks, in each case of the types described above, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

            7.19 Properties. All Real Property owned by Holdings and its Subsidiaries and all Leaseholds leased by Holdings and its Subsidiaries, in each case as of the Initial Borrowing Date and after giving effect to the Transaction, and the nature of the interest therein, is correctly set forth in Annex V. Each of Holdings and each of its Subsidiaries has good and marketable title to, or a validly subsisting leasehold interest in, all material properties owned or leased by it, including all Real Property reflected in Annex V or in the financial statements referred to in Section 7.10(b), free and clear of all Liens, other than Permitted Liens.

            7.20 Labor Relations. Neither Holdings nor any of its Subsidiaries is engaged in any unfair labor practice that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against Holdings or any of its Subsidiaries or threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Holdings or any of its Subsidiaries or threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against Holdings or any of its Subsidiaries or threatened against Holdings or any of its Subsidiaries and (iii) no union representation question existing with respect to the employees of Holdings or any of its Subsidiaries and no union organizing activities are taking place, except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            7.21 Tax Returns and Payments. Each of Holdings and each of its Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, except for those contested in good faith and adequately disclosed and fully provided for on the financial statements of Holdings and its Subsidiaries in accordance with GAAP. Each of Holdings and each of its Subsidiaries has at all times paid, or has provided adequate reserves (in the good faith judgment of the management of Holdings) for the payment of, all federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to date. There is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of Holdings or any of its Subsidiaries, threatened by any authority regarding any taxes relating to Holdings or any of its Subsidiaries which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. As of the Initial Borrowing Date, neither Holdings nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of Holdings or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of Holdings or any of its Subsidiaries not to be subject to the normally applicable statute of limitations.

            7.22 Existing Indebtedness. Annex VI sets forth a true and complete list of all Indebtedness of Holdings and its Subsidiaries as of the Initial Borrowing Date and which is to remain outstanding after giving effect to the Transaction (excluding the Obligations, the Senior Subordinated Notes and the Seller Subordinated Notes, the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt.

            7.23 Insurance. Set forth on Annex VII hereto is a true, correct and complete summary of all insurance carried (including amounts thereof) by each Credit Party on and as of the Initial Borrowing Date.

            7.24 Representations and Warranties in Other Documents. All representations and warranties set forth in the other Transaction Documents were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made) and shall be true and correct in all material respects as of the Initial Borrowing Date as if such representations or warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations or warranties shall be true and correct in all material respects as of such earlier date.

            7.25 Special Purpose Corporations. Holdings has no significant assets (other than the capital stock of the Borrower and immaterial assets used for the performance of those activities permitted to be performed by Holdings pursuant to Section 9.01(b)(i)) or liabilities (other than under this Agreement and the other Transaction Documents to which it is a party and those liabilities permitted to be incurred by Holdings pursuant to Section 9.01(b)(i)).

            7.26 Subordinated Notes; etc. (a) The subordination provisions contained in the Senior Subordinated Notes and in the other Senior Subordinated Note Documents are enforceable against the respective Credit Parties party thereto and the holders of the Senior Subordinated Notes, and all Obligations and Guaranteed Obligations (as defined herein and in the Subsidiaries Guaranty) are within the definition of "Senior Debt" included in such subordination provisions.

            (b) The subordination provisions contained in the Seller Subordinated Notes and in the other Seller Subordinated Note Documents are enforceable against Holdings and the holders of the Seller Subordinated Notes, and all Guaranteed Obligations are within the definition of "Senior Debt" included in such subordination provisions.

            (c) After the issuance thereof, the subordination provisions contained in any Additional Subordinated Debt will be enforceable against Holdings or the Borrower, as the case may be, and the holders of the Additional Subordinated Debt, and all Obligations and Guaranteed Obligations (as applicable) will be within the definition of "Senior Debt" included in such subordinated provisions.

            7.27 Year 2000. All Information Systems and Equipment are either Year 2000 Compliant, or any reprogramming, remediation, or any other corrective action, including the internal testing of all such Information Systems and Equipment, will be completed by September 30, 1999. Further, to the extent that such reprogramming/remediation and testing action is required, the cost thereof, as well as the cost of the reasonably foreseeable consequences of failure to become Year 2000 Compliant, to Holdings and its Subsidiaries (including, without limitation, reprogramming errors and the failure of other systems or equipment) will not result in a Default, an Event of Default or a Material Adverse Effect.

            SECTION 8. Affirmative Covenants. Holdings and the Borrower hereby covenant and agree that as of the Effective Date and thereafter for so long as this Agreement is in effect and until the Total Commitment has terminated, no Letters of Credit or Notes are outstanding and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations (other than any indemnities described in Section 13.13 which are not then due and payable) incurred hereunder, are paid in full:

            8.01 Information Covenants. Holdings will furnish, or will cause to be furnished, to each Lender:

            (a) Monthly Reports. Within 30 days after the end of each fiscal month of Holdings, the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal month and the related consolidated statements of income for such fiscal month and for the elapsed portion of the fiscal year ended with the last day of such fiscal month, in each case setting forth comparative figures for the corresponding fiscal month in the prior fiscal year and comparable budgeted figures for such fiscal month as set forth in the respective budget delivered pursuant to Section 8.01(d), all of which shall be certified by the chief financial officer or other Authorized Officer of Holdings that they fairly present in all material respects on a basis consistent with GAAP the financial condition of Holdings and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes.

            (b) Quarterly Financial Statements. Within 45 days after the close of the first three quarterly accounting periods in each fiscal year of Holdings,
(i) the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and retained earnings and cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the corresponding quarterly accounting period in the prior fiscal year and comparable budgeted figures for such quarterly accounting period as set forth in the respective budget delivered pursuant to Section 8.01(d) and (ii) management's discussion and analysis of the important operational and financial developments during such quarterly accounting period, all of which shall be in reasonable detail and certified by the chief financial officer or other Authorized Officer of Holdings that they fairly present in all material respects in accordance with GAAP the financial condition of Holdings and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes.

            (c) Annual Financial Statements. Within 90 days after the close of each fiscal year of Holdings, the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and cash flows for such fiscal year and setting forth comparative consolidated figures for the preceding fiscal year and comparable budgeted figures for such fiscal year as set forth in the respective budget delivered pursuant to Section 8.01(d) and (except for such comparable budgeted figures) certified by Deloitte & Touche, LLP or such other independent certified public accountants of recognized national standing as shall be reasonably acceptable to the Administrative Agent, in each case to the effect that such statements fairly present in all material respects the financial condition of Holdings and its Subsidiaries as of the dates indicated and the results of their operations and changes in its financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years, together with a certificate of such accounting firm stating that in the course of its regular audit of the business of Holdings and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, no Default or Event of Default relating to financial or accounting matters which has occurred and is continuing has come to their attention or, if such a Default or an Event of Default has come to their attention, a statement as to the nature thereof (it being understood that such accounting firm shall not have any liability for failure to obtain knowledge of any Default or Event of Default).

            (d) Budgets, etc. As soon as available but not more than 45 days after the commencement of each fiscal year of Holdings beginning with its fiscal year commencing on October 1, 1999, a budget of Holdings and its Subsidiaries
(x) in reasonable detail for each of the twelve months and four fiscal quarters of such fiscal year and (y) in summary form for each of the four fiscal years immediately following such fiscal year, in each case as customarily prepared by management for its internal use setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based. Together with each delivery of financial statements pursuant to Sections 8.01(a), (b) and (c), a comparison of the current year to date financial results (other than in respect of the balance sheets included therein) against the budgets required to be submitted pursuant to this clause (d) also shall be presented.

            (e) Officer's Certificates. At the time of the delivery of the financial statements provided for in Sections 8.01(a), (b) and (c), a certificate of the chief financial officer or other Authorized Officer of Holdings to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall, if delivered in connection with the financial statements in respect of a period ending on the last day of a fiscal quarter or fiscal year of Holdings, set forth (in reasonable detail) the calculations required to establish (x) whether Holdings and its Subsidiaries were in compliance with the provisions of Sections 3.03(e), 4.02(a), 4.02(e), 4.02(f), 4.02(g), 4.02(h), 8.14, 9.02, 9.04, 9.05,

9.06(ii), 9.06(v) and 9.08 through and including 9.11, as at the end of such fiscal quarter or year, as the case may be, and (y) the Senior Leverage Ratio as at the end of such fiscal quarter or year, as the case may be. In addition, at the time of the delivery of the financial statements provided for in Section 8.01(c), a certificate of the chief financial officer or other Authorized Officer of Holdings setting forth (in reasonable detail) the amount of, and calculations required to establish the amount of, Excess Cash Flow for the Excess Cash Flow Payment Period ending on the last day of the respective fiscal year.

            (f) Notice of Default or Litigation. Promptly, and in any event within three Business Days after an officer of Holdings or any of its Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, which notice shall specify the nature and period of existence thereof and what action Holdings or the Borrower proposes to take with respect thereto, (ii) any litigation or proceeding pending or threatened (x) against Holdings or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, (y) with respect to any material Indebtedness of Holdings or any of its Subsidiaries or
(z) with respect to any Transaction Document, (iii) any material governmental investigation pending or threatened against Holdings or any of its Subsidiaries and (iv) any other event which could reasonably be expected to have a Material Adverse Effect.

            (g) Auditors' Reports. Promptly upon receipt thereof, a copy of each report or "management letter" submitted to Holdings or any of its Subsidiaries by its independent accountants in connection with any annual, interim or special audit made by them of the books of Holdings or any of its Subsidiaries and the management's non-privileged responses thereto.

            (h) Environmental Matters. Promptly after obtaining knowledge of any of the following (but only to the extent that any of the following, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect), written notice of:

            (i) any pending or threatened Environmental Claim against Holdings or any of its Subsidiaries or any Real Property owned, leased or operated by Holdings or any of its Subsidiaries;

            (ii) any condition or occurrence on any Real Property owned, leased or operated by Holdings or any of its Subsidiaries that (x) results in noncompliance by Holdings or any of its Subsidiaries with any applicable Environmental Law or (y) could reasonably be anticipated to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries or any such Real Property;

            (iii) any condition or occurrence on any Real Property owned, leased or operated by Holdings or any of its Subsidiaries that could reasonably be anticipated to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by Holdings or its Subsidiary, as the case may be, of its interest in such Real Property under any Environmental Law; and

            (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by Holdings or any of its Subsidiaries.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Holdings' or the Borrower's response or proposed response thereto. In addition, Holdings agrees to provide the Lenders with copies of all material communications by Holdings or any of its Subsidiaries with any Person, government or governmental agency relating to any of the matters set forth in clauses (i)-(iv) above, and such detailed reports relating to any of the matters set forth in clauses
(i)-(iv) above as may reasonably be requested by the Administrative Agent or the Required Lenders.

            (i) Other Information. Promptly upon transmission thereof, copies of any filings and registrations with, and reports to, the SEC by Holdings or any of its Subsidiaries and copies of all financial statements, proxy statements, notices and reports as Holdings or any of its Subsidiaries shall send generally to analysts and the holders of their capital stock in their capacity as such holders (to the extent not theretofore delivered to the Lenders pursuant to this Agreement) and, with reasonable promptness, such other information or documents (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of the Required Lenders may reasonably request from time to time.

            8.02 Books, Records and Inspections; Annual Meeting with Lenders.
(a) Holdings and the Borrower will, and will cause each of their respective Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Holdings and the Borrower will, and will cause each of their respective Subsidiaries to, permit, upon notice to the chief financial officer or other Authorized Officer of Holdings or the Borrower, officers and designated representatives of the Administrative Agent or the Required Lenders to visit and inspect any of the properties or assets of Holdings and any of its Subsidiaries in whomsoever's possession, and to examine the books of account of Holdings and any of its Subsidiaries and discuss the affairs, finances and accounts of Holdings and of any of its Subsidiaries with, and be advised as to the same by, their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or the Required Lenders may desire.

            (b) At the request of the Administrative Agent, Holdings will within 120 days after the close of each of its fiscal years, hold a meeting (at a mutually agreeable location and time) with all of the Lenders at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of Holdings and its Subsidiaries and the budgets presented for the current fiscal year of Holdings and its Subsidiaries.

            8.03 Insurance. (a) Holdings and the Borrower will, and will cause each of their respective Subsidiaries to, (i) maintain, with financially sound and reputable insurance companies, insurance on all its property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice and (ii) furnish to the Administrative Agent and each of the Lenders, upon request, full information as to the insurance carried. In addition to the requirements of the immediately preceding sentence, Holdings and the Borrower will at all times cause insurance of the types described in Annex VII to be maintained (with the same scope of coverage as that described in Annex VII) at levels which are at least as great as the respective amount described opposite the respective type of insurance on Annex VII. Such insurance shall include physical damage insurance on all real and personal property (whether now owned or hereafter acquired) on an all risk basis, covering the full repair and replacement costs of all such property and business interruption insurance for the actual loss sustained. The provisions of this
Section 8.03 shall be deemed supplemental to, but not duplicative of, the provisions of any Security Documents that require the maintenance of insurance.

            (b) Holdings and the Borrower will, and will cause each of their respective Subsidiaries to, at all times keep the respective property of Holdings and its Subsidiaries insured in favor of the Collateral Agent, and all policies or certificates with respect to such insurance (i) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as certificate holder and loss payee with respect to all property (real and personal), additional insured with respect to general liability and umbrella liability coverage and certificate holder with respect to workers' compensation insurance), (ii) shall state that such insurance policies shall not be canceled or materially changed without at least 30 days' prior written notice thereof by the respective insurer to the Collateral Agent and (iii) shall be deposited with the Collateral Agent.

            (c) If Holdings or any of its Subsidiaries shall fail to maintain all insurance in accordance with this Section 8.03, or if Holdings or any of its Subsidiaries shall fail to so name the Collateral Agent as an additional insured or loss payee, as the case may be, or so deposit all certificates with respect thereto, the Administrative Agent and/or the Collateral Agent shall have the right (but shall be under no obligation) to procure such insurance, and the Credit Parties agree to jointly and severally reimburse the Administrative Agent or the Collateral Agent, as the case may be, for all costs and expenses of procuring such insurance.

            8.04 Payment of Taxes. Holdings and the Borrower will pay and discharge, and will cause each of their respective Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under Section 9.03(a); provided that neither Holdings nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

            8.05 Corporate Franchises. Holdings and the Borrower will do, and will cause each of their respective Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, authority to do business, licenses, certifications, accreditations and patents; provided, however, that (i) any transaction permitted by Section 9.02 will not constitute a breach of this
Section 8.05 and (ii) nothing
in this Section 8.05 shall prevent the withdrawal by Holdings or any of its Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            8.06 Compliance with Statutes; etc. Holdings and the Borrower will, and will cause each of their respective Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property except for such noncompliance as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            8.07 Compliance with Environmental Laws. (a) (i) Holdings and the Borrower will comply, and will cause each of their respective Subsidiaries to comply, in all respects with all Environmental Laws applicable to the ownership or use of its Real Property now or hereafter owned, leased or operated by Holdings or any of its Subsidiaries, will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws and (ii) neither Holdings nor any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Real Property owned, leased or operated by Holdings or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, unless the failure to comply with the requirements specified in clause (i) or (ii) above, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. If Holdings or any of its Subsidiaries, or any tenant or occupant of any Real Property owned, leased or operated by Holdings or any of its Subsidiaries, cause or permit any intentional or unintentional act or omission resulting in the presence or Release of any Hazardous Material (except in compliance with applicable Environmental Laws), Holdings and the Borrower agree to undertake, and/or to cause any of their respective Subsidiaries, tenants or occupants to undertake, at their sole expense, any clean up, removal, remedial or other action required pursuant to Environmental Laws to remove and clean up any Hazardous Materials from any Real Property except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; provided that neither Holdings nor any of its Subsidiaries shall be required to comply with any such order or directive which is being contested in good faith and by proper proceedings so long as it has maintained adequate reserves with respect to such compliance to the extent required in accordance with GAAP.

            (b) At the written request of the Administrative Agent or the Required Lenders, which request shall specify in reasonable detail the basis therefor, at any time and from time to time, the Holdings and Borrower will provide, at their sole cost and expense, an environmental site assessment report concerning any Real Property now or hereafter owned, leased or operated by Holdings or any of its Subsidiaries, prepared by an environmental consulting firm approved by the Administrative Agent, which approval shall not be unreasonably withheld, addressing the matters in clause (i), (ii) or (iii) below which gives rise to such request (or, in the case of a request pursuant to following clause (i), addressing such matter as may be requested by the Administrative Agent or the Required Lenders) and estimating the range of the potential costs of any removal, remedial or other corrective action in connection with any such matter, provided that in no event shall such request be made unless (i) an Event of Default has occurred and is continuing, (ii) the Lenders receive notice under
Section 8.01(h) for any event for which notice is required to be delivered for any such Real Property or (iii) the Administrative Agent or the Required Lenders reasonably believe that there was a breach of any representation, warranty or covenant contained in Section 7.18 or 8.07(a). If Holdings or the Borrower fails to provide the same within 60 days after such request was made, the Administrative Agent may order the same, and Holdings and the Borrower shall grant and hereby grants, to the Administrative Agent and the Lenders and their agents access to such Real Property and specifically grants, the Administrative Agent and the Lenders and their agents an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at Holdings' expense.

            8.08 ERISA. As soon as possible and, in any event, within ten (10) days after Holdings, any Subsidiary of Holdings or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, Holdings will deliver to each of the Lenders a certificate of the chief financial officer or other Authorized Officer of Holdings setting forth in reasonable detail information as to such occurrence and the action, if any, that Holdings, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed by Holdings, the Subsidiary, the Plan administrator or such ERISA Affiliate to or with, the PBGC or any other governmental agency, or a Plan or Multiemployer Plan participant, and any notices received by Holdings, such Subsidiary or ERISA Affiliate from the PBGC or other governmental agency or a Plan or Multiemployer Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred (except to the extent that Holdings has previously delivered to the Lenders a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63,
 .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or
Section 302 of ERISA, has been incurred or an application is reasonably likely to be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan or Multiemployer Plan or Foreign Pension Plan has not been timely made; that a Plan or Multiemployer Plan has been or is reasonably likely to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that the PBGC has requested orally or in writing that Holdings or any Subsidiary of Holdings or any ERISA Affiliate post a bond or furnish security to the PBGC or make additional contributions to a Plan on account of a Reportable Event which has occurred with respect to a Plan; or the PBGC has notified Holdings or any Subsidiary of Holdings or any ERISA Affiliate orally or in writing that the PBGC intends to take any action as a result of a Reportable Event that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; that a Plan has an Unfunded Current Liability which, when added to the aggregate amount of Unfunded Current Liabilities with respect to all other Plans, exceeds the aggregate amount of such Unfunded Current Liabilities that existed on the Initial Borrowing Date by $500,000; that proceedings are reasonably likely to be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan or Multiemployer Plan; that Holdings, any Subsidiary of Holdings or any ERISA Affiliate will or is reasonably likely to incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan or Multiemployer plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan or Multiemployer Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that Holdings or any Subsidiary of Holdings is reasonably likely to incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or any Foreign Pension Plan. Holdings and the Borrower will deliver to each of the Lenders copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. Holdings and the Borrower will also deliver to each of the Lenders a complete copy of the annual report (on Internal Revenue Service Form
5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC, and any material notices received by Holdings, any Subsidiary of Holdings or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan or received from any government agency or plan administrator or sponsor or trustee with respect to any Multiemployer Plan, shall be delivered to the Lenders no later than ten (10) days after the date such annual report has been filed with the Internal Revenue Service or such records, documents and/or information has been furnished to the PBGC or such notice has been received by Holdings, the Subsidiary or the ERISA Affiliate, as applicable. Holdings and each of its applicable Subsidiaries shall insure that all Foreign Pension Plans administered by it or into which it makes payments obtains or retains (as applicable) registered status under and as required by applicable law and is administered in a timely manner in all respects in compliance with all applicable laws except where the failure to do any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

            8.09 Good Repair. Holdings and the Borrower will, and will cause each of their respective Subsidiaries to, ensure that its material properties and equipment used in its business are kept in good repair, working order and condition, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner useful or customary for companies in similar businesses.

            8.10 End of Fiscal Years; Fiscal Quarters. Holdings will, for financial reporting purposes, cause (i) each of its, and each of its Subsidiaries', fiscal years to end on September 30 of each year and (ii) each of its and its Subsidiaries' fiscal quarters to end on dates which are consistent with a fiscal year end as provided above and Holdings' practice as in effect on the Initial Borrowing Date.

            8.11 Additional Security; Further Assurances. (a) Holdings and the Borrower will, and will cause each of their Domestic Subsidiaries (and to the extent Section 8.12 is operative, each of its Foreign Subsidiaries) to, grant to the Collateral Agent security interests in such personal property of Holdings and its Subsidiaries as are not covered by the original Security Documents, and as may be requested from time to time by the Administrative Agent or the Required Lenders (collectively, the "Additional Security Documents"). All such security interests shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent, in each case constituting valid and enforceable perfected security interests superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens. The Additional Security Documents or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full.

            (b) Holdings and the Borrower will, and will cause each of their respective Subsidiaries to, at the expense of Holdings and the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require. Furthermore, Holdings and the Borrower will cause to be delivered to the Collateral Agent such opinions of counsel and other related documents as may be reasonably requested by the Administrative Agent to assure themselves that this Section 8.11 has been complied with.

            (c) Each of the Credit Parties agrees that each action required above by this Section 8.11 shall be completed as soon as possible, but in no event later than 90 days after such action is either requested to be taken by the Administrative Agent or the Required Lenders or required to be taken by Holdings and its Subsidiaries pursuant to the terms of this Section 8.11.

            8.12 Foreign Subsidiaries Security. If following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for the Borrower reasonably acceptable to the Administrative Agent does not within 30 days after a request from the Administrative Agent or the Required Lenders deliver evidence, in form and substance mutually satisfactory to the Administrative Agent and the Borrower, with respect to any Foreign Subsidiary of Holdings which has not already had all of its stock pledged pursuant to the Pledge Agreement that (i) a pledge of 66-2/3% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote, (ii) the entering into by such Foreign Subsidiary of a security agreement in substantially the form of the Security Agreement and (iii) the entering into by such

Foreign Subsidiary of a guaranty in substantially the form of the Subsidiaries Guaranty, in any such case could reasonably be expected to cause (I) any undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for Federal income tax purposes or (II) other Federal income tax consequences to the Credit Parties having a Material Adverse Effect, then in the case of a failure to deliver the evidence described in clause (i) above, that portion of such Foreign Subsidiary's outstanding capital stock not theretofore pledged pursuant to the Pledge Agreement shall be pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreement (or another pledge agreement in substantially similar form, if needed), and in the case of a failure to deliver the evidence described in clause (ii) above, such Foreign Subsidiary shall execute and deliver the Security Agreement and Pledge Agreement (or another security agreement or pledge agreement in substantially similar form, if needed), granting the Secured Creditors a security interest in all of such Foreign Subsidiary's assets and securing the Obligations of the Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement and, in the event the Subsidiaries Guaranty shall have been executed by such Foreign Subsidiary, the obligations of such Foreign Subsidiary thereunder, and in the case of a failure to deliver the evidence described in clause (iii) above, such Foreign Subsidiary shall execute and deliver the Subsidiaries Guaranty (or another guaranty in substantially similar form, if needed), guaranteeing the Obligations of the Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement, in each case to the extent that the entering into such Security Agreement or Subsidiaries Guaranty is permitted by the laws of the respective foreign jurisdiction and with all documents delivered pursuant to this Section 8.12 to be in form and substance reasonably satisfactory to the Administrative Agent.

            8.13 Ownership of Subsidiaries. Except to the extent otherwise expressly consented in writing by the Required Lenders or as other permitted by
Section 9.05(xiii) or the definition of Permitted Acquisition, the Credit Parties shall directly or indirectly own 100% of the capital stock or partnership or other equity interests of each of their Subsidiaries.

            8.14 Permitted Acquisitions. (a) Subject to the provisions of this
Section 8.14 and the requirements contained in the definition of Permitted Acquisition, the Borrower and the Subsidiary Guarantors may from time to time effect Permitted Acquisitions, so long as (in each case except to the extent the Required Lenders otherwise specifically agree in writing in the case of a specific Permitted Acquisition): (i) no Default or Event of Default shall be in existence at the time of the consummation of the proposed Permitted Acquisition or immediately after giving effect thereto; (ii) the Borrower shall have given the Administrative Agent and the Lenders at least 10 Business Days' prior written notice of any Permitted Acquisition; (iii) calculations are made by the Borrower of compliance with the covenants contained in Sections 9.09, 9.10 and
9.11 for the Test Period (taken as one accounting period) most recently ended prior to the date of such Permitted Acquisition for which financial statements are available (each, a "Calculation Period"), on a Pro Forma Basis as if the respective Permitted Acquisition (as well as all other Permitted Acquisitions theretofore consummated after the first day of such Calculation Period) had occurred on the first day of such Calculation Period, and such recalculations shall show that such financial covenants would have been complied with if the Permitted Acquisition had occurred on the first day of such Calculation Period; (iv) based on good faith projections prepared by the Borrower for the period from the date of the consummation of the Permitted Acquisition to the date which is one year thereafter, the level of financial performance measured by the covenants set forth in Sections 9.09, 9.10 and 9.11 shall be better than or equal to such level as would be required to provide that no Default or Event of Default would exist under the financial covenants contained in Sections 9.09, 9.10 and 9.11 as compliance with such covenants would be required through the date which is one year from the date of the consummation of the respective Permitted Acquisition;
(v) the Borrower shall certify, and the Administrative Agent shall have been satisfied in its reasonable discretion, that the proposed Permitted Acquisition could not reasonably be expected to result in increased tax, ERISA, environmental or other contingent liabilities with respect to Holdings or any of its Subsidiaries that either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; (vi) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Permitted Acquisition (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; (vii) the Borrower provides to the Administrative Agent and the Lenders as soon as available but not later than 5 Business Days after the execution thereof, a copy of any executed purchase agreement or similar agreement with respect to such Permitted Acquisition; (viii) the aggregate consideration (including, without limitation, (I) the aggregate principal amount of any Indebtedness assumed, incurred or issued in connection therewith, (II) the fair market value (as determined in good faith by the Board of Directors of Holdings) of any common stock or Qualified Preferred Stock of Holdings issued as part of the purchase price therefor (provided that no Default or Event of Default under Section 10.10 would result therefrom) and (III) the aggregate amount paid and to be paid pursuant to any earn-out, non-compete or deferred compensation or purchase price arrangements for any such proposed Permitted Acquisition and for all other Permitted Acquisitions consummated prior to such Permitted Acquisition shall not exceed $75,000,000, provided that such amount may be increased to $125,000,000 if at the time of any Permitted Acquisition, and after giving effect thereto, the Senior Leverage Ratio for the respective Calculation Period, calculated on a Pro Forma Basis as if the respective Permitted Acquisition (as well as all other Permitted Acquisitions theretofore consummated after the first day of such Calculation Period) had occurred on the first day of such Calculation Period, is less than or equal to 2.50:1.00; (ix) no more than $25,000,000 of the aggregate consideration paid in connection with all such Permitted Acquisitions shall be funded with Indebtedness (including Revolving Loans, Swingline Loans and/or Additional Subordinated Debt), provided that if at the time of any Permitted Acquisition, and after giving effect thereto, the Senior Leverage Ratio for the respective Calculation Period, calculated on a Pro Forma Basis as if the respective Permitted Acquisition (as well as all other Permitted Acquisitions theretofore consummated after the first day of such Calculation Period) had occurred on the first day of such Calculation Period, is less than or equal to 2.50:1:.00, then the aggregate principal amount of such Indebtedness may be increased to $75,000,000, provided, however, in no event shall more than $25,000,000 of proceeds of Revolving Loans and Swingline Loans in the aggregate be used to fund Permitted Acquisitions; (x) after giving effect to each Permitted Acquisition (and all payments to be made in connection therewith), the Total Unutilized Revolving Loan Commitment shall equal or exceed $5,000,000; and (xi) the Borrower shall have delivered to the Administrative Agent an officer's certificate executed by an Authorized Officer of the Borrower, certifying to the best of such officer's knowledge, compliance with the requirements of preceding clauses (i) through (vi), inclusive, (viii),
(ix) and (x) and containing the calculations (in reasonable detail) (A) required by the preceding clauses (iii), (iv), (viii), (ix) and (x) and (B) necessary to establish the Acquired EBITDA of the Acquired Entity or Business acquired pursuant to each Permitted Acquisition for the most recently ended 12 month period for which financial statements are available for such Acquired Entity or Business, which calculations shall be reasonably approved by the Administrative Agent.

            (b) At the time of each Permitted Acquisition involving the creation or acquisition of a Subsidiary, or the acquisition of capital stock or other equity interest of any Person, all capital stock or other equity interests thereof created or acquired in connection with such Permitted Acquisition shall be pledged for the benefit of the Secured Creditors pursuant to (and to the extent required by) the Pledge Agreement.

            (c) Holdings shall cause each Subsidiary which is formed to effect, or is acquired pursuant to, a Permitted Acquisition to comply with, and to execute and deliver, all of the documentation required by, Sections 8.11 and 9.15, to the satisfaction of the Administrative Agent.

            (d) The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by Holdings and the Borrower that the certifications by the Borrower (or by one or more of its Authorized Officers) pursuant to Section 8.14(a) are true and correct and that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 6 and 10.

            8.15 Maintenance of Corporate Separateness. Holdings and the Borrower will, and will cause each of their respective Subsidiaries to, satisfy customary corporate formalities, including the holding of regular board of directors' and shareholders' meetings or action by directors or shareholders without a meeting and the maintenance of corporate offices and records. Neither Holdings nor any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which is likely to result in the corporate existence of Holdings or any of its Subsidiaries being ignored, or in the assets and liabilities of Holdings or any of its Subsidiaries being substantively consolidated with those of any other such Person in a bankruptcy, reorganization or other insolvency proceeding.

            8.16 Performance of Obligations. Holdings and the Borrower will, and will cause each of their respective Subsidiaries to, perform all of its obligations under the terms of each mortgage, deed of trust, indenture, loan agreement or credit agreement and each other material agreement, contract or instrument by which it is bound, except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            8.17 Use of Proceeds. All proceeds of the Loans shall be used as provided in Section 7.05.

            8.18 Contributions; Payments; etc. (a) Holdings will, upon its receipt thereof, contribute as an equity contribution to the capital of the Borrower, any cash proceeds received by Holdings from any asset sale, any incurrence of Indebtedness, any Recovery Event, any sale or issuance of its preferred or common equity (other than from the Equity Financing), any cash capital contributions or any tax refunds.

            (b) The Borrower will use the proceeds of all equity contributions received by it from Holdings as provided in clause (a) above toward the repayment of Term Loans or the reduction of the Total Revolving Loan Commitment to the extent required by Section 4.02 or 3.03(e), as the case may be.

            8.19 Year 2000 Compliance. Holdings and the Borrower will, and will cause each of their respective Subsidiaries to, ensure that its Information Systems and Equipment are at all times after September 30, 1999 Year 2000 Compliant, except insofar as the failure to do so will not result in a Material Adverse Effect, and shall notify the Administrative Agent and the Lenders promptly upon detecting any failure of the Information Systems and Equipment to be Year 2000 Compliant after such date. In addition, Holdings and the Borrower will provide the Administrative Agent and the Lenders with such information about their year 2000 computer readiness (including, without limitation, information as to contingency plans, budgets and testing results) as the Administrative Agent or any such Lender shall reasonably request.

            8.20 Seller Subordinated Notes. Holdings will pay all interest on the Seller Subordinated Notes through the issuance of additional Seller Subordinated Notes rather than in cash; provided, however, from and after January 1, 2004 Holdings may make regularly scheduled interest payments on the Seller Subordinated Notes in cash so long as no Default or Event of Default then exists or would result therefrom.

            SECTION 9. Negative Covenants. Holdings and the Borrower hereby covenant and agree that as of the Effective Date and thereafter for so long as this Agreement is in effect and until the Total Commitment has terminated, no Letters of Credit or Notes are outstanding and the Loans, together with interest, Fees and all other Obligations (other than any indemnities described in Section 13.13 which are not then due and payable) incurred hereunder, are paid in full:

            9.01 Changes in Business. (a) Holdings and its Subsidiaries will not engage in any business other than the businesses in which they are engaged in as of the Effective Date and activities directly related thereto, and similar or related businesses.

            (b) Notwithstanding the foregoing, (i) Holdings will not engage in any business activities and will not have any significant assets (other than its ownership of the capital stock of the Borrower and those obligations of officers and employees of Holdings permitted by Section 9.05(viii)), or liabilities (other than those liabilities which it is responsible for (or permitted to incur) under this Agreement and the other Transaction Documents to which it is a party); provided that Holdings may engage in those activities that are incidental to (1) the maintenance of its corporate existence in compliance with applicable law, (2) legal, tax and accounting matters in connection with any of the foregoing activities and (3) the entering into, and performance of its obligations under, this Agreement and the other Transaction Documents to which it is a party.

            9.02 Consolidation; Merger; Sale or Purchase of Assets; etc. Holdings will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets (other than inventory in the ordinary course of business), or enter into any partnerships, joint ventures or sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person or agree to do any of the foregoing at any future time, except that the following shall be permitted:

            (i) the Borrower and its Subsidiaries may, as lessee, enter into operating leases in the ordinary course of business with respect to real or personal property;

            (ii) Capital Expenditures by the Borrower and its Subsidiaries to the extent not in violation of Section 9.08;

            (iii) Investments permitted pursuant to Section 9.05;

            (iv) the Borrower and its Subsidiaries may, in the ordinary course of business, sell or otherwise dispose of assets (excluding capital stock of Subsidiaries) which, in the reasonable opinion of such Person, are obsolete, uneconomic or worn-out;

            (v) the Borrower and its Subsidiaries may sell assets (other than the capital stock of any Subsidiary), so long as (v) no Default or Event of Default then exists or would result therefrom, (w) each such sale is in an arm's-length transaction and the Borrower or the respective Subsidiary receives at least fair market value (as determined in good faith by the Borrower or such Subsidiary, as the case may be), (x) the total consideration received by the Borrower or such Subsidiary is at least 80% cash and is paid at the time of the closing of such sale, (y) the Net Sale Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 4.02(d) and (z) the aggregate amount of the proceeds received from all assets sold pursuant to this clause (v) shall not exceed $1,000,000 in any fiscal year of the Borrower;

            (vi) each of the Borrower and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not as part of any financing transaction;

            (vii) each of the Borrower and its Subsidiaries may grant leases or subleases to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

            (viii) any Subsidiary of the Borrower may transfer assets to the Borrower or to any Wholly-Owned Domestic Subsidiary of the Borrower which is a Subsidiary Guarantor, so long as the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets so transferred shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer);

            (ix) any Subsidiary of the Borrower may merge with and into, or be dissolved or liquidated into, the Borrower or any Wholly-Owned Domestic Subsidiary of the Borrower which is a Subsidiary Guarantor, so long as (i) in the case of any such merger, dissolution or liquidation involving the Borrower, the Borrower is the surviving corporation of any such merger, dissolution or liquidation, (ii) in all other cases, the Wholly-Owned Domestic Subsidiary which is a Subsidiary Guarantor is the surviving corporation of any such merger, dissolution or liquidation and (iii) in all cases, the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of such Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation);

            (x) the Borrower and its Subsidiaries may sell or exchange specific items of equipment, so long as the purpose of each such sale or exchange is to acquire (and results within 90 days of such sale or exchange in the acquisition of) replacement items of equipment which are the functional equivalent of the item of equipment so sold or exchanged;

            (xi) the Borrower and the Subsidiary Guarantor shall be permitted to make Permitted Acquisitions, so long as such Permitted Acquisitions are effected in accordance with the requirements of Section 8.14; and

            (xii) the Recapitalization shall be permitted.

To the extent the Required Lenders waive the provisions of this Section 9.02 with respect to the sale or other disposition of any Collateral, or any Collateral is sold or otherwise disposed of as permitted by this Section 9.02, such Collateral (unless transferred to the Borrower or a Subsidiary thereof) shall be sold or otherwise disposed of free and clear of the Liens created by the Security Documents and the Administrative Agent shall take such actions (including, without limitation, directing the Collateral Agent to take such actions) as are appropriate in connection therewith.

            9.03 Liens. Holdings will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of Holdings or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to Holdings or any of its Subsidiaries) or assign any right to receive income, except for the following (collectively, the "Permitted Liens"):

            (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

            (ii) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law which were incurred in the ordinary course of business and which have not arisen to secure Indebtedness for borrowed money, such as carriers', warehousemen's and mechanics' Liens, statutory landlord's Liens, and other similar Liens arising in the ordinary course of business, and which either (x) do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any of its Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

            (iii) Liens created by or pursuant to this Agreement and the Security Documents;

            (iv) Liens in existence on the Initial Borrowing Date which are listed, and the property subject thereto described, in Annex VIII, without giving effect to any extensions or renewals thereof except to the extent expressly permitted by Annex VIII, provided that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement or extension and (y) any such renewal, replacement or extension does not encumber any additional assets or properties of Holdings or any of its Subsidiaries;

            (v) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 10.09, provided that no cash or other property shall be pledged by Holdings or any of its Subsidiaries as security therefor;

            (vi) Liens (other than any Lien imposed by ERISA) (x) incurred or deposits made in the ordinary course of business of the Borrower and its Subsidiaries in connection with workers' compensation, unemployment insurance and other types of social security, (y) to secure the performance by the Borrower and its Subsidiaries of tenders, statutory obligations (other than excise taxes), surety, stay and customs bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (z) to secure the performance by the Borrower and its Subsidiaries of leases of Real Property, to the extent incurred or made in the ordinary course of business consistent with past practices, provided that the aggregate amount of deposits at any time pursuant to preceding sub-clause (y) and sub-clause (z) shall not exceed $500,000 in the aggregate;

            (vii) licenses, leases or subleases granted to third Persons in the ordinary course of business not interfering in any material respect with the business of the Borrower or any of its Subsidiaries;

            (viii) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances, in each case not securing Indebtedness and not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

            (ix) Liens arising from precautionary UCC financing statements regarding operating leases;

            (x) Liens created pursuant to Capital Leases permitted pursuant to
      Section 9.04(iv), provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Borrower or any of its Subsidiaries;

            (xi) Liens arising pursuant to purchase money mortgages or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 30 days after the respective purchase) of assets acquired after the Initial Borrowing Date, provided that (i) any such Liens attach only to the assets so purchased, (ii) the Indebtedness secured by any such Lien does not exceed 100%, nor is less than 80%, of the lesser of the fair market value or the purchase price of the property being purchased at the time of the incurrence of such Indebtedness and (iii) the Indebtedness secured thereby is permitted to be incurred pursuant to Section 9.04(iv);

            (xii) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of the Borrower in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition, provided that (i) any Indebtedness that is secured by such Liens is permitted to exist under Section 9.04(vi), and (ii) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other asset of the Borrower or any of its Subsidiaries;

            (xiii) restrictions imposed in the ordinary course of business and consistent with past practices on the sale or distribution of designated inventory pursuant to agreements with customers under which such inventory is consigned by the customer or such inventory is designated for sale to one or more customers;

            (xiv) Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

            (xv) Liens on the assets of a Foreign Subsidiary which is not a Subsidiary Guarantor securing Indebtedness incurred by such Foreign Subsidiary in accordance with the terms of Section 9.04; and

            (xvi) other Liens incidental to the conduct of the business or the ownership of the assets of the Borrower or any Subsidiary of the Borrower that (x) were not incurred in connection with borrowed money, (y) do not encumber any Collateral or any Real Property owned by the Borrower or any Subsidiary of the Borrower and do not in the aggregate materially detract from the value of the assets subject thereto or materially impair the use thereof in the operation of such business and (z) do not secure obligations in excess of $150,000 in the aggregate for all such Liens.

            9.04 Indebtedness. Holdings will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

            (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

            (ii) Existing Indebtedness outstanding on the Initial Borrowing Date and listed on Annex VI, without giving effect to any subsequent extension, renewal or refinancing thereof except to the extent expressly permitted by Annex VI, provided that the aggregate principal amount of the Indebtedness to be extended, renewed or refinanced does not increase from that amount outstanding at the time of any such extension, renewal or refinancing;

            (iii) Indebtedness under Interest Rate Protection Agreements entered into to protect the Borrower against fluctuations in interest rates in respect of Indebtedness otherwise permitted under this Agreement;

            (iv) Capitalized Lease Obligations and Indebtedness of the Borrower and its Subsidiaries representing purchase money Indebtedness secured by Liens permitted pursuant to Section 9.03(xi), provided that (i) all such Capitalized Lease Obligations are permitted under Section 9.08 and (ii) the sum of (x) the aggregate Capitalized Lease Obligations outstanding at any time plus (y) the aggregate principal amount of such purchase money Indebtedness outstanding at such time shall not exceed $5,000,000;

            (v) Indebtedness constituting Intercompany Loans to the extent permitted by Section 9.05(vi);

            (vi) Indebtedness of a Subsidiary acquired pursuant to a Permitted Acquisition (or Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness), provided that (i) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition and (ii) at the time of such Permitted Acquisition, such Indebtedness does not exceed 10% of the total value of the assets of the Subsidiary so acquired, or of the assets so acquired, as the case may be;

            (vii) Indebtedness of the Borrower and the Guarantors under the Senior Subordinated Notes and the other Senior Subordinated Note Documents in an aggregate principal amount not to exceed $125,000,000 (as reduced by any repayments of principal thereof);

            (viii) Indebtedness of Holdings under the Seller Subordinated Notes and the other Seller Subordinated Note Documents in an aggregate principal amount not to exceed $20,000,000 (as reduced by any repayments of principal thereof and as same may be increased through the issuance of additional Seller Subordinated Notes in respect of regularly scheduled interest payments made in accordance with the terms thereof and hereof);

            (ix) Indebtedness of Holdings under Shareholder Subordinated Notes issued pursuant to Section 9.06(ii);

            (x) guaranties by the Borrower and the Subsidiary Guarantors of each other's Indebtedness to the extent that such Indebtedness is otherwise permitted under this Section 9.04;

            (xi) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business so long as such Indebtedness is extinguished within three Business Days of the incurrence thereof;

            (xii) Indebtedness in respect of Other Hedging Agreements to the extent permitted by Section 9.05(xiv);

            (xiii) Indebtedness of the Borrower or any of its Subsidiaries evidenced by completion guarantees, performance bonds and surety bonds incurred in the ordinary course of business for purposes of insuring the performance of the Borrower or such Subsidiary in an aggregate principal amount not to exceed at any time outstanding $500,000;

            (xiv) Indebtedness of the Borrower or any Subsidiary of the Borrower arising from agreements of the Borrower or a Subsidiary of the Borrower providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary of the Borrower permitted under this Agreement, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition, provided that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Borrower and its Subsidiaries in connection with such disposition;

            (xv) so long as no Default or Event of Default then exists or would result therefrom, subordinated Indebtedness of Holdings or the Borrower issued to finance a Permitted Acquisition to the extent that such subordinated Indebtedness is permitted to be issued at such time pursuant to clause (ix) of Section 8.14(a), so long as (i) all of the terms and conditions of, and the documentation for, such subordinated Indebtedness is on substantially similar terms and conditions, and evidenced by substantially similar documentation, as the Senior Subordinated Notes to the extent that such Indebtedness is issued by the Borrower or the Seller Subordinated Notes to the extent that such Indebtedness is issued by Holdings or is otherwise in form and substance reasonably satisfactory to the Administrative Agent and (ii) the aggregate principal amount of all such subordinated Indebtedness outstanding any time does not exceed that amount permitted to be issued at such time pursuant to such Section 8.14(a) (all such subordinated Indebtedness issued pursuant to this clause (xv) is referred to as "Additional Subordinated Debt"); and

            (xvi) additional Indebtedness of the Borrower and its Subsidiaries not otherwise permitted hereunder not exceeding $5,000,000 in aggregate principal amount at any time outstanding.

            9.05 Advances; Investments; Loans. Holdings will not, and will not permit any of its Subsidiaries to, lend money or extend credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (each of the foregoing an "Investment" and, collectively, "Investments"), except:

            (i) the Borrower and its Subsidiaries may hold or invest in cash and Cash Equivalents;

            (ii) the Borrower and its Subsidiaries may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (including the dating of receivables) of the Borrower or such Subsidiary;

            (iii) the Borrower and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

            (iv) Interest Rate Protection Agreements entered into in compliance with Section 9.04(iii) shall be permitted;

            (v) Investments in existence on the Initial Borrowing Date and listed on Annex IX shall be permitted, without giving effect to any additions thereto or replacements thereof;

            (vi) (x) the Borrower may make intercompany loans and advances to any Subsidiary Guarantor, (y) any Subsidiary Guarantor may make intercompany loans and advances to the Borrower or any other Subsidiary Guarantor and (iii) the Borrower may make intercompany loans to Holdings for the purpose of making payments permitted pursuant to Sections 9.06(ii) and (iv) (loans pursuant to clauses (x), (y) and (z) of this clause (vi) collectively, "Intercompany Loans"), provided that (x) each Intercompany

      Loan shall be evidenced by an Intercompany Note and (y) each such Intercompany Note shall be pledged to the Collateral Agent pursuant to the Pledge Agreement;

            (vii) loans and advances by the Borrower and its Subsidiaries to officers and employees of Holdings and its Subsidiaries for moving and travel expenses and other similar expenses, in each case incurred in the ordinary course of business, in an aggregate outstanding principal amount not to exceed $2,500,000 at any time (determined without regard to any write-downs or write-offs of such loans and advances) shall be permitted;

            (viii) Holdings may acquire and hold obligations of one or more officers or other employees of Holdings or its Subsidiaries in connection with such officers' or employees' acquisition of shares of Holdings Common Stock, so long as no cash is actually advanced by Holdings or any of its Subsidiaries to such officers or employees in connection with the acquisition of any such obligations;

            (ix) Holdings may make equity contributions to the capital of the Borrower and the Borrower and the Subsidiary Guarantors may make cash equity contributions to their respective Subsidiaries which are Subsidiary Guarantors;

            (x) the Borrower and the Subsidiary Guarantors may make Permitted Acquisitions in accordance with the relevant requirements of Section 8.14 and the component definitions therein;

            (xi) Holdings and its Subsidiaries may own the capital stock of their respective Subsidiaries created or acquired in accordance with the terms of this Agreement;

            (xii) the Borrower and the Subsidiary Guarantors may make cash Investments in Wholly Owned Foreign Subsidiaries which are not Subsidiary Guarantors not to exceed $2,000,000 in the aggregate (determined without giving effect to any write-downs or write-offs thereof), net of any repayments to the Borrower or any such Subsidiary Guarantor;

            (xiii) the Borrower and its Subsidiaries may acquire and hold non-cash consideration issued by the purchaser of assets in connection with a sale of such assets to the extent permitted by Section 9.02(v);

            (xiv) the Borrower and its Subsidiaries may enter into Other Hedging Agreements in the ordinary course of business providing protection against fluctuations in currency values in connection with the Borrower's or any of its Subsidiaries' operations so long as management of the Borrower or such Subsidiary, as the case may be, has determined in good faith that the entering into of such Other Hedging Agreements are bona fide hedging activities and are not for speculative purposes; and

            (xv) the Borrower and its Subsidiaries may make Investments not otherwise permitted by clauses (i) through (xiv) of this Section 9.05 in an aggregate amount not to exceed $10,000,000 (determined without regard to any write-downs or write-offs thereof), net of cash payments of principal in the case of loans and cash equity returns (whether as a dividend or redemption) in the case of equity investments.

            9.06 Dividends; etc. Holdings will not, and will not permit any of its Subsidiaries to, declare or pay any dividends (other than dividends payable solely in common stock of Holdings or any such Subsidiary, as the case may be) or return any capital to, its stockholders, partners or other equity holders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders, partners or other equity holders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock or other equity interests, now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes, and Holdings will not permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock or other equity interests of Holdings or any other Subsidiary, as the case may be, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock or other equity interests) (all of the foregoing "Dividends"), except that:

            (i) (x) any Subsidiary of the Borrower may pay Dividends to the Borrower or any Wholly-Owned Subsidiary of the Borrower and (y) any non-Wholly-Owned Subsidiary of the Borrower may pay cash Dividends to its shareholders generally so long as the Borrower or its respective Subsidiary which owns the equity interest in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holding of the equity interest in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of equity interests of such Subsidiary);

            (ii) Holdings may redeem or purchase shares of Holdings Common Stock or options to purchase Holdings Common Stock, as the case may be, held by former officers or employees of Holdings or any of its Subsidiaries (or corporations owned by former officers or employees) following the termination of their employment and may make payments to former officers or employees of Holdings or any of its Subsidiaries in respect of certain tax liabilities arising from the exercise of options to purchase Holdings Common Stock, provided that (w) the only consideration paid by Holdings in respect of such redemptions, purchases and/or payments shall be cash and Shareholder Subordinated Notes, (x) the sum of (A) the aggregate amount paid by Holdings in cash in respect of all such redemptions purchases and/or payments plus (B) the aggregate amount of all cash payments made on Shareholder Subordinated Notes shall not exceed $2,000,000 in any fiscal year of Holdings, provided that any unused amount thereof may be carried forward and utilized for such purposes in any succeeding fiscal year of Holdings, and (y) at the time of any cash payment permitted to be made pursuant to this Section 9.06(ii), including any cash payment under a Shareholder Subordinated Note, no Default or Event of Default shall then exist or result therefrom;

            (iii) so long as no Default or Event of Default then exists or would result therefrom, the Borrower may pay cash Dividends to Holdings so long as the cash proceeds thereof are promptly used by Holdings for the purposes described in clause (ii) of this Section 9.06;

            (iv) so long as no Default or Event of Default then exists or would result therefrom, from and after January 1, 2004, the Borrower may pay cash Dividends to Holdings at the times, and in the amounts, necessary to enable Holdings to make regularly scheduled interest payments that are due and payable on the Seller Subordinated Notes to the extent that such cash interest payments are permitted to be made at such time pursuant to
      Section 8.20;

            (v) cash Dividends may be paid to Holdings so long as the proceeds thereof are promptly used by Holdings to pay operating expenses in the ordinary course of business (including, without limitation, professional fees and expenses) and other similar corporate overhead costs and expenses, provided that the aggregate amount of cash Dividends paid pursuant to this clause (v) shall at no time during any fiscal year of the Borrower exceed $1,000,000;

            (vi) the Borrower may pay cash Dividends to Holdings in the amounts and at the times of any payment by Holdings in respect of its taxes (or taxes of its consolidated group), provided that (x) the amount of cash Dividends paid pursuant to this clause (vi) to enable Holdings to pay taxes at any time shall not exceed the amount of such taxes owing by Holdings at such time for the respective period and (y) any refunds received by Holdings shall be promptly returned by Holdings to the Borrower;

            (vii) repurchases of capital stock of Holdings deemed to occur upon the exercise of stock options if such capital stock represents a portion of the exercise price thereof and so long as no cash is otherwise paid or distributed by Holdings or any of its Subsidiaries in connection therewith;

            (viii) Holdings may pay Dividends on its Qualified Preferred Stock solely through the issuance of additional shares of Qualified Preferred Stock and not in cash; and

            (ix) the Recapitalization shall be permitted.

            9.07 Transactions with Affiliates. Holdings will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of transactions with any Affiliate other than on terms and conditions substantially as favorable to Holdings or such Subsidiary as would be reasonably expected to be obtainable by Holdings or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate; provided that the following shall in any event be permitted:

            (i) the Transaction;

            (ii) transactions by Holdings and its Subsidiaries to the extent expressly permitted by Sections 8.18, 9.02, 9.04, 9.05 and 9.06;

            (iii) Odyssey may be paid an advisory fee in connection with the Transaction no later than 45 days after the Initial Borrowing Date in an aggregate amount not to exceed $4,000,000;

            (iv) customary fees may be paid to non-officer directors of Holdings;

            (v) Holdings and its Subsidiaries may enter into, and may make payments and perform its obligations (including by issuing and purchasing stock, making loans and incurring Indebtedness) under employment agreements, employee benefit plans, indemnification provisions, equity incentive plans and other similar compensatory arrangements with officers and directors of Holdings and its Subsidiaries in the ordinary course of business, in each case to the extent that such transactions are otherwise permitted by this Agreement; and

            (vi) the Borrower and its Wholly-Owned Subsidiaries may engage in any transaction among themselves to the extent otherwise expressly permitted under this Agreement.

In no event shall any management, consulting or similar fee be paid or payable by Holdings or any of its Subsidiaries to any Affiliate (other than the Borrower) except as specifically provided in clause (iii) of this Section 9.07.

            9.08 Capital Expenditures. (a) Holdings will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures, except that
(i) during the period from the Initial Borrowing Date through and including September 30, 1999, the Borrower and its Subsidiaries may make Capital Expenditures in an aggregate amount not to exceed $6,500,000 and (ii) during any fiscal year of the Borrower set forth below (taken as one accounting period), the Borrower and its Subsidiaries may make Capital Expenditures so long as the aggregate amount of such Capital Expenditures does not exceed the amount set forth below opposite such fiscal year:


                 Fiscal Year Ending                      Amount
                 ------------------                      ------
                 September 30, 2000                   $6,500,000
                 September 30, 2001                   $6,500,000
                 September 30, 2002                   $6,500,000
                 September 30, 2003                   $6,500,000
                 September 30, 2004                   $6,500,000
                 September 30, 2005                   $7,500,000
                 September 30, 2006                   $8,000,000


From and after the consummation of any Permitted Acquisition, each of the Capital Expenditure amounts set forth above in this clause (a) shall be increased by an amount equal to 20% of the Acquired EBITDA of the respective Acquired Entity or Business acquired in each such Permitted Acquisition for the most recently ended 12 month period for which financial statements are available for such Acquired Entity or Business (as certified in the respective officer's certificate delivered pursuant to clause (xi) of Section 8.14(a)), provided that the Capital Expenditure amount for the fiscal year in which such Permitted Acquisition is consummated shall only be increased by the amount set forth above in this sentence multiplied by a fraction the numerator of which is the number of days remaining in such fiscal year and the denominator of which is 365.

            (b) Notwithstanding the foregoing, in the event that the amount of Capital Expenditures permitted to be made by the Borrower and its Subsidiaries pursuant to clause (a) above in any fiscal year of the Borrower (before giving effect to any increase in such permitted Capital Expenditure amount pursuant to this clause (b)) is greater than the amount of Capital Expenditures actually made by the Borrower and its Subsidiaries during such fiscal year, the lesser of
(x) such excess and (y) 50% of the applicable permitted scheduled Capital Expenditure amount as set forth in such clause (a) may be carried forward and utilized to make Capital Expenditures in the immediately succeeding fiscal year, provided that no amounts once carried forward pursuant to this Section 9.08(b) may be carried forward to any fiscal year thereafter and such amounts may only be utilized after the Borrower and its Subsidiaries have utilized in full the permitted Capital Expenditure amount for such fiscal year as set forth in the table in clause (a) above (without giving effect to any increase in such amount pursuant to this clause (b)).

            (c) Notwithstanding the foregoing, the Borrower and its Subsidiaries may make additional Capital Expenditures (which Capital Expenditures will not be included in any determination under Section 9.08(a)) with the Net Sale Proceeds of Asset Sales to the extent such proceeds are not required to be applied to repay Term Loans or reduce the Total Revolving Loan Commitment pursuant to
Section 4.02(d) or Section 3.03(e), as the case may be.

            (d) Notwithstanding the foregoing, the Borrower and its Subsidiaries may make additional Capital Expenditures (which Capital Expenditures will not be included in any determination under Section 9.08(a)) with the insurance proceeds received by the Borrower or any of its Subsidiaries from any Recovery Event so long as such Capital Expenditures are to replace or restore any properties or assets in respect of which such proceeds were paid within one year following the date of the receipt of such insurance proceeds to the extent such insurance proceeds are not required to be applied to repay Term Loans or reduce the Total Revolving Loan Commitment pursuant to Section 4.02(g) or Section 3.03(e), as the case may be.

            (e) Notwithstanding the foregoing, the Borrower and the Subsidiary Guarantors may make additional Capital Expenditures (which Capital Expenditures will not be included in any determination under Section 9.08(a)) constituting Permitted Acquisitions effected in accordance with the requirements of Section 8.14.

            9.09 Minimum Consolidated EBITDA. Holdings and the Borrower will not permit Consolidated EBITDA for any Test Period ending on the last day of a fiscal quarter of Holdings set forth below to be less than the respective amount set forth opposite such fiscal quarter below:

                       Fiscal
                   Quarter Ending

                     Closest to                                       Amount
                     ----------                                       ------
       December 31, 1998                                           $40,000,000
       March 31, 1999                                              $40,000,000
       June 30, 1999                                               $40,000,000
       September 30, 1999                                          $44,000,000
       December 31, 1999                                           $44,000,000
       March 31, 2000                                              $44,000,000
       June 30, 2000                                               $44,000,000
       September 30, 2000                                          $47,000,000
       December 31, 2000                                           $47,000,000
       March 31, 2001                                              $47,000,000
       June 30, 2001                                               $47,000,000
       September 30, 2001                                          $50,000,000
       December 31, 2001                                           $50,000,000
       March 31, 2002                                              $50,000,000
       June 30, 2002                                               $50,000,000
       September 30, 2002                                          $55,000,000
       December 31, 2002                                           $55,000,000
       March 31, 2003                                              $55,000,000
       June 30, 2003                                               $55,000,000
       September 30, 2003
       and the last day of each fiscal quarter of
       Holdings ending thereafter                                  $60,000,000

From and after the consummation of any Permitted Acquisition, each of the amounts set forth above in this Section 9.09 shall be increased by an amount equal to 80% of the Acquired EBITDA of the respective Acquired Entity or Business acquired in each such Permitted Acquisition for the most recently ended 12 month period for which financial statements are available for such Acquired Entity or Business (as certified in the respective officer's certificate delivered pursuant to clause (xi) of Section 8.14(a)), provided that each of the amounts set forth above in this Section 9.09 in respect of each Test Period ending prior to the 12 month anniversary of such Permitted Acquisition shall only be increased by the product of 80% of such Acquired EBITDA multiplied by a fraction the numerator of which is the number of days between the date of the consummation of such Permitted Acquisition and the last day of each such Test Period and the denominator of which is 365.

            9.10 Consolidated Interest Coverage Ratio. Holdings and the Borrower will not permit the Consolidated Interest Coverage Ratio for any Test Period ending on the last day of a fiscal quarter of Holdings set forth below to be less than the ratio set forth opposite such fiscal quarter below:

                   Fiscal Quarter


                  Ending Closest to                                     Ratio
                  -----------------                                     -----
      March 31, 1999                                                  1.75:1.00
      June 30, 1999                                                   1.75:1.00
      September 30, 1999                                              1.75:1.00
      December 31, 1999                                               1.75:1.00
      March 31, 2000                                                  2.00:1.00
      June 30, 2000                                                   2.00:1.00
      September 30, 2000                                              2.00:1.00
      December 31, 2000                                               2.00:1.00
      March 31, 2001                                                  2.00:1.00
      June 30, 2001                                                   2.00:1.00
      September 30, 2001                                              2.25:1.00
      December 31, 2001                                               2.25:1.00
      March 31, 2002                                                  2.25:1.00
      June 30, 2002                                                   2.25:1.00
      September 30, 2002
      and the last day of each fiscal quarter of
      Holdings ending thereafter                                      2.50:1.00

            9.11 Total Leverage Ratio. Holdings and the Borrower will not permit the Total Leverage Ratio at any time during a period set forth below to exceed the respective ratio set forth opposite such period below:

                       Period                                           Ratio
                       ------                                           -----
      Initial Borrowing Date through and
        including the day before the last day of
        Holdings' fiscal quarter ending closest
        to March 31, 1999                                              5.75:1.00

      The last day of Holdings' fiscal quarter
        ending closest to March 31, 1999
        through and including the day before the
        last day of Holdings' fiscal quarter
        ending closest to September 30, 1999                           5.50:1.00

      The last day of Holdings' fiscal quarter
        ending closest to September 30, 1999
        through and including the day before the
        last day of Holdings' fiscal quarter ending
        closest to December 31, 1999                                   5.25:1.00

      The last day of Holdings' fiscal quarter


        ending closest to December 31, 1999 through
        and including the day before the last day
        of Holdings' fiscal quarter ending closest to
        September 30, 2000                                             5.00:1.00

      The last day of Holdings' fiscal quarter
        ending closest to September 30, 2000
        through and including the day before the
        last day of Holdings' fiscal quarter ending
        closest to September 30, 2001                                  4.75:1.00

      The last day of Holdings' fiscal quarter
        ending closest to September 30, 2001 through
        and including the day before the last day of
        Holdings' fiscal quarter ending closest to
        September 30, 2002                                             4.00:1.00

      Thereafter                                                       3.50:1.00

            9.12 Limitation on Voluntary Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements etc. (a) Holdings will not, and will not permit any of its Subsidiaries to:

            (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of (including in each case, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due), any Senior Subordinated Notes;

            (ii) make (or give any notice in respect of) any voluntary, optional or mandatory payment or prepayment on or redemption or acquisition for value of (including, in each case, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purposes of paying when due), any Seller Subordinated Notes, Shareholder Subordinated Notes or Additional Subordinated Debt or make any other payment in respect thereof (whether for principal, interest or other amounts) except as otherwise expressly permitted by Section 8.20 or 9.06(ii), as applicable;

            (iii) amend or modify, or permit the amendment or modification of, any provision of any Senior Subordinated Note Document, any Seller Subordinated Note Document, any Shareholder Subordinated Note or any Additional Subordinated Debt;

            (iv) amend, modify or change its certificate or articles of incorporation (including, without limitation, by the filing or modification of any certificate or articles of designation) or by-laws (or the equivalent organizational documents) or any agreement entered into by it with respect to its capital stock (including any Shareholders' Agreement), or enter into any new agreement with respect to its capital stock, unless such amendment, modification, change or other action contemplated by this clause (iv) could not reasonably be expected to be adverse to the interests of the Lenders in any material respect; or

            (v) amend, modify or change any provision of (x) any Management Agreement, unless such amendment, modification or change could not reasonably be expected to be adverse to the interests of the Lenders (although no amendment or change may be made to any monetary term thereof) or (y) any Tax Allocation Agreement or enter into any new tax sharing agreement, tax allocation agreement or similar agreement without the prior written consent of the Administrative Agent.

            (b) Neither Holdings nor any of its Subsidiaries shall designate any Indebtedness, other than the Obligations, as "Designated Senior Debt" for purposes of the Senior Subordinated Notes, the other Senior Subordinated Note Documents, the Seller Subordinated Notes and the other Seller Subordinated Note Documents.

            9.13 Limitation on Issuance of Capital Stock. (a) Holdings will not, and will not permit any of its Subsidiaries to, issue (i) any preferred stock (or any options, warrants or rights to purchase preferred stock) other than Qualified Preferred Stock of Holdings or (ii) any redeemable common stock (other than common stock that is redeemable at the sole option of Holdings or such Subsidiary).

            (b) Holdings will not permit any of its Subsidiaries to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except (i) for transfers and replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and additional issuances which do not decrease the percentage ownership of Holdings or any of its Subsidiaries in any class of the capital stock of such Subsidiaries, (iii) to qualify directors to the extent required by applicable law, (iv) Subsidiaries formed after the Initial Borrowing Date pursuant to Section 9.15 may issue capital stock in accordance with the requirements of Section 9.15 and (v) for additional issuances of capital stock as a result of capital contributions made pursuant to Sections 9.05 (ix) and
(xii). All capital stock issued in accordance with this Section 9.13(b) shall, to the extent required by the Pledge Agreement, be delivered to the Collateral Agent for pledge pursuant to the Pledge Agreement.

            9.14 Limitation on Certain Restrictions on Subsidiaries. Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective, any encumbrance or restriction on the ability of any such Subsidiary to (x) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by Holdings or any of its Subsidiaries, or pay any Indebtedness owed to Holdings or a Subsidiary of Holdings, (y) make loans or advances to Holdings or any Subsidiary of Holdings or (z) transfer any of its properties or assets to Holdings or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) the Senior Subordinated Note Documents and the Seller Subordinated Note Documents, (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or a Subsidiary of the Borrower, (v) customary provisions restricting assignment of any licensing agreement entered into by the Borrower or any Subsidiary of the Borrower in the ordinary course of business and (vi) restrictions on the transfer of any assets subject to a Lien permitted by Sections 9.03(iv), (x), (xi), (xii) and (xv).

            9.15 Limitation on the Creation of Subsidiaries and Joint Ventures.
(a) Notwithstanding anything to the contrary contained in this Agreement, Holdings will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Effective Date any Subsidiary; provided that the Borrower and its Wholly-Owned Subsidiaries shall be permitted to establish, create and, to the extent permitted by Section 8.14, acquire Wholly-Owned Subsidiaries so long as, in each case, (i) at least 10 Business Days' prior written notice thereof is given to the Administrative Agent, (ii) the capital stock of such new Subsidiary is promptly pledged pursuant to, and to the extent required by, this Agreement and the Pledge Agreement and the certificates, if any, representing such stock, together with stock powers duly executed in blank, are delivered to the Collateral Agent, (iii) such new Subsidiary (other than a Foreign Subsidiary except to the extent otherwise required pursuant to Section 8.12) promptly executes a counterpart of the Subsidiaries Guaranty, the Pledge Agreement and the Security Agreement, and (iv) to the extent requested by the Administrative Agent or the Required Lenders, takes all actions required pursuant to Section 8.11. In addition, each new Subsidiary that is required to execute any Credit Document shall execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in Section 5 as such new Subsidiary would have had to deliver if such new Subsidiary were a Credit Party on the Initial Borrowing Date.

            (b) Holdings will not, and will not permit any of its Subsidiaries to, enter into any partnerships (except to the extent that such partnership is a Wholly-Owned Subsidiary of the Borrower) or joint ventures, except as otherwise permitted by Section 9.05(xv).

            SECTION 10. Events of Default. Upon the occurrence of any of the following specified events (each, an "Event of Default"):

            10.01 Payments. The Borrower shall (i) default in the payment when due of any principal of the Loans or (ii) default, and such default shall continue for three or more Business Days, in the payment when due of any Unpaid Drawing, any interest on the Loans or Unpaid Drawings or any Fees or any other amounts owing hereunder or under any other Credit Document; or

            10.02 Representations, etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or in any statement or certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

            10.03 Covenants. Any Credit Party shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in Sections 8.01(f)(i), 8.10, 8.13, 8.14, 8.18, 8.20 or 9, or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 10.01, 10.02 or clause (a) of this Section 10.03) contained in this Agreement and such default shall continue unremedied for a period of at least 30 days after notice to the defaulting party by the Administrative Agent or the Required Lenders; or

            10.04 Default Under Other Agreements. (a) Holdings or any of its Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due prior to its stated maturity or (b) any Indebtedness (other than the Obligations) of Holdings or any of its Subsidiaries shall be declared to be due and payable, or shall be required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment (unless such required prepayment or mandatory prepayment results from a default thereunder or an event of the type that constitutes an Event of Default), prior to the stated maturity thereof; provided that it shall not constitute an Event of Default pursuant to clause (a) or (b) of this Section 10.04 unless the principal amount of any one issue of such Indebtedness, or the aggregate amount of all such Indebtedness referred to in clauses (a) and (b) above, equals or exceeds $2,000,000 at any one time; or

            10.05 Bankruptcy, etc. Holdings or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against Holdings or any of its Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Holdings or any of its Subsidiaries; or Holdings or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings or any of its Subsidiaries; or there is commenced against Holdings or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or Holdings or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Holdings or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Holdings or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by Holdings or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

            10.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph
(b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, the PBGC shall have requested orally or in writing that Holdings or any Subsidiary of Holdings or any ERISA Affiliate post a bond or furnish security to the PBGC or make additional contributions to a Plan on account of a Reportable Event which has occurred with respect to a Plan, or the PBGC shall have notified Holdings or any Subsidiary of Holdings or any ERISA Affiliate orally or in writing that the PBGC intends to take any action as a result of a Reportable Event, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan or Multiemployer Plan or a Foreign Pension Plan has not been timely made, Holdings or any Subsidiary of Holdings or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan or Multiemployer Plan under
Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of
ERISA or Section 401(a)(29), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or Holdings or any Subsidiary of Holdings has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans, a "default" within the meaning of Section 4219(c)(5) of ERISA, shall occur with respect to any Plan or Multiemployer Plan, any applicable law, rule or regulation is adopted, changed or interpreted, or the interpretation or administration thereof is changed, in each case after the date hereof, by any governmental authority or agency or by any court (a "Change of Law"), or, as a result of a Change in Law, an event occurs following a Change in Law, with respect to or otherwise affecting any Plan or Multiemployer Plan; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually and/or in the aggregate, in the reasonable opinion of the Required Lenders, has had, or could reasonably be expected to have, a Material Adverse Effect; or

            10.07 Security Documents. (a) Except in each case to the extent resulting from the failure of the Collateral Agent to retain possession of the applicable Certificated Securities (as defined in the Pledge Agreement), any Security Document shall cease to be in full force and effect, or shall cease to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 9.03), and subject to no other Liens (except as permitted by Section 9.03), (b) any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to
Section 3.2, 3.3, 5, 15 or 17 of the Pledge Agreement or Section 2.3, 2.4, 2.5, 2.7, 3.6, 4.2, 4.6, 5.2, 5.6 or 6.1 of the Security Agreement and such default shall continue unremedied for a period of at least 30 days or (c) any Credit Party shall default in the due performance or observance of any other term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and such default shall continue unremedied for a period of at least 30 days after notice to the defaulting party by the Administrative Agent or the Required Lenders; or

            10.08 Guaranties. Any Guaranty or any provision thereof shall cease to be in full force and effect, or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under any Guaranty; or

            10.09 Judgments. One or more judgments or decrees shall be entered against Holdings or any of its Subsidiaries involving a liability (to the extent not paid or not fully covered by a reputable and solvent insurance company) of $2,000,000 or more for all such judgments and decrees and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

            10.10 Change of Control. A Change of Control shall have occurred;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against any Guarantor or the Borrower, except as otherwise specifically provided for in this Agreement (provided that if an Event of Default specified in Section 10.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately and any Commitment Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and all Obligations owing hereunder (including Unpaid Drawings) to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) enforce, as Collateral Agent (or direct the Collateral Agent to enforce), any or all of the Liens and security interests created pursuant to the Security Documents; (iv) terminate any Letter of Credit which may be terminated in accordance with its terms; (v) direct the Borrower to pay (and the Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 10.05, to pay) to the Collateral Agent at the Payment Office such additional amounts of cash, to be held as security for the Borrower's reimbursement obligations in respect of Letters of Credit then outstanding, equal to the aggregate Stated Amount of all Letters of Credit then outstanding; and (vi) apply any cash collateral as provided in Section 4.02.

            SECTION 11. Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

            "A Term Loan" shall have the meaning provided in Section 1.01(a).

            "A Term Loan Commitment" shall mean, with respect to each Lender, the amount set forth opposite such Lender's name in Annex I directly below the column entitled "A Term Loan Commitment," as the same may be terminated pursuant to Sections 3.03 and/or Section 10.

            "A Term Loan Maturity Date" shall mean November 15, 2004.

            "A Term Note" shall have the meaning provided in Section 1.05(a).

            "Acquired EBITDA" of any Acquired Entity or Business acquired pursuant to a Permitted Acquisition shall mean the consolidated "EBITDA" of such Acquired Entity or Business calculated on a basis consistent with the calculation of Consolidated EBITDA under this Agreement and reasonably approved by the Administrative Agent.

            "Acquired Entity or Business" shall have the meaning provided in the definition of "Permitted Acquisition."

            "Additional Security Documents" shall have the meaning provided in
Section 8.11.

            "Additional Subordinated Debt" shall have the meaning provided in
Section 9.04(xv).

            "Adjusted Consolidated Net Income" shall mean, for any period, Consolidated Net Income for such period plus, without duplication, the sum of the amount of all net non-cash charges (including, without limitation, depreciation, amortization, deferred tax expense and non-cash interest expense) and net non-cash losses which were included in arriving at Consolidated Net Income for such period, less the amount of all net non-cash gains (exclusive of items reflected in Adjusted Consolidated Working Capital) which were included in arriving at Consolidated Net Income for such period.

            "Adjusted Consolidated Working Capital" shall mean, at any time, Consolidated Current Assets (but excluding therefrom all cash, Cash Equivalent and deferred income taxes to the extent otherwise included therein) less Consolidated Current Liabilities.

            "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to Section 12.10.

            "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited, to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person; provided, however, that for purposes of Section 9.07, an Affiliate of Holdings shall include any Person that directly or indirectly owns more than 5% of any class of the capital stock of Holdings and any officer or director of Holdings or any such Person.

            "Agent" shall mean and include the Administrative Agent and the Syndication Agent.

            "Agreement" shall mean this Credit Agreement, as the same may be from time to time modified, amended and/or supplemented.

            "Applicable Base Rate Margin" shall mean:

            (a) in the case of A Term Loans, Revolving Loans and Swingline Loans maintained as Base Rate Loans, (i) for the period from the Initial Borrowing Date through but not including the first Start Date after the Initial Borrowing Date, 2.50% and (ii) from and after any Start Date to and including the corresponding End Date, the respective percentage per annum set forth in clause (A), (B), (C) or (D) below if, but only if, as of the Test Date for such Start Date the applicable condition set forth in clause (A), (B), (C), or (D) below, as the case may be, is met:

                  (A) 2.50% if, but only if, as of the Test Date for such Start
            Date the Total Leverage Ratio for the Test Period ended on such Test Date shall be greater than or equal to 4.00:1.00;

                  (B) 2.25% if, but only if, as of the Test Date for such Start
            Date the Total Leverage Ratio for the Test Period ended on such Test Date shall be less than 4.00:1.00 and greater than or equal to 3.00:1.00;

                  (C) 2.00% if, but only if, as of the Test Date for such Start
            Date the Total Leverage Ratio for the Test Period ended on such Test Date shall be less than 3.00:1.00 but greater than or equal to 2.50:1.00; or

                  (D) 1.75% if, but only if, as of the Test Date for such Start
            Date the Total Leverage Ratio for the Test Period ended on such Test Date shall be less than 2.50:1.00

Notwithstanding anything to the contrary contained above in this clause (a), (x) each of the percentages set forth above in this definition which would otherwise be in effect for any Applicable Margin Period shall be reduced by .25% from and after the respective Start Date to and including the corresponding End Date for such Applicable Margin Period if, but only if, as of the Test Date for such Start Date both the Senior Leverage Ratio for the Test Period ended on such Test Date shall be less than 2.75:1.00 and the Consolidated Interest Coverage Ratio for such Test Period shall be greater than 1.80:1.00 and (y) the Applicable Base Rate Margin for A Term Loans, Revolving Loans and Swingline Loans shall be 2.50% at all times when a Default or an Event of Default shall exist; and

            (b) in the case of B Term Loans maintained as Base Rate Loans,
      3.00%.

            "Applicable Eurodollar Rate Margin" shall mean:

            (a) in the case of A Term Loans and Revolving Loans maintained as Eurodollar Loans, (i) for the period from the Initial Borrowing Date through but not including the first Start Date after the Initial Borrowing Date, 3.50% and (ii) from and after any Start Date to and including the corresponding End Date, the respective percentage per annum set forth in clause (A), (B), (C) or (D) below if, but only if, as of the Test Date for such Start Date the applicable condition set forth in clause (A), (B), (C) or (D) below, as the case may be, is met:

                  (A) 3.50% if, but only if, as of the Test Date for such Start
            Date the Total Leverage Ratio for the Test Period ended on such Test Date shall be greater than or equal to 4.00:1.00;

                  (B) 3.25% if, but only if, as of the Test Date for such Start
            Date the Total Leverage Ratio for the Test Period ended on such Test Date shall be less than 4.00:1.00 and greater than or equal to 3.00:1.00;

                  (C) 3.00% if, but only if, as of the Test Date for such Start
            Date the Total Leverage Ratio for the Test Period ended on such Test Date shall be less than 3.00:1.00 and greater than or equal to 2.50:1.00; or

                  (D) 2.75% if, but only if, as of the Test Date for such Start
            Date the Total Leverage Ratio for the Test Period ended on such Test Date shall be less than 2.50:1.00.

Notwithstanding anything to the contrary contained above in this clause (a), (x) each of the percentages set forth above in this definition which would otherwise be in effect for any Applicable Margin Period shall be reduced by .25% from and after the respective Start Date to and including the corresponding End Date for such Applicable Margin Period if, but only if, as of the Test Date for such Start Date both the Senior Leverage Ratio for the Test Period ended on such Test Date shall be less than 2.75:1.00 and the Consolidated Interest Coverage Ratio for such Test Period shall be greater than 1.80:1.00 and (y) the Applicable Eurodollar Rate Margin for A Term Loans and Revolving Loans maintained as Eurodollar Loans shall be 3.50% at all times when a Default or an Event of Default shall exist; and

            (b) in the case of B Term Loans maintained as Eurodollar Loans, 4.00%.

            "Applicable Margin Period" shall mean each period which shall commence on a date on which the financial statements are delivered pursuant to
Section 8.01(b) or (c), as the case may be, and which shall end on the earlier of (i) the date of actual delivery of the next financial statements pursuant to
Section 8.01(b) or (c), as the case may be, and (ii) the latest date on which the next financial statements are required to be delivered to Section 8.01(b) or
(c), as the case may be, provided that the first Applicable Margin Period shall commence with the delivery of the financial statements in respect of the Test Period ending on (x) in the case of determining the Senior Leverage Ratio and the Consolidated Interest Coverage Ratio for any Test Period, the last day of Holdings' fiscal quarter ending closest to March 31, 1999, and (y) in the case of determining the Total Leverage Ratio for any Test Period, the last day of Holdings' fiscal quarter ending closest to June 30, 1999.

            "Asset Sale" shall mean any sale, transfer or other disposition by Holdings or any of its Subsidiaries to any Person other than Holdings or any Wholly-Owned Subsidiary of Holdings of any asset (including, without limitation, any capital stock or other securities of another Person, but excluding the sale by such Person of its own capital stock) of Holdings or such Subsidiary other than (i) sales, transfers or other dispositions of inventory made in the ordinary course of business and (ii) sales of assets pursuant to Sections 9.02(iv), (vi), (vii) and (x).

            "Assignment and Assumption Agreement" shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit K (appropriately completed).

            "Authorized Officer" shall mean, with respect to (i) delivering Notices of Borrowing, Notices of Conversion, Letter of Credit Requests and similar notices, the treasurer or other financial officer of the Borrower, (ii) delivering financial information and officer's certificates pursuant to this Agreement, the treasurer or other senior financial officer of Holdings or the Borrower, as appropriate, and (iii) any other matter in connection with this Agreement or any other Credit Document, any officer (or a person or persons so designated by any two officers) of Holdings or the Borrower, in each case to the extent reasonably acceptable to the Administrative Agent.

            "B Term Loan" shall have the meaning provided in Section 1.01(b).

            "B Term Loan Commitment" shall mean, with respect to each Lender, the amount set forth opposite such Lender's name in Annex I directly below the column entitled "B Term Loan Commitment," as the same may be terminated pursuant to Sections 3.03 and/or Section 9.

            "B Term Loan Maturity Date" shall mean May 15, 2006.

            "B Term Note" shall have the meaning provided in Section 1.05(a).

            "Bankruptcy Code" shall have the meaning provided in Section 10.05.

            "Base Rate" shall mean at any time, the higher of (x) the rate which is 1/2 of 1% in excess of the Federal Funds Rate and (y) the Prime Lending Rate.

            "Base Rate Loan" shall mean (i) each Swingline Loan and (ii) each other Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

            "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

            "Borrowing" shall mean and include (i) the borrowing of Swingline Loans from BTCo on a given date and (ii) the borrowing of one Type of Loan pursuant to a single Tranche by the Borrower from all of the Lenders having Commitments with respect to such Tranche on a pro rata basis on a given date (or resulting from conversions on a given date), having in the case of Eurodollar Loans the same Interest Period; provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of any related Borrowing of Eurodollar Loans.

            "BTCo" shall mean Bankers Trust Company, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise. "Business Day" shall mean (i) for all purposes other than as covered by clause
(ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market.

            "Calculation Period" shall have the meaning provided in Section
8.14.

            "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with GAAP, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with GAAP) and the amount of all Capitalized Lease Obligations incurred by such Person.

            "Capital Lease," as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

            "Capitalized Lease Obligations" shall mean, with respect to any Person, all obligations under Capital Leases of such Person and or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

            "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's, (iii) time deposits, certificates of deposit and bankers' acceptances of any Lender or any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof, the District of Columbia or any foreign jurisdiction having capital, surplus and undivided profits aggregating in excess of $500,000,000 and having a long-term unsecured debt rating of at least "A" or the equivalent thereof from S&P's or "A2" or the equivalent thereof from Moody's, with maturities of not more than one year from the date of acquisition by such Person, (iv) repurchase agreements with a term of not more than 30 days, involving securities of the types described in preceding clause (i), and entered into with commercial banks meeting the requirements of preceding clause (iii), (v) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's and in each case maturing not more than one year after the date of acquisition by such Person, (vi) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (v) above and (vii) demand deposit accounts maintained in the ordinary course of business.

            "Change of Control" shall mean, at any time and for any reason whatsoever, (i) Holdings shall cease to own directly 100% on a fully diluted basis of the economic and voting interest in the Borrower's capital stock or
(ii) Odyssey and its Affiliates shall cease to own on a fully diluted basis in the aggregate at least 51% of the economic and voting interest in Holdings' capital stock or (iii) a "change of control" or similar event shall occur as provided in the Senior Subordinated Note Documents or the Seller Subordinated Note Documents.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

            "Collateral" shall mean all of the Collateral as defined in each of the Security Documents.

            "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors.

            "Collective Bargaining Agreements" shall have the meaning provided in Section 5.13.

            "Commitment Fee" shall have the meaning provided in Section 3.01(a).

            "Consolidated Current Assets" shall mean, at any time, the current assets of Holdings and its Subsidiaries at such time determined on a consolidated basis.

            "Consolidated Current Liabilities" shall mean, at any time, the current liabilities of Holdings and its Subsidiaries determined on a consolidated basis, but excluding deferred income taxes, and the current portion of and accrued but unpaid interest on any Indebtedness under this Agreement and any other long-term Indebtedness which would otherwise be included therein.

            "Consolidated Debt" shall mean, at any time, the sum of (without duplication) (i) all Indebtedness of Holdings and its Subsidiaries as would be required to be reflected on the liability side of a balance sheet of such Person in accordance with GAAP as determined on a consolidated basis, (ii) all Indebtedness of Holdings and its Subsidiaries of the type described in clause
(iii) of the definition of Indebtedness and (iii) all Contingent Obligations of Holdings and its Subsidiaries in respect of Indebtedness of other Persons of the type referred to in preceding clauses (i) and (ii) of this definition; provided that for purposes of this definition, (x) the amount of Indebtedness in respect of Interest Rate Protection Agreements shall be at any time the unrealized net loss position, if any, of Holdings and/or its Subsidiaries thereunder on a marked-to-market basis determined no more than one month prior to such time, and
(y) the Seller Subordinated Notes and the Shareholder Subordinated Notes shall not be treated as Consolidated Debt.

            "Consolidated EBIT" shall mean, for any period, Consolidated Net Income for such period before consolidated interest expense of Holdings and its Subsidiaries for such period (to the extent deducted in arriving at Consolidated Net Income) and provision for taxes based on income that were included in arriving at Consolidated Net Income for such period without giving effect (x) to any extraordinary gains or losses and (y) to any gains or losses from sales of assets other than from sales of inventory in the ordinary course of business.

            "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT for such period, adjusted by (x) adding thereto the amount of all amortization and depreciation that were deducted in arriving at Consolidated EBIT for such period and determined without giving effect to (without duplication) (i) any expenses incurred in connection with the Transaction before the six month anniversary of the Initial Borrowing Date and otherwise disclosed in the Senior Subordinated Note Offering Memorandum, (ii) any non-cash charges incurred in such period to the extent that such non-cash charges do not give rise to a liability that would be required to be reflected on the consolidated balance sheet of the Borrower and so long as no cash payments or cash expenses will be associated therewith (whether in the current period or any future period) and
(iii) any non-cash compensation charges incurred in such period, in each case to the extent that same were deducted in arriving at Consolidated EBIT for such period and (y) subtracting therefrom the amount of all cash payments made in such period to the extent that same relate to a non-cash compensation charge incurred in a previous period; it being understood that (x) Consolidated EBITDA for Holdings' fiscal quarters ended closest to September 30, 1998, June 30, 1998, March 31, 1998 and December 31, 1997, was $11,000,000, $11,300,000,
$11,500,000 and $9,700,000, respectively, and (y) in determining the Total Leverage Ratio and the Senior Leverage Ratio only, Consolidated EBITDA for any period shall be calculated on a Pro Forma Basis to give effect to any Acquired Entity or Business acquired during such period pursuant to a Permitted Acquisition and not subsequently sold or otherwise disposed of by Holdings or any of its Subsidiaries during such period.

            "Consolidated Interest Coverage Ratio" shall mean, for any period the ratio of Consolidated EBITDA to Consolidated Interest Expense for such period.

            "Consolidated Interest Expense" shall mean, for any period, the total consolidated interest expense of Holdings and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capitalized Lease Obligations of Holdings and its Subsidiaries representing the interest factor for such period, and capitalized interest expense, plus the amount of all cash Dividend requirements (whether or not declared or paid) on preferred stock paid or accrued or scheduled to be paid or accrued during such period, but excluding (i) the amortization of any deferred financing costs or of any costs in respect of any Interest Rate Protection Agreement, (ii) any interest expense on the Shareholder Subordinated Notes, and (iii) any interest expense on the Seller Subordinated Notes to the extent that same is not paid or payable in cash for such period; provided, however, that (x) in the case of the Test Period ending closest to March 31, 1999, Consolidated Interest Expense for such Test Period shall be the actual Consolidated Interest Expense for the period commencing on the first day of Holdings' fiscal quarter commencing closest to January 1, 1999 and ending on the last of Holdings' fiscal quarter ending closest to March 31, 1999 multiplied by 4, (y) in the case of the Test Period ending closest to June 30, 1999, Consolidated Interest Expense for such Test Period shall be the actual Consolidated Interest Expense for the period commencing on the fist day of Holdings' fiscal quarter commencing closest to January 1, 1999 and ending on the last day of Holdings' fiscal quarter ending closest to June 30, 1999 multiplied by 2, and (z) in the case of the Test Period ending on September 30, 1999, Consolidated interest Expense for such Test Period shall be the actual Consolidated Interest Expense for the period commencing on the first day of Holdings' fiscal quarter commencing closest to January 1, 1999 and ending on September 30, 1999 multiplied by a fraction the numerator of which is 4 and the denominator of which is 3.

            "Consolidated Net Income" shall mean, for any period, the net after tax income of Holdings and its Subsidiaries determined on a consolidated basis for such period (after any deduction for minority interests), provided that (i) in determining Consolidated Net Income, the net income of any other Person which is not a Subsidiary of Holdings or is accounted for by Holdings by the equity method of accounting shall be included only to the extent of the payment of cash dividends or distributions by such other Person to Holdings or a Subsidiary thereof during such period, (ii) the net income of any Subsidiary of Holdings (other than the Borrower) shall be excluded to the extent that the declaration or payment of cash dividends or similar distributions by that Subsidiary of that net income is not at the date of determination permitted by operation of its charter or any agreement, instrument or law applicable to such Subsidiary, and
(iii) the net income (or loss) of any other Person acquired by such specified Person or a Subsidiary of such Person in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded.

            "Contingent Obligations" shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of the other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection or standard contractual indemnities entered into, in each case in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

            "Credit Documents" shall mean this Agreement, the Notes, the Subsidiaries Guaranty and each Security Document.

            "Credit Event" shall mean the making of a Loan (other than a Revolving Loan made pursuant to a Mandatory Borrowing) or the issuance of a Letter of Credit.

            "Credit Party" shall mean Holdings, the Borrower and each Subsidiary Guarantor.

            "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

            "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

            "Dividend" shall have the meaning provided in Section 9.06.

            "Domestic Subsidiary" shall mean each Subsidiary of Holdings incorporated or organized in the United States or any State or territory thereof.

            "Effective Date" shall have the meaning provided in Section 13.10.

            "Eligible Transferee" shall mean and include a commercial bank, financial institution, any fund that invests in loans or any other "accredited investor" (as defined in Regulation D of the Securities Act).

            "Employee Benefit Plans" shall have the meaning set forth in Section 5.13.

            "Employment Agreements" shall have the meaning provided in Section 5.13.

            "End Date" shall mean, for any Applicable Margin Period, the last day of such Applicable Margin Period.

            "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any violation (or alleged violation) by Holdings or any of its Subsidiaries under any Environmental Law (hereafter "Claims") or any permit issued to Holdings or any of its Subsidiaries under any such law, including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

            "Environmental Law" shall mean any applicable federal, state or local statute, law, rule, regulation, ordinance, code or rule of common law now or hereafter in effect and in each case as amended, and any legally binding judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment (for purposes of this definition (collectively, "Laws")), relating to the environment, or Hazardous Materials or health and safety to the extent such health and safety issues relate to the occupational exposure to Hazardous Materials, or any such similar Laws.

            "Equity Financing" shall mean the issuance by Holdings of Holdings Common Stock on the Initial Borrowing Date to Odyssey, its Affiliates and other investors reasonably satisfactory to the Agents.

            "Equity Financing Documents" shall mean and include all of the agreements governing, or relating to, the Equity Financing.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

            "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with Holdings or a Subsidiary of Holdings would be deemed to be a "single employer" (i) within the meaning of Section 414(b), (c),
(m) or (o) of the Code or (ii) as a result of Holdings or a Subsidiary of Holdings being or having been a general partner of such person.

            "Eurodollar Loans" shall mean each Loan (other than a Swingline
Loan) designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

            "Eurodollar Rate" shall mean with respect to each Interest Period for a Eurodollar Loan, (i) the offered quotation to first-class banks in the interbank Eurodollar market by BTCo for U.S. dollar deposits of amounts in same day funds comparable to the outstanding principal amount of the Eurodollar Loan of BTCo for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurodollar Loan, determined as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

            "Event of Default" shall have the meaning provided in Section 10.

            "Excess Cash Flow" shall mean, for any period, the remainder of (a) the sum of (i) Adjusted Consolidated Net Income for such period and (ii) the decrease, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period, minus (b) the sum of (i) the amount of all Capital Expenditures made by Holdings and its Subsidiaries on a consolidated basis during such period (except to the extent financed with equity proceeds, insurance proceeds, Asset Sale proceeds or the proceeds of Indebtedness), (ii) the aggregate amount of permanent principal payments of Indebtedness for borrowed money of Holdings and its Subsidiaries and the permanent repayment of the principal component of Capitalized Lease Obligations of Holdings and its Subsidiaries during such period (excluding (A) payments to the extent made with equity proceeds, insurance proceeds, Asset Sale proceeds or Indebtedness and (B) payments of Loans or other Obligations, provided that repayments of Loans shall be deducted in determining Excess Cash Flow if such repayments were (x) required as a result of a Scheduled Repayment under Section 4.02(b) or (c) or (y) made as a voluntary prepayment pursuant to Section 4.01 with internally generated funds (but in the case of a voluntary prepayment of Revolving Loans or Swingline Loan, only to the extent accompanied by a voluntary reduction to the Total Revolving Loan Commitment)), (iii) the increase, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period and (iv) in the case of the Excess Cash Flow Payment Period ending on September 30, 1999 only, $1,000,000.

            "Excess Cash Flow Payment Date" shall mean the date occurring 90 days after the last day of a fiscal year of Holdings (beginning with its fiscal year ending on September 30, 1999).

            "Excess Cash Flow Payment Period" shall mean, with respect to each Excess Cash Payment Date, the immediately preceding fiscal year of Holdings (or, in the case of the Excess Cash Payment Date in respect of Holdings' fiscal year ending on September 30, 1999, the period from the first day of Holdings' fiscal quarter commencing closest to January 1, 1999 through and including September 30, 1999).

            "Existing Indebtedness" shall have the meaning provided in Section 7.22.

            "Existing Indebtedness Agreements" shall have the meaning provided in Section 5.13.

            "Facing Fee" shall have the meaning provided in Section 3.01(c).

            "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

            "Fees" shall mean all amounts payable pursuant to, or referred to in, Section 3.01.

            "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by Holdings or any one or more of its Subsidiaries primarily for the benefit of employees of Holdings or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

            "Foreign Subsidiary" shall mean each Subsidiary of Holdings other than a Domestic Subsidiary.

            "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time; it being agreed that determinations in accordance with GAAP for purposes of Section 9, the Applicable Base Rate Margin and the Applicable Eurodollar Rate Margin, including (in each case) defined terms as used therein, are subject (to the extent provided therein) to Section 13.07(a).

            "Guaranteed Creditors" shall mean and include each of the Administrative Agent, the Collateral Agent, the Lenders and each party (other than any Credit Party) party to an Interest Rate Protection Agreement or Other Hedging Agreement to the extent that such party constitutes a Secured Creditor under the Security Documents.

            "Guaranteed Obligations" shall mean (i) the principal and interest on each Note issued by the Borrower to each Lender, and Loans made, under this Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit, together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Borrower to such Lender, the Administrative Agent, each Letter of Credit Issuer and the Collateral Agent now existing or hereafter incurred under, arising out of or in connection with this Agreement and each other Credit Document for which the Borrower is a party and the due performance and compliance by the Borrower with all the terms, conditions and agreements contained in this Agreement and each such other Credit Document and (ii) all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of the Borrower or any of its Subsidiaries owing under any Interest Rate Protection Agreement or Other Hedging

Agreement entered into by the Borrower or any of its Subsidiaries with any Lender or any affiliate thereof (even if such Lender subsequently ceases to be a Lender under this Agreement for any reason) so long as such Lender or affiliate participate in such Interest Rate Protection Agreement or Other Hedging Agreement, and their subsequent assigns, if any, whether now in existence or hereafter arising, and the due performance and compliance by the Borrower or any of its Subsidiaries with all terms, conditions and agreements contained therein.

            "Guarantor" shall mean Holdings and each Subsidiary Guarantor.

            "Guaranty" shall mean and include each of the Holdings Guaranty and the Subsidiaries Guaranty.

            "Hazardous Materials" shall mean (a) any petrochemical or petroleum products, radioactive materials friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous wastes," "restrictive hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar meaning and regulatory effect where the relevant Governmental authority has jurisdiction over the operations of Holdings or any of its Subsidiaries.

            "Holdings" shall have the meaning provided in the first paragraph of this Agreement.

            "Holdings Common Stock" shall have the meaning provided in Section 7.14(a).

            "Holdings Guaranty" shall mean the guaranty of Holdings pursuant to
Section 14.

            "Indebtedness" of any Person shall mean, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services payable to the sellers thereof or any of such seller's assignees which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person but excluding deferred rent as determined in accordance with GAAP, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed, (v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vii) all obligations under Interest Rate Protection Agreements and Other Hedging Agreements and (viii) all Contingent Obligations of such Person, provided that Indebtedness shall not include trade payables and accrued expenses, in each case arising in the ordinary course of business.

            "Indebtedness to be Refinanced" shall mean all Indebtedness set forth on Annex X which is to be repaid in full on the Initial Borrowing Date as part of the Refinancing.

            "Information Systems and Equipment" shall mean all computer hardware, firmware and software, as well as other information processing systems, or any equipment containing embedded microchips, whether directly owned, licensed, leased, operated or otherwise controlled by Holdings or any of its Subsidiaries, including through third-party service providers, and which, in whole or in part, are used, operated, relied upon, or integral to, Holdings or any of its Subsidiaries' conduct of their business including, without limitation, the administration of any Employee Benefit Plan.

            "Initial Borrowing Date" shall mean the date on or after the Effective Date upon which the initial Borrowing of Loans occurs.

            "Intercompany Loan" shall have the meaning provided in Section 9.05(vi).

            "Intercompany Notes" shall mean promissory notes, in the form of Exhibit L, evidencing Intercompany Loans.

            "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

            "Interest Period," with respect to any Eurodollar Loan, shall mean the interest period applicable thereto, as determined pursuant to Section 1.09.

            "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

            "Investment" shall have the meaning provided in Section 9.05.

            "L/C Supportable Obligations" shall mean obligations of the Borrower or any of its Wholly-Owned Subsidiaries incurred in the ordinary course of business and otherwise permitted to exist pursuant to the terms of this Agreement.

            "Leasehold" of any Person shall mean all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

            "Lender" shall have the meaning provided in the first paragraph of this Agreement.

            "Lender Default" shall mean (i) the refusal (which has not been retracted) of a Lender to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 2.03 or (ii) a Lender having notified the Administrative Agent and/or the Borrower that it does not intend to comply with the obligations under
Section 1.01(c), 1.01(e) or 2.03, in the case of either clause (i) or (ii) above as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority.

            "Letter of Credit" shall have the meaning provided in Section
2.01(a).

            "Letter of Credit Fees" shall have the meaning provided in Section 3.01(b).

            "Letter of Credit Issuer" shall mean BTCo and any other Lender which, at the request of the Borrower and with the consent of the Administrative Agent, agrees in such Lender's sole discretion to become a Letter of Credit Issuer for purposes of issuing Letters of Credit pursuant to Section 2. The sole Letter of Credit Issuer on the Initial Borrowing Date is BTCo. "Letter of Credit Outstandings" shall mean, at any time, the sum of, without duplication, (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit.

            "Letter of Credit Request" shall have the meaning provided in
Section 2.02(a).

            "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any similar recording or notice statute, and any lease having substantially the same effect as the foregoing).

            "Loan" shall mean each A Term Loan, each B Term Loan, each Revolving Loan and each Swingline Loan.

            "Majority Lenders" of any Tranche shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

            "Management Agreements" shall have the meaning provided in Section 5.13.

            "Mandatory Borrowing" shall have the meaning provided in Section 1.01(e).

            "Margin Stock" shall have the meaning provided in Regulation U.

            "Material Adverse Effect" shall mean (i) a material adverse effect on the business, operations, properties, assets, liabilities or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or Holdings and its Subsidiaries taken as a whole or (ii) a material adverse effect (x) on the rights or remedies of the Lenders or the Administrative Agent hereunder or under any other Credit Document or (y) on the ability of any Credit Party to perform its obligations to the Lenders or the Administrative Agent hereunder or under any other Credit Document.

            "Maturity Date," with respect to any Tranche of Loans, shall mean the A Term Loan Maturity Date, the B Term Loan Maturity Date, the Revolving Loan Maturity Date or the Swingline Expiry Date, as the case may be.

            "Maximum Swingline Amount" shall mean $3,000,000.

            "Mergeco" shall mean Phase II Acquisition Corp., a Delaware corporation established by Odyssey and its Affiliates to effect the Recapitalization.

            "Merger Agreement" shall mean the Agreement and Plan of Merger dated as of August 3, 1998, by and between Mergeco and Holdings, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

            "Minimum Borrowing Amount" shall mean (i) for Revolving Loans, $1,000,000, (ii) for Term Loans, $5,000,000, and (iii) for Swingline Loans, $100,000.

            "Moody's" shall mean Moody's Investors Service, Inc.

            "Multiemployer Plan" shall mean any multiemployer plan as defined in
Section 4001(a)(3) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) Holdings or any Subsidiary of Holdings or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which Holdings or any Subsidiary of Holdings or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

            "Net Sale Proceeds" shall mean, for any Asset Sale, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such Asset Sale, net of reasonable transaction costs (including, without limitation, any underwriting, brokerage or other customary selling commissions and reasonable legal, advisory and other fees and expenses, including title and recording expenses, associated therewith) and payments of unassumed liabilities relating to the assets sold at the time of, or within 30 days after, the date of such Asset Sale, the amount of such gross cash proceeds required to be used to repay any Indebtedness (other than Indebtedness of the Lenders pursuant to this Agreement) which is secured by the respective assets which were sold, and the estimated marginal increase in income and sales taxes which will be payable by Holdings' consolidated group with respect to the fiscal year in which the sale occurs as a result of such sale; but excluding any portion of any such gross cash proceeds which the Borrower determines in good faith should be reserved for post-closing adjustments (to the extent the Borrower delivers to the Lenders a certificate signed by its chief financial officer or other Authorized Officer as to such determination), it being understood and agreed that on the day that all such post-closing adjustments have been determined (which shall not be later than six months following the date of the respective Asset Sale), the amount (if any) by which the reserved amount in respect of such sale or disposition exceeds the actual post-closing adjustments payable by Holdings or any of its Subsidiaries shall constitute Net Sale Proceeds on such date received by Holdings and/or any of its Subsidiaries from such sale, lease, transfer or other disposition.

            "Non-Defaulting Lender" shall mean each Lender other than a Defaulting Lender.

            "Note" shall mean each A Term Note, each B Term Note, each Revolving Note and the Swingline Note.

            "Notice of Borrowing" shall have the meaning provided in Section 1.03(a).

            "Notice of Conversion" shall have the meaning provided in Section 1.06.

            "Notice Office" shall mean the office of the Administrative Agent located at One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006 or such other office as the Administrative Agent may designate to the Borrower and the Lenders from time to time.

            "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Administrative Agent, the Collateral Agent, any Letter of Credit Issuer or any Lender pursuant to the terms of this Agreement or any other Credit Document.

            "Odyssey" shall mean Odyssey Investment Partners, LCC, a Delaware limited liability company.

            "Other Hedging Agreements" shall mean any foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against fluctuations in currency values.

            "Participant" shall have the meaning provided in Section 2.03(a).

            "Payment Office" shall mean the office of the Administrative Agent located at One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006 or such other office as the Administrative Agent may designate to the Borrower and the Lenders from time to time.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

            "Percentage" shall mean, at any time for each RL Lender, the percentage obtained by dividing such RL Lender's Revolving Loan Commitment at such time by the Total Revolving Loan Commitment then in effect, provided that if the Total Revolving Loan Commitment has been terminated, the Percentage of each RL Lender shall be determined by dividing such RL Lender's Revolving Loan Commitment as in effect immediately prior to such termination by the Total Revolving Loan Commitment as in effect immediately prior to such termination.

            "Permitted Acquisition" shall mean the acquisition by the Borrower or a Subsidiary Guarantor of assets constituting a business, division or product line of any Person not already a Subsidiary of the Borrower or of 100% of the capital stock of any such Person, which Person shall, as a result of such stock acquisition, become a Wholly-Owned Domestic Subsidiary of the Borrower (such assets or Person are referred to as an "Acquired Entity or Business"), provided that (A) the consideration paid by the Borrower or such Subsidiary Guarantor consists solely of cash (including proceeds of Revolving Loans and Swingline Loans), the issuance or incurrence of Indebtedness otherwise permitted by Section 9.04, the issuance of Holdings Common Stock or Qualified Preferred Stock of Holdings to the extent no Default or Event of Default exists pursuant to Section 10.10 or would result therefrom and the assumption/ acquisition of any Indebtedness (calculated at face value) relating to such Acquired Entity or Business which is permitted to remain outstanding in accordance with the requirements of Section 9.04, (B) in the case of the acquisition of 100% of the capital stock of any Person, such Person shall own no capital stock of any other Person unless either
(x) such Person owns 100% of the capital stock of such other Person or (y) (1) such Person and/or its Wholly-Owned Subsidiaries own at least 80% of the consolidated assets of such Person and its Subsidiaries and (2) any non-Wholly Owned Subsidiary of such Person was non-Wholly Owned prior to the date of such Permitted Acquisition of such Person, (C) substantially all of the business, division or product line acquired pursuant to the respective Permitted Acquisition, or the business of the Person acquired pursuant to the respective Permitted Acquisition and its Subsidiaries taken as a whole, is in the United States, (D) the Acquired Entity or Business acquired is in a business permitted by Section 9.01 and (E) all applicable requirements of Sections 8.14 and 9.02 applicable to Permitted Acquisitions are satisfied. Notwithstanding anything to the contrary contained in the immediately preceding sentence, an acquisition which does not otherwise meet the requirements set forth above in the definition of "Permitted Acquisition" shall constitute a Permitted Acquisition if, and to the extent, the Required Lenders agree in writing that such acquisition shall constitute a Permitted Acquisition for purposes of this Agreement.

            "Permitted Liens" shall have the meaning provided in Section 9.03.

            "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

            "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), which is maintained or contributed to by (or to which there is an obligation to contribute of) Holdings or a Subsidiary of Holdings or an ERISA Affiliate, and each such plan (other than a Multiemployer Plan) for the five year period immediately following the latest date on which Holdings, or a Subsidiary of Holdings or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

            "Pledge Agreement" shall have the meaning provided in Section
5.11(a).

            "Pledge Agreement Collateral" shall mean all "Collateral" as defined in the Pledge Agreement.

            "Prime Lending Rate" shall mean the rate which BTCo announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

            "Pro Forma Basis" shall mean, in connection with any calculation of compliance with any financial covenant or financial term, the calculation thereof after giving effect on a pro forma basis to (x) the incurrence of any Indebtedness (other than revolving Indebtedness, except to the extent same is incurred to finance the Transaction, to refinance other outstanding Indebtedness or to finance Permitted Acquisitions) after the first day of the relevant Calculation Period as if such Indebtedness had been incurred (and the proceeds thereof applied) on the first day of the relevant Calculation Period, (y) the permanent repayment of any Indebtedness (other than revolving Indebtedness) after the first day of the relevant Calculation Period as if such Indebtedness had been retired or redeemed on the first day of the relevant Calculation Period and (z) the Permitted Acquisition, if any, then being consummated as well as any other Permitted Acquisition consummated after the first day of the relevant Calculation Period and on or prior to the date of the respective Permitted Acquisition then being effected, with the following rules to apply in connection therewith:

            (i) all Indebtedness (x) (other than revolving Indebtedness, except to the extent same is incurred to finance the Transaction, to refinance other outstanding Indebtedness or to finance Permitted Acquisitions) incurred or issued after the first day of the relevant Calculation Period (whether incurred to finance a Permitted Acquisition, to refinance Indebtedness or otherwise) shall be deemed to have been incurred or issued (and the proceeds thereof applied) on the first day of the respective Calculation Period and remain outstanding through the date of determination (and thereafter in the case of projections pursuant to Section 8.14(a)(iv)) and (y) (other than revolving Indebtedness) permanently retired or redeemed after the first day of the relevant Calculation Period shall be deemed to have been retired or redeemed on the first day of the respective Calculation Period and remain retired through the date of determination (and thereafter in the case of projections pursuant to Section 8.14(a)(iv));

            (ii) all Indebtedness assumed to be outstanding pursuant to preceding clause (i) shall be deemed to have borne interest at (x) the rate applicable thereto, in the case of fixed rate indebtedness or (y) the rates which would have been applicable thereto during the respective period when same was deemed outstanding, in the case of floating rate Indebtedness (although interest expense with respect to any Indebtedness for periods while same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while same was actually outstanding); provided that for purposes of calculations pursuant to Section 8.14(a)(iv), all Indebtedness (whether actually outstanding or deemed outstanding) bearing interest at a floating rate of interest shall be tested on the basis of the rates applicable at the time the determination is made pursuant to said provisions; and

            (iii) in making any determination of Consolidated EBITDA, pro forma effect shall be given to the Transaction and any Permitted Acquisition for the periods described above, taking into account, in the case of any Permitted Acquisition, factually supportable and identifiable cost savings and expenses which would otherwise be accounted for as an adjustment pursuant to Article 11 of Regulation S-X under the Securities Act, as if such cost savings or expenses were realized on the first day of the respective period.

            "Projections" shall mean the projections which were prepared by or on behalf of Holdings in connection with the Transaction and set forth in the Confidential Information Memorandum, dated November 1998, prepared by the Agents in connection with the syndication of the Total Commitment.

            "Qualified Preferred Stock" shall mean any preferred stock of Holdings so long as the terms of any such preferred stock (i) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision prior to June 30, 2007, (ii) do not require the cash payment of dividends at a time when such payment would be prohibited or not permitted under this Agreement, (iii) do not contain any covenants, (iv) do not grant the holders thereof any voting rights except for (x) voting rights required to be granted to such holders under applicable law and (y) limited customary voting rights on fundamental matters such as mergers, consolidations, sales of all or substantially all of the assets of Holdings, or liquidations involving Holdings, and (v) are otherwise reasonably satisfactory to the Administrative Agent.

            "Quarterly Payment Date" shall mean the last Business Day of each March, June, September and December.

            "Real Property" of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

            "Recapitalization" shall mean the merger of Mergeco with and into Holdings, with Holdings emerging as the surviving corporation of such merger, pursuant to and in accordance with the terms of the Recapitalization Documents.

            "Recapitalization Documents" shall mean and include (i) the Merger Agreement and (ii) all other agreements and documents relating to the Recapitalization.

            "Recovery Event" shall mean the receipt by Holdings or any of its Subsidiaries of any insurance or condemnation proceeds payable (i) by reason of theft, physical destruction or damage or any other similar event with respect to any properties or assets of Holdings or any of its Subsidiaries, (ii) by reason of any condemnation, taking, seizing or similar event with respect to any properties or assets of Holdings or any of its Subsidiaries and (iii) under any policy of insurance required to be maintained under Section 8.03.

            "Refinancing" shall mean the refinancing of the Indebtedness to the Refinanced in connection with the Recapitalization in accordance with the requirements of Section 5.09.

            "Refinancing Documents" shall mean each of the agreements, documents and instruments entered into in connection with the Refinancing.

            "Register" shall have the meaning provided in Section 13.17.

            "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

            "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from to time in effect and any successor to all or any portion thereof.

            "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or any portion thereof.

            "Release" shall mean the disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing, pouring and the like, into or upon any land or water or air, or otherwise entering into the environment.

            "Replaced Lender" shall have the meaning provided in Section 1.13.

            "Replacement Lender" shall have the meaning provided in Section
1.13.

            "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection
 .22, .23, .25, or .28 of PBGC Regulation Section 4043.

            "Required Lenders" shall mean collectively (and not individually) Non-Defaulting Lenders the sum of whose outstanding Term Loans and Revolving Loan Commitments (or, if after the Total Revolving Loan Commitment has been terminated, outstanding Revolving Loans and Percentages of outstanding Swingline Loans and Letter of Credit Outstandings) constitute at least 50.1% of the sum of
(i) the total outstanding Term Loans of Non-Defaulting Lenders and (ii) the Total Revolving Loan Commitment less the aggregate Revolving Loan Commitments of Defaulting Lenders (or, if after the Total Revolving Loan Commitment has been terminated, the total outstanding Revolving Loans of Non-Defaulting Lenders and the aggregate Percentages of all Non-Defaulting Lenders of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time).

            "Returns" shall have the meaning provided in Section 7.21.

            "Revolving Loan" shall have the meaning provided in Section 1.01(c).

            "Revolving Loan Commitment" shall mean, with respect to each RL Lender, the amount set forth opposite such RL Lender's name in Annex I directly below the column entitled "Revolving Loan Commitment," as the same may be reduced from time to time pursuant to Sections 3.02, 3.03 and/or Section 10.

            "Revolving Loan Maturity Date" shall mean November 15, 2004.

            "Revolving Note" shall have the meaning provided in Section 1.05(a).

            "RL Lender" shall mean, at any time, each Lender with a Revolving Loan Commitment or with outstanding Revolving Loans.

            "S&P" shall mean Standard & Poor's Ratings Services, a division of McGraw Hill, Inc.

            "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

            "Section 4.04(b)(ii) Certificate" shall have the meaning provided in
Section 4.04(b)(ii).

            "Secured Creditors" shall have the meaning provided in the Security Documents.

            "Security Agreement" shall have the meaning provided in Section 5.11(b).

            "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

            "Security Documents" shall mean and include the Security Agreement, the Pledge Agreement and each Additional Security Document, if any.

            "Seller Subordinated Note Documents" shall mean the Seller Subordinated Notes, the Seller Subordinated Note Indenture and each other document or agreement relating to the issuance of the Seller Subordinated Notes.

            "Seller Subordinated Note Indenture" shall mean the Indenture, dated as of December 3, 1998, by and between Holdings and State Street Bank and Trust Company, as trustee.

            "Seller Subordinated Notes" shall mean Holdings' 12% Pay-in-Kind Notes due 2009.

            "Senior Leverage Ratio" shall mean, at any time, the ratio of (i) Total Senior Debt at such time to (ii) Consolidated EBITDA for the Test Period then most recently ended.

            "Senior Subordinated Note Documents" shall mean the Senior Subordinated Note Indenture, the Senior Subordinated Notes, the Senior Subordinated Note Offering Memorandum and each other document or agreement relating to the issuance of the Senior Subordinated Notes.

            "Senior Subordinated Note Indenture" shall mean the Indenture, dated as of December 3, 1998 by and among the Borrower, Holdings, the Subsidiary Guarantors and State Street Bank and Trust Company, as trustee.

            "Senior Subordinated Note Offering Memorandum" shall mean the Offering Memorandum, dated November 24, 1998, prepared in connection with the issuance of the Senior Subordinated Notes.

            "Senior Subordinated Notes" shall mean the Borrower's 10-3/8% Senior Subordinated Notes due 2008.

            "Shareholder Subordinated Note" shall mean an unsecured junior subordinated note issued by Holdings (and not guaranteed or supported in any way by the Borrower or any of its Subsidiaries), which note shall be in the form of Exhibit M, provided that additional provisions may be included so long as such provisions do not adversely affect the interests of the Lenders and are not in conflict with the provisions of this Agreement or any other Credit Document.

            "Shareholders' Agreements" shall have the meaning provided in
Section 5.13.

            "Start Date" shall mean, with respect to any Applicable Margin Period, the first day of such Applicable Margin Period.

            "Stated Amount" of each Letter of Credit shall mean the maximum amount available to be drawn thereunder (regardless of whether any conditions for drawing could then be met).

            "Subsidiaries Guaranty" shall have the meaning provided in Section 5.12.

            "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity (other than a corporation) in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time.

            "Subsidiary Guarantor" shall mean each Domestic Subsidiary of the Borrower and, to the extent provided in Section 8.12, each Foreign Subsidiary of the Borrower.

            "Supermajority Lenders" of any Tranche shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if (x) all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated and (y) the percentage "50.1%" contained therein were changed to "66-2/3%."

            "Swingline Expiry Date" shall mean the date which is five Business Days prior to the Revolving Loan Maturity Date.

            "Swingline Loan" shall have the meaning provided in Section 1.01(d).

            "Swingline Note" shall have the meaning provided in Section 1.05(a).

            "Syndication Agent" shall have the meaning provided in the first paragraph of this Agreement.

            "Syndication Date" shall mean that date upon which the Administrative Agent determines (and notifies the Borrower and the Lenders) that the primary syndication (and resultant addition of Persons as Lenders pursuant to Section 13.04(b)) has been completed.

            "Tax Allocation Agreements" shall have the meaning provided in
Section 5.13.

            "Taxes" shall have the meaning provided in Section 4.04(a).

            "Term Loan" shall have the meaning provided in Section 1.01(b).

            "Test Date" shall mean, with respect to any Start Date, the last day of the most recent fiscal quarter of Holdings ended immediately prior to such Start Date.

            "Test Period" shall mean each period of four consecutive fiscal quarters of Holdings then last ended (in each case taken as one accounting period), subject to the proviso contained in the definition of Consolidated Interest Expense.

            "Total A Term Loan Commitment" shall mean the sum of the A Term Loan Commitments of each of the Lenders.

            "Total B Term Loan Commitment" shall mean the sum of the B Term Loan Commitments of each of the Lenders.

            "Total Commitment" shall mean the sum of the Total A Term Loan Commitment, the Total B Term Loan Commitment and the Total Revolving Loan Commitment.

            "Total Leverage Ratio" shall mean, at any time, the ratio of (i) Consolidated Debt at such time to (ii) Consolidated EBITDA for the Test Period then most recently ended.

            "Total Revolving Loan Commitment" shall mean the sum of the Revolving Loan Commitments of each of the Lenders.

            "Total Senior Debt" shall mean, at any time, the amount of all Consolidated Debt at such time less the aggregate principal amount of the Senior Subordinated Notes and the Additional Subordinated Debt outstanding at such time.

            "Total Unutilized Revolving Loan Commitment" shall mean, at any time, (i) the Total Revolving Loan Commitment at such time less (ii) the sum of the aggregate principal amount of all Revolving Loans and Swingline Loans outstanding at such time plus the Letter of Credit Outstandings at such time.

            "Tranche" shall mean the respective facility and commitments utilized in making Loans hereunder, with there being four separate Tranches, i.e., A Term Loans, B Term Loans, Revolving Loans and Swingline Loans.

            "Tranche A Scheduled Repayment" shall have the meaning provided in
Section 4.02(b).

            "Tranche B Scheduled Repayment" shall have the meaning provided in
Section 4.02(c).

            "Transaction" shall mean, collectively, (i) the Recapitalization,
(ii) the Equity Financing, (iii) the Refinancing, (iv) the entering into of the Credit Documents and the incurrence of all Loans and issuance of all Letters of Credit on the Initial Borrowing Date, (v) the issuance of the Senior Subordinated Notes and the Seller Subordinated Notes and (vi) the payment of fees and expenses in connection with the foregoing.

            "Transaction Documents" shall mean the Credit Documents, the Recapitalization Documents, the Equity Financing Documents, the Refinancing Documents, the Senior Subordinated Note Documents and the Seller Subordinated Note Documents.

            "Type" shall mean any type of Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or a Eurodollar Loan.

            "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

            "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of
Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contribution).

            "Unpaid Drawing" shall have the meaning provided in Section 2.04(a).

            "Unutilized Revolving Loan Commitment" with respect to any RL Lender at any time shall mean such RL Lender's Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of all Revolving Loans made by such RL Lender and (ii) such RL Lender's Percentage of the Letter of Credit Outstandings at such time.

            "U.S. Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States of America.

            "Waivable Mandatory Repayment" shall have the meaning provided in
Section 4.02(l).

            "Wholly-Owned Domestic Subsidiary" shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Domestic Subsidiary.

            "Wholly-Owned Foreign Subsidiary" shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Foreign Subsidiary.

            "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares and/or other nominal amounts of shares required to be held other than by such Person under applicable law) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

            "Written" (whether lower or upper case) or "in writing" shall mean any form of written communication or a communication by means of telex, facsimile device, telegraph or cable.

            "Year 2000 Compliant" shall mean that all Information Systems and Equipment accurately process date data (including, but not limited to, calculating, comparing and sequencing), before, during and after the year 2000, as well as same and multi-century dates, or between the years 1999 and 2000, taking into account all leap years, including the fact that the year 2000 is a leap year, and further, that when used in combination with, or interfacing with, other Information Systems and Equipment, shall accurately accept, release and exchange date data, and shall in all material respects continue to function in the same manner as it performs today and shall not otherwise impair the accuracy or functionality of Information Systems and Equipment.

            SECTION 12. The Administrative Agent.

            12.01 Appointment. Each Lender hereby irrevocably designates and appoints BTCo as Administrative Agent on behalf of such Lender (such term to include for purposes of this Section 12, BTCo acting as Collateral Agent) to act as specified herein and in the other Credit Documents, and each such Lender hereby irrevocably authorizes BTCo as the Administrative Agent to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent agrees to act as such upon the express conditions contained in this Section 12. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Credit Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent. The provisions of this Section 12 are solely for the benefit of the Administrative Agent and the Lenders, and neither Holdings nor any of its Subsidiaries shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Lenders and the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for Holdings or any of its Subsidiaries.

            12.02 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

            12.03 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person in its capacity as Administrative Agent under or in connection with this Agreement or the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by Holdings, any of its Subsidiaries or any of their respective officers contained in this Agreement or in the other Credit Documents, any other Transaction Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Transaction Document or for any failure of Holdings or any of its Subsidiaries or any of their respective officers to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the other Transaction Documents, or to inspect the properties, books or records of Holdings or any of its Subsidiaries. The Administrative Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any other Transaction Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to the Lenders or by or on behalf of Holdings or any of its Subsidiaries to the Administrative Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

            12.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Holdings or any of its Subsidiaries), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

            12.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has actually received notice from a Lender, Holdings or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

            12.06 Nonreliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of Holdings or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other condition, prospects and creditworthiness of Holdings and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other condition, prospects and creditworthiness of Holdings and its Subsidiaries. The Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial and other condition, prospects or creditworthiness of Holdings, the Borrower or any of its Subsidiaries which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

            12.07 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such ratably according to their respective "percentages" as used in determining the Required Lenders at such time or, if the Commitments have terminated and all Loans have been repaid in full, as determined immediately prior to such termination and repayment (with such "percentages" to be determined as if there are no Defaulting Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Administrative Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Administrative Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by Holdings or any of its Subsidiaries; provided that no Lender shall be liable to the Administrative Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Administrative Agent (as finally determined by a court of competent jurisdiction). If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 12.07 shall survive the payment of all Obligations.

            12.08 Administrative Agent in its Individual Capacity. The Administrative Agent and its affiliates may make loans to, investments in, accept deposits from and generally engage in any kind of business with Holdings and its Subsidiaries as though the Administrative Agent were not the Administrative Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

            12.09 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

            12.10 Resignation of the Administrative Agent. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 20 Business Days' prior written notice to the Borrower and the Lenders. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

            (b) Upon any such notice of resignation, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower.

            (c) If a successor Administrative Agent shall not have been so appointed within such 20 Business Day period, the Administrative Agent, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

            (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Lenders appoint a successor Administrative Agent as provided above.

            SECTION 13. Miscellaneous.

            13.01 Payment of Expenses, etc. The Borrower agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and disbursements of White & Case LLP and local counsel) in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto and in connection with the Administrative Agent's syndication efforts with respect to this Agreement; (ii) pay all reasonable out-of-pocket costs and expenses of the Administrative Agent, each Letter of Credit Issuer and each of the Lenders in connection with the enforcement of the Credit Documents and the documents and instruments referred to herein or therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings and, after an Event of Default shall have occurred and be continuing, the protection of the rights of the Administrative Agent, each Letter of Credit Issuer and each of the Lenders thereunder (including, without limitation, in each case the reasonable fees and disbursements of counsel (including in-house counsel) for the Administrative Agent, for each Letter of Credit Issuer and for each of the Lenders); (iii) pay and hold each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iv) indemnify the Administrative Agent, the Collateral Agent, each Letter of Credit Issuer and each Lender, their respective officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified (as finally determined by a court of competent jurisdiction)), as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Administrative Agent, the Collateral Agent, any Letter of Credit Issuer or any Lender is a party thereto and whether or not any such investigation, litigation or other proceeding is between or among the Administrative Agent, the Collateral Agent, any Letter of Credit Issuer, any Lender, any Credit Party or any third Person or otherwise) related to the entering into and/or performance of this Agreement or any other Transaction Document or the use of the proceeds of any Loans hereunder or the Transaction or the consummation of any other transactions contemplated in any Transaction Document or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property or any Environmental Claim, in each case, including, without limitation, the reasonable fees and disbursements of counsel and independent consultants incurred in connection with any such investigation, litigation or other proceeding.

            13.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, the Administrative Agent, the Collateral Agent, each Letter of Credit Issuer and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to Holdings or any of its Subsidiaries or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Administrative Agent, the Collateral Agent, such Letter of Credit Issuer or such Lender (including, without limitation, by branches and agencies of the Administrative Agent, the Collateral Agent, such Letter of Credit Issuer and such Lender wherever located) to or for the credit or the account of Holdings or any of its Subsidiaries against and on account of the Obligations of Holdings or any of its Subsidiaries to the Administrative Agent, the Collateral Agent, such Letter of Credit Issuer or such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of Holdings or any of its Subsidiaries purchased by such Lender pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not the Administrative Agent, the Collateral Agent, such Letter of Credit Issuer or such Lender shall have made any demand hereunder and although said Obligations shall be contingent or unmatured. Notwithstanding anything to the contrary contained in this Section 13.02, no Lender shall exercise any such right of set-off without the prior consent of the Administrative Agent or the Required Lenders if, and so long as, the Obligations shall be secured by any Real Property located in the State of California, it being understood and agreed, however, that this sentence is for the sole benefit of the Lenders and may be amended, modified or waived in any respect by the Required Lenders without the requirement of prior notice to or consent by any Credit Party and does not constitute a waiver of any rights against any Credit Party or against any Collateral.

            13.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered, if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents, as the case may be; if to any Lender, at its address specified for such Lender on Annex II; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied or cabled or sent by overnight courier, and shall be effective when received.

            13.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, the Borrower may not assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Lenders and, provided further, that, although any Lender may transfer, assign or grant participations in its rights hereunder, such Lender shall remain a "Lender" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments or Loans hereunder except as provided in Section 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Lender" hereunder and, provided further, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest or Fees for purposes of this clause (i)), or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

            (b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Revolving Loan Commitment (and related outstanding Obligations hereunder) and/or its outstanding Term Loans (or, if prior to the Initial Borrowing Date, Term Loan Commitments) to (i) its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company or to one or more Lenders or (ii) in the case of any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor of such Lender or by an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Lender or assigning Lenders, of such Revolving Loan Commitments (and related outstanding Obligations hereunder) and/or outstanding principal amount of Term Loans (or, if prior to the Initial Borrowing Date, Term Loan Commitments) to one or more Eligible Transferees (treating any fund that invests in loans and any other fund that invests in loans and is managed or advised by the same investment advisor of such fund or by an Affiliate of such investment adviser as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Lender by execution of an

Assignment and Assumption Agreement, provided that (i) at such time Annex I shall be deemed modified to reflect the Commitments (and/or outstanding Term Loans, as the case may be) of such new Lender and of the existing Lenders, (ii) upon surrender of the old Notes (or the furnishing of a standard indemnity letter from the respective assigning Lender in respect of any lost Notes), new Notes will be issued, at the Borrower's expense and at the request of the respective Lenders, to such new Lender and to the assigning Lender, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments (and/or outstanding Term Loans, as the case may be), (iii) the consent of the Administrative Agent and, so long as no Default or Event of Default then exists and only with respect to assignments effected after the Syndication Date, the consent of the Borrower shall (in either case) be required in connection with any such assignment pursuant to clause (y) of this Section 13.04(b) (each of which consents shall not be unreasonably withheld or delayed),
(iv) the consent of BTCo and each Letter of Credit Issuer shall be required in connection with any assignment of Revolving Loan Commitments pursuant to clause
(y) of this Section 13.04(b) (which consent shall not be unreasonably withheld or delayed) and (v) the Administrative Agent shall receive at the time of each assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500; and, provided further, that such transfer or assignment will not be effective until recorded by the Administrative Agent on the Register pursuant to Section 13.17. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments and/or Loans. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable a Section 4.04(b)(ii) Certificate) described in
Section 4.04(b). To the extent that an assignment of all or any portion of a Lender's Commitment and related outstanding Obligations pursuant to Section 1.13 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 1.10, 1.11, 2.05 or 4.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment). Notwithstanding anything to the contrary contained above, at any time after the termination of the Total Revolving Loan Commitment, if any Revolving Loans or Letters of Credit remain outstanding, assignments may be made as provided above, except that the respective assignment shall be of a portion of the outstanding Revolving Loans of the respective RL Lender and its participation in Letters of Credit and its obligation to make Mandatory Borrowings, although any such assignment effected after the termination of the Total Revolving Loan Commitment shall not release the assigning RL Lender from its obligations as a Participant with respect to outstanding Letters of Credit or to fund its share of any Mandatory Borrowing (although the respective assignee may agree, as between itself and the respective assigning RL Lender, that it shall be responsible for such amounts).

            (c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, with the consent of the Administrative Agent, any Lender which is a fund may pledge all or any portion of its Loans and Notes to its trustee in support of its obligations to its trustee. No pledge pursuant to this clause (c) shall release the transferor lender from any of its obligations hereunder.

            13.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and the Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

            13.06 Payments Pro Rata. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party, it shall, except as otherwise provided in this Agreement, distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

            (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings or Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

            13.07 Calculations; Computations. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by Holdings or the Borrower to the Lenders); provided that except otherwise specifically provided herein, all computations used in determining compliance with Sections 4.02, 8.14 and 9, including definitions used therein and all computations used in determining the Applicable Base Rate Margin and the Applicable Eurodollar Rate Margin shall, in each case, utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the September 30, 1998 financial statements of Holdings delivered to the Lenders pursuant to Section 7.10(b); provided further, that to the extent expressly required pursuant to the provisions of this Agreement, certain calculations shall be made on a Pro Forma Basis.

            (b) All computations of interest and Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days.

            13.08 Governing Law; Submission to Jurisdiction; Venue. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each of Holdings and the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of Holdings and the Borrower hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Credit Party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or any other Credit Document brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Credit Party. Each of Holdings and the Borrower further irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Credit Party, at its address for notices pursuant to Section 13.03, such service to become effective 30 days after such mailing. Each of Holdings and the Borrower hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of the Administrative Agent, any Lender or the holder of any Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

            (b) Each of Holdings and the Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

            13.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts executed by all the parties hereto shall be lodged with Holdings, the Borrower and the Administrative Agent.

            13.10 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which Holdings, the Borrower, the Administrative Agent and each of the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at the Notice Office or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written, telex or facsimile notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give Holdings, the Borrower and each Lender prompt written notice of the occurrence of the Effective Date.

            13.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

            13.12 Amendment or Waiver; etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Lenders, provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) (with Obligations being directly affected thereby in the case of the following clause
(i)), (i) extend the final scheduled maturity of any Loan or Note or extend the stated maturity of any Letter of Credit beyond the Revolving Loan Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)), (ii) release all or substantially all of the Collateral (except as expressly provided in the Security Documents) under all the Security Documents, (iii) amend, modify or waive any provision of this
Section 13.12 (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Term Loans and the Revolving Loan Commitments on the Effective Date), (iv) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Effective Date) or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall (u) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender), (v) without the consent of each Letter of Credit Issuer or BTCo as the case may be, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit or Swingline Loans, (w) without the consent of the Administrative Agent, amend, modify or waive any provision of
Section 12 as same applies to the Administrative Agent or any other provision as same relates to the rights or obligations of the Administrative Agent, (x) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, (y) except in cases where additional extensions of term loans are being afforded substantially the same treatment afforded to the Term Loans pursuant to this Agreement as originally in effect, without the consent of the Majority Lenders of each Tranche which is being allocated a lesser prepayment, repayment or commitment reduction as a result of the actions described below (or without the consent of the Majority Lenders of each Tranche in the case of an amendment to the definition of Majority Lenders), amend the definition of Majority Lenders or alter the required application of any prepayments or repayments (or commitment reduction), as between the various Tranches, pursuant to Section 4.01(a) or 4.02 (excluding Sections 4.02(b) and 4.02(c)) (although the Required Lenders may waive, in whole or in part, any such prepayment, repayment or commitment reduction, so long as the application, as amongst the various Tranches, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered) or (z) without the consent of the Supermajority Lenders of the respective Tranche, reduce the amount of, or extend the date of, any Tranche A Scheduled Repayment or Tranche B Scheduled Repayment, as the case may be, or amend the definition of Supermajority Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Supermajority Lenders on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Effective Date).

            (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (A) or
(B) below, to either (A) replace each such non-consenting Lender or Lenders (or, at the option of the Borrower if the respective Lender's consent is required with respect to less than all Tranches of Loans (or related Commitments), to replace only the respective Tranche of Commitments and/or Loans of the respective non-consenting Lender which gave rise to the need to obtain such Lender's individual consent) with one or more Replacement Lenders pursuant to
Section 1.13 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender's Revolving Loan Commitment (if such Lender's consent is required as a result of its Revolving Loan Commitment) and/or repay each Tranche of outstanding Loans of such Lender which gave rise to the need to obtain such Lender's consent and/or cash collateralize its applicable Percentage of the Letter of Credit of Outstandings, in accordance with Sections 3.02(b) and/or 4.01(b), provided that, unless the Commitments which are terminated and Loans which are repaid pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the

Required Lenders (determined after giving effect to the proposed action) shall specifically consent thereto, provided further, that the Borrower shall not have the right to replace a Lender, terminate its Commitments or repay its Loans solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to
Section 13.12(a).

            13.13 Survival. All indemnities set forth herein including, without limitation, in Section 1.10, 1.11, 2.05, 4.04, 12.07 or 13.01, shall survive the execution and delivery of this Agreement and the making and repayment of the Loans.

            13.14 Domicile of Loans and Commitments. Each Lender may transfer and carry its Loans and/or Commitments at, to or for the account of any branch office, subsidiary or affiliate of such Lender; provided that the Borrower shall not be responsible for costs arising under Section 1.10, 1.11, 2.05 or 4.04 resulting from any such transfer (other than a transfer pursuant to Section 1.12) to the extent such costs would not otherwise be applicable to such Lender in the absence of such transfer.

            13.15 Confidentiality. (a) Each of the Lenders agrees that it will use its reasonable efforts not to disclose without the prior consent of the Borrower (other than to its directors, employees, officers, auditors, counsel or other professional advisors, to affiliates or to another Lender if the Lender or such Lender's holding or parent company in its sole discretion determines that any such party should have access to such information) any information with respect to Holdings or any of its Subsidiaries which is furnished pursuant to this Agreement and which is designated by the Borrower to the Lenders in writing as confidential; provided that any Lender may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate (x) in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors or (y) in connection with any request or requirement of any such regulatory body, (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) to comply with any law, order, regulation or ruling applicable to such Lender, (e) to the Administrative Agent or the Collateral Agent and (f) to any prospective transferee in connection with any contemplated transfer of any of the Notes or any interest therein by such Lender; provided that such prospective transferee agrees to be bound by this Section 13.15 to the same extent as such Lender.

            (b) Holdings and the Borrower hereby acknowledge and agree that each Lender may share with any of its affiliates any information related to Holdings or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of Holdings and its Subsidiaries), provided that such Persons shall be subject to the provisions of this Section 13.15 to the same extent as such Lender.

            13.16 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO

THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

            13.17 Register. The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for purposes of this Section 13.17, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitment and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitment and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to
Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender any Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender, in each case upon the request of the respective Lenders. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.17.

            SECTION 14. Holdings Guaranty.

            14.01 The Guaranty. In order to induce the Lenders to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by Holdings from the proceeds of the Loans and the issuance of the Letters of Credit, Holdings hereby agrees with the Lenders as follows: Holdings hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors. If any or all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors becomes due and payable hereunder, Holdings unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, together with any and all expenses which may be incurred by the Guaranteed Creditors in collecting any of the Guaranteed Obligations. This Guaranty is a guaranty of payment and not of collection. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower), then and in such event Holdings agrees that any such judgment, decree, order, settlement or compromise shall be binding upon Holdings, notwithstanding any revocation of this Guaranty or any other instrument evidencing any liability of the Borrower, and Holdings shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

            14.02 Bankruptcy. Additionally, Holdings unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors whether or not due or payable by the Borrower upon the occurrence of any of the events specified in Section 10.05, and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, in lawful money of the United States.

            14.03 Nature of Liability. The liability of Holdings hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of the Borrower whether executed by Holdings, any other guarantor or by any other party, and the liability of Holdings hereunder is not affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to the Guaranteed Creditors on the Guaranteed Obligations which any such Guaranteed Creditor repays to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Holdings waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding or (f) any action or inaction of the type described in Section 14.05.

            14.04 Independent Obligation. The obligations of Holdings hereunder are independent of the obligations of any other guarantor, any other party or the Borrower, and a separate action or actions may be brought and prosecuted against Holdings whether or not action is brought against any other guarantor, any other party or the Borrower and whether or not any other guarantor, any other party or the Borrower be joined in any such action or actions. Holdings waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to Holdings.

            14.05 Authorization. Holdings authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

            (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the

      Guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

            (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

            (c) exercise or refrain from exercising any rights against the Borrower, any other Credit Party or others or otherwise act or refrain from acting;

            (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors;

            (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Guaranteed Creditors;

            (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Guaranteed Creditors regardless of what liability or liabilities of the Borrower remain unpaid;

            (g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document, any Interest Rate Protection Agreement or Other Hedging Agreement or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Credit Document, any Interest Rate Protection Agreement or Other Hedging Agreement or any of such other instruments or agreements; and/or

            (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of Holdings from its liabilities under this Guaranty.

            14.06 Reliance. It is not necessary for the Guaranteed Creditors to inquire into the capacity or powers of the Borrower or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

            14.07 Subordination. Any indebtedness of the Borrower now or hereafter owing to Holdings is hereby subordinated to the Guaranteed Obligations of the Borrower owing to the Guaranteed Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of the Borrower to Holdings shall be collected, enforced and received by Holdings for the benefit of the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of Holdings under the other provisions of this Guaranty. Prior to the transfer by Holdings of any note or negotiable instrument evidencing any of the indebtedness of the Borrower to Holdings, Holdings shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, Holdings hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

            14.08 Waiver. (a) Holdings waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor's power whatsoever. Holdings waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Guaranteed Obligations. The Guaranteed Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of Holdings hereunder except to the extent the Guaranteed Obligations have been paid. Holdings waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Holdings against the Borrower or any other party or any security.

            (b) Holdings waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Holdings assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which Holdings assumes and incurs hereunder, and agrees that the Guaranteed Creditors shall have no duty to advise Holdings of information known to them regarding such circumstances or risks.

            (c) Holdings hereby acknowledges and affirms that it understands that to the extent the Guaranteed Obligations are secured by Real Property located in California, Holdings shall be liable for the full amount of the liability hereunder notwithstanding the foreclosure on such Real Property by trustee sale or any other reason impairing Holdings' or any Guaranteed Creditor's right to proceed against the Borrower or any other guarantor of the Guaranteed Obligations. In accordance with Section 2856 of the California Civil Code, Holdings hereby waives:

            (i) all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to Holdings by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Civil Code;

            (ii) all rights and defenses that Holdings may have because the Guaranteed Obligations are secured by Real Property located in California. This means, among other things: (A) the Guaranteed Creditors may collect from Holdings without first foreclosing on any real or personal property collateral pledged by the Borrower or any other Credit Party; and (B) if the Guaranteed Creditors foreclose on any Real Property collateral pledged by the Borrower or any other Credit Party, (1) the amount of the Guaranteed Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (2) the Guaranteed Creditors may collect from Holdings even if the Guaranteed Creditors, by foreclosing on the Real Property collateral, have destroyed any right Holdings may have to collect from the Borrower. This is an unconditional and irrevocable waiver of any rights and defenses Holdings may have because the Guaranteed Obligations are secured by Real Property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580d or 726 of the California Code of Civil Procedure; and

            (iii) all rights and defenses arising out of an election of remedies by the Guaranteed Creditors, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Guaranteed Obligations, has destroyed Holdings' rights of subrogation and reimbursement against the Borrower by the operation of Section 580d of the Code of Civil Procedure or otherwise.

Holdings warrants and agrees that each of the waivers set forth above is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law of public policy, such waivers shall be effective only to the maximum extent permitted by law.

            14.09 Nature of Liability. It is the desire and intent of Holdings and the Guaranteed Creditors that this Guaranty shall be enforced against Holdings to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of Holdings under this Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the Guaranteed Obligations of Holdings shall be deemed to be reduced and

Holdings shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.

                                      * * *

            IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written. Address:

                                       TRANSDIGM HOLDING COMPANY

8233 Imperial Drive
Waco, TX  76712
Telephone No.: (254) 741-5420
Facsimile No.: (254) 741-5402          By /s/ Peter B. Radekevich
Attention: Douglas Peacock               ------------------------------------
                                         Title: Chief Financial Officer


                                       TRANSDIGM INC.

8233 Imperial Drive
Waco, TX  76712
Telephone No.: (254) 741-5420
Facsimile No.: (254) 741-5402          By /s/ Peter B. Radekevich
Attention: Douglas Peacock               -------------------------------------
                                         Title: Chief Financial Officer


                                       BANKERS TRUST COMPANY, Individually
                                         and as Administrative Agent and Co-Lead
                                         Arranger

                                       /s/ Gregory P. Shefrin
                                       -----------------------------------
                                       Title: Vice President

                                       CREDIT SUISSE FIRST BOSTON,
                                         Individually and as Syndication Agent
                                         and Co-Lead Arranger

                                       /s/ Bill O'Daly
                                       -----------------------------------
                                       Title: Vice President


                                       /s/ Thomas G. Muoio
                                       -----------------------------------
                                       Title: Vice President

                                                                         ANNEX I
                         LIST OF LENDERS AND COMMITMENTS

                                  A Term Loan     B Term Loan     Revolving Loan
          Lender                  Commitment      Commitment        Commitment
          ------                  ----------      ----------        ----------
Bankers Trust Company             $24,750,000     $24,750,000       $16,500,000
Credit Suisse First Boston        $20,250,000     $20,250,000       $13,500,000

                                  -----------     -----------       -----------
Total                             $45,000,000     $45,000,000       $30,000,000

                                                                        ANNEX II

                                LENDER ADDRESSES

Lender                                     Address
------                                     -------

Bankers Trust Company                    One Bankers Trust Plaza
                                         130 Liberty Street
                                         New York, New York 10006
                                         Attention: Greg Shefrin
                                         Telephone No.: (212) 250-1724
                                         Facsimile No.: (212) 250-7218

Credit Suisse First Boston               11 Madison Avenue
                                         New York, New York  10010
                                         Attention: Donald Hardie
                                         Telephone No.: (212) 325-4956
                                         Facsimile No.: (212) 325-8018

                                                                       ANNEX III

                                      PLANS

1. Retirement Plan for Bargaining Unit Employees of Adel Fasteners Division, Transdigm Inc., Huntington, West Virginia Plant.

2. Pension Plan for Hourly Employees of TransDigm Inc., Wiggins Connectors Division.

3.  TransDigm Inc. Retirement & 401(k) Plan for Non-Bargaining Employees.

4.  Marathon Power Technologies 401(k) Profit Sharing Plan for Salaried
    Employees.

5.  TransDigm Inc. Executive Retirement Savings Plan.

                                                                        ANNEX IV

                                  SUBSIDIARIES


TransDigm Inc.
--------------

JURISDICTION OF INCORPORATION: Delaware
FOREIGN QUALIFICATIONS: California, Ohio
AUTHORIZED CAPITAL STOCK: 1000 shares of Common Stock, par value $0.01 per share
ISSUED AND OUTSTANDING SHARES: 1000
OUTSTANDING OPTIONS, WARRANTS, CONVERSION OR OTHER RIGHTS OR AGREEMENTS FOR SHARES: None
OWNERSHIP: TransDigm Holding Company - 1000 shares of Common Stock

Marathon Power Technologies Company
-----------------------------------

JURISDICTION OF INCORPORATION: Delaware
FOREIGN QUALIFICATION: Texas
AUTHORIZED CAPITAL STOCK: 50,000 shares of Common Stock, par value $0.01 per share
ISSUED AND OUTSTANDING SHARES: 32,925
OUTSTANDING OPTIONS, WARRANTS, CONVERSION OR OTHER RIGHTS OR AGREEMENTS FOR SHARES: None
OWNERSHIP: TransDigm Inc. - 32,925 shares of Common Stock

Marathon Power Technologies Limited
-----------------------------------

JURISDICTION OF INCORPORATION: England
FOREIGN QUALIFICATIONS: None
AUTHORIZED CAPITAL STOCK: 100,000 Ordinary Shares, par value (POUNDS)1.00 per share
ISSUED AND OUTSTANDING SHARES: 100,000
OUTSTANDING OPTIONS, WARRANTS, CONVERSION OR OTHER RIGHTS OR AGREEMENTS FOR SHARES: None
OWNERSHIP: Marathon Power Technologies Company - 100,000 Ordinary Shares

TransDigm Export, Inc.
----------------------

JURISDICTION OF INCORPORATION: Virgin Islands
FOREIGN QUALIFICATIONS: None
AUTHORIZED CAPITAL STOCK: 1000 shares of common stock, without par value
ISSUED AND OUTSTANDING SHARES: 1000
OUTSTANDING OPTIONS, WARRANTS, CONVERSION OR OTHER RIGHTS OR AGREEMENTS FOR SHARES: None
OWNERSHIP: TransDigm Inc. - 1000 shares of common stock


                                                                         ANNEX V

                                  REAL PROPERTY

A.  OWNED REAL PROPERTY
    -------------------

    1.  5000 Triggs Street
        Los Angeles, CA 90022
        (Adel Wiggins Group)

    2.  4223 Monticello Blvd.
        South Euclid, OH 44121
        (AeroControlex Group)

    3.  8301 Imperial Drive
        Waco, TX 76712
        (Marathon Power Technologies Company)

B.  LEASED REAL PROPERTY
    --------------------

    1.  26380 Curtiss Wright Parkway
        Richmond Heights, Ohio 44143

    2.  948 Wayside
        Cleveland, Ohio 44110

    3.  8 Airlinks Estate
        Spitfire Way, Heston
        Middlesex, England TW5 9NR
        (oral Agreement)

                                                                        ANNEX VI

                              EXISTING INDEBTEDNESS

None

                                                                       ANNEX VII

                                    INSURANCE

1. First American Title Insurance Company Policy No. 9336938-8, issued to TransDigm Inc. on September 30, 1997, relating to the property located at 5000 Triggs Street, Los Angeles, CA 90022.

2. First American Title Insurance Company Policy No. 0 68597, issued to TransDigm Inc. on September 30, 1997, relating to the property located at 4223 Monticello Blvd., South Euclid, OH 44121.

3. Lawyers Title Insurance Corporation Policy No. 90-00-463985, issued to MPT Acquisition Corp. (now Marathon Power Technologies Company) on May 20, 1994, relating to the property located at 301 Imperial Drive, Waco, TX 76712.

4. Fireman's Fund Insurance Company Package Policy #DXX80685161 (includes property, boiler and machinery and commercial general liability), issued to TransDigm Inc. on September 30, 1997.

5. United Fire & Casualty and Underwriters at Lloyds' Property-Difference in Conditions Primary Layer Policy #UIM464520, issued to TransDigm Inc. on September 30, 1997.

6. Insurance Company of the West Property-Difference in Conditions 1st Excess Layer Policy #XH0141509203, issued to TransDigm Inc. on September 30, 1997

7. Guaranty National Insurance Company/United National Insurance Company Property-Difference in Conditions 2nd Excess Layer Policy #IM29007, issued to TransDigm Inc. on September 30, 1997.

8. Underwriters at Lloyds' Aviation Products and Grounding Liability Policy #V700969, issued to TransDigm Inc. on September 30, 1997.

9. The American Insurance Company (Fireman's Fund) Workers' Compensation Policy (California and Connecticut) #DWC80753989, issued to TransDigm Inc. on September 30, 1997.

10. Wausau Insurance Company Workers' Compensation Policy #141800145944, issued to Marathon Power Technologies Company, a division of TransDigm Holding Company, on September 30, 1997.

11. Lumbermans Mutual Casualty Company (Kemper) International Liability Policy #QD60059802, issued to TransDigm Inc. on September 30, 1997.

12. Federal Insurance Company (Chubb) Executive Protection Policy #81340831 (Executive Liability and Indemnification (D&O), Fiduciary Liability, Crime, Kidnap/Ransom and

    Extortion and Outside Directorship Liability), issued to TransDigm Holding Company and its subsidiaries on September 30, 1997.

13. Federal Insurance Company (Chubb) Group Business Auto Policy
    #BAP (98) 7323-09-80, issued to TransDigm Inc. on September 30, 1997.

14. Federal Insurance Company (Chubb) Commercial Umbrella Policy
    # (98) 7974-70-67, issued to TransDigm Inc. on September 30, 1997.

15. Reliance National Aircraft Hull & Liability Policy #NAB0139091, issued to TransDigm Inc. and renewed on April 7, 1998.

                                                                      ANNEX VIII


                                 EXISTING LIENS


None

                                                                        ANNEX IX

                              EXISTING INVESTMENTS


TransDigm Inc.
--------------

JURISDICTION OF INCORPORATION: Delaware
FOREIGN QUALIFICATIONS: California, Ohio
AUTHORIZED CAPITAL STOCK: 1000 shares of Common Stock, par value $0.01 per share
ISSUED AND OUTSTANDING SHARES: 1000
OUTSTANDING OPTIONS, WARRANTS, CONVERSION OR OTHER RIGHTS OR AGREEMENTS FOR SHARES: None
OWNERSHIP: TransDigm Holding Company - 1000 shares of Common Stock

Marathon Power Technologies Company
-----------------------------------

JURISDICTION OF INCORPORATION: Delaware
FOREIGN QUALIFICATION: Texas
AUTHORIZED CAPITAL STOCK: 50,000 shares of Common Stock, par value $0.01 per share
ISSUED AND OUTSTANDING SHARES: 32,925
OUTSTANDING OPTIONS, WARRANTS, CONVERSION OR OTHER RIGHTS OR AGREEMENTS FOR SHARES: None
OWNERSHIP: TransDigm Inc. - 32,925 shares of Common Stock

Marathon Power Technologies Limited
-----------------------------------

JURISDICTION OF INCORPORATION: England
FOREIGN QUALIFICATIONS: None
AUTHORIZED CAPITAL STOCK: 100,000 Ordinary Shares, par value (POUND)1.00 per share
ISSUED AND OUTSTANDING SHARES: 100,000
OUTSTANDING OPTIONS, WARRANTS, CONVERSION OR OTHER RIGHTS OR AGREEMENTS FOR SHARES: None
OWNERSHIP: Marathon Power Technologies Company - 100,000 Ordinary Shares

TransDigm Export, Inc.
----------------------

JURISDICTION OF INCORPORATION: Virgin Islands
FOREIGN QUALIFICATIONS: None
AUTHORIZED CAPITAL STOCK: 1000 shares of common stock, without par value
ISSUED AND OUTSTANDING SHARES: 1000
OUTSTANDING OPTIONS, WARRANTS, CONVERSION OR OTHER RIGHTS OR AGREEMENTS FOR SHARES: None
OWNERSHIP: TransDigm Inc. - 1000 shares of common stock


                                                                         ANNEX X

                          INDEBTEDNESS TO BE REFINANCED

1. Amended and Restated Credit Agreement, dated as of August 8, 1997, among TransDigm Inc., the financial institutions from time to time parties thereto, The Chase Manhattan Bank, as (i) administrative agent for the Lenders, (ii) successor collateral agent for the Lenders, and (iii) the issuing bank for letters of credit issued thereunder, and Chase Securities Inc., as arranger.

                                                                   Exhibit A


                           FORM OF NOTICE OF BORROWING

                                                                          [Date]

Bankers Trust Company,
  as Administrative Agent for the Lenders party
  to the Credit Agreement
  referred to below
One Bankers Trust Plaza
130 Liberty Street
New York, New York  10006

Attention: ______________

Ladies and Gentlemen:

            The undersigned, TransDigm Inc. (the "Borrower"), refers to the Credit Agreement, dated as of December 3, 1998 (as amended, modified or supplemented from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), among TransDigm Holding Company, the Borrower, the lenders from time to time party thereto (the "Lenders"), Credit Suisse First Boston, as Syndication Agent and Co-Lead Arranger, and you, as Administrative Agent and Co-Lead Arranger for such Lenders, and hereby gives you notice, irrevocably, pursuant to Section 1.03(a) of the Credit Agreement, that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 1.03(a) of the Credit
Agreement:

            (i) The Business Day of the Proposed Borrowing is ____________.(1)

            (ii) The aggregate principal amount of the Proposed Borrowing is $______________.

            (iii) The Proposed Borrowing shall consist of [A Term Loans] [B Term Loans] [Revolving Loans].

            (iv) The Loans to be made pursuant to the Proposed Borrowing shall be initially maintained as [Base Rate Loans] [Eurodollar Loans].

----------
(1) Shall be a Business Day at least one Business Day in the case of Base Rate Loans and at least three Business Days in the case of Eurodollar Loans, in each case, after the date hereof provided that (in each case) any such notice shall be deemed to have been given on a certain day only if given before 12:00 Noon (New York time) on such day.

            [(v) The initial Interest Period for the Proposed Borrowing is ____ month(s) [seven days](2).]

            The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

            (A) the representations and warranties contained in the Credit Agreement and in the other Credit Documents are and will be true and correct in all material respects, both before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; and

            (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.

                                               Very truly yours,

                                               TRANSDIGM INC.


                                               By
                                                  ------------------------
                                                  Name:
                                                  Title:

----------
(2) Only available for the first two Eurodollar Borrowings to the extent incurred on or before December 23, 1998.

                                                                     Exhibit B-1

                               FORM OF A TERM NOTE

$________                                                     New York, New York
                                                                          [Date]

            FOR VALUE RECEIVED, TRANSDIGM INC. (the "Borrower"), a Delaware corporation, hereby promises to pay to ____________ or its registered assigns (the "Lender"), in lawful money of the United States of America in immediately available funds, at the office of Bankers Trust Company (the "Administrative Agent") located at One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006 on the A Term Loan Maturity Date (as defined in the Credit Agreement referred to below) the principal sum of _____________ DOLLARS ($_____) or, if less, the unpaid principal amount of all A Term Loans (as defined in the Credit Agreement) made by the Lender pursuant to the Credit Agreement.

            The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Credit Agreement.

            This Note is one of the A Term Notes referred to in the Credit Agreement, dated as of December 3, 1998, among TransDigm Holding Company, the Borrower, the lenders from time to time party thereto (including the Lender), Credit Suisse First Boston, as Syndication Agent and Co-Lead Arranger, and the Administrative Agent (as amended, modified or supplemented from time to time, the "Credit Agreement") and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Credit Agreement). This Note is secured by the Security Documents (as defined in the Credit Agreement) and is entitled to the benefits of the Guaranties (as defined in the Credit Agreement). This Note is subject to voluntary prepayment and mandatory repayment prior to the A Term Loan Maturity Date, in whole or in part, as provided in the Credit Agreement.

            In case an Event of Default (as defined in the Credit Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

            The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

                                                                     Exhibit B-1

            THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                                    TRANSDIGM INC.


                                                    By
                                                       ---------------------
                                                       Name:
                                                       Title:

                                                                     Exhibit B-2

                               FORM OF B TERM NOTE

$________                                                     New York, New York
                                                                          [Date]

      FOR VALUE RECEIVED, TRANSDIGM INC. (the "Borrower"), a Delaware corporation, hereby promises to pay to or its registered assigns (the "Lender"), in lawful money of the United States of America in immediately available funds, at the office of Bankers Trust Company (the "Administrative Agent") located at One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006 on the B Term Loan Maturity Date (as defined in the Credit Agreement referred to below) the principal sum of DOLLARS ($ ) or, if less, the unpaid principal amount of all B Term Loans (as defined in the Credit Agreement) made by the Lender pursuant to the Credit Agreement.

      The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Credit Agreement.

      This Note is one of the B Term Notes referred to in the Credit Agreement, dated as December 3, 1998, among TransDigm Holding Company, the Borrower, the lenders from time to time party thereto (including the Lender), Credit Suisse First Boston, as Syndication Agent and Co-Lead Arranger, and the Administrative Agent (as amended, modified or supplemented from time to time, the "Credit Agreement") and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Credit Agreement). This Note is secured by the Security Documents (as defined in the Credit Agreement) and is entitled to the benefits of the Guaranties (as defined in the Credit Agreement). This Note is subject to voluntary prepayment and mandatory repayment prior to the B Term Loan Maturity Date, in whole or in part, as provided in the Credit Agreement.

      In case an Event of Default (as defined in the Credit Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

      The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

                                                                     Exhibit B-2

      THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                          TRANSDIGM, INC.


                                          By
                                             ---------------------
                                             Name:
                                             Title:

                                                                     Exhibit B-3

                             FORM OF REVOLVING NOTE

$__________                                                   New York, New York
                                                                          [Date]

      FOR VALUE RECEIVED, TRANSDIGM INC. (the "Borrower"), a Delaware corporation, hereby promises to pay to ___________ or its registered assigns (the "Lender"), in lawful money of the United States of America in immediately available funds, at the office of Bankers Trust Company (the "Administrative Agent") located at One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006 on the Revolving Loan Maturity Date (as defined in the Credit Agreement referred to below) the principal sum of _____________ DOLLARS ($________) or, if less, the unpaid principal amount of all Revolving Loans (as defined in the Credit Agreement) made by the Lender pursuant to the Credit Agreement.

      The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Credit Agreement.

      This Note is one of the Revolving Notes referred to in the Credit Agreement, dated as of December 3, 1998, among TransDigm Holding Company, the Borrower, the lenders from time to time party thereto (including the Lender), Credit Suisse First Boston, as Syndication Agent and Co-Lead Arranger, and the Administrative Agent (as amended, modified or supplemented from time to time, the "Credit Agreement") and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Credit Agreement). This Note is secured by the Security Documents (as defined in the Credit Agreement) and is entitled to the benefits of the Guaranties (as defined in the Credit Agreement). This Note is subject to voluntary prepayment and mandatory repayment prior to the Revolving Loan Maturity Date, in whole or in part, as provided in the Credit Agreement.

      In case an Event of Default (as defined in the Credit Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

      The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

                                                                     Exhibit B-3

      THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                       TRANSDIGM INC.


                                       By
                                          --------------------
                                          Name:
                                          Title:

                                                                    Exhibit B-4


                             FORM OF SWINGLINE NOTE

$________________                                             New York, New York
                                                                          [Date]

            FOR VALUE RECEIVED, TRANSDIGM INC. (the "Borrower"), a Delaware corporation, hereby promises to pay to BANKERS TRUST COMPANY or its registered assigns (the "Lender"), in lawful money of the United States of America in immediately available funds, at the office of Bankers Trust Company (the "Administrative Agent") located at One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006 on the Swingline Expiry Date (as defined in the Credit Agreement referred to below) the principal sum of _____________ DOLLARS ($_________) or, if less, the unpaid principal amount of all Swingline Loans (as defined in the Credit Agreement) made by the Lender pursuant to the Credit Agreement.

            The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Credit Agreement.

            This Note is Swingline Note referred to in the Credit Agreement, dated as of December 3, 1998, among TransDigm Holding Company, the Borrower, the lenders from time to time party thereto (including the Lender), Credit Suisse First Boston, as Syndication Agent and Co-Lead Arranger, and the Administrative Agent (as amended, modified or supplemented from time to time, the "Credit Agreement") and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Credit Agreement). This Note is secured by the Security Documents (as defined in the Credit Agreement) and is entitled to the benefits of the Guaranties (as defined in the Credit Agreement). This Note is subject to voluntary prepayment and mandatory repayment prior to the Swingline Expiry Date, in whole or in part, as provided in the Credit Agreement.

            In case an Event of Default (as defined in the Credit Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

            The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

            THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                            TRANSDIGM INC.


                                            By
                                               --------------------
                                               Name:
                                               Title

                                                                     Exhibit C

                        FORM OF LETTER OF CREDIT REQUEST

No. (1) Dated (2)

Bankers Trust Company, as Administrative Agent under
 the Credit Agreement (the "Credit
 Agreement"), dated as of December 3,
 1998, among TransDigm Holding Company,
 TransDigm Inc., the lenders from time
 to time party thereto, Credit Suisse First Boston,
 as Syndication Agent and Co-Lead Arranger,
 and Bankers Trust Company,
 as Administrative Agent and Co-Lead Arranger
One Bankers Trust Plaza
130 Liberty Street
New York, New York  10006

[Name and Address of respective Letter of Credit Issuer]

Attention:

Dear Sirs:

            We hereby request that _____________________, in its individual capacity, issue a [standby] [trade] Letter of Credit for the account of the undersigned on (3) (the "Date of Issuance") in the aggregate stated amount of
(4).

            For purposes of this Letter of Credit Request, unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement shall have the respective meaning provided such terms in the Credit Agreement.

            The beneficiary of the requested Letter of Credit will be (5), and such Letter of Credit will be in support of (6) and will have a stated expiration date of (7).


----------
(1)   Letter of Credit Request Number.

(2)   Date of Letter of Credit Request.

(3) Date of Issuance which shall be at least five Business Days from the date hereof (or such shorter period as is acceptable to the respective Letter of Credit Issuer).

(4)   Aggregate initial Stated Amount of Letter of Credit.

(5)   Insert name and address of beneficiary.

            We hereby certify that:

            (1) the representations and warranties contained in the Credit Agreement and in the other Credit Documents are and will be true and correct in all material respects, both before and after giving effect to the issuance of the Letter of Credit requested hereby, on the Date of Issuance (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); and

            (2) no Default or Event of Default has occurred and is continuing nor, after giving effect to the issuance of the Letter of Credit requested hereby, would such a Default or an Event of Default occur.

            Copies of all documentation with respect to the supported transaction are attached hereto.

                                       TRANSDIGM INC.


                                       By
                                          --------------------
                                          Name:
                                          Title

--------------------------------------------------------------------------------

(6) Insert description of L/C Supportable Obligations or applicable trade obligations, as the case may be.

(7) Insert the last date upon which drafts may be presented which may not be later than (A) in the case of standby Letters of Credit, the earlier of
      (x) one year after the Date of Issuance and (y) the tenth Business Day prior to the Revolving Loan Maturity Date and (B) in the case of trade Letters of Credit, the earlier of (x) 180 days after the Date of Issuance and (y) 30 days prior to the Revolving Loan Maturity Date.

                                                                    Exhibit D


                   FORM OF SECTION 4.04(b)(ii) CERTIFICATE

            Reference is hereby made to the Credit Agreement, dated as December 3, 1998, among TransDigm Holding Company, TransDigm Inc., the lenders from time to time party thereto, Credit Suisse First Boston, as Syndication Agent and Co-Lead Arranger, and Bankers Trust Company, as Administrative Agent and Co-Lead Arranger (as amended from time to time, the "Credit Agreement"). Pursuant to the provisions of Section 4.04(b)(ii) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.

                                      [NAME OF BANK]


                                      By
                                         -----------------------------
                                         Name:
                                         Title:

Date:                 ,
     ----------------- ------

                                                                      Exhibit E

                                  [lettlehead]



                                December 3, 1998









                                                                     026409-0017

Bankers Trust Company
Credit Suisse First Boston
     c/o Bankers Trust Company
         One Bankers Trust Plaza
         130 Liberty Street
         New York, NY  10006

                Re: Credit Agreement dated as of December 3, 1998 (the "Credit Agreement"), among TransDigm Holding Company, a Delaware corporation, TransDigm Inc., a Delaware corporation, as borrower, various lending institutions (each, a "Lender" and, collectively, the "Lenders"), Credit Suisse First Boston, as co-lead arranger and syndication agent (in such capacity, the "Syndication Agent"), and Bankers Trust Company, as co-lead arranger and administrative agent (in such capacity, the "Administrative Agent")

Ladies and Gentlemen:

                We have acted as special counsel to TransDigm Inc., a Delaware corporation (the "Borrower"), TransDigm Holding Company, a Delaware corporation ("Holdings"), and Marathon Power Technologies Company, a Delaware corporation ("Marathon" and, together with the Borrower and Holdings, the "Credit Parties"), in connection with the referenced Credit Agreement.

                This opinion is rendered to you pursuant to Section 5.03 of the Credit Agreement.

                As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of rendering the opinions expressed below, except where a statement is qualified as to knowledge or awareness, in which case we have made no or limited inquiry as specified below. We have examined, among other things, the following (the "Specified Loan Documents"):

                                                                      Exhibit E
December 3, 1998
Page 2

                        (a) the Credit Agreement;

                        (b) the A Term Notes, the B Term Notes, the Revolving Notes and the Swingline Note, each dated December 3, 1998 payable to Bankers Trust Company or Credit Suisse First Boston, as the case may be, in the aggregate principal sum of $69,000,000 and $54,000,000 respectively, made by the Borrower (the "Notes");

                        (c) the Pledge Agreement dated as of December 3, 1998 among the Borrower, Holdings, Marathon and Bankers Trust Company (the "Pledge Agreement");

                        (d) the Security Agreement dated as of December 3, 1998 among the Borrower, Holdings, Marathon and Bankers Trust Company (the "Security Agreement" and, with the Pledge Agreement, the "Security Documents"); and

                        (e) the Subsidiaries Guaranty dated as of December 3, 1998 by Marathon in favor of the Administrative Agent.

                We have also examined the financing statements to be filed in the office of the Secretary of State of the State of California, copies of which are attached hereto as Exhibit A (the "California Financing Statements"), in the office of the Secretary of State of the State of Texas, copies of which are attached hereto as Exhibit B (the "Texas Financing Statements") and in the office of the Secretary of State of the State of Ohio and the office of the county recorder for Cuyahoga County, Ohio, copies of which are attached hereto as Exhibit C (the "Ohio Financing Statements").

                We have further examined the certificate of incorporation of the Borrower certified by the Secretary of State of Delaware as of a recent date, the by-laws of the Borrower certified by the Secretary of the Borrower as of the date hereof, the certificate of incorporation of Holdings certified by the Secretary of State of Delaware as of a recent date, the by-laws of Holdings certified by the Secretary of Holdings as of the date hereof, the certificate of incorporation of Marathon certified by the Secretary of State of Delaware as of a recent date, and the by-laws of Marathon certified by the Secretary of Marathon as of the date hereof (collectively, the "Governing Documents").

                As used in this letter, "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of New York, except that, in reference to the opinion in paragraph 6 below and, insofar as they relate thereto to the assumptions, exceptions, limitations and qualifications set forth herein, "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of California.

                In our examination, we have assumed the genuineness of all signatures (other than those of officers of the Credit Parties on the Specified Loan Documents), the legal capacity of all natural persons executing documents, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

                We have been furnished with, and with your consent have relied upon, certificates of officers of the Credit Parties with respect to certain factual matters. In addition, we have obtained and relied

                                                                      Exhibit E
December 3, 1998
Page 3

upon such certificates and assurances and other records from public officials as we have deemed necessary.

                We are opining herein as to the effect on the subject transactions only of the federal laws of the United States, the internal laws of the State of New York, the General Corporation Law ("DGCL") of the State of Delaware and, in respect solely of the opinion in paragraph 6 below, the Uniform Commercial Code as in effect on the date hereof in the State of California and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware or California, any other laws, or as to any matters of municipal law or the laws of any other local agencies within any state or any laws which are applicable to the subject transactions or the parties thereto because of the nature or extent of their business.

                Our opinions set forth in paragraph 4 below are based upon our consideration of only those laws, statutes, rules and regulations which, in our experience, are normally applicable to borrowers and guarantors in secured loan transactions. Whenever a statement herein is qualified by "to the best of our knowledge" or a similar phrase, it is intended to indicate that those attorneys in this firm who have rendered legal services in connection with the Credit Agreement do not have current actual knowledge of the inaccuracy of such statement. However, except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of any such statement, and no inference that we have any knowledge of any matters pertaining to such statement should be drawn from our representation of the Credit Parties.

                The opinions expressed herein are delivered as of the date hereof and pertain solely to matters existing as of the date hereof. We express no opinion as to any matters that arise after the date hereof, including (without limitation) changes of fact or law, whether foreseeable or not foreseeable as of the date hereof, and we do not undertake any obligation to advise you of any such matters or otherwise to update this opinion in any respect after the date hereof.

                Subject to the foregoing and the other matters set forth herein, and in reliance thereon, it is our opinion that, as of the date hereof:

                1. Each Credit Party has been duly incorporated under the laws of the State of Delaware and is validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to conduct its business as now conducted and to own, or hold under lease, its assets. Each Credit Party has the corporate power and authority to enter into the Specified Loan Documents in which it is identified as a signatory party and to perform its obligations thereunder. Based solely on certificates from public officials, we confirm that the Borrower is qualified to do business in the State of California and the State of Ohio and that Marathon is qualified to do business in the State of Texas.

                2. The execution, delivery and performance by each Credit Party of each Specified Loan Document in which it is identified as a signatory party has been duly authorized by all necessary corporate action of such Credit Party. Each Credit Party has duly executed and delivered each Specified Loan Document in which it is identified as a signatory party.

                                                                      Exhibit E
December 3, 1998
Page 4

                3. Each Specified Loan Document constitutes a legally valid and binding obligation of each Credit Party identified therein as a signatory party thereto, enforceable against such Credit Party in accordance with its terms.

                4. The execution and delivery of the Specified Loan Documents by each of the Credit Parties that are identified therein as a signatory party thereto, the borrowing of the loans pursuant to the Credit Agreement on the date hereof by the Borrower, the granting of security interests pursuant to the Security Documents on the date hereof by each of the Credit Parties that are identified as a signatory party thereto, and the payment of the indebtedness of the Borrower for such loans do not (a) violate any federal or New York law, statute, rule or regulation applicable to the Credit Parties (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) or the DGCL, (b) violate the provisions of the Governing Documents, (c) constitute a breach of or default under the indenture dated as of the date hereof among the Borrower, certain guarantors and State Street Bank and Trust Company, as trustee, relating to the Borrower's 10-3/8% Senior Subordinated Notes Due 2008 (the "Senior Subordinated Note Indenture") or the indenture dated as of the date hereof between Holdings and State Street Bank and Trust Company, as trustee, relating to Holdings' 12% Pay-in-Kind Notes Due 2009 (the "Seller Subordinated Note Indenture"), or (d) require any consent, approval, authorization, registration, declaration or filing by any of the Credit Parties under the Senior Subordinated Note Indenture or the Seller Subordinated Note Indenture or under any federal or New York law, statute, rule or regulation applicable to any of the Credit Parties or the DGCL, except (i) the filing of financing statements under the Uniform Commercial Code, as in effect in any jurisdiction in which such filing may be required or appropriate and (ii) compliance with federal and state securities laws in connection with the issuance or sale of any securities evidencing the loans or constituting collateral. No opinion is expressed in this paragraph 4 as to the application of
Section 548 of the federal Bankruptcy Code and comparable provisions of state law or of any state or federal securities laws, antifraud laws, environmental laws or antitrust or trade regulation laws.

                5. The provisions of each of the Security Documents are effective to create valid security interests in favor of Bankers Trust Company as Collateral Agent (in such capacity, the "Collateral Agent") for the benefit of the Lenders in that portion of the collateral described in such Security Document which is subject to Article 9 of the UCC (the "Specified Article 9 Collateral") as security, to the extent set forth in such Security Document, for the payment of the obligations described therein as secured thereby.

                6. The California Financing Statements are in appropriate form for filing in the Offices of the Secretary of State of California. Upon the proper filing of the California Financing Statements in such Office, the security interest in favor of the Collateral Agent for the benefit of the Lenders in the Specified Article 9 Collateral described in the California Financing Statements will be perfected to the extent a security interest in such Specified Article 9 Collateral can be perfected by filing a financing statement within the State of California under the provisions of the UCC.

                7. Assuming that the Collateral Agent takes possession of, and holds, in the State of New York the certificate representing 100 shares of capital stock of the Borrower and 32,925 shares of capital stock of Marathon described in Annex B to the Pledge Agreement (the "Pledged Shares") delivered to the Collateral Agent pursuant to the Pledge Agreement in the State of New York with undated stock powers duly indorsed in blank, then the Pledge Agreement creates a valid and perfected security interest in favor of the Collateral Agent for the benefit of the Lenders in the rights in the Pledged

                                                                      Exhibit E
December 3, 1998
Page 5

Shares which the Borrower has or has actual authority to convey, as security, to the extent set forth in the Pledge Agreement, for the payment of the obligations described therein as secured thereby and, if and to the extent the Collateral Agent is a protected purchaser within the meaning of Section 8-303 of the UCC, free of any adverse claim to the Pledged Shares.

                8. None of the Credit Parties is an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                9. The monetary obligations of the Borrower or any "Guarantor" (as defined in the Senior Subordinated Note Indenture) under the Specified Loan Documents are within the definition of "Senior Debt" set forth in the Senior Subordinated Note Indenture and the monetary obligations of Holdings under the Specified Loan Documents are within the definition of "Senior Debt" set forth in the Seller Subordinated Note Indenture, in each case subject to the limitations and exceptions set forth in the second paragraph in such definition of "Senior Debt."

                The opinions expressed in paragraphs 3, 4, 5, 6 and 7 above are subject to the following limitations, qualifications and exceptions:

                           (a) the effect of bankruptcy, insolvency,
                 reorganization, moratorium, or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors;

                           (b) the effect of general principles of equity,
                 whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought;

                           (c) our opinion expressed in paragraph 3 above does
                 not extend to or include the enforceability of any security interest or lien and, except as set forth in paragraphs 5, 6 and 7 above, we express no opinion as to the enforceability, creation, perfection or priority of any security interest or lien;

                           (d) certain rights, remedies and waivers contained in
                 the Specified Loan Documents may be limited or rendered ineffective by applicable laws or judicial decisions governing such provisions, but such laws or judicial decisions do not affect the validity or enforceability of any Specified Loan Document as a whole;

                           (e) we express no opinion as to the validity or
                 enforceability of any provision of the Specified Loan Documents that permits an increase in the rate of interest or the collection of a late charge or prepayment premium in the event of a delinquency or default;

                           (f) the unenforceability under certain circumstances
                 of provisions indemnifying a party against liability for its own wrongful or negligent acts or where such indemnification is contrary to public policy or prohibited by law;

                                                                      Exhibit E
December 3, 1998
Page 6

                           (g) the unenforceability under certain circumstances
                 of contractual provisions respecting self-help or summary remedies without notice or opportunity for hearing or correction;

                           (h) the unenforceability under certain circumstances
                 of provisions requiring the payment of attorneys' fees, except to the extent that a court determines such fees to be reasonable;

                           (i) the effect of general principles exonerating a
                 guarantor or surety if the creditor materially alters the original obligation of the principal without the consent of the guarantor or surety, elects remedies for default that impair the subrogation rights of the guarantor or surety against the principal, takes action without notice or consent of the guarantor or surety that materially prejudices the guarantor or surety and the like; while we believe that a court should hold that the explicit language contained in the Specified Loan Documents waiving such rights is enforceable, we express no opinion with respect to the effect of (i) any modification to or amendment of the obligations of any guarantor or surety that materially increases such obligations, (ii) any election of remedies by the Administrative Agent or the holders of obligations arising under the Credit Agreement following the occurrence of an event of default, or (iii) any other action by the Administrative Agent or such holders contemplated by such waivers that materially prejudices the guarantor or surety;

                           (j) we have not been requested to express and, with
                 your permission, do not render any opinion as to the applicability of Section 548 of the federal Bankruptcy Code or applicable state law relating to fraudulent transfers and obligations to the obligations of any Credit Party under any of the Specified Loan Documents;

                           (k) we have not been requested to express and, with
                 your permission, do not render any opinion as to any of the instruments, agreements or other documents delivered at the closing under the Credit Agreement or any of the other "Credit Documents" referred to in the Credit Agreement (collectively, the "Loan Documents") other than, to the extent expressly set forth herein, the Specified Loan Documents.

                 Our opinions in paragraphs 5, 6 and 7 above are also subject to the following assumptions, exceptions, limitations and qualifications:

                           (i) we express no opinion as to the creation,
                 validity or perfection of any security interest that is not governed by, or that is excluded from coverage by, Article 9 of the UCC;

                           (ii) we have assumed that each debtor under the
                 Security Documents has "rights" in the collateral and that "value" has been given, as contemplated by Section 9-203 of the UCC;

                           (iii) we have assumed that none of the collateral
                 consists of consumer goods, crops (growing or to be grown), equipment used in farming operations, farm products, or

                                                                      Exhibit E
December 3, 1998
Page 7

                 accounts or general intangibles arising from or relating to the sale of farm products by a farmer, timber to be cut, minerals or the like (including oil and gas) or accounts resulting from the sale of minerals or the like at the wellhead or the minehead, beneficial interests in a trust or decedent's estate, letters of credit, items which are subject to a statute or treaty of the United States which provides for a national or international registration or a national or international certificate of title or which specifies a place of filing different from that specified in the UCC for filing of the security interest, or any other items excluded from the coverage of the UCC by Section 9-104 thereof;

                           (iv) we call to your attention the fact that the
                 perfection of a security interest in "proceeds" (as defined in the UCC) of collateral is governed and restricted by Section 9-306 of the UCC;

                           (v) the effect of the provisions of the UCC which
                 require a secured party, in any disposition of personal property collateral, to act in good faith and in a commercially reasonable manner;

                           (vi) Section 552 of the federal Bankruptcy Code
                 limits the extent to which property acquired by a debtor after the commencement of a case under the Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of the case; and

                           (vii) we call to your attention that (A) under the
                 UCC, with certain limited exceptions, the effectiveness of a properly filed financing statement will lapse five years after the date of filing thereof and a security interest that is otherwise properly perfected by the filing of such financing statement will become unperfected, unless a continuation statement is filed within six months prior to the end of such five-year period, and (B) perfection of security interests under the UCC in any of the collateral will be terminated as to any collateral acquired by a debtor under the Security Documents more than four months after such debtor changes its name, identity or corporate structure to such an extent as to make a properly filed financing statement seriously misleading, unless a new appropriate financing statement indicating the new name, identity or corporate structure of such debtor is properly filed before the expiration of four months after such change.

                 We have assumed that neither the Administrative Agent nor any holder of obligations arising under the Credit Agreement has expressly or by implication waived, subordinated or agreed to any modification of any of its rights or interests under the Specified Loan Documents or agreed to any adverse claim.

                 To the extent that the obligations of any Credit Party may be dependent upon such matters, we assume for purposes of this opinion that (i) each party to the Specified Loan Documents, other than the Credit Parties, is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and under the laws of each jurisdiction in which it is required to qualify or be licensed as a foreign corporation or foreign organization; (ii) each party to the Specified Loan Documents, other than the Credit Parties, has the requisite corporate or organizational power and authority to execute, deliver and perform its obligations under all Specified Loan Documents

                                                                      Exhibit E
December 3, 1998
Page 8

to which it is a party; (iii) the execution, delivery and performance of the Specified Loan Documents has been duly authorized by all necessary corporate or organizational action of each party thereto other than the Credit Parties; (iv) other than in respect of the matters as to which we express our opinion as set forth in paragraph 4 above, each party to the Specified Loan Documents, including each Credit Party, has duly complied with all federal, state and local law or regulations, has obtained all consents, approvals and authorizations, and made all registrations, declarations or filings, required to be obtained or made by it from or with any governmental authority or agency under any such laws or regulations, and has obtained all consents, approvals and authorizations required to be obtain by it from any person or entity under any applicable indenture, instrument, conveyance or agreement and (v) each Specified Loan Document to which any person or entity, other than a Credit Party, is a party has been duly executed and delivered by such person or entity and constitutes its legally valid and binding obligation, enforceable against it in accordance with the terms thereof. We express no opinion as to compliance by any party to the Specified Loan Documents with any banking laws or any other state or federal laws or regulations applicable to the subject transactions because of the nature of its business, other than Regulations T, U and X of the Board of Governors of the Federal Reserve System.

                Without expressing any opinion as to the laws of the State of Ohio or the State of Texas, we confirm that we have read the provisions of
Section 9-401 and Section 9-402 of the Uniform Commercial Code, as currently reported by CCH Secured Transactions Guide to be in effect in the State of Ohio and the State of Texas, and did not find therein any requirements inconsistent with the conclusion that, subject to the assumptions, exceptions, limitations and qualifications set forth herein as to our opinion in paragraph 6 above, (i) the Ohio Financing Statements are in appropriate form for filing in the office of the Secretary of State of Ohio and the office of the county recorder for Cuyahoga County, Ohio, (ii) upon the proper filing of the Ohio Financing Statements in such offices, the security interest in favor of the Collateral Agent for the benefit of the Lenders in the Specified Article 9 Collateral described in the Ohio Financing Statements will be perfected to the extent a security interest in such Specified Article 9 Collateral can be perfected by filing a financing statement within the State of Ohio under such provisions,
(iii) the Texas Financing Statements are in appropriate form for filing in the office of the Secretary of State of Texas, and (iv) upon the proper filing of the Texas Financing Statements in such office, the security interest in favor of the Collateral Agent for the benefit of the Lenders in the Specified Article 9 Collateral described in the Texas Financing Statements will be perfected to the extent a security interest in such Specified Article 9 Collateral can be perfected by filing a financing statement within the State of Texas under such provisions.

                We further confirm to you that (i) the Credit Agreement, the Senior Subordinated Note Indenture and the Seller Subordinated Note Indenture have been identified to us by the Borrower as being all of the agreements to which any Credit Party is a party, or to which any of the businesses or assets of any Credit Party is subject, that are material to the financial condition or results of operations of the Credit Parties taken as a whole and (ii) the Borrower has not identified to us any order, judgment or decree that is material to the financial condition or results of operations of the Credit Parties taken as a whole.

                This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent. At your request, we hereby consent to reliance hereon by any future assigns of or participants in your interest under the Credit Agreement as expressly permitted under Section 13.04 of the Credit Agreement, on the understanding that this opinion speaks only as of the date hereof and we

                                                                      Exhibit E
December 3, 1998
Page 9

have no responsibility or obligation to update this opinion, to consider its applicability or correctness other than to its addressee, or to take into account, or advise any person of, changes in law, facts or any other development of which we may later become aware. We hereby consent to your furnishing this opinion to your auditors and to regulatory officials having jurisdiction over you.

                Attached hereto as Exhibit D is a copy of our letter dated the date hereof addressed to BT Alex. Brown Incorporated and Credit Suisse First Boston Corporation. We hereby consent to reliance thereon by you and the future assigns and participants described in the immediately preceding paragraph in connection with the transactions covered hereby, on the understanding that (i) such letter may not be relied upon by you or them for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except as otherwise provided in the last sentence of the immediately preceding paragraph and (ii) such letter speaks only as of the date hereof and we have no responsibility or obligation to update such letter, to consider its applicability or correctness other than to its addressees, or to take into account, or advise any person of, changes in law, facts or any other development of which we may later become aware.


                                            Very Truly Yours,

                                                                      Exhibit E
December 3, 1998
Page 10


                                    EXHIBIT A


                        [California Financing Statements]

                                                                      Exhibit E
December 3, 1998
Page 11


                                    EXHIBIT B


                          [Texas Financing Statements]

                                                                      Exhibit E
December 3, 1998
Page 12


                                   EXHIBIT C
                           [Ohio Financing Statements]

                                                                      Exhibit E
December 3, 1998
Page 13


                                    EXHIBIT D


                                [Form of Opinion]

                                                                     Exhibit F

                          FORM OF OFFICERS' CERTIFICATE

            I, the undersigned, [Chairman of the Board/Vice Chairman of the Board/President/Vice President] of [Name of Credit Party] a corporation organized and existing under the laws of the State of ________ (the "Company"), do hereby certify on behalf of the Company that:

            1. This Certificate is furnished pursuant to Section 5.04(a) of the Credit Agreement, dated as of December 3, 1998, among TransDigm Holding Company, TransDigm Inc., the lenders from time to time party thereto, Credit Suisse First Boston, as Syndication Agent and Co-Lead Arranger, and Bankers Trust Company, as Administrative Agent and Co-Lead Arranger, (such Credit Agreement, as in effect on the date of this Certificate, being herein called the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

            2. The following named individuals are elected officers of the Company, each holds the office of the Company set forth opposite his or her name and has held such office since _________ __, 19__.(1) The signature written opposite the name and title of each such officer is his or her genuine signature.


    Name(2)                      Office                            Signature

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            3. Attached hereto as Exhibit A is a certified copy of the Certificate of Incorporation of the Company, as filed in the Office of the Secretary of State of the State of ________ on ___________, 19__, together with all amendments thereto adopted through the date hereof.

            4. Attached hereto as Exhibit B is a true and correct copy of the By-Laws of the Company which were duly adopted, are in full force and effect on the date hereof, and have been in effect since _____________, 19__.

-------------------------
(1) Insert a date prior to the time of any corporate action relating to the Credit Documents or related documentation.

(2) Include name, office and signature of each officer who will sign any Credit Document, including the officer who will sign the certification at the end of this Certificate or related documentation.

            5. Attached hereto as Exhibit C is a true and correct copy of resolutions which were duly adopted on __________, 19__ [by unanimous written consent of the Board of Directors of the Company] [by a meeting of the Board of Directors of the Company at which a quorum was present and acting throughout], and said resolutions have not been rescinded, amended or modified. Except as attached hereto as Exhibit C, no resolutions have been adopted by the Board of Directors of the Company which deal with the execution, delivery or performance of any of the Documents to which the Company is party.

            [6. On the date hereof, all of the applicable conditions set forth in Sections 5.05, 5.06, 5.07, 5.08, 5.09, 5.10 and 6.01 of the Credit Agreement have been satisfied.

            7. Attached hereto as Exhibit D are true and correct copies of all Recapitalization Documents.

            8. Attached hereto as Exhibit E are true and correct copies of all Refinancing Documents.

            9. Attached hereto as Exhibit F are true and correct copies of all Equity Financing Documents.

            10. Attached hereto as Exhibit G are true and correct copies of all Senior Subordinated Note Documents.

            11. Attached hereto as Exhibit H are true and correct copies of all Seller Subordinated Note Documents.

            12. Attached hereto as Exhibit I are true and correct copies of all Employee Benefit Plans.

            13. Attached hereto as Exhibit J are true and correct copies of all Shareholders' Agreements.

            14. Attached hereto as Exhibit K are true and correct copies of all Management Agreements.

            15. Attached hereto as Exhibit L are true and correct copies of all Employment Agreements.

            16. Attached hereto as Exhibit M are true and correct copies of all Collective Bargaining Agreements.

            17. Attached hereto as Exhibit N are true and correct copies of all Existing Indebtedness Agreements.

            18. Attached hereto as Exhibit O are true and correct copies of all Tax Allocation Agreements](3)

            [6.][19.] On the date hereof, the representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on the date hereof, both before and after giving effect to the incurrence of Loans on the date hereof and the application of the proceeds thereof, unless stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

            [7.][20.] On the date hereof, no Default or Event of Default has occurred and is continuing or would result from the Borrowing to occur on the date hereof or from the application of the proceeds thereof.

            [8.][21.] There is no proceeding for the dissolution or liquidation of the Company or threatening its existence.

            IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of ____, 1998.

                                         [NAME OF CREDIT PARTY]


                                         By
                                            ------------------------------------
                                            Name:
                                            Title:

-------------------------
(3)   Insert in Officers' Certificate of Holdings only.

I, the undersigned, [Secretary/Assistant Secretary] of the Company, do hereby certify on behalf of the Company that:

            1. [Name of Person making above certifications] is the duly elected and qualified [Chairman of the Board/Vice Chairman of the Board/President/Vice President] of the Company and the signature above is his or her genuine signature.

            2. The certifications made by [name of Person making above certifications] on behalf of the Company in Items 2, 3, 4, 5, and [8][21] above are true and correct.

            IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of _____, 1998.

                                        [NAME OF CREDIT PARTY]


                                        By
                                          ----------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT G

                                PLEDGE AGREEMENT

            PLEDGE AGREEMENT (as amended, modified or supplemented from time to time, this "Agreement"), dated as of December 3, 1998, made by each of the undersigned pledgors (each a "Pledgor" and, together with any other entity that becomes a pledgor hereunder pursuant to Section 25 hereof, the "Pledgors") to BANKERS TRUST COMPANY, as Collateral Agent (the "Pledgee"), for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

                              W I T N E S S E T H :

            WHEREAS, TransDigm Holding Company ("Holdings"), TransDigm Inc. (the "Borrower"), the lenders from time to time party thereto (the "Lenders"), Credit Suisse First Boston, as Syndication Agent and Co-Lead Arranger, and Bankers Trust Company, as Administrative Agent and Co-Lead Arranger (together with any successor Administrative Agent, the "Administrative Agent"), have entered into a Credit Agreement, dated as of December 3, 1998 (as amended, modified or supplemented from time to time, the "Credit Agreement"), providing for the making of Loans to, and the issuance of Letters of Credit for the account of, the Borrower as contemplated therein (the Lenders, the Administrative Agent, each Letter of Credit Issuer and the Pledgee are herein called the "Lender Creditors");

            WHEREAS, the Borrower may at any time and from time to time enter into one or more Interest Rate Protection Agreements or Other Hedging Agreements with one or more Lenders or any affiliate thereof (each such Lender or affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender's or affiliate's successors and assigns, if any, collectively, the "Other Creditors," and together with the Lender Creditors, the "Secured Creditors");

            WHEREAS, pursuant to the Holdings Guaranty, Holdings has unconditionally guaranteed to the Secured Creditors the payment when due of all Guaranteed Obligations as described therein;

            WHEREAS, pursuant to the Subsidiaries Guaranty, each Subsidiary Guarantor has jointly and severally guaranteed to the Secured Creditors the payment when due of all Guaranteed Obligations as described therein;

            WHEREAS, it is a condition to the making of Loans to, and the issuance of Letters of Credit for the account of, the Borrower under the Credit Agreement that each Pledgor shall have executed and delivered to the Pledgee this Agreement; and

            WHEREAS, each Pledgor desires to enter into this Agreement in order to satisfy the condition described in the preceding paragraph;

                                                                       Exhibit G
                                                                          Page 2

            NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Pledgor, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby makes the following representations and warranties to the Pledgee for the benefit of the Secured Creditors and hereby covenants and agrees with the Pledgee for the benefit of the Secured Creditors as follows:

            1. SECURITY FOR OBLIGATIONS. This Agreement is made by each Pledgor for the benefit of the Secured Creditors to secure:

      (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and indebtedness (including, without limitation, indemnities, Fees and interest thereon) of such Pledgor to the Lender Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with the Credit Agreement and the other Credit Documents to which such Pledgor is a party (including all such obligations and indebtedness of such Pledgor under any Guaranty to which it is a party) and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained in the Credit Agreement and in such other Credit Documents (all such obligations and liabilities under this clause (i), except to the extent consisting of obligations or indebtedness with respect to Interest Rate Protection Agreements or Other Hedging Agreements, being herein collectively called the "Credit Document Obligations");

      (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and liabilities owing by such Pledgor to the Other Creditors under, or with respect to (including by reason of the any Guaranty to which it is a party), any Interest Rate Protection Agreement or Other Hedging Agreement, whether such Interest Rate Protection Agreement or Other Hedging Agreement is now in existence or hereafter arising, and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained therein (all such obligations and liabilities described in this clause (ii) being herein collectively called the "Other Obligations");

      (iii) any and all sums advanced by the Pledgee in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral;

      (iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of such Pledgor referred to in clauses (i), (ii) and (iii) above, after an Event of Default (which term to mean and include any Event of Default under, and as defined in, the Credit Agreement or any payment default by the Borrower under any Interest Rate Protection Agreement or Other Hedging Agreement and shall, in any event, include, without limitation, any payment default on any of the Obligations (as hereinafter defined) shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys' fees and court costs; and

      (v) all amounts paid by any Secured Creditor as to which such Secured Creditor has the right to reimbursement under Section 11 of this Agreement;

                                                                       Exhibit G
                                                                          Page 3

      all such obligations, liabilities, sums and expenses set forth in clauses
      (i) through (v) of this Section 1 being herein collectively called the "Obligations," it being acknowledged and agreed that the "Obligations" shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

            2. DEFINITIONS. (a) Unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement shall be used herein as therein defined. Reference to singular terms shall include the plural and vice versa.

            (b) The following capitalized terms used herein shall have the definitions specified below:

            "Administrative Agent" has the meaning set forth in the Recitals hereto.

            "Adverse Claim" has the meaning given such term in Section 8-102(a)(1) of the UCC.

            "Agreement" has the meaning set forth in the first paragraph hereof.

            "Certificated Security" has the meaning given such term in Section 8-102(a)(4) of the UCC.

            "Clearing Corporation" has the meaning given such term in Section 8-102(a)(5) of the UCC.

            "Collateral" has the meaning set forth in Section 3.1 hereof.

            "Collateral Accounts" means any and all accounts established and maintained by the Pledgee in the name of any Pledgor to which Collateral may be credited.

            "Credit Agreement" has the meaning set forth in the Recitals hereto.

            "Credit Document Obligations" has the meaning set forth in Section 1 hereof.

            "Domestic Corporation" has the meaning set forth in the definition of "Stock."

            "Event of Default" has the meaning set forth in Section 1 hereof.

            "Financial Asset" has the meaning given such term in Section 8-102(a)(9) of the UCC.

            "Foreign Corporation" has the meaning set forth in the definition of "Stock."

            "Indemnitees" has the meaning set forth in Section 11 hereof.

            "Instrument" has the meaning given such term in Section 9-105(1)(i) of the UCC.

                                                                       Exhibit G
                                                                          Page 4

            "Investment Property" has the meaning given such term in Section 9-115(f) of the UCC.

            "Lender Creditors" has the meaning set forth in the Recitals hereto.

            "Lenders" has the meaning set forth in the Recitals hereto.

            "Limited Liability Company Assets" means all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all limited liability company capital and interest in other limited liability companies), at any time owned or represented by any Limited Liability Company Interest.

            "Limited Liability Company Interests" means the entire limited liability company membership interest at any time owned by any Pledgor in any limited liability company.

            "Non-Voting Stock" means all capital stock which is not Voting
Stock.

            "Notes" means (x) all Intercompany Notes at any time issued to each Pledgor and (y) all other promissory notes from time to time issued to, or held by, each Pledgor.

            "Obligations" has the meaning set forth in Section 1 hereof.

            "Other Creditors" has the meaning set forth in the Recitals hereto.

            "Other Obligations" has the meaning set forth in Section 1 hereof.

            "Partnership Assets" means all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all partnership capital and interest in other partnerships), at any time owned or represented by any Partnership Interest.

            "Partnership Interest" means the entire general partnership interest or limited partnership interest at any time owned by any Pledgor in any general partnership or limited partnership.

            "Pledged Notes" has the meaning set forth in Section 3.5 hereof.

            "Pledgee" has the meaning set forth in the first paragraph hereof.

            "Pledgor" has the meaning set forth in the first paragraph hereof.

            "Proceeds" has the meaning given such term in Section 9-306(l) of the UCC.

            "Required Banks" has the meaning given such term in the Credit Agreement.

            "Secured Creditors" has the meaning set forth in the Recitals hereto.

            "Secured Debt Agreements" has the meaning set forth in Section 5 hereof.

                                                                       Exhibit G
                                                                          Page 5

            "Securities Account" has the meaning given such term in Section 8-501(a) of the UCC.

            "Securities Act" means the Securities Act of 1933, as amended, as in effect from time to time.

            "Security" and "Securities" has the meaning given such term in
Section 8-102(a)(15) of the UCC and shall in any event include all Stock and Notes (to the extent same constitute "Securities" under Section 8-102(a)(15)).

            "Security Entitlement" has the meaning given such term in Section 8-102(a)(17) of the UCC.

            "Stock" means (x) with respect to corporations incorporated under the laws of the United States or any State or territory thereof (each a "Domestic Corporation"), all of the issued and outstanding shares of capital stock of any corporation at any time owned by any Pledgor of any Domestic Corporation and (y) with respect to corporations not Domestic Corporations (each a "Foreign Corporation"), all of the issued and outstanding shares of capital stock at any time owned by any Pledgor of any Foreign Corporation.

            "Termination Date" has the meaning set forth in Section 20 hereof.

            "UCC" means the Uniform Commercial Code as in effect in the State of New York from time to time; provided that all references herein to specific sections or subsections of the UCC are references to such sections or subsections, as the case may be, of the Uniform Commercial Code as in effect in the State of New York on the date hereof.

            "Uncertificated Security" has the meaning given such term in Section 8-102(a)(18) of the UCC.

            "Voting Stock" means all classes of capital stock of any Foreign Corporation entitled to vote.

            3. PLEDGE OF SECURITIES, ETC.

            3.1 Pledge. To secure the Obligations now or hereafter owed or to be performed by such Pledgor, each Pledgor does hereby grant, pledge and assign to the Pledgee for the benefit of the Secured Creditors, and does hereby create a continuing security interest in favor of the Pledgee for the benefit of the Secured Creditors in, all of the right, title and interest in and to the following, whether now existing or hereafter from time to time acquired (collectively, the "Collateral"):

            (a) each of the Collateral Accounts, including any and all assets of whatever type or kind deposited by such Pledgor in such Collateral Account, whether now owned or hereafter acquired, existing or arising, including, without limitation, all Financial Assets, Investment Property, moneys, checks, drafts, Instruments, Securities or interests

                                                                       Exhibit G
                                                                          Page 6

      therein of any type or nature deposited or required by the Credit Agreement or any other Secured Debt Agreement to be deposited in such Collateral Account, and all investments and all certificates and other Instruments (including depository receipts, if any) from time to time representing or evidencing the same, and all dividends, interest, distributions, cash and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

            (b) all Securities of such Pledgor from time to time;

            (c) all Limited Liability Company Interests of such Pledgor from time to time and all of its right, title and interest in each limited liability company to which each such interest relates, whether now existing or hereafter acquired, including, without limitation:

                  (A) all the capital thereof and its interest in all profits, losses, Limited Liability Company Assets and other distributions to which such Pledgor shall at any time be entitled in respect of such Limited Liability Company Interests;

                  (B) all other payments due or to become due to such Pledgor in respect of Limited Liability Company Interests, whether under any limited liability company agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

                  (C) all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any limited liability company agreement or operating agreement, or at law or otherwise in respect of such Limited Liability Company Interests;

                  (D) all present and future claims, if any, of such Pledgor against any such limited liability company for moneys loaned or advanced, for services rendered or otherwise;

                  (E) all of such Pledgor's rights under any limited liability company agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Limited Liability Company Interests, including any power to terminate, cancel or modify any limited liability company agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of any of such Pledgor in respect of such Limited Liability Company Interests and any such limited liability company, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Limited Liability Company Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and

                                                                       Exhibit G
                                                                          Page 7

                  (F) all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;

            (d) all Partnership Interests of such Pledgor from time to time and all of its right, title and interest in each partnership to which each such interest relates, whether now existing or hereafter acquired, including, without limitation:

                  (A) all the capital thereof and its interest in all profits, losses, Partnership Assets and other distributions to which such Pledgor shall at any time be entitled in respect of such Partnership Interests;

                  (B) all other payments due or to become due to such Pledgor in respect of Partnership Interests, whether under any partnership agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

                  (C) all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any partnership agreement or operating agreement, or at law or otherwise in respect of such Partnership Interests;

                  (D) all present and future claims, if any, of such Pledgor against any such partnership for moneys loaned or advanced, for services rendered or otherwise;

                  (E) all of such Pledgor's rights under any partnership
            agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Partnership Interests, including any power to terminate, cancel or modify any partnership agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of any of such Pledgor in respect of such Partnership Interests and any such partnership, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Partnership Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing (with all of the foregoing rights only to be exercisable upon the occurrence and during the continuation of an Event of Default); and

                  (F) all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights

                                                                       Exhibit G
                                                                          Page 8

            and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;

            (e) all Security Entitlements of such Pledgor from time to time in any and all of the foregoing;

            (f) all Financial Assets and Investment Property of such Pledgor from time to time; and

            (g) all Proceeds of any and all of the foregoing.

            Notwithstanding anything to the contrary contained in this Section 3.1, (x) except as otherwise provided in Section 8.12 of the Credit Agreement, no Pledgor (to the extent that it is the Borrower or a Domestic Subsidiary of the Borrower) shall be required at any time to pledge hereunder more than 65% of the Voting Stock of any Foreign Corporation and (y) each Pledgor shall be required to pledge hereunder 100% of any Non-Voting Stock at any time and from time to time acquired by such Pledgor of any Foreign Corporation.

            3.2 Procedures. (a) To the extent that any Pledgor at any time or from time to time owns, acquires or obtains any right, title or interest in any Collateral, such Collateral shall automatically (and without the taking of any action by the respective Pledgor) be pledged pursuant to Section 3.1 of this Agreement and, in addition thereto, such Pledgor shall (to the extent provided below) take the following actions as set forth below (as promptly as practicable and, in any event, within 10 days after it obtains such Collateral) for the benefit of the Pledgee and the Secured Creditors:

            (i) with respect to a Certificated Security (other than a Certificated Security credited on the books of a Clearing Corporation), the respective Pledgor shall physically deliver such Certificated Security to the Pledgee, indorsed to the Pledgee or indorsed in blank;

            (ii) with respect to an Uncertificated Security (other than an Uncertificated Security credited on the books of a Clearing Corporation), the respective Pledgor shall cause the issuer of such Uncertificated Security to duly authorize and execute, and deliver to the Pledgee, an agreement for the benefit of the Pledgee and the Secured Creditors substantially in the form of Annex G hereto (appropriately completed to the satisfaction of the Pledgee and with such modifications, if any, as shall be satisfactory to the Pledgee) pursuant to which such issuer agrees to comply with any and all instructions originated by the Pledgee without further consent by the registered owner and not to comply with instructions regarding such Uncertificated Security (and any Partnership Interests and Limited Liability Company Interests issued by such issuer) originated by any other Person other than a court of competent jurisdiction;

            (iii) with respect to a Certificated Security, Uncertificated Security, Partnership Interest or Limited Liability Company Interest credited on the books of a Clearing Corporation (including a Federal Reserve Bank, Participants Trust Company or The

                                                                       Exhibit G
                                                                          Page 9

      Depository Trust Company), the respective Pledgor shall promptly notify the Pledgee thereof and shall promptly take all actions required (i) to comply with the applicable rules of such Clearing Corporation and (ii) to perfect the security interest of the Pledgee under applicable law (including, in any event, under Sections 9-115 (4)(a) and (b), 9-115
      (1)(e) and 8-106 (d) of the UCC). The Pledgor further agrees to take such actions as the Pledgee deems necessary or desirable to effect the foregoing;

            (iv) with respect to a Partnership Interest or a Limited Liability Company Interest (other than a Partnership Interest or Limited Liability Interest credited on the books of a Clearing Corporation), (1) if such Partnership Interest or Limited Liability Company Interest is represented by a certificate, the procedure set forth in Section 3.2(a)(i) hereof, and
      (2) if such Partnership Interest or Limited Liability Company Interest is not represented by a certificate, the procedure set forth in Section 3.2(a)(ii) hereof;

            (v) with respect to any Note, physical delivery of such Note to the Pledgee, indorsed to the Pledgee or indorsed in blank; and

            (vi) with respect to cash, (i) establishment by the Pledgee of a cash account in the name of such Pledgor over which the Pledgee shall have exclusive and absolute control and dominion (and no withdrawals or transfers may be made therefrom by any Person except with the prior written consent of the Pledgee) and (ii) deposit of such cash in such cash account.

            (b) In addition to the actions required to be taken pursuant to proceeding Section 3.2(a) hereof, each Pledgor shall take the following additional actions with respect to the Securities and Collateral (as defined below):

            (i) with respect to all Collateral of such Pledgor whereby or with respect to which the Pledgee may obtain "control" thereof within the meaning of Section 8-106 of the UCC (or under any provision of the UCC as same may be amended or supplemented from time to time, or under the laws of any relevant State other than the State of New York), the respective Pledgor shall take all actions as may be requested from time to time by the Pledgee so that "control" of such Collateral is obtained and at all times held by the Pledgee; and

            (ii) each Pledgor shall from time to time cause appropriate financing statements (on Form UCC-1 or other appropriate form) under the Uniform Commercial Code as in effect in the various relevant States, on form covering all Collateral hereunder (with the form of such financing statements to be satisfactory to the Pledgee), to be filed in the relevant filing offices so that at all times the Pledgee has a security interest in all Investment Property and other Collateral which is perfected by the filing of such financing statements (in each case to the maximum extent perfection by filing may be obtained under the laws of the relevant States, including, without limitation, Section 9-115(4)(b) of the UCC).

                                                                       Exhibit G
                                                                         Page 10

            3.3 Subsequently Acquired Collateral. If any Pledgor shall acquire (by purchase, stock dividend or otherwise) any additional Collateral at any time or from time to time after the date hereof, such Collateral shall automatically (and without any further action being required to be taken) be subject to the pledge and security interests created pursuant to Section 3.1 hereof and, furthermore, the Pledgor will promptly thereafter take (or cause to be taken) all action with respect to such Collateral in accordance with the procedures set forth in Section 3.2 hereof, and will promptly thereafter deliver to the Pledgee
(i) a certificate executed by a principal executive officer of such Pledgor describing such Collateral and certifying that the same has been duly pledged in favor of the Pledgee (for the benefit of the Secured Creditors) hereunder and
(ii) supplements to Annexes A through F hereto as are necessary to cause such annexes to be complete and accurate at such time. Without limiting the foregoing, each Pledgor shall be required to pledge hereunder any shares of stock at any time and from time to time after the date hereof acquired by such Pledgor of any Foreign Corporation, provided that (x) except as provided in
Section 8.12 of the Credit Agreement, no Pledgor (to the extent that it is the Borrower or a Domestic Subsidiary of the Borrower) shall be required at any time to pledge hereunder more than 65% of the Voting Stock of any Foreign Corporation and (y) each Pledgor shall be required to pledge hereunder 100% of any Non-Voting Stock at any time and from time to time acquired by such Pledgor of any Foreign Corporation.

            3.4 Transfer Taxes. Each pledge of Collateral under Section 3.1 or
Section 3.3 hereof shall be accompanied by any transfer tax stamps required in connection with the pledge of such Collateral.

            3.5 Definition of Pledged Notes. All Notes at any time pledged or required to be pledged hereunder are hereinafter called the "Pledged Notes".

            3.6 Certain Representations and Warranties Regarding the Collateral. Each Pledgor represents and warrants that on the date hereof (i) each Subsidiary of such Pledgor, and the direct ownership thereof, is listed in Annex A hereto;
(ii) the Stock held by such Pledgor consists of the number and type of shares of the stock of the corporations as described in Annex B hereto; (iii) such Stock constitutes that percentage of the issued and outstanding capital stock of the issuing corporation as is set forth in Annex B hereto; (iv) the Notes held by such Pledgor consist of the promissory notes described in Annex C hereto where such Pledgor is listed as the lender; (v) the Limited Liability Company Interests held by such Pledgor consist of the number and type of interests of the Persons described in Annex D hereto; (vi) each such Limited Liability Company Interest constitutes that percentage of the issued and outstanding equity interest of the issuing Person as set forth in Annex D hereto; (vii) the Partnership Interests held by such Pledgor consist of the number and type of interests of the Persons described in Annex E hereto; (viii) each such Partnership Interest constitutes that percentage or portion of the entire partnership interest of the Partnership as set forth in Annex E hereto; (ix) the Pledgor has complied with the respective procedure set forth in Section 3.2(a) hereof with respect to each item of Collateral described in Annexes A through E hereto; and (x) on the date hereof, such Pledgor owns no other Securities, Limited Liability Company Interests or Partnership Interests.

                                                                       Exhibit G
                                                                         Page 11

            4. APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. If and to the extent necessary to enable the Pledgee to perfect its security interest in any of the Collateral or to exercise any of its remedies hereunder, the Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Collateral, which may be held (in the discretion of the Pledgee) in the name of the relevant Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee.

            5. VOTING, ETC., WHILE NO EVENT OF DEFAULT. Unless and until there shall have occurred and be continuing an Event of Default, each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral owned by it, and to give consents, waivers or ratifications in respect thereof; provided, that, in each case, no vote shall be cast or any consent, waiver or ratification given or any action taken or omitted to be taken which would violate or be inconsistent with any of the terms of this Agreement, the Credit Agreement, any other Credit Document or any Interest Rate Protection Agreement or Other Hedging Agreement (collectively, the "Secured Debt Agreements"), or which would have the effect of impairing the value of the Collateral or any part thereof or the position or interests of the Pledgee or any other Secured Creditor in the Collateral. All such rights of each Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default has occurred and is continuing, and Section 7 hereof shall become applicable.

            6. DIVIDENDS AND OTHER DISTRIBUTIONS. Unless and until there shall have occurred and be continuing an Event of Default, (i) all cash dividends, cash distributions, cash Proceeds and other cash amounts payable in respect of the Collateral shall be paid to the respective Pledgor. The Pledgee shall be entitled to receive directly, and to retain as part of the Collateral:

            (i) all other or additional stock, notes, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash dividends other than as set forth above) paid or distributed by way of dividend or otherwise in respect of the Collateral;

            (ii) all other or additional stock, notes, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash) paid or distributed in respect of the Collateral by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

            (iii) all other or additional stock, notes, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash) which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganization.

Nothing contained in this Section 6 shall limit or restrict in any way the Pledgee's right to receive proceeds of the Collateral in any form in accordance with Section 3 of this Agreement. All dividends, distributions or other payments which are received by any Pledgor contrary to the

                                                                       Exhibit G
                                                                         Page 12

provisions of this Section 6 and Section 7 hereof shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of such Pledgor and shall be forthwith paid over to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

            7. REMEDIES IN CASE OF DEFAULT OR EVENT OF DEFAULT. If there shall have occurred and be continuing an Event of Default, then and in every such case, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement, any other Secured Debt Agreement or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled to exercise all the rights and remedies of a secured party under the Uniform Commercial Code as in effect in any relevant jurisdiction and also shall be entitled, without limitation, to exercise the following rights, which each Pledgor hereby agrees to be commercially reasonable:

            (i) to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 hereof to the respective Pledgor;

            (ii) to transfer all or any part of the Collateral into the Pledgee's name or the name of its nominee or nominees;

            (iii) to accelerate any Pledged Note which may be accelerated in accordance with its terms, and take any other lawful action to collect upon any Pledged Note (including, without limitation, to make any demand for payment thereon);

            (iv) to vote all or any part of the Collateral (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do
      so);

            (v) at any time and from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by each Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine, provided that at least 10 days' written notice of the time and place of any such sale shall be given to the respective Pledgor. The Pledgee shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has theretofore been given. Each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee on behalf of the Secured Creditors may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any other Secured Creditor shall be liable for failure to collect or realize upon

                                                                       Exhibit G
                                                                         Page 13

      any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto; and

            (vi) to set-off any and all Collateral against any and all Obligations, and to withdraw any and all cash or other Collateral from any and all Collateral Accounts and to apply such cash and other Collateral to the payment of any and all Obligations.

            8. REMEDIES, ETC., CUMULATIVE. Each and every right, power and remedy of the Pledgee provided for in this Agreement or in any other Secured Debt Agreement, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any other Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement or any other Secured Debt Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any other Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any other Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on any Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee or any other Secured Creditor to any other or further action in any circumstances without notice or demand. The Secured Creditors agree that this Agreement may be enforced only by the action of the Administrative Agent or the Pledgee, in each case acting upon the instructions of the Required Lenders (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least the majority of the outstanding Other Obligations) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Pledgee or the holders of at least a majority of the outstanding Other Obligations, as the case may be, for the benefit of the Secured Creditors upon the terms of this Agreement.

            9. APPLICATION OF PROCEEDS. (a) All monies collected by the Pledgee upon any sale or other disposition of the Collateral pursuant to the terms of this Agreement, together with all other monies received by the Pledgee hereunder, shall be applied in the manner provided in the Security Agreement.

            (b) It is understood and agreed that the Pledgors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral hereunder and the aggregate amount of the Obligations.

            10. PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money

                                                                       Exhibit G
                                                                         Page 14

paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

            11. INDEMNITY. Each Pledgor jointly and severally agrees (i) to indemnify and hold harmless the Pledgee in such capacity and each other Secured Creditor and their respective successors, assigns, employees, agents and servants (individually an "Indemnitee," and collectively the "Indemnitees") from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and (ii) to reimburse each Indemnitee for all costs and expenses, including reasonable attorneys' fees, in each case growing out of or resulting from this Agreement or the exercise by any Indemnitee of any right or remedy granted to it hereunder or under any other Secured Debt Agreement (but excluding any claims, demands, losses, judgments and liabilities or expenses to the extent incurred by reason of gross negligence or willful misconduct of such Indemnitee). In no event shall the Pledgee be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Agreement other than to account for monies actually received by it in accordance with the terms hereof. If and to the extent that the obligations of any Pledgor under this
Section 11 are unenforceable for any reason, such Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

            12. PLEDGEE NOT A PARTNER OR LIMITED LIABILITY COMPANY MEMBER. (a) Nothing herein shall be construed to make the Pledgee or any other Secured Creditor liable as a member of any limited liability company or as a partner of any partnership and neither the Pledgee nor any other Secured Creditor by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a member of any limited liability company or partnership. The parties hereto expressly agree that, unless the Pledgee shall become the absolute owner of Collateral consisting of a Limited Liability Company Interest or Partnership Interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Pledgee, any other Secured Creditor and/or any Pledgor.

            (b) Except as provided in the last sentence of paragraph (a) of this
Section 12, the Pledgee, by accepting this Agreement, did not intend to become a member of any limited liability company or a partner of any partnership or otherwise be deemed to be a co-venturer with respect to any Pledgor or any limited liability company or partnership either before or after an Event of Default shall have occurred. The Pledgee shall have only those powers set forth herein and the Secured Creditors shall assume none of the duties, obligations or liabilities of a member of any limited liability company or as a partner of any partnership or any Pledgor except as provided in the last sentence of paragraph
(a) of this Section 12.

            (c) The Pledgee and the other Secured Creditors shall not be obligated to perform or discharge any obligation of any Pledgor as a result of the pledge hereby effected.

            (d) The acceptance by the Pledgee of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the

                                                                       Exhibit G
                                                                         Page 15

Pledgee or any other Secured Creditor to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.

            13. FURTHER ASSURANCES; POWER-OF-ATTORNEY. (a) Each Pledgor agrees that it will join with the Pledgee in executing and, at such Pledgor's own expense, file and refile under the Uniform Commercial Code or other applicable law such financing statements, continuation statements and other documents in such offices as the Pledgee may deem necessary and wherever required by law in order to perfect and preserve the Pledgee's security interest in the Collateral and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of such Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or deem necessary to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder.

            (b) Each Pledgor hereby appoints the Pledgee such Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, to act from time to time solely after the occurrence and during the continuance of an Event of Default in the Pledgee's reasonable discretion to take any action and to execute any instrument which the Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement.

            14. THE PLEDGEE AS AGENT. The Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed by each Secured Creditor that by accepting the benefits of this Agreement each such Secured Creditor acknowledges and agrees that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Pledgee shall act hereunder on the terms and conditions set forth herein and in Section 12 of the Credit Agreement.

            15. TRANSFER BY THE PLEDGORS. No Pledgor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein (except as may be permitted in accordance with the terms of the Credit Agreement).

            16. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS. (a) Each Pledgor represents, warrants and covenants that:

            (i) it is the legal, beneficial and record owner of, and has good and marketable title to, all Collateral consisting of one or more Securities and that it has sufficient interest in all Collateral in which a security interest is purported to be created hereunder for such security interest to attach (subject, in each case, to no pledge, lien, mortgage, hypothecation, security interest, charge, option, Adverse Claim or other

                                                                       Exhibit G
                                                                         Page 16

      encumbrance whatsoever, except the liens and security interests created by this Agreement);

            (ii) it has full power, authority and legal right to pledge all the Collateral pledged by it pursuant to this Agreement;

            (iii) this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable against such Pledgor in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

            (iv) except to the extent already obtained or made, no consent of any other party (including, without limitation, any stockholder or creditor of such Pledgor or any of its Subsidiaries) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by such Pledgor in connection with
      (a) the execution, delivery or performance of this Agreement, (b) the validity or enforceability of this Agreement (except as set forth in clause (iii) above), (c) the perfection or enforceability of the Pledgee's security interest in the Collateral or (d) except for compliance with or as may be required by applicable securities laws, the exercise by the Pledgee of any of its rights or remedies provided herein;

            (v) the execution, delivery and performance of this Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to such Pledgor, or of the certificate of incorporation, operating agreement, limited liability company agreement, partnership agreement or by-laws of such Pledgor or of any securities issued by such Pledgor or any of its Subsidiaries, or of any mortgage, deed of trust, indenture, lease, loan agreement, credit agreement or other material contract, agreement or instrument or undertaking to which such Pledgor or any of its Subsidiaries is a party or which purports to be binding upon such Pledgor or any of its Subsidiaries or upon any of their respective assets and will not result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance on any of the assets of such Pledgor or any of its Subsidiaries except as contemplated by this Agreement;

            (vi) all of the Collateral (consisting of Securities, Limited Liability Company Interests or Partnership Interests) has been duly and validly issued and acquired, is fully paid and non-assessable and is subject to no options to purchase or similar rights;

            (vii) each of the Pledged Notes constitutes, or when executed by the obligor thereof will constitute, the legal, valid and binding obligation of such obligor, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar

                                                                       Exhibit G
                                                                         Page 17

      laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law); and

            (viii) the pledge, collateral assignment and delivery to the Pledgee of the Collateral consisting of Certificated Securities pursuant to this Agreement creates a valid and perfected first priority security interest in such Certificated Securities, and the proceeds thereof, subject to no prior Lien or encumbrance or to any agreement purporting to grant to any third party a Lien or encumbrance on the property or assets of such Pledgor which would include the Securities and the Pledgee is entitled to all the rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction to perfect security interests in respect of such Collateral; and

            (ix) "control" (as defined in Section 8-106 of the UCC) has been obtained by the Pledgee over all Collateral consisting of Securities (including Notes which are Securities) with respect to which such "control" may be obtained pursuant to Section 8-106 of the UCC.

            (b) Each Pledgor covenants and agrees that it will defend the Pledgee's right, title and security interest in and to the Securities and the proceeds thereof against the claims and demands of all persons whomsoever; and each Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee and the other Secured Creditors.

            (c) Each Pledgor covenants and agrees that it will take no action which would violate any of the terms of any Secured Debt Agreement.

            17. CHIEF EXECUTIVE OFFICE; RECORDS. The chief executive office of each Pledgor is located at the address specified in Annex F hereto. Each Pledgor will not move its chief executive office except to such new location as such Pledgor may establish in accordance with the last sentence of this Section 17. The originals of all documents in the possession of such Pledgor evidencing all Collateral, including but not limited to all Limited Liability Company Interests and Partnership Interests, and the only original books of account and records of such Pledgor relating thereto are, and will continue to be, kept at such chief executive office as specified in Annex F hereto, or at such new locations as such Pledgor may establish in accordance with the last sentence of this Section
17. All Limited Liability Company Interests and Partnership Interests are, and will continue to be, maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from, such chief executive office as specified in Annex F hereto, or such new locations as such Pledgor may establish in accordance with the last sentence of this Section 17. No Pledgor shall establish a new location for such offices until (i) it shall have given to the Pledgee not less than 30 days' prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Pledgee may reasonably request and (ii) with respect to such new location, it shall have taken all action, satisfactory to the Pledgee, to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all

                                                                       Exhibit G
                                                                         Page 18

times fully perfected and in full force and effect. Promptly after establishing a new location for such offices in accordance with the immediately preceding sentence, the respective Pledgor shall deliver to the Pledgee a supplement to Annex F hereto so as to cause such Annex F hereto to be complete and accurate.

            18. PLEDGORS' OBLIGATIONS ABSOLUTE, ETC. The obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (i) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Secured Debt Agreement or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement;
(iii) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee; (iv) any limitation on any party's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or (v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Pledgor or any Subsidiary of any Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing.

            19. REGISTRATION, ETC. (a) If there shall have occurred and be continuing an Event of Default then, and in every such case, upon receipt by any Pledgor from the Pledgee of a written request or requests that such Pledgor cause any registration, qualification or compliance under any Federal or state securities law or laws to be effected with respect to all or any part of the Collateral consisting of Securities, Limited Liability Company Interests or Partnership Interests, such Pledgor as soon as practicable and at its expense will cause such registration to be effected (and be kept effective) and will cause such qualification and compliance to be declared effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Collateral, including, without limitation, registration under the Securities Act, as then in effect (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with any other government requirements, provided, that the Pledgee shall furnish to such Pledgor such information regarding the Pledgee as such Pledgor may reasonably request in writing and as shall be required in connection with any such registration, qualification or compliance. Such Pledgor will cause the Pledgee to be kept advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, will furnish to the Pledgee such number of prospectuses, offering circulars or other documents incident thereto as the Pledgee from time to time may reasonably request, and will indemnify the Pledgee, each other Secured Creditor and all others participating in the distribution of such Collateral against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in

                                                                       Exhibit G
                                                                         Page 19

any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to such Pledgor by the Pledgee or such other Secured Creditor expressly for use therein.

            (b) If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Collateral consisting of Securities, Limited Liability Company Interests or Partnership Interests pursuant to Section 7 hereof, and the Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act, as then in effect, the Pledgee may, in its sole and absolute discretion, sell such Collateral, as the case may be, or part thereof by private sale in such manner and under such circumstances as the Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under such Securities Act,
(ii) may approach and negotiate with a single possible purchaser to effect such sale, and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Collateral at a price which the Pledgee, in its sole and absolute discretion, in good faith deems reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration as aforesaid.

            20. TERMINATION; RELEASE. (a) After the Termination Date, this Agreement and the security interest created hereby shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 11 hereof shall survive any such termination), and the Pledgee, at the request and expense of any Pledgor, will execute and deliver to such Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any monies at the time held by the Pledgee or any of its sub-agents hereunder. As used in this Agreement, "Termination Date" shall mean the date upon which the Total Commitment and all Interest Rate Protection Agreements and Other Hedging Agreements have been terminated, no Note under the Credit Agreement is outstanding (and all Loans have been repaid in full), all Letters of Credit have been terminated and all Obligations then due and payable have been paid in full.

            (b) In the event that any part of the Collateral is sold in connection with a sale permitted by Section 9.02 of the Credit Agreement (other than a sale to any Pledgor or any Subsidiary thereof) or is otherwise released at the direction of the Required Lenders (or all Lenders if required by Section
13.12 of the Credit Agreement) and the proceeds of such sale or sales or from such release are applied in accordance with the provisions of the Credit Agreement, to the extent required to be so applied, the Pledgee, at the request and expense of any Pledgor, will duly assign, transfer and deliver to such Pledgor (without recourse and without any

                                                                       Exhibit G
                                                                         Page 20

representation or warranty) such of the Collateral (and releases therefor) as is then being (or has been) so sold or released and has not theretofore been released pursuant to this Agreement.

            (c) At any time that a Pledgor desires that the Pledgee assign, transfer and deliver Collateral (and releases therefor) as provided in Section 20(a) or (b) hereof, it shall deliver to the Pledgee a certificate signed by a principal executive officer of such Pledgor stating that the release of the respective Collateral is permitted pursuant to such Section 20(a) or (b).

            (d) The Pledgee shall have no liability whatsoever to any other Secured Creditor as the result of any release of Collateral by it in accordance with this Section 20.

            21. NOTICES, ETC. All such notices and communications hereunder shall be sent or delivered by mail, telegraph, telex, telecopy, cable or overnight courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier and when mailed shall be effective three Business Days following deposit in the mail with proper postage, except that notices and communications to the Pledgee shall not be effective until received by the Pledgee. All notices and other communications shall be in writing and addressed as follows:

            (a) if to any Pledgor, at the address set forth opposite such Pledgor's signature below;

            (b) if to the Pledgee, at:

            Bankers Trust Company
            One Bankers Trust Plaza
            130 Liberty Street
            New York, New York  10006
            Attention: Greg Shefrin
            Telephone No.: (212) 250-1725
            Telecopier No.: (212) 250-7218;

            (c) if to any Lender Creditor, either (x) to the Administrative Agent, at the address of the Administrative Agent specified in the Credit Agreement or (y) at such address as such Lender Creditor shall have specified in the Credit Agreement;

            (d) if to any Other Creditor at such address as such Other Creditor shall have specified in writing to the Pledgors and the Pledgee;

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

            22. WAIVER; AMENDMENT. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Pledgor directly affected thereby and the Pledgee (with the written

                                                                       Exhibit G
                                                                         Page 21

consent of either (x) the Required Lenders (or all of the Lenders to the extent required by Section 13.12 of the Credit Agreement) at all times prior to the time on which all Credit Document Obligations have been paid in full or (y) the holders of at least a majority of the outstanding Other Obligations at all times after the time on which all Credit Document Obligations have been paid in full); provided, that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall also require the written consent of the Requisite Creditors (as defined below) of such affected Class. For the purpose of this Agreement, the term "Class" shall mean each class of Secured Creditors, i.e., whether (i) the Lender Creditors as holders of the Credit Document Obligations or (ii) the Other Creditors as the holders of the Other Obligations. For the purpose of this Agreement, the term "Requisite Creditors" of any Class shall mean each of (i) with respect to the Credit Document Obligations, the Required Lenders and (ii) with respect to the Other Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Interest Rate Protection Agreements and Other Hedging Agreements.

            23. MISCELLANEOUS. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns, provided that no Pledgor may assign any of its rights or obligations under this Agreement without the prior consent of the Collateral Agent. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. EACH PLEDGOR IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.

            24. RECOURSE. This Agreement is made with full recourse to the Pledgors and pursuant to and upon all the representations, warranties, covenants and agreements on the part of the Pledgors contained herein and in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith.

            25. ADDITIONAL PLEDGORS. It is understood and agreed that any Subsidiary of Holdings that is required to execute a counterpart of this Agreement after the date hereof pursuant to the Credit Agreement shall become a Pledgor hereunder by executing a counterpart hereof and delivering the same to the Pledgee.

                                     * * * *

                                                                       Exhibit G
                                                                         Page 22

            IN WITNESS WHEREOF, each Pledgor and the Pledgee have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

Address:

8233 Imperial Drive                            TRANSDIGM HOLDING COMPANY,
Waco, TX 76712                                  as a Pledgor
Attention: Douglas W. Peacock
Telephone: (254) 741-5420
Telecopier: (254) 741-5402                     By
                                                 ------------------------------
                                                 Title:

8233 Imperial Drive                            TRANSDIGM INC.,
Waco, TX 76712                                  as a Pledgor
Attention: Douglas W. Peacock
Telephone: (254) 741-5420
Telecopier: (254) 741-5402                     By
                                                 ------------------------------
                                                 Title:

8233 Imperial Drive                            MARATHON POWER TECHNOLOGIES
Waco, TX 76712                                  COMPANY,
Attention: Douglas W. Peacock                   as a Pledgor
Telephone: (254) 741-5420
Telecopier: (254) 741-5402                     By
                                                 ------------------------------
                                                 Title:

Accepted and Agreed to:

BANKERS TRUST COMPANY,
  as Pledgee, Collateral Agent


By
  --------------------------------
  Title:

                                                                         ANNEX A
                                                                              to
                                                                PLEDGE AGREEMENT

                              LIST OF SUBSIDIARIES

I.    TransDigm Holding Company

                                 TransDigm Inc.

II.   TransDigm Inc.

                       Marathon Power Technologies Company

III.  Marathon Power Technologies Company

                                      None.

                                                                         ANNEX B
                                                                              to
                                                                PLEDGE AGREEMENT

LIST OF STOCK

I.    TransDigm Holding Company

==========================================================================================
                                                     Percentage of
                                                   Outstanding Shares  Relevant Sub-Clause
Name of Issuing  Certificate   Type of  Number of          of           of Section 3.2(a)
 Corporation        Number     Shares    Shares      Capital Stock     of Pledge Agreement
 -----------        ------     ------    ------      -------------     -------------------
------------------------------------------------------------------------------------------
TransDigm Inc.                 Common                    100%                 (i)
==========================================================================================

II.   TransDigm Inc.

==============================================================================================
                                                         Percentage of
                                                       Outstanding Shares  Relevant Sub-Clause
   Name of Issuing    Certificate  Type of  Number of          of           of Section 3.2(a)
    Corporation          Number    Shares    Shares      Capital Stock     of Pledge Agreement
    -----------          ------    ------    ------      -------------     -------------------
----------------------------------------------------------------------------------------------
    Marathon Power
Technologies Company               Company                    100%                 (i)
==============================================================================================

III.  Marathon Power Technologies Company

=========================================================================================
                                                    Percentage of
                                                  Outstanding Shares  Relevant Sub-Clause
Name of Issuing  Certificate  Type of  Number of          of           of Section 3.2(a)
 Corporation        Number    Shares    Shares      Capital Stock     of Pledge Agreement
 -----------        ------    ------    ------      -------------     -------------------
-----------------------------------------------------------------------------------------
    None
=========================================================================================

                                                                         ANNEX C
                                                                              to
                                                                PLEDGE AGREEMENT

                                  LIST OF NOTES

I.    TransDigm Holding Company

                                                          Relevant Sub-clause of
                                                              Section 3.2(a)
Amount          Maturity Date           Obligor            of Pledge Agreement
------          -------------           -------            -------------------

II.   TransDigm Inc.

                                                    Sub-clause of Section 3.2(a)
Amount          Maturity Date           Obligor         of Pledge Agreement
------          -------------           -------         -------------------

III.  Marathon Power Technologies Company

                                                    Sub-clause of Section 3.2(a)
Amount          Maturity Date           Obligor         of Pledge Agreement
------          -------------           -------         -------------------

                                                                         ANNEX D
                                                                              to
                                                                PLEDGE AGREEMENT

                   LIST OF LIMITED LIABILITY COMPANY INTERESTS

I.    TransDigm Holding Company

            None.

II.   TransDigm Inc.

            None.

III.  Marathon Power Technologies Company

            None.

                                                                         ANNEX E
                                                                              to
                                                                PLEDGE AGREEMENT

                          LIST OF PARTNERSHIP INTERESTS

I.    TransDigm Holding Company

            None.

II.   TransDigm Inc.

            None.

III.  Marathon Power Technologies Company

            None.

                                                                         ANNEX F
                                                                              to
                                                                PLEDGE AGREEMENT

                         LIST OF CHIEF EXECUTIVE OFFICES

I.    TransDigm Holding Company

II.   TransDigm Inc.

III.  Marathon Power Technologies Company

                                                                         ANNEX G
                                                                              to
                                                                PLEDGE AGREEMENT

    Form of Agreement Regarding Uncertificated Securities, Limited Liability
                   Company Interests and Partnership Interests

            AGREEMENT (as amended, modified or supplemented from time to time, this "Agreement"), dated as of _______ __, ____, among each of the undersigned pledgors (each a "Pledgor" and, collectively, the "Pledgors"), Bankers Trust Company, not in its individual capacity but solely as Collateral Agent (the "Pledgee"), and __________, as the issuer of the Uncertificated Securities, Limited Liability Company Interests and/or Partnership Interests (each as defined below) (the "Issuer").

                              W I T N E S S E T H :

            WHEREAS, each Pledgor and the Pledgee have entered into a Pledge Agreement, dated as of December 3, 1998 (as amended, amended and restated, modified or supplemented from time to time, the "Pledge Agreement"), under which, among other things, in order to secure the payment of the Obligations (as defined in the Pledge Agreement), each Pledgor will pledge to the Pledgee for the benefit of the Secured Creditors (as defined in the Pledge Agreement), and grant a security interest in favor of the Pledgee for the benefit of the Secured Creditors in, all of the right, title and interest of such Pledgor in and to any and all (1) "uncertificated securities" (as defined in Section 8-102(a)(18) of the Uniform Commercial Code, as adopted in the State of New York) ("Uncertificated Securities"), (2) Partnership Interests (as defined in the Pledge Agreement) and (3) Limited Liability Company Interests (as defined in the Pledge Agreement), in each case issued from time to time by the Issuer, whether now existing or hereafter from time to time acquired by such Pledgor (with all of such Uncertificated Securities, Partnership Interests and Limited Liability Company Interests being herein collectively called the "Issuer Pledged Interests"); and

            WHEREAS, each Pledgor desires the Issuer to enter into this Agreement in order to perfect the security interest of the Pledgee under the Pledge Agreement in the Issuer Pledged Interests, to vest in the Pledgee control of the Issuer Pledge Interests and to provide for the rights of the parties under this Agreement;

            NOW THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

            1. Each Pledgor hereby irrevocably authorizes and directs the Issuer, and the Issuer hereby agrees, to comply with any and all instructions and orders originated by the

Pledgee (and its successors and assigns) regarding any and all of the Issuer Pledged Interests without the further consent by the registered owner (including the respective Pledgor), and not to comply with any instructions or orders regarding any or all of the Issuer Pledged Interests originated by any person or entity other than the Pledgee (and its successors and assigns) or a court of competent jurisdiction.

            2. The Issuer hereby certifies that (i) no notice of any security interest, lien or other encumbrance or claim affecting the Issuer Pledged Interests (other than the security interest of the Pledgee) has been received by it, and (ii) the security interest of the Pledgee in the Issuer Pledged Interests has been registered in the books and records of the Issuer.

            3. The Issuer hereby represents and warrants that (i) the pledge by the Pledgors of, and the granting by the Pledgors of a security interest in, the Issuer Pledged Interests to the Pledgee, for the benefit of the Secured Creditors, does not violate the charter, by-laws, partnership agreement, membership agreement or any other agreement governing the Issuer or the Issuer Pledged Interests, and (ii) the Issuer Pledged Interests are fully paid and nonassessable.

            4. All notices, statements of accounts, reports, prospectuses, financial statements and other communications to be sent to any Pledgor by the Issuer in respect of the Issuer will also be sent to the Pledgee at the following address:

                              Bankers Trust Company
                             One Bankers Trust Plaza
                               130 Liberty Street
                            New York, New York 10006
                             Attention: Greg Shefrin
                               Tel: (212) 250-1725
                               Fax: (212) 250-7218

            5. Until the Pledgee shall have delivered written notice to the Issuer that all of the Obligations have been paid in full and this Agreement is terminated, the Issuer will send any and all redemptions, distributions, interest or other payments in respect of the Issuer Pledged Interests from the Issuer for the account of the Pledgor only by wire transfers to the following address:

                           _____________________
                           _____________________
                           _____________________
                           _____________________
                           ABA No.: _______________________
                           Account in the Name of: ________
                           Account No.: ___________________

            6. Except as expressly provided otherwise in Sections 4 and 5, all notices, instructions, orders and communications hereunder shall be sent or delivered by mail, telex, telecopy or overnight courier service and all such notices and communications shall, when mailed, telexed, telecopied or sent by overnight courier, be effective when deposited in the mails or delivered to the overnight courier, prepaid and properly addressed for delivery on such or the next Business Day, or sent by telex or telecopier, except that notices and communications to the Pledgee shall not be effective until received by the Pledgee. All notices and other communications shall be in writing and addressed as follows:

                  (a) if to any Pledgor, at:

                      _______________________________
                      _______________________________
                      Attention: ____________________
                      Tel.: _________________________
                      Fax: __________________________

                  (b) if to the Pledgee, at:

                      Bankers Trust Company
                      One Bankers Trust Plaza
                      130 Liberty Street
                      New York, New York  10006
                      Attention: Greg Shefrin
                      Tel: (212) 250-1725
                      Fax: (212) 250-7218

                  (c) if to the Issuer, at:

                      _______________________________
                      _______________________________
                      Attention: ____________________
                      Telephone No.:_________________
                      Telecopier No.:________________

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder. As used in this
Section 6, "Business Day" means any day other than a Saturday, Sunday, or other day in which banks in New York are authorized to remain closed.

            7. This Agreement shall be binding upon the successors and assigns of each Pledgor and the Issuer and shall inure to the benefit of and be enforceable by the Pledgee and its successors and assigns. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever except in writing signed by the Pledgee, the Issuer and any Pledgor which at such time owns any Issuer Pledged Interests.

            8. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its principles of conflict of laws.

            IN WITNESS WHEREOF, each Pledgor, the Pledgee and the Issuer have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

                                      [                              ],
                                       ------------------------------
                                          as a Pledgor


                                      By
                                        ----------------------------------------
                                        Name:
                                        Title:

                                      BANKERS TRUST COMPANY,
                                        not in its individual capacity but
                                        solely as Collateral Agent and Pledgee


                                      By
                                        ----------------------------------------
                                        Name:
                                        Title:

                                      [                              ],
                                       ------------------------------
                                          the Issuer


                                      By
                                        ----------------------------------------
                                        Name:
                                        Title:

                                                                       EXHIBIT H

                               SECURITY AGREEMENT

                                      among

                           TRANSDIGM HOLDING COMPANY,

                                 TRANSDIGM INC.,

             CERTAIN OTHER SUBSIDIARIES OF TRANSDIGM HOLDING COMPANY

                                       and

                             BANKERS TRUST COMPANY,

                               as COLLATERAL AGENT

                        --------------------------------

                          Dated as of December 3, 1998

                        --------------------------------

                                TABLE OF CONTENTS

                                    ARTICLE I

SECURITY INTERESTS.............................................................2

         1.1. Grant of Security Interests......................................2
         1.2. Power of Attorney................................................2

                                   ARTICLE II

GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS..............................3

         2.1. Necessary Filings................................................3
         2.2. No Liens.........................................................3
         2.3. Other Financing Statements.......................................3
         2.4. Chief Executive Office, Record Locations.........................3
         2.5. Location of Inventory and Equipment..............................4
         2.6. Recourse.........................................................4
         2.7. Trade Names; Change of Name......................................4

                                   ARTICLE III

                   SPECIAL PROVISIONS CONCERNING RECEIVABLES;
CONTRACT RIGHTS; INSTRUMENTS; CHATTEL PAPER....................................5

         3.1. Additional Representations and Warranties........................5
         3.2. Maintenance of Records...........................................5
         3.3. Direction to Account Debtors; Contracting Parties; etc...........5
         3.4. Modification of Terms; etc.......................................6
         3.5. Collection.......................................................6
         3.6. Instruments......................................................6
         3.7. Assignors Remain Liable Under Receivables........................6
         3.8. Assignors Remain Liable Under Contracts..........................7
         3.9. Further Actions..................................................7

                                   ARTICLE IV

SPECIAL PROVISIONS CONCERNING TRADEMARKS.......................................7

         4.1. Additional Representations and Warranties........................7
         4.2. Licenses and Assignments.........................................8
         4.3. Infringements....................................................8
         4.4. Preservation of Marks............................................8
         4.5. Maintenance of Registration......................................8
         4.6. Future Registered Marks..........................................8
         4.7. Remedies.........................................................8

                                    ARTICLE V

                          SPECIAL PROVISIONS CONCERNING
PATENTS, COPYRIGHTS AND TRADE SECRETS..........................................9

         5.1. Additional Representations and Warranties........................9
         5.2. Licenses and Assignments.........................................9
         5.3. Infringements....................................................9
         5.4. Maintenance of Patents or Copyright.............................10
         5.5. Prosecution of Patent Applications..............................10
         5.6. Other Patents and Copyrights....................................10
         5.7. Remedies........................................................10

                                   ARTICLE VI

PROVISIONS CONCERNING ALL COLLATERAL..........................................10

         6.1. Protection of Collateral Agent's Security.......................10
         6.2. Warehouse Receipts Non-negotiable...............................11
         6.3. Further Actions.................................................11
         6.4. Financing Statements............................................11

                                   ARTICLE VII

REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT..................................11

         7.1. Remedies; Obtaining the Collateral Upon Default.................11
         7.2. Remedies; Disposition of the Collateral.........................13
         7.3. Waiver of Claims................................................13
         7.4. Application of Proceeds.........................................14
         7.5. Remedies Cumulative.............................................16
         7.6. Discontinuance of Proceedings...................................16

                                  ARTICLE VIII

INDEMNITY.....................................................................17

         8.1. Indemnity.......................................................17
         8.2. Indemnity Obligations Secured by Collateral; Survival...........18

                                    ARTICLE X

MISCELLANEOUS.................................................................23

         10.2.  Waiver; Amendment.............................................23
         10.3.  Obligations Absolute..........................................24
         10.4.  Successors and Assigns........................................24
         10.5.  Headings Descriptive..........................................24
         10.6.  Governing Law.................................................24
         10.7.  Assignor's Duties.............................................24
         10.8.  Termination; Release..........................................24
         10.9.  Counterparts..................................................25
         10.10. Severability..................................................25
         10.11. The Collateral Agent..........................................25
         10.12. Benefit of Agreement..........................................26
         10.13. Additional Assignors..........................................26

         ANNEX A  Schedule of Chief Executive Offices/Record Locations
         ANNEX B  Schedule of Inventory and Equipment Location
         ANNEX C  Schedule of Trade and Fictitious Names
         ANNEX D  Schedule of Marks
         ANNEX E  Schedule of Patent
         ANNEX F  Schedule of Copyrights
         ANNEX G  Form of Assignment of Security Interest in United States
                  Trademarks and Patents
         ANNEX H  Form of Assignment of Security Interest in United States
                  Copyrights

                                                                       EXHIBIT H

                           FORM OF SECURITY AGREEMENT

            SECURITY AGREEMENT, dated as of December 3, 1998, made by each of the undersigned assignors (each an "Assignor" and, together with any other entity that becomes an assignor hereunder pursuant to Section 10.13 hereof, the "Assignors") in favor of Bankers Trust Company, as Collateral Agent (the "Collateral Agent"), for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as so defined.

                              W I T N E S S E T H :

            WHEREAS, TransDigm Holding Company ("Holdings"), TransDigm Inc. (the "Borrower"), the lenders party from time to time party thereto (the "Lenders"), Credit Suisse First Boston, as Syndication Agent and Co-Lead Arranger, and Bankers Trust Company, as Administrative Agent and Co-Lead Arranger (together with any successor administrative agent, the "Administrative Agent"), have entered into a Credit Agreement, dated as of December 3, 1998, providing for the making of Loans to, and the issuance of Letters of Credit for the account of, the Borrower as contemplated therein (as amended, modified or supplemented from time to time, the "Credit Agreement") (the Lenders, the Administrative Agent, the Letter of Credit Issuers and the Collateral Agent are herein called the "Lender Creditors");

            WHEREAS, the Borrower may at any time and from time to time enter into one or more Interest Rate Protection Agreements or Other Hedging Agreements with one or more Lenders or any affiliate thereof (each such Lender or affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender's or affiliate's successors and assigns, if any, collectively, the "Other Creditors", and together with the Lender Creditors, are herein called the "Secured Creditors");

            WHEREAS, pursuant to the Holdings Guaranty, Holdings has unconditionally guaranteed to the Secured Creditors the payment when due of all Guaranteed Obligations as described therein:

            WHEREAS, pursuant to the Subsidiaries Guaranty, each Subsidiary Guarantor has jointly and severally guaranteed to the Secured Creditors the payment when due of all Guaranteed Obligations as described therein;

            WHEREAS, it is a condition precedent to the making of Loans to, and the issuance of Letters of Credit for the account of, the Borrower under the Credit Agreement that each Assignor shall have executed and delivered to the Collateral Agent this Agreement; and

                                                                       Exhibit H
                                                                          Page 2

            WHEREAS, each Assignor will obtain benefits from the incurrence of Loans to, and the issuance of Letters of Credit for the account of, the Borrower under the Credit Agreement and the entering into by the Borrower of Interest Rate Protection Agreements or Other Hedging Agreements and, accordingly, each Assignor desires to enter into this Agreement in order to satisfy the condition described in the preceding paragraph;

            NOW, THEREFORE, in consideration of the benefits accruing to each Assignor, the receipt and sufficiency of which are hereby acknowledged, each Assignor hereby makes the following representations and warranties to the Collateral Agent for the benefit of the Secured Creditors and hereby covenants and agrees with the Collateral Agent for the benefit of the Secured Creditors as follows:

                                    ARTICLE I

                               SECURITY INTERESTS

            1.1. Grant of Security Interests. (a) As security for the prompt and complete payment and performance when due of all of its Obligations, each Assignor does hereby assign and transfer unto the Collateral Agent, and does hereby pledge and grant to the Collateral Agent for the benefit of the Secured Creditors, a continuing security interest in, all of the right, title and interest of such Assignor in, to and under all of the following, whether now existing or hereafter from time to time acquired: (i) each and every Receivable,
(ii) all Contracts, together with all Contract Rights arising thereunder, (iii) all Inventory, (iv) all Equipment, (v) all Marks, together with the registrations and right to all renewals thereof, and the goodwill of the business of such Assignor symbolized by the Marks, (vi) all Patents and Copyrights, (vii) all computer programs of such Assignor and all intellectual property rights therein and all other proprietary information of such Assignor, including, but not limited to, Trade Secrets Rights, (viii) all other Goods, General Intangibles, Investment Property, Permits, Chattel Paper, Documents, Instruments and other assets (including cash), (ix) the Cash Collateral Account and all monies, securities, instruments and other investments deposited or required to be deposited in such Cash Collateral Account, (x) all other bank, demand, time savings, cash management, passbook, certificates of deposit and similar accounts maintained by such Assignor and all monies, securities, instruments and other investments deposited or required to be deposited in any of the foregoing accounts, and (xi) all Proceeds and products of any and all of the foregoing (all of the above, collectively, the "Collateral").

            (b) The security interest of the Collateral Agent under this Agreement extends to all Collateral of the kind which is the subject of this Agreement which any Assignor may acquire at any time during the term of this Agreement.

            1.2. Power of Attorney. Each Assignor hereby constitutes and appoints the Collateral Agent its true and lawful attorney, irrevocably, with full power after the occurrence of and during the continuance of an Event of Default (in the name of such Assignor or otherwise) to act, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due or to become due to such Assignor under or arising out of the Collateral, to

                                                                       Exhibit H
                                                                          Page 3

endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Collateral Agent may deem to be necessary or advisable to protect the interests of the Secured Creditors, which appointment as attorney is coupled with an interest.

                                   ARTICLE II

                GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

            Each Assignor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

            2.1. Necessary Filings. All filings, registrations and recordings necessary or appropriate to create, preserve and perfect the security interest granted by such Assignor to the Collateral Agent hereby in respect of the Collateral have been accomplished (or within 10 days after the Initial Borrowing Date will be accomplished) and the security interest granted to the Collateral Agent pursuant to this Agreement in and to the Collateral creates a perfected security interest therein prior to the rights of all other Persons therein and subject to no other Liens (other than Permitted Liens) and is entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code or other relevant law as enacted in any relevant jurisdiction to perfected security interests, in each case to the extent that the Collateral consists of the type of property in which a security interest may be perfected by filing a financing statement under the Uniform Commercial Code as enacted in any relevant jurisdiction or in the United States Patent and Trademark Office or in the United States Copyright Office.

            2.2. No Liens. Such Assignor is, and as to Collateral acquired by it from time to time after the date hereof such Assignor will be, the owner of all Collateral free from any Lien, security interest, encumbrance or other right, title or interest of any Person (other than Permitted Liens), and such Assignor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Collateral Agent.

            2.3. Other Financing Statements. As of the date hereof, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral (other than financing statements filed in respect of Permitted Liens), and so long as the Termination Date has not occurred, such Assignor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by such Assignor or in connection with Permitted Liens.

            2.4. Chief Executive Office, Record Locations. The chief executive office of such Assignor is located at the address indicated on Annex A hereto for such Assignor. Such Assignor will not move its chief executive office except to such new location as such Assignor may establish in accordance with the last sentence of this Section 2.4. The originals of all documents evidencing all Receivables and Contract Rights of such Assignor and the only

                                                                       Exhibit H
                                                                          Page 4

original books of account and records of such Assignor relating thereto are, and will continue to be, kept at such chief executive office, at one or more of the other locations set forth on Annex A hereto or at such new locations as such Assignor may establish in accordance with the last sentence of this Section 2.4. All Receivables and Contract Rights of such Assignor are, and will continue to be, maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from, the office locations described above or such new location established in accordance with the last sentence of this
Section 2.4. No Assignor shall establish new locations for such offices until
(i) it shall have given to the Collateral Agent not less than 15 days' prior written notice of its intention to do so, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request, and (ii) with respect to such new location, it shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

            2.5. Location of Inventory and Equipment. All Inventory and Equipment held on the date hereof by each Assignor is located at one of the locations shown on Annex B hereto for such Assignor. Each Assignor agrees that all Inventory and Equipment now held or subsequently acquired by it shall be kept at (or shall be in transport to) any one of the locations shown on Annex B hereto, or such new location as such Assignor may establish in accordance with the last sentence of this Section 2.5. Any Assignor may establish a new location for Inventory and Equipment only if (i) it shall have given to the Collateral Agent not less than 15 days' prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may request and (ii) with respect to such new location, it shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

            2.6. Recourse. This Agreement is made with full recourse to each Assignor (including, without limitation, with full recourse to all assets of such Assignor) and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Assignor contained herein, in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith.

            2.7. Trade Names; Change of Name. No Assignor has or operates in any jurisdiction under, or in the preceding five years has had or has operated in any jurisdiction under, any trade names, fictitious names or other names except its legal name and such other trade or fictitious names as are listed on Annex C hereto for such Assignor. No Assignor shall change its legal name or assume or operate in any jurisdiction under any trade, fictitious or other name except those names listed on Annex C hereto for such Assignor and new names established in accordance with the last sentence of this Section 2.7. No Assignor shall assume or operate in any jurisdiction under any new trade, fictitious or other name until (i) it shall have given to the Collateral Agent not less than 15 days' prior written notice of its intention so to do, clearly describing such new name and the jurisdictions in which such new name shall be used and providing such other information in connection therewith as the Collateral Agent may reasonably request and (ii) with respect to such new name, it shall have taken all action reasonably requested

                                                                       Exhibit H
                                                                          Page 5

by the Collateral Agent to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

                                 ARTICLE III III

                   SPECIAL PROVISIONS CONCERNING RECEIVABLES;
                   CONTRACT RIGHTS; INSTRUMENTS; CHATTEL PAPER

            3.1. Additional Representations and Warranties. As of the time when each of its Receivables arises, each Assignor shall be deemed to have represented and warranted that such Receivable, and all records, papers and documents relating thereto (if any) are what they purport to be.

            3.2. Maintenance of Records. Each Assignor will keep and maintain at its own cost and expense accurate records of its Receivables and Contracts, including, but not limited to, originals of all documentation (including each Contract) with respect thereto, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith, and such Assignor will make the same available on such Assignor's premises to the Collateral Agent for inspection, at such Assignor's own cost and expense, at any and all reasonable times upon prior notice to such Assignor. Upon the occurrence and during the continuance of an Event of Default and at the request of the Collateral Agent, such Assignor shall, at its own cost and expense, deliver all tangible evidence of its Receivables and Contract Rights (including, without limitation, all documents evidencing the Receivables and all Contracts) and such books and records to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Assignor). Upon the occurrence and during the continuance of an Event of Default and if the Collateral Agent so directs, such Assignor shall legend, in form and manner satisfactory to the Collateral Agent, the Receivables and the Contracts, as well as books, records and documents (if any) of such Assignor evidencing or pertaining to such Receivables and Contracts with an appropriate reference to the fact that such Receivables and Contracts have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein.

            3.3. Direction to Account Debtors; Contracting Parties; etc. Upon the occurrence and during the continuance of an Event of Default, if the Collateral Agent so directs any Assignor, such Assignor agrees (x) to cause all payments on account of the Receivables and Contracts to be made directly to the Cash Collateral Account, (y) that the Collateral Agent may, at its option, directly notify the obligors with respect to any Receivables and/or under any Contracts to make payments with respect thereto as provided in the preceding clause (x), and (z) that the Collateral Agent may enforce collection of any such Receivables and Contracts and may adjust, settle or compromise the amount of payment thereof, in the same manner and to the same extent as such Assignor. Without notice to or assent by any Assignor, the Collateral Agent may apply any or all amounts then in, or thereafter deposited in, the Cash Collateral Account which application shall be effected in the manner provided in Section 7.4 of this Agreement. The costs and expenses (including reasonable attorneys' fees) of collection, whether incurred by an Assignor or the Collateral Agent, shall be borne by the relevant Assignor. The Collateral Agent

                                                                       Exhibit H
                                                                          Page 6

shall deliver a copy of each notice referred to in the preceding clause (y) to the relevant Assignor, provided, that the failure by the Collateral Agent to so notify such Assignor shall not affect the effectiveness of such notice or the other rights of the Collateral Agent created by this Section 3.3.

            3.4. Modification of Terms; etc. Except in accordance with such Assignor's ordinary course of business and consistent with reasonable business judgment, no Assignor shall rescind or cancel any indebtedness evidenced by any Receivable or under any Contract, or modify any term thereof or make any adjustment with respect thereto, or extend or renew the same, or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto, or sell any Receivable or Contract, or interest therein, without the prior written consent of the Collateral Agent. No Assignor will do anything to impair the rights of the Collateral Agent in the Receivables or Contracts.

            3.5. Collection. Each Assignor shall endeavor in accordance with reasonable business practices to cause to be collected from the account debtor named in each of its Receivables or obligor under any Contract, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures) any and all amounts owing under or on account of such Receivable or Contract, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable or under such Contract, except as otherwise directed by the Collateral Agent after the occurrence and during the continuation of an Event of Default, any Assignor may allow in the ordinary course of business as adjustments to amounts owing under its Receivables and Contracts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which such Assignor finds appropriate in accordance with reasonable business judgment and (ii) a refund or credit due as a result of returned or damaged merchandise or improperly performed services or for other reasons which such Assignor finds appropriate in accordance with reasonable business judgment. The reasonable costs and expenses (including, without limitation, reasonable attorneys' fees) of collection, whether incurred by an Assignor or the Collateral Agent, shall be borne by the relevant Assignor.

            3.6. Instruments. If any Assignor owns or acquires any Instrument constituting Collateral (other than checks and other payment instruments received and collected in the ordinary course of business), such Assignor will within 10 Business Days notify the Collateral Agent thereof, and upon request by the Collateral Agent will promptly deliver such Instrument to the Collateral Agent appropriately endorsed to the order of the Collateral Agent as further security hereunder.

            3.7. Assignors Remain Liable Under Receivables. Anything herein to the contrary notwithstanding, the Assignors shall remain liable under each of the Receivables to observe and perform all of the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to such Receivables. Neither the Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Creditor of any payment

                                                                       Exhibit H
                                                                          Page 7

relating to such Receivable pursuant hereto, nor shall the Collateral Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Assignor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by them or as to the sufficiency of any performance by any party under any Receivable (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

            3.8. Assignors Remain Liable Under Contracts. Anything herein to the contrary notwithstanding, the Assignors shall remain liable under each of the Contracts to observe and perform all of the conditions and obligations to be observed and performed by them thereunder, all in accordance with and pursuant to the terms and provisions of each Contract. Neither the Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any Contract by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Creditor of any payment relating to such contract pursuant hereto, nor shall the Collateral Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Assignor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any performance by any party under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

            3.9. Further Actions. Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, certificates, reports and other assurances or instruments and take such further steps relating to its Receivables, Contracts, Instruments and other property or rights covered by the security interest hereby granted, as the Collateral Agent may reasonably require.

                                   ARTICLE IV

                    SPECIAL PROVISIONS CONCERNING TRADEMARKS

            4.1. Additional Representations and Warranties. Each Assignor represents and warrants that it is the true and lawful owner of or otherwise has the right to use the registered Marks listed in Annex D hereto for such Assignor and that said listed Marks include all United States marks and applications for United States marks registered in the United States Patent and Trademark Office that such Assignor owns or uses in connection with its business as of the date hereof. Each Assignor represents and warrants that it owns, is licensed to use or otherwise has the right to use, all Marks that it uses. Each Assignor further warrants that it has no knowledge of any third party claim that any aspect of such Assignor's present or contemplated business operations infringes or will infringe any trademark, service mark or trade name other than as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Assignor represents and warrants that it is the true and lawful owner of or

                                                                       Exhibit H
                                                                          Page 8

otherwise has the right to use all U.S. trademark registrations and applications listed in Annex D hereto and that said registrations are valid, subsisting, have not been cancelled and that such Assignor is not aware of any third-party claim that any of said registrations is invalid or unenforceable, or is not aware that there is any reason that any of said registrations is invalid or unenforceable, or is not aware that there is any reason that any of said applications will not pass to registration other than as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the United States Patent and Trademark Office in order to effect an absolute assignment of all right, title and interest in each Mark, and record the same.

            4.2. Licenses and Assignments. Except as otherwise permitted by the Secured Debt Agreements, each Assignor hereby agrees not to divest itself of any right under any Mark absent prior written approval of the Collateral Agent.

            4.3. Infringements. Each Assignor agrees, promptly upon learning thereof, to notify the Collateral Agent in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any party who such Assignor believes is infringing or diluting or otherwise violating any of such Assignor's rights in and to any Mark, or with respect to any party claiming that such Assignor's use of any Mark violates in any material respect any property right of that party. Each Assignor further agrees to prosecute in accordance with reasonable business practices any Person infringing any Mark in any manner that could reasonably be expected to have a Material Adverse Effect.

            4.4. Preservation of Marks. Each Assignor agrees to use its Marks in interstate commerce during the time in which this Agreement is in effect and to take all such other actions as are necessary to preserve such Marks as trademarks or service marks under the laws of the United States.

            4.5. Maintenance of Registration. Each Assignor shall, at its own expense, diligently process all documents required to maintain trademark registrations, including but not limited to affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office for all of its significant registered Marks, and shall pay all fees and disbursements in connection therewith and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Collateral Agent.

            4.6. Future Registered Marks. If any Mark registration is issued hereafter to any Assignor as a result of any application now or hereafter pending before the United States Patent and Trademark Office, within 30 days of receipt of such certificate, such Assignor shall deliver to the Collateral Agent a copy of such certificate, and an assignment for security in such Mark, to the Collateral Agent and at the expense of such Assignor, confirming the assignment for security in such Mark to the Collateral Agent hereunder, the form of such security to be substantially the

                                                                       Exhibit H
                                                                          Page 9

same as the form hereof or in such other form as may be reasonably satisfactory to the Collateral Agent.

            4.7. Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may, by written notice to the relevant Assignor, take any or all of the following actions: (i) declare the entire right, title and interest of such Assignor in and to each of the Marks, together with all trademark rights and rights of protection to the same, vested in the Collateral Agent for the benefit of the Secured Creditors, in which event such rights, title and interest shall immediately vest, in the Collateral Agent for the benefit of the Secured Creditors, and the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 4.1 hereof to execute, cause to be acknowledged and notarized and record said absolute assignment with the applicable agency; (ii) take and use or sell the Marks and the goodwill of such Assignor's business symbolized by the Marks and the right to carry on the business and use the assets of such Assignor in connection with which the Marks have been used; and (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from using the Marks in any manner whatsoever, directly or indirectly, and such Assignor shall execute such further documents that the Collateral Agent may reasonably request to further confirm this and to transfer ownership of the Marks and registrations and any pending trademark application in the United States Patent and Trademark Office to the Collateral Agent.

                                    ARTICLE V

                          SPECIAL PROVISIONS CONCERNING
                      PATENTS, COPYRIGHTS AND TRADE SECRETS

            5.1. Additional Representations and Warranties. Each Assignor represents and warrants that it is the true and lawful owner of all rights in
(i) all United States trade secrets and proprietary information necessary to operate the business of the Assignor (the "Trade Secret Rights"), (ii) the Patents listed in Annex E hereto for such Assignor and that said Patents include all the United States patents and applications for United States patents that such Assignor owns as of the date hereof and (iii) the Copyrights listed in Annex F hereto for such Assignor and that said Copyrights constitute all the United States copyrights registered with the United States Copyright Office and applications to United States copyrights that such Assignor owns as of the date hereof. Each Assignor further warrants that it has no knowledge of any third party claim that any aspect of such Assignor's present or contemplated business operations infringes or will infringe any patent or such Assignor has misappropriated any trade secret or proprietary information which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of any Event of Default, any document which may be required by the United States Patent and Trademark Office in order to effect an absolute assignment of all right, title and interest in each Patent, and to record the same.

                                                                       Exhibit H
                                                                         Page 10

            5.2. Licenses and Assignments. Except as otherwise permitted by the Secured Debt Agreements, each Assignor hereby agrees not to divest itself of any right under any Patent or Copyright acquired after the date hereof absent prior written approval of the Collateral Agent.

            5.3. Infringements. Each Assignor agrees, promptly upon learning thereof, to furnish the Collateral Agent in writing with all pertinent information available to such Assignor with respect to any infringement, contributing infringement or active inducement to infringe in any Patent or Copyright or to any claim that the practice of any Patent or use of any Copyright violates any property right of a third party, or with respect to any misappropriation of any Trade Secret Right or any claim that practice of any Trade Secret Right violates any property right of a third party in any manner which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Each Assignor further agrees, absent direction of the Collateral Agent to the contrary, to diligently prosecute any Person infringing any Patent or Copyright or any Person misappropriating any Trade Secret Right in accordance with such Assignor's reasonable business judgment.

            5.4. Maintenance of Patents or Copyright. At its own expense, each Assignor shall make timely payment of all post-issuance fees required pursuant to 35 U.S.C. ss. 41 to maintain in force its rights under each Patent or Copyright, absent prior written consent of the Collateral Agent.

            5.5. Prosecution of Patent Applications. At its own expense, each Assignor shall diligently prosecute all significant applications for (i) United States Patents listed in Annex E hereto and (ii) Copyrights listed on Annex F hereto, in each case for such Assignor and shall not abandon any such application prior to exhaustion of all administrative and judicial remedies, absent written consent of the Collateral Agent.

            5.6. Other Patents and Copyrights. Within 30 days of the acquisition or issuance of a United States Patent, registration of a Copyright, or acquisition of a registered Copyright, or of filing of an application for a United States Patent or Copyright, the relevant Assignor shall deliver to the Collateral Agent a copy of said Copyright or certificate or registration of, or application therefor, said Patents, as the case may be, with an assignment for security as to such Patent or Copyright, as the case may be, to the Collateral Agent and at the expense of such Assignor, confirming the assignment for security, the form of such assignment for security to be substantially the same as the form hereof or in such other form as may be reasonably satisfactory to the Collateral Agent.

            5.7. Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may by written notice to the relevant Assignor, take any or all of the following actions: (i) declare the entire right, title, and interest of such Assignor in each of the Patents and Copyrights vested in the Collateral Agent for the benefit of the Secured Creditors, in which event such right, title, and interest shall immediately vest in the Collateral Agent for the benefit of the Secured Creditors, in which case the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 5.1 hereof to execute, cause to be acknowledged and notarized and to record said absolute assignment with the applicable agency; (ii) take and practice or sell the

                                                                       Exhibit H
                                                                         Page 11

Patents and Copyrights; and (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from practicing the Patents and using the Copyrights directly or indirectly, and such Assignor shall execute such further documents as the Collateral Agent may reasonably request further to confirm this and to transfer ownership of the Patents and Copyrights to the Collateral Agent for the benefit of the Secured Creditors.

                                   ARTICLE VI

                      PROVISIONS CONCERNING ALL COLLATERAL

            6.1. Protection of Collateral Agent's Security. Each Assignor will do nothing to impair the rights of the Collateral Agent in the Collateral. Each Assignor will at all times keep its Inventory and Equipment insured in favor of the Collateral Agent, at such Assignor's own expense to the extent and in the manner provided in the Credit Agreement. Except to the extent otherwise permitted to be retained by such Assignor or applied by such Assignor pursuant to the terms of the Credit Agreement, the Collateral Agent shall, at the time any proceeds of such insurance are distributed to the Secured Creditors, apply such proceeds in accordance with Section 7.4 hereof. Each Assignor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of such Assignor to pay the Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Assignor.

            6.2. Warehouse Receipts Non-negotiable. Each Assignor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, such Assignor shall request that such warehouse receipt or receipt in the nature thereof shall not be "negotiable" (as such term is used in Section 7-104 of the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law).

            6.3. Further Actions. Each Assignor will, at its own expense and upon the request of the Collateral Agent, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Collateral Agent deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Collateral.

            6.4. Financing Statements. Each Assignor agrees to execute and deliver to the Collateral Agent such financing statements, in form reasonably acceptable to the Collateral Agent, as the Collateral Agent may from time to time reasonably request or as are necessary or desirable in the opinion of the Collateral Agent to establish and maintain a valid, enforceable, first priority perfected security interest in the Collateral as provided herein and the other rights and security contemplated hereby all in accordance with the UCC as enacted in any and all relevant jurisdictions or any other relevant law. Each Assignor will pay any applicable filing fees, recordation taxes and related expenses relating to its Collateral. Each Assignor hereby

                                                                       Exhibit H
                                                                         Page 12

authorizes the Collateral Agent to file any such financing statements without the signature of such Assignor where permitted by law.

                                   ARTICLE VII

                  REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT

            7.1. Remedies; Obtaining the Collateral Upon Default. Each Assignor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, the Collateral Agent, in addition to any rights now or hereafter existing under applicable law, shall have all rights as a secured creditor under any UCC, and such additional rights and remedies to which a secured creditor is entitled under the laws in effect, in all relevant jurisdictions and may:

            (i) personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from such Assignor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon such Assignor's premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Assignor;

            (ii) instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Receivables and the Contracts) constituting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent and may exercise any and all remedies of such Assignor in respect of such Collateral;

            (iii) withdraw all monies, securities and instruments in the Cash Collateral Account for application to the Obligations in accordance with Section
7.4 hereof;

            (iv) sell, assign or otherwise liquidate any or all of the Collateral or any part thereof in accordance with Section 7.2 hereof, or direct the relevant Assignor to sell, assign or otherwise liquidate any or all of the Collateral or any part thereof, and, in each case, take possession of the proceeds of any such sale or liquidation;

            (v) take possession of the Collateral or any part thereof, by directing the relevant Assignor in writing to deliver the same to the Collateral Agent at any place or places designated by the Collateral Agent, in which event such Assignor shall at its own expense:

                  (x) forthwith cause the same to be moved to the place or
            places so designated by the Collateral Agent and there delivered to the Collateral Agent;

                  (y) store and keep any Collateral so delivered to the
            Collateral Agent at such place or places pending further action by the Collateral Agent as provided in Section 7.2 hereof; and

                                                                       Exhibit H
                                                                         Page 13

                  (z) while the Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition; and

            (vi) license or sublicense, whether on an exclusive or nonexclusive basis, any Marks, Patents or Copyrights included in the Collateral for such term and on such conditions and in such manner as the Collateral Agent shall in its sole judgment determine;

it being understood that each Assignor's obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by such Assignor of said obligation. By accepting the benefits of this Agreement, the Secured Creditors agree that this Agreement may be enforced only by the action of the Collateral Agent acting upon the instructions of the Required Secured Creditors and that no other Secured Creditor shall have any right individually to seek to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent for the benefit of the Secured Creditors upon the terms of this Agreement and the Credit Agreement.

            7.2. Remedies; Disposition of the Collateral. If any Event of Default shall have occurred and be continuing, then any Collateral repossessed by the Collateral Agent under or pursuant to Section 7.1 hereof and any other Collateral whether or not so repossessed by the Collateral Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Collateral Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair at the expense of the relevant Assignor which the Collateral Agent shall determine to be commercially reasonable. Any such disposition which shall be a private sale or other private proceedings permitted by such requirements shall be made upon not less than 10 days' prior written notice to the relevant Assignor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the 10 days after the giving of such notice, to the right of the relevant Assignor or any nominee of such Assignor to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified. Any such disposition which shall be a public sale permitted by such requirements shall be made upon not less than 10 days' prior written notice to the relevant Assignor specifying the time and place of such sale and, in the absence of applicable requirements of law, shall be by public auction (which may, at the Collateral Agent's option, be subject to reserve), after publication of notice of such auction (where required by applicable law) not less than 10 days prior thereto. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned. To the extent permitted by any such requirement of law, the Collateral Agent may bid for and become the purchaser of the Collateral or any item thereof, offered for

                                                                       Exhibit H
                                                                         Page 14

sale in accordance with this Section without accountability to the relevant Assignor. If, under mandatory requirements of applicable law, the Collateral Agent shall be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to the relevant Assignor as hereinabove specified, the Collateral Agent need give such Assignor only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of applicable law. Each Assignor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such sale or sales of all or any portion of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Assignor's expense.

            7.3. Waiver of Claims. Except as otherwise provided in this Agreement, EACH ASSIGNOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT'S TAKING POSSESSION OR THE COLLATERAL AGENT'S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES, and each Assignor hereby further waives, to the extent permitted by law:

            (i) all damages occasioned by such taking of possession except any damages which are the direct result of the Collateral Agent's gross negligence or willful misconduct;

            (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent's rights hereunder; and

            (iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Assignor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Assignor therein and thereto, and shall be a perpetual bar both at law and in equity against such Assignor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Assignor.

            7.4. Application of Proceeds. (a) All moneys collected by the Collateral Agent (or, to the extent the Pledge Agreement or any Additional Security Document require proceeds of collateral under such Security Document to be applied in accordance with the provisions of this Agreement, the Pledgee or Collateral Agent under such other Security Document) upon any sale or other disposition of the Collateral, together with all other moneys received by the Collateral Agent hereunder, shall be applied as follows.

                                                                       Exhibit H
                                                                         Page 15

            (i) first, to the payment of all amounts owing the Collateral Agent of the type described in clauses (iii) and (iv) of the definition of "Obligations";

            (ii) second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Primary Obligations shall be paid to the Secured Creditors as provided in Section 7.4(e) hereof, with each Secured Creditor receiving an amount equal to such outstanding Primary Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share of the amount remaining to be distributed;

            (iii) third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Secondary Obligations shall be paid to the Secured Creditors as provided in Section 7.4(e) hereof, with each Secured Creditor receiving an amount equal to its outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed; and

            (iv) fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iii), inclusive, and following the termination of this Agreement pursuant to Section 10.8(a) hereof, to the relevant Assignor or to whomever may be lawfully entitled to receive such surplus.

            (b) For purposes of this Agreement (x) "Pro Rata Share" shall mean, when calculating a Secured Creditor's portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor's Primary Obligations or Secondary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary Obligations or Secondary Obligations, as the case may be, (y) "Primary Obligations" shall mean (i) in the case of the Credit Document Obligations, all principal of, and interest on, all Loans, all Unpaid Drawings and all Fees and (ii) in the case of the Other Obligations, all amounts due under such Interest Rate Protection Agreements or Other Hedging Agreements (other than indemnities, fees (including, without limitation, attorneys' fees) and similar obligations and liabilities) and (z) "Secondary Obligations" shall mean all Obligations other than Primary Obligations.

            (c) When payments to Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors hereunder shall be applied (for purposes of making determinations under this Section 7.4 only) (i) first, to their Primary Obligations and (ii) second, to their Secondary Obligations. If any payment to any Secured Creditor of its Pro Rata Share of any distribution would result in overpayment to such Secured Creditor, such excess amount shall instead be distributed in respect of the unpaid Primary Obligations or Secondary Obligations, as the case may be, of the other Secured Creditors, with each Secured Creditor whose Primary Obligations or Secondary Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of such Secured Creditor and the denominator of which is the unpaid Primary

                                                                       Exhibit H
                                                                         Page 16

Obligations or Secondary Obligations, as the case may be, of all Secured Creditors entitled to such distribution.

            (d) Each of the Secured Creditors, by their acceptance of the benefits hereof, agrees and acknowledges that if the Lender Creditors are to receive a distribution on account of undrawn amounts with respect to Letters of Credit issued under the Credit Agreement (which shall only occur after all outstanding Loans and Unpaid Drawings with respect to such Letters of Credit have been paid in full), such amounts shall be paid to the Administrative Agent under the Credit Agreement and held by it, for the equal and ratable benefit of the Lender Creditors, as cash security for the repayment of Obligations owing to the Lender Creditors as such. If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of all outstanding Letters of Credit, and after the application of all such cash security to the repayment of all Obligations owing to the Lender Creditors after giving effect to the termination of all such Letters of Credit, if there remains any excess cash, such excess cash shall be returned by the Administrative Agent to the Collateral Agent for distribution in accordance with Section 7.4(a) hereof.

            (e) All payments required to be made hereunder shall be made (x) if to the Lender Creditors, to the Administrative Agent under the Credit Agreement for the account of the Lender Creditors, and (y) if to the Other Creditors, to the trustee, paying agent or other similar representative (each a "Representative") for the Other Creditors or, in the absence of such a Representative, directly to the Other Creditors.

            (f) For purposes of applying payments received in accordance with this Section 7.4, the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent under the Credit Agreement and (ii) the Representative for the Other Creditors or, in the absence of such a Representative, upon the Other Creditors for a determination (which the Administrative Agent, each Representative for any Other Creditors and the Secured Creditors agree (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Primary Obligations and Secondary Obligations owed to the Lender Creditors or the Other Creditors, as the case may be. Unless it has actual knowledge (including by way of written notice from a Lender Creditor or an Other Creditor) to the contrary, the Administrative Agent and each Representative, in furnishing information pursuant to the preceding sentence, and the Collateral Agent, in acting hereunder, shall be entitled to assume that no Secondary Obligations are outstanding. Unless it has actual knowledge (including by way of written notice from an Other Creditor) to the contrary, the Collateral Agent, in acting hereunder, shall be entitled to assume that no Interest Rate Protection Agreements or Other Hedging Agreements are in existence.

            (g) It is understood that the Assignors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Obligations.

            7.5. Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given under this Agreement, the other Secured Debt Agreements or now or

                                                                       Exhibit H
                                                                         Page 17

hereafter existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein. No notice to or demand on any Assignor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover reasonable expenses, including reasonable attorneys' fees, and the amounts thereof shall be included in such judgment.

            7.6. Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the relevant Assignor, the Collateral Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.

                                  ARTICLE VIII

                                    INDEMNITY

            8.1. Indemnity. (a) Each Assignor jointly and severally agrees to indemnify, reimburse and hold the Collateral Agent, each other Secured Creditor and their respective successors, permitted assigns, employees, agents and servants (hereinafter in this Section 8.1 referred to individually as "Indemnitee," and collectively as "Indemnitees") harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs, expenses or disbursements (including reasonable attorneys' fees and expenses) (for the purposes of this Section 8.1 the foregoing are collectively called "expenses") of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, any other Secured Debt Agreement or any other document executed in connection herewith or therewith or in any other way connected with the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or

                                                                       Exhibit H
                                                                         Page 18

unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim; provided that no Indemnitee shall be indemnified pursuant to this Section 8.1(a) for losses, damages or liabilities to the extent caused by the gross negligence or wilful misconduct of such Indemnitee. Each Assignor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, the relevant Assignor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify the relevant Assignor of any such assertion of which such Indemnitee has knowledge.

            (b) Without limiting the application of Section 8.1(a) hereof, each Assignor agrees, jointly and severally, to pay, or reimburse the Collateral Agent for any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent's Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

            (c) Without limiting the application of Section 8.1(a) or (b) hereof, each Assignor agrees, jointly and severally, to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by any Assignor in this Agreement, any other Secured Debt Agreement or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement or any other Secured Debt Agreement.

            (d) If and to the extent that the obligations of any Assignor under this Section 8.1 are unenforceable for any reason, such Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

            8.2. Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnity obligations of each Assignor contained in this Article VIII shall continue in full force and effect notwithstanding the full payment of all of the other Obligations and notwithstanding the full payment of all the Notes issued under the Credit Agreement, the termination of all Interest Rate Protection Agreements or Other Hedging Agreements and all Letters of Credit and the payment of all other Obligations and notwithstanding the discharge thereof but shall not thereafter be secured by any security interest granted hereby.

                                                                       Exhibit H
                                                                         Page 19

                                   ARTICLE IX

                                   DEFINITIONS

            The following terms shall have the meanings herein specified. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

            "Administrative Agent" shall have the meaning provided in the recitals of this Agreement.

            "Agreement" shall mean this Security Agreement as the same may be modified, supplemented or amended from time to time in accordance with its terms.

            "Assignor" shall have the meaning provided in the first paragraph of this Agreement.

            "Borrower" shall have the meaning provided in the recitals of this Agreement.

            "Cash Collateral Account" shall mean a cash collateral account maintained with, and in the sole dominion and control of, the Collateral Agent for the benefit of the Secured Creditors.

            "Chattel Paper" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

            "Class" shall have the meaning provided in Section 10.2 of this Agreement.

            "Collateral" shall have the meaning provided in Section 1.1(a) of this Agreement.

            "Collateral Agent" shall have the meaning provided in the first paragraph of this Agreement.

            "Contract Rights" shall mean all rights of any Assignor under each Contract, including, without limitation, (i) any and all rights to receive and demand payments under any or all Contracts, (ii) any and all rights to receive and compel performance under any or all Contracts and (iii) any and all other rights, interests and claims now existing or in the future arising in connection with any or all Contracts.

            "Contracts" shall mean all contracts between any Assignor and one or more additional parties (including, without limitation, any Interest Rate Protection Agreements or Other Hedging Agreements and any partnership agreements, joint venture agreements and limited liability company agreements), but excluding any contract to the extent that the terms thereof prohibit (after giving effect to any approvals or waivers) the assignment of, or granting a security interest in, such contract (it being understood and agreed, however, that notwithstanding the foregoing, all rights to payment for money due or to become due pursuant to any such excluded contract shall be subject to the security interests created by this Agreement).

                                                                       Exhibit H
                                                                         Page 20

            "Copyrights" shall mean any United States copyright owned by any Assignor, including any registrations of any Copyrights, in the United States Copyright Office or any foreign equivalent office, as well as any application for a copyright registration now or hereafter made with the United States Copyright Office or any foreign equivalent office by any Assignor.

            "Credit Agreement" shall have the meaning provided in the recitals of this Agreement.

            "Credit Document Obligations" shall have the meaning provided in the definition of "Obligations" in this Article IX.

            "Default" shall mean any event which, with notice or lapse of time, or both, would constitute an Event of Default.

            "Documents" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

            "Equipment" shall mean any "equipment," as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor and, in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, fixtures and vehicles now or hereafter owned by any Assignor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

            "Event of Default" shall mean any Event of Default under, and as defined in, the Credit Agreement and shall in any event include, without limitation, any payment default on any of the Other Obligations after the expiration of any applicable grace period.

            "General Intangibles" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York (and shall include all partnership interests and all limited liability company and membership interests).

            "Goods" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

            "Indemnitee" shall have the meaning provided in Section 8.1 of this Agreement.

            "Instrument" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

            "Inventory" shall mean merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same, in all stages of production -- from raw materials through work-in-process to finished goods -- and all products and proceeds of whatever

                                                                       Exhibit H
                                                                         Page 21

sort and wherever located and any portion thereof which may be returned, rejected, reclaimed or repossessed by the Collateral Agent from any Assignor's customers, and shall specifically include all "inventory" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor.

            "Investment Property" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

            "Lender Creditors" shall have the meaning provided in the recitals of this Agreement.

            "Lenders" shall have the meaning provided in the recitals of this Agreement.

            "Liens" shall mean any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor's interest in a financing lease or analogous instrument, in, of, or on any Assignor's property.

            "Marks" shall mean all right, title and interest in and to any trademarks, service marks and trade names now held or hereafter acquired by any Assignor, including any registration of any trademarks and service marks in the United States Patent and Trademark Office or in any equivalent foreign office and any trade dress including logos and/or designs used by any Assignor.

            "Obligations" shall mean (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and indebtedness (including, without limitation, indemnities, Fees and interest thereon) of each Assignor to the Lender Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with the Credit Agreement and the other Credit Documents to which such Assignor is a party (including, in the case of each Guarantor, all such obligations and indebtedness of such Guarantor under any Guaranty to which it is a party) and the due performance and compliance by such Assignor with all of the terms, conditions and agreements contained in the Credit Agreement and in such other Credit Documents (all such obligations and liabilities under this clause (i), except to the extent consisting of obligations or indebtedness with respect to Interest Rate Protection Agreements or Other Hedging Agreements, being herein collectively called the "Credit Document Obligations"); (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and liabilities owing by such Assignor to the Other Creditors under, or with respect to (including by reason of any Guaranty to which such Assignor is a party), any Interest Rate Protection Agreement or Other Hedging Agreement, whether such Interest Rate Protection Agreement or Other Hedging Agreement is now in existence or hereafter arising, and the due performance and compliance by such Assignor with all of the terms, conditions and agreements contained therein (all such obligations and liabilities described in this clause
(ii) being herein collectively called the "Other Obligations"); (iii) any and all sums advanced by the Assignee in order to preserve the Collateral or preserve its security interest in the Collateral; (iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of such Assignor referred to in clauses (i) and (ii) above, after an Event of Default shall have occurred and be continuing, the

                                                                       Exhibit H
                                                                         Page 22

reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Assignee of its rights hereunder, together with reasonable attorneys' fees and court costs; and (v) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 8.1 of this Agreement; it being acknowledged and agreed that the "Obligations" shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

            "Other Creditors" shall have the meaning provided in the recitals of this Agreement.

            "Other Obligations" shall have the meaning provided in the definition of "Obligations" in this Article IX.

            "Patents" shall mean any patent to which any Assignor now or hereafter has title and any divisions or continuations thereof, as well as any application for a patent now or hereafter made by any Assignor.

            "Primary Obligations" shall have the meaning provided in Section 7.4(b) of this Agreement.

            "Pro Rata Share" shall have the meaning provided in Section 7.4(b) of this Agreement.

            "Proceeds" shall have the meaning provided in the Uniform Commercial Code as in effect in the State of New York on the date hereof or under other relevant law and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or any Assignor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Assignor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

            "Receivables" shall mean any "account" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor and, in any event, shall include, but shall not be limited to, all of such Assignor's rights to payment for goods sold or leased or services performed by such Assignor, whether now in existence or arising from time to time hereafter, including, without limitation, rights evidenced by an account, note, contract, security agreement, chattel paper, or other evidence of indebtedness or security, together with (a) all security pledged, assigned, hypothecated or granted to or held by such Assignor to secure the foregoing, (b) all of any Assignor's right, title and interest in and to any goods, the sale of which gave rise thereto, (c) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (d) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith, (e) all books, records, ledger cards, and invoices relating thereto, (f) all evidences of the filing of financing statements and other

                                                                       Exhibit H
                                                                         Page 23

statements and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers, (g) all credit information, reports and memoranda relating thereto and (h) all other writings related in any way to the foregoing.

            "Representative shall have the meaning provided in Section 7.4(e) of this Agreement.

            "Required Secured Creditors" shall mean (i) the Required Lenders (or, to the extent required by Section 13.12 of the Credit Agreement, each of the Lenders) under the Credit Agreement so long as any Credit Document Obligations remain outstanding and (ii) in any situation not covered by the preceding clause (i), the holders of a majority of the outstanding principal amount of the Other Obligations.

            "Requisite Creditors" shall have the meaning provided in Section
10.2 of this Agreement.

            "Secondary Obligations" shall have the meaning provided in Section 7.4(b) of this Agreement.

            "Secured Creditors" shall have the meaning provided in the recitals of this Agreement.

            "Secured Debt Agreements" shall mean and include this Agreement, the other Credit Documents and the Interest Rate Protection Agreements and Other Hedging Agreements.

            "Termination Date" shall have the meaning provided in Section 10.8 of this Agreement.

            "Trade Secret Rights" shall have the meaning provided in Section 5.1 of this Agreement.

            "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

                                    ARTICLE X

                                  MISCELLANEOUS

            10.1. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made when delivered to the party to which such notice, request, demand or other communication is required or permitted to be given or made under this Agreement, addressed as follows:

            (a) if to any Assignor, at the address set forth opposite such Assignor's signature below;

                                                                       Exhibit H
                                                                         Page 24

            (b) if to the Collateral Agent, at:

                Bankers Trust Company
                One Bankers Trust Plaza
                New York, New York  10006
                Attention:  Greg Shefrin
                Tel. No.: (212) 250-1725
                Fax. No.: (212) 250-7218;

            (c) if to any Lender Creditor, at such address as such Lender Creditor shall have specified in the Credit Agreement;

            (d) if to any Other Creditor, at such address as such Other Creditor shall have specified in writing to each Assignor and the Collateral Agent;

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

            10.2. Waiver; Amendment. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Assignor directly effected thereby and the Collateral Agent (with the written consent of the Required Secured Creditors); provided, however, that any change, waiver, modification or variance affecting the rights and benefits of a single Class of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors of such affected Class. For the purpose of this Agreement, the term "Class" shall mean each class of Secured Creditors, i.e., whether (x) the Lender Creditors as holders of the Credit Document Obligations or (y) the Other Creditors as the holders of the Other Obligations. For the purpose of this Agreement, the term "Requisite Creditors" of any Class shall mean each of (x) with respect to the Credit Document Obligations, the Required Lenders and (y) with respect to the Other Obligations, the holders of at least a majority of all obligations outstanding from time to time under the respective Interest Rate Protection Agreements or Other Hedging Agreements.

            10.3. Obligations Absolute. The obligations of each Assignor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of such Assignor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or any other Secured Debt Agreement; or (c) any amendment to or modification of any Secured Debt Agreement or any security for any of the Obligations; whether or not such Assignor shall have notice or knowledge of any of the foregoing.

            10.4. Successors and Assigns. This Agreement shall be binding upon each Assignor and its successors and assigns (although no Assignor may assign its rights and obligations hereunder except in accordance with the provisions of the Secured Debt Agreements) and shall inure to the benefit of the Collateral Agent and the Secured Creditors and their

                                                                       Exhibit H
                                                                         Page 25

respective successors and assigns. All agreements, statements, representations and warranties made by each Assignor herein or in any certificate or other instrument delivered by such Assignor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement and the other Secured Debt Agreements regardless of any investigation made by the Secured Creditors or on their behalf.

            10.5. Headings Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

            10.6. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

            10.7. Assignor's Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Assignor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of any Assignor under or with respect to any Collateral.

            10.8. Termination; Release. (a) After the Termination Date, this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 8.1 hereof shall survive such termination) and the Collateral Agent, at the request and expense of the respective Assignor, will promptly execute and deliver to such Assignor a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, "Termination Date" shall mean the date upon which the Total Commitment and all Interest Rate Protection Agreements and Other Hedging Agreements have been terminated, no Note is outstanding (and all Loans have been repaid in full), all Letters of Credit have been terminated and all Obligations then due and payable have been paid in full.

            (b) In the event that any part of the Collateral is sold in connection with a sale permitted by Section 9.02 of the Credit Agreement (other than a sale to any Assignor or a Subsidiary thereof) or otherwise released at the direction of the Required Secured Creditors and the proceeds of such sale or sales or from such release are applied in accordance with the provisions of the Credit Agreement, to the extent required to be so applied, such Collateral will be sold free and clear of the Liens created by this Agreement and the Collateral Agent, at the request and expense of the relevant Assignor, will duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as

                                                                       Exhibit H
                                                                         Page 26

is then being (or has been) so sold or released and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Agreement.

            (c) At any time that an Assignor desires that the Collateral Agent take any action to acknowledge or give effect to any release of Collateral pursuant to the foregoing Section 10.8(a) or (b), such Assignor shall deliver to the Collateral Agent a certificate signed by a principal executive officer of such Assignor stating that the release of the respective Collateral is permitted pursuant to Section 10.8(a) or (b).

            10.9. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with each Assignor and the Collateral Agent.

            10.10. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            10.11. The Collateral Agent. The Collateral Agent will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and in Section 12 of the Credit Agreement. The Collateral Agent shall act hereunder and thereunder on the terms and conditions set forth herein and in Section 12 of the Credit Agreement.

            10.12. Benefit of Agreement. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns.

            10.13. Additional Assignors. It is understood and agreed that any Subsidiary of Holdings that is required to execute a counterpart of this Agreement after the date hereof pursuant to the Credit Agreement shall become an Assignor hereunder by executing a counterpart hereof and delivering the same to the Collateral Agent.

                                      * * *

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

Address:

8233 Imperial Drive                           TRANSDIGM HOLDING COMPANY,
Waco, TX 76712                                  as an Assignor
Attention: Douglas W. Peacock
Telephone: (254) 741-5420
Telecopier: (254) 741-5402                    By
                                                 -------------------------------
                                                 Title:

8233 Imperial Drive                           TRANSDIGM INC.,
Waco, TX 76712                                  as an Assignor
Attention: Douglas W. Peacock
Telephone: (254) 741-5420
Telecopier: (254) 741-5402                    By
                                                 -------------------------------
                                                 Title:

8233 Imperial Drive                           MARATHON POWER TECHNOLOGIES
Waco, TX 76712                                 COMPANY,
Attention: Douglas W. Peacock                  as an Assignor
Telephone: (254) 741-5420
Telecopier: (254) 741-5402
                                              By
                                                 -------------------------------
                                                 Title

Accepted and Agreed to:

BANKERS TRUST COMPANY,
  as Assignee, Collateral Agent


By
  ------------------------------
  Title:

                                                                    ANNEX A
                                                                      to
                                                              SECURITY AGREEMENT

                       SCHEDULE OF CHIEF EXECUTIVE OFFICES
                           AND OTHER RECORD LOCATIONS

                                                                    ANNEX B
                                                                      to
                                                              SECURITY AGREEMENT

                  SCHEDULE OF INVENTORY AND EQUIPMENT LOCATIONS

              Assignor                                    Location
              --------                                    --------

                                                                    ANNEX C
                                                                      to
                                                              SECURITY AGREEMENT

                     SCHEDULE OF TRADE AND FICTITIOUS NAMES

                                                                    ANNEX D
                                                                      to
                                                              SECURITY AGREEMENT


                                SCHEDULE OF MARKS

                                                                    ANNEX E
                                                                      to
                                                              SECURITY AGREEMENT

                               SCHEDULE OF PATENTS

                                                                    ANNEX F
                                                                      to
                                                              SECURITY AGREEMENT

                             SCHEDULE OF COPYRIGHTS

                                                                    ANNEX G
                                                                      to
                                                              SECURITY AGREEMENT

                         ASSIGNMENT OF SECURITY INTEREST
                     IN UNITED STATES TRADEMARKS AND PATENTS

            FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, [Name of Assignor], a __________ corporation (the "Assignor") with principal offices at ____________________________, hereby assigns and grants to Bankers Trust Company, as Collateral Agent, with principal offices at One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006 (the "Assignee"), a security interest in (i) all of the Assignor's right, title and interest in and to the United States trademarks, trademark registrations and trademark applications (the "Marks") set forth on Schedule A attached hereto,
(ii) all of the Assignor's rights, title and interest in and to the United States patents (the "Patents") set forth on Schedule B attached hereto, in each case together with (iii) all Proceeds (as such term is defined in the Security Agreement referred to below) and products of the Marks and Patents, (iv) the goodwill of the businesses with which the Marks are associated and (v) all causes of action arising prior to or after the date hereof for infringement of any of the Marks and Patents or unfair competition regarding the same.

            THIS ASSIGNMENT is made to secure the satisfactory performance and payment of all the Obligations of the Assignor, as such term is defined in the Security Agreement among the Assignor, the other assignors from time to time party thereto and the Assignee, dated as of December 3, 1998 (as amended from time to time, the "Security Agreement"). Upon the occurrence of the Termination Date (as defined in the Security Agreement), the Assignee shall, upon such satisfaction, execute, acknowledge, and deliver to the Assignor an instrument in writing releasing the security interest in the Marks and Patents acquired under this Assignment.

                                                                         ANNEX G
                                                                          Page 2

            This Assignment has been granted in conjunction with the security interest granted to the Assignee under the Security Agreement. The rights and remedies of the Assignee with respect to the security interest granted herein are as set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Assignment are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

                                      * * *

                                                                         ANNEX G
                                                                          Page 3

            IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the ____ day of ____________, ____.

                                           [NAME OF ASSIGNOR], Assignor


                                           By
                                             ----------------------------------
                                             Name:
                                             Title:

                                           BANKERS TRUST COMPANY,
                                             as Collateral Agent, Assignee


                                           By
                                             ----------------------------------
                                             Name:
                                             Title:

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

            On this ____ day of _________, ____, before me personally came ________ _________________ who, being by me duly sworn, did state as follows: that [s]he is _______________ of [Name of Assignor], that [s]he is authorized to execute the foregoing Assignment on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.



                                            -------------------------
                                                  Notary Public

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

         On this ____ day of _________, ____, before me personally came
________ _____________________ who, being by me duly sworn, did state as follows: that [s]he is __________________ of Bankers Trust Company that [s]he is authorized to execute the foregoing Assignment on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.



                                            -------------------------
                                                  Notary Public

                                                                      SCHEDULE A

MARK                                    REG. NO.                REG. DATE
----                                    --------                ---------

                                                                      SCHEDULE B

PATENT                                  PATENT NO.              ISSUE DATE
------                                  ----------              ----------

                                                                    ANNEX H
                                                                      TO
                                                              SECURITY AGREEMENT

                         ASSIGNMENT OF SECURITY INTEREST
                           IN UNITED STATES COPYRIGHTS

            WHEREAS, [Name of Assignor], a _______________ corporation (the "Assignor"), having its chief executive office at ______________, ________________, is the owner of all right, title and interest in and to the United States copyrights and associated United States copyright registrations and applications for registration set forth in Schedule A attached hereto;

            WHEREAS, BANKERS TRUST COMPANY, as Collateral Agent, having its principal offices at One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006 (the "Assignee"), desires to acquire a security interest in said copyrights and copyright registrations and applications therefor; and

            WHEREAS, the Assignor is willing to assign to the Assignee, and to grant to the Assignee a security interest in and lien upon the copyrights and copyright registrations and applications therefor described above.

            NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and subject to the terms and conditions of the Security Agreement, dated as of December 3, 1998, made by the Assignor, the other assignors from time to time party thereto and the Assignee (as amended from time to time, the "Security Agreement"), the Assignor hereby assigns to the Assignee as collateral security, and grants to the Assignee a security interest in, the copyrights and copyright registrations and applications therefor set forth in Schedule A attached hereto.

            This Assignment has been granted in conjunction with the security interest granted to the Assignee under the Security Agreement. The rights and remedies of the Assignee with respect to the security interest granted herein are as set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Assignment are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

            Executed at New York, New York, the ___ day of _________, ____.

                                           [NAME OF ASSIGNOR], as Assignor


                                           By
                                             ----------------------------------
                                             Name:
                                             Title:

                                           BANKERS TRUST COMPANY, as
                                             Collateral Agent, Assignee


                                           By
                                             ----------------------------------
                                             Name:
                                             Title:

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

            On this __ day of _________, ____, before me personally came ___________ _______________, who being duly sworn, did depose and say that [s]he is ___________________ of [Name of Assignor], that [s]he is authorized to execute the foregoing Assignment on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.



                                       -------------------------
                                             Notary Public

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

                  On this ____ day of _________, ____, before me personally came ________ _____________________ who, being by me duly sworn, did state as follows: that [s]he is __________________ of Bankers Trust Company that [s]he is authorized to execute the foregoing Assignment on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.



                                       -------------------------
                                             Notary Public

                                                                      SCHEDULE A

                                 U.S. COPYRIGHTS
                                 ---------------

   REGISTRATION                    PUBLICATION
     NUMBERS                           DATE                      COPYRIGHT TITLE
   ------------                    -----------                   ---------------

                                                                       EXHIBIT I

                              SUBSIDIARIES GUARANTY

            SUBSIDIARIES GUARANTY, dated as of December 3, 1998 (as amended, modified or supplemented from time to time, this "Guaranty"), made by each of the undersigned guarantors (each a "Guarantor," and together with any other entity that becomes a guarantor hereunder pursuant to Section 26 hereof, the "Guarantors"). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

                              W I T N E S S E T H :

            WHEREAS, TransDigm Holding Company, TransDigm Inc. (the "Borrower"), the lenders from time to time party thereto (the "Lenders"), Credit Suisse First Boston, as Syndication Agent and Co-Lead Arranger, and Bankers Trust Company, as Administrative Agent and Co-Lead Arranger (together with any successor administrative agent, the "Administrative Agent"), have entered into a Credit Agreement, dated as of December 3, 1998 (as amended, modified, or supplemented from time to time, the "Credit Agreement"), providing for the making of Loans to, and the issuance of Letters of Credit for the account of, the Borrower as contemplated therein (the Lenders, the Collateral Agent, the Letter of Credit Issuers, and the Administrative Agent are herein called the "Lender Creditors");

            WHEREAS, the Borrower may at any time and from time to time enter into one or more Interest Rate Protection Agreements or Other Hedging Agreements with one or more Lenders or any affiliate thereof (each such Lender or affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender's or affiliate's successors and assigns, if any, collectively, the "Other Creditors," and together with the Lender Creditors, the "Secured Creditors");

            WHEREAS, each Guarantor is a direct or indirect Subsidiary of the Borrower;

            WHEREAS, it is a condition to the making of Loans to, and the issuance of Letters of Credit for the account of, the Borrower under the Credit Agreement that each Guarantor shall have executed and delivered this Guaranty; and

            WHEREAS, each Guarantor will obtain benefits from the incurrence of Loans to, and the issuance of Letters of Credit for the account of, the Borrower under the Credit Agreement and the entering into by the Borrower of Interest Rate Protection Agreements or Other Hedging Agreements and, accordingly, desires to execute this Guaranty in order to satisfy the conditions described in the preceding paragraph;

            NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Secured Creditors and hereby covenants and agrees with each Secured Creditor as follows:

                                                                       Exhibit I
                                                                          Page 2

            1. Each Guarantor, jointly and severally, irrevocably, absolutely and unconditionally guarantees: (i) to the Lender Creditors the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (x) the principal of and interest on the Notes issued by, and the Loans made to, the Borrower under the Credit Agreement, and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit issued under the Credit Agreement and (y) all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness owing by the Borrower to the Lender Creditors under the Credit Agreement or any other Credit Document to which the Borrower is a party (including, without limitation, indemnities, Fees and interest thereon), whether now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement or any such other Credit Document and the due performance and compliance by the Borrower with all of the terms, conditions and agreements contained in the Credit Documents (all such principal, interest, liabilities, indebtedness and obligations being herein collectively called the "Credit Document Obligations"); and (ii) to each Other Creditor the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness owing by the Borrower under any Interest Rate Protection Agreement or Other Hedging Agreement, whether now in existence or hereafter arising, and the due performance and compliance by the Borrower with all of the terms, conditions and agreements contained in the Interest Rate Protection Agreements and Other Hedging Agreements (all such obligations, liabilities and indebtedness being herein collectively called the "Other Obligations," and together with the Credit Document Obligations, the "Guaranteed Obligations"). Each Guarantor understands, agrees and confirms that the Secured Creditors may enforce this Guaranty up to the full amount of the Guaranteed Obligations against such Guarantor without proceeding against any other Guarantor, the Borrower, against any security for the Guaranteed Obligations, or under any other guaranty covering all or a portion of the Guaranteed Obligations.

            2. Additionally, each Guarantor, jointly and severally, unconditionally, absolutely and irrevocably, guarantees the payment of any and all Guaranteed Obligations whether or not due or payable by the Borrower upon the occurrence in respect of the Borrower of any of the events specified in
Section 10.05 of the Credit Agreement, and unconditionally and irrevocably, jointly and severally, promises to pay such Guaranteed Obligations to the Secured Creditors, or order, on demand, in legal tender of the United States. This Guaranty shall constitute a guaranty of payment, and not of collection.

            3. The liability of each Guarantor hereunder is primary, absolute and unconditional and is exclusive and independent of any security for or other guaranty of the indebtedness of the Borrower whether executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by any circumstance or occurrence whatsoever, including, without limitation: (a) any direction as to application of payment by the Borrower or by any other party,
(b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in

                                                                       Exhibit I
                                                                          Page 3

personnel by the Borrower, (e) any payment made to any Secured Creditor on the indebtedness which any Secured Creditor repays the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (f) any action or inaction by the Secured Creditors as contemplated in Section 6 hereof or (g) any invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor.

            4. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor or the Borrower and whether or not any other Guarantor, any other guarantor or the Borrower be joined in any such action or actions. Each Guarantor waives, to the fullest extent permitted by law, the benefits of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to each Guarantor.

            5. Each Guarantor hereby waives notice of acceptance of this Guaranty and notice of any liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Administrative Agent or any other Secured Creditor against, and any other notice to, any party liable thereon (including such Guarantor, any other Guarantor, any other guarantor or the Borrower).

            6. Any Secured Creditor may at any time and from time to time without the consent of, or notice to, any Guarantor, without incurring responsibility to such Guarantor, without impairing or releasing the obligations of such Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

            (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

            (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, impair, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

            (c) exercise or refrain from exercising any rights against the Borrower, any other Credit Party, any Subsidiary thereof or otherwise act or refrain from acting;

                                                                       Exhibit I
                                                                          Page 4

            (d) release or substitute any one or more endorsers, Guarantors, other guarantors, the Borrower or other obligors;

            (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to creditors of the Borrower other than the Secured Creditors;

            (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Secured Creditors regardless of what liabilities of the Borrower remain unpaid;

            (g) consent to or waive any breach of, or any act, omission or default under, any of the Interest Rate Protection Agreements or Other Hedging Agreements, the Credit Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any of the Interest Rate Protection Agreements or Other Hedging Agreements, the Credit Documents or any of such other instruments or agreements;

            (h) act or fail to act in any manner referred to in this Guaranty which may deprive such Guarantor of its right to subrogation against the Borrower to recover full indemnity for any payments made pursuant to this Guaranty; and/or

            (i) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of such Guarantor from its liabilities under this Guaranty.

            7. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Secured Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Secured Creditor would otherwise have. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Secured Creditor to any other or further action in any circumstances without notice or demand. It is not necessary for any Secured Creditor to inquire into the capacity or powers of the Borrower or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

            8. Any indebtedness of the Borrower now or hereafter held by any Guarantor is hereby subordinated to the indebtedness of the Borrower to the Secured Creditors, and such indebtedness of the Borrower to any Guarantor, if the Administrative Agent or the Collateral Agent, after the occurrence and during the continuance of an Event of Default, so requests, shall

                                                                       Exhibit I
                                                                          Page 5

be collected, enforced and received by such Guarantor as trustee for the Secured Creditors and be paid over to the Secured Creditors on account of the indebtedness of the Borrower to the Secured Creditors, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Secured Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

            9. (a) Each Guarantor waives any right (except as shall be required by applicable law and cannot be waived) to require the Secured Creditors to: (i) proceed against the Borrower, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party; (ii) proceed against or exhaust any security held from the Borrower, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party; or (iii) pursue any other remedy in the Secured Creditors' power whatsoever. Each Guarantor waives any defense based on or arising out of any defense of the Borrower, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party other than payment in full of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of the Borrower, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Guaranteed Obligations. The Secured Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or the other Secured Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, or exercise any other right or remedy the Secured Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full in cash. Each Guarantor waives any defense arising out of any such election by the Secured Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other party or any security.

            (b) Each Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that the Secured Creditors shall have no duty to advise any Guarantor of information known to them regarding such circumstances or risks.

            10. The Secured Creditors agree that this Guaranty may be enforced only by the action of the Administrative Agent or the Collateral Agent, in each case acting upon the instructions of the Required Lenders (or, after the date on which all Credit Document Obligations

                                                                       Exhibit I
                                                                          Page 6

have been paid in full, the holders of at least the majority of the outstanding Other Obligations) and that no other Secured Creditors shall have any right individually to seek to enforce or to enforce this Guaranty or to realize upon the security to be granted by the Security Documents, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral Agent or, after all the Credit Document Obligations have been paid in full, by the holders of at least a majority of the outstanding Other Obligations, as the case may be, for the benefit of the Secured Creditors upon the terms of this Guaranty and the Security Documents. The Secured Creditors further agree that this Guaranty may not be enforced against any director, officer, employee, partner or stockholder of any Guarantor (except to the extent such partner or stockholder is also a Guarantor hereunder).

            11. In order to induce the Lenders to make Loans to, and issue Letters of Credit for the account of, the Borrower pursuant to the Credit Agreement, and in order to induce the Other Creditors to execute, deliver and perform the Interest Rate Protection Agreements or Other Hedging Agreements, each Guarantor represents, warrants and covenants that:

            (a) Such Guarantor (i) is a duly organized and validly existing corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate, partnership or limited liability company, power and authority, as the case may be, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualification except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            (b) Such Guarantor has the corporate, partnership or limited liability company, power and authority, as the case may be, to execute, deliver and perform the terms and provisions of this Guaranty and each other Document to which it is a party and has taken all necessary corporate, partnership or limited liability company, action, as the case may be, to authorize the execution, delivery and performance by it of this Guaranty and each such other Document. Such Guarantor has duly executed and delivered this Guaranty and each other Document to which it is a party, and this Guaranty and each such other Document constitutes the legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except to the extent that the enforceability hereof or thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

            (c) Neither the execution, delivery or performance by such Guarantor of this Guaranty or any other Document to which it is a party, nor compliance by it with the terms and provisions hereof and thereof, will (i) contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality,
(ii) conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of such Guarantor or any of its Subsidiaries pursuant to the

                                                                       Exhibit I
                                                                          Page 7

terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement, or any other material agreement, contract or instrument to which such Guarantor or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) violate any provision of the certificate of incorporation or by-laws (or equivalent organizational documents) of such Guarantor or any of its Subsidiaries.

            (d) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required for, (i) the execution, delivery and performance of this Guaranty by such Guarantor or any other Document to which such Guarantor is a party or (ii) the legality, validity, binding effect or enforceability of this Guaranty or any other Document to which such Guarantor is a party.

            (e) There are no actions, suits or proceedings pending or threatened
(i) with respect to this Guaranty or any other Document to which such Guarantor is a party or (ii) with respect to such Guarantor that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

            12. Each Guarantor covenants and agrees that on and after the Effective Date and until the termination of the Total Commitment and all Interest Rate Protection Agreements and Other Hedging Agreements and when no Note or Letter of Credit remains outstanding and all Guaranteed Obligations have been paid in full, such Guarantor will comply, and will cause each of its Subsidiaries to comply, with all of the applicable provisions, covenants and agreements contained in Sections 8 and 9 of the Credit Agreement, and will take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that it is not in violation of any provision, covenant or agreement contained in Section 8 or 9 of the Credit Agreement, and so that no Default or Event of Default, is caused by the actions of such Guarantor or any of its Subsidiaries.

            13. The Guarantors hereby jointly and severally agree to pay all reasonable out-of-pocket costs and expenses of each Secured Creditor in connection with the enforcement of this Guaranty and of the Administrative Agent in connection with any amendment, waiver or consent relating hereto (including in each case, without limitation, the reasonable fees and disbursements of counsel employed by each Secured Creditor).

            14. This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Secured Creditors and their successors and assigns.

            15. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of each Guarantor directly affected thereby and with the written consent of either (x) the Required Lenders (or to the extent required by Section 13.12 of the Credit Agreement, with the written consent of each Lender) at all times prior to the time on which all Credit Document Obligations have been paid in full or (y) the holders of at least a majority of the outstanding Other Obligations at all times after the time on which all Credit Document Obligations have been paid in full; provided, that any change, waiver,

                                                                       Exhibit I
                                                                          Page 8

modification or variance affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall also require the written consent of the Requisite Creditors (as defined below) of such Class of Secured Creditors (it being understood that the addition or release of any Guarantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so added or released). For the purpose of this Guaranty, the term "Class" shall mean each class of Secured Creditors, i.e., whether (x) the Lender Creditors as holders of the Credit Document Obligations or (y) the Other Creditors as the holders of the Other Obligations. For the purpose of this Guaranty, the term "Requisite Creditors" of any Class shall mean
(x) with respect to the Credit Document Obligations, the Required Lender (or to the extent required by Section 13.12 of the Credit Agreement, each Lender) and
(y) with respect to the Other Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Interest Rate Protection or Other Hedging Agreements.

            16. Each Guarantor acknowledges that an executed (or conformed) copy of each of the Credit Documents and Interest Rate Protection Agreements or Other Hedging Agreements has been made available to its principal executive officers and such officers are familiar with the contents thereof.

            17. In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Secured Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default (such term to mean and include any "Event of Default" as defined in the Credit Agreement or any payment default under any Interest Rate Protection Agreement or Other Hedging Agreement continuing after any applicable grace period), each Secured Creditor is hereby authorized, at any time or from time to time, without notice to any Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Secured Creditor to or for the credit or the account of such Guarantor, against and on account of the obligations and liabilities of such Guarantor to such Secured Creditor under this Guaranty, irrespective of whether or not such Secured Creditor shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured. Notwithstanding anything to the contrary contained in this Section 17, no Secured Creditor shall exercise any such right of set-off without the prior consent of the Administrative Agent or the Required Lenders if, and so long as, the Guaranteed Obligations shall be secured by any Real Property located in the State of California, it being understood and agreed, however, that this sentence is for the sole benefit of the Secured Creditors and may be amended, modified or waived in any respect by the Required Lenders without the requirement of prior notice to or consent by any Credit Party and does not constitute a waiver of any rights against any Credit Party or against any Collateral.

            18. All notices, requests, demands or other communications pursuant hereto shall be deemed to have been duly given or made when delivered to the Person to which such notice, request, demand or other communication is required or permitted to be given or made under this Guaranty, addressed to such party at
(i) in the case of any Lender Creditor, as provided in the

                                                                       Exhibit I
                                                                          Page 9

Credit Agreement, (ii) in the case of any Guarantor, at the address set forth opposite such Guarantor's signature below and (iii) in the case of any Other Creditor, at such address as such Other Creditor shall have specified in writing to the Guarantors; or in any case at such other address as any of the Persons listed above may hereafter notify the others in writing.

            19. If claim is ever made upon any Secured Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower) then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation hereof or other instrument evidencing any liability of the Borrower, and such Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

            20. (a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE SECURED CREDITORS AND OF THE UNDERSIGNED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Guaranty or any other Credit Document to which any Guarantor is a party may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Guaranty, each Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Guarantor hereby further irrevocably waives any claim that any such court lacks personal jurisdiction over such Guarantor, and agrees not to plead or claim in any legal action or proceeding with respect to this Guaranty or any other Credit Document to which such Guarantor is a party brought in any of the aforesaid courts that any such court lacks personal jurisdiction over such Guarantor. Each Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Guarantor at its address set forth opposite its signature below, such service to become effective 30 days after such mailing. Each Guarantor hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document to which such Guarantor is a party that such service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any of the Secured Creditors to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against each Guarantor in any other jurisdiction.

            (b) Each Guarantor hereby irrevocably waives (to the fullest extent permitted by applicable law) any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty or any other Credit Document to which such Guarantor is a party brought in the courts referred to in

                                                                       Exhibit I
                                                                         Page 10

clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.

            (c) EACH GUARANTOR AND EACH SECURED CREDITOR (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS GUARANTY) HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE OTHER CREDIT DOCUMENTS TO WHICH SUCH GUARANTOR IS A PARTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

            21. In the event that all of the capital stock of one or more Guarantors is sold or otherwise disposed of or liquidated in compliance with the requirements of Section 9.02 of the Credit Agreement (or such sale or other disposition has been approved in writing by the Required Lenders (or all Lenders if required by Section 13.12 of the Credit Agreement)) and the proceeds of such sale, disposition or liquidation are applied in accordance with the provisions of the Credit Agreement, to the extent applicable, such Guarantor shall upon consummation of such sale or other disposition (except to the extent that such sale or disposition is to the Borrower or another Subsidiary thereof) be released from this Guaranty automatically and without further action and this Guaranty shall, as to each such Guarantor or Guarantors, terminate, and have no further force or effect (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the capital stock of any Guarantor shall be deemed to be a sale of such Guarantor for the purposes of this Section 21).

            22. At any time a payment in respect of the Guaranteed Obligations is made under this Guaranty, the right of contribution of each Guarantor against each other Guarantor shall be determined as provided in the immediately following sentence, with the right of contribution of each Guarantor to be revised and restated as of each date on which a payment (a "Relevant Payment") is made on the Guaranteed Obligations under this Guaranty. At any time that a Relevant Payment is made by a Guarantor that results in the aggregate payments made by such Guarantor in respect of the Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Guarantor's Contribution Percentage (as defined below) of the aggregate payments made by all Guarantors in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the "Aggregate Excess Amount"), each such Guarantor shall have a right of contribution against each other Guarantor who has made payments in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Guarantor's Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Guarantors in respect of the Guaranteed Obligations (the aggregate amount of such deficit, the "Aggregate Deficit Amount") in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Guarantor and the denominator of which is the Aggregate Excess Amount of all Guarantors multiplied by (y) the Aggregate Deficit Amount of such other Guarantor. A Guarantor's right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment to the preceding sentences shall arise at the time of each computation, subject to adjustment to the proceeding sentences; provided, that no

                                                                       Exhibit I
                                                                         Page 11

Guarantor may take any action to enforce such right until the Guaranteed Obligations have been irrevocably paid in full in cash, it being expressly recognized and agreed by all parties hereto that any Guarantor's right of contribution arising pursuant to this Section 22 against any other Guarantor shall be expressly junior and subordinate to such other Guarantor's obligations and liabilities in respect of the Guaranteed Obligations and any other obligations owing under this Guaranty. As used in this Section 22: (i) each Guarantor's "Contribution Percentage" shall mean the percentage obtained by dividing (x) the Adjusted Net Worth (as defined below) of such Guarantor by (y) the aggregate Adjusted Net Worth of all Guarantors; (ii) the "Adjusted Net Worth" of each Guarantor shall mean the greater of (x) the Net Worth (as defined below) of such Guarantor and (y) zero; and (iii) the "Net Worth" of each Guarantor shall mean the amount by which the fair salable value of such Guarantor's assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Guaranteed Obligations arising under this Guaranty or under any guaranty of the Subordinated Notes) on such date. All parties hereto recognize and agree that, except for any right of contribution arising pursuant to this Section 22, each Guarantor who makes any payment in respect of the Guaranteed Obligations shall have no right of contribution or subrogation against any other Guarantor in respect of such payment until all of the Guaranteed Obligations have been irrevocably paid in full in cash. Each of the Guarantors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. In this connection, each Guarantor has the right to waive its contribution right against any Guarantor to the extent that after giving effect to such waiver such Guarantor would remain solvent, in the determination of the Required Lenders.

            23. Each Guarantor and each Secured Creditor (by its acceptance of the benefits of this Guaranty) hereby confirms that it is its intention that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act of any similar Federal or state law. To effectuate the foregoing intention, each Guarantor and each Secured Creditor (by its acceptance of the benefits of this Guaranty) hereby irrevocably agrees that the Guaranteed Obligations guaranteed by such Guarantor shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws, and after giving effect to any rights to contribution pursuant to any agreement providing for an equitable contribution among such Guarantor and other Guarantors, result in the Guaranteed Obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

            24. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Guarantors and the Administrative Agent.

            25. All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense and on the same basis as payments are made by the Borrower under Sections 4.03 and 4.04 of the Credit Agreement.

                                                                       Exhibit I
                                                                         Page 12

            26. It is understood and agreed that any Subsidiary of Holdings that is required to execute a counterpart of this Guaranty after the date hereof pursuant to the Credit Agreement shall become a Guarantor hereunder by executing a counterpart hereof and delivering the same to the Administrative Agent.

                                      * * *

                                                                       Exhibit I
                                                                         Page 13

            IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

Address:

8233 Imperial Drive                           MARATHON POWER TECHNOLOGIES
Waco, TX 76712                                 COMPANY,
Attention: Douglas W. Peacock                  as a Guarantor
Telephone: (254) 741-5420
Telecopier: (254) 741-5402
                                              By
                                                --------------------------------
                                                Title:

Accepted and Agreed to:

BANKERS TRUST COMPANY,
  as Collateral Agent


By
  ------------------------------
  Title:

                                                                     Exhibit J


                        FORM OF SOLVENCY CERTIFICATE

     I, the undersigned, the Chief Financial Officer of Transdigm Holding Company (the "Company") do hereby certify in such capacity and on behalf of the Company that:

     1. This Certificate is furnished to the Administrative Agent and each of the Lenders pursuant to Section 5.14 of the Credit Agreement, dated as of December 3, 1998, among the Company, the Borrower, the Lenders party thereto from time to time, Credit Suisse First Boston, as Syndication Agent and Co-Lead Arranger, and Bankers Trust Company, as Administrative Agent and Co-Lead Arranger (such Credit Agreement, as in effect on the date of this Certificate, being herein called the "Credit Agreement") and the Board of Directors of the Company. Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

     2. For purposes of this Certificate, the terms below shall have the following definitions:

     (a)  "Fair Value"

          The amount at which the assets, in their entirety, of each of the Borrower on a stand-alone basis and of the Company and its Subsidiaries taken as a whole would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

     (b)  "Present Fair Salable Value":

          The amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of each of the Borrower on a stand-alone basis and of the Company and its Subsidiaries taken as a whole are sold with reasonable promptness under normal selling conditions in a current market.

     (c)  "New Financing"

          The Indebtedness incurred or to be incurred by the Company and its Subsidiaries under the Transaction Documents and all other financing contemplated by the Transaction Documents (including without limitation, the Credit Documents, the Senior Subordinated Note Documents and the Seller Subordinated Note Documents) in each case after giving effect to the Transaction and the incurrence of all financing contemplated therewith.

     (d)  "Stated Liabilities"

          The recorded liabilities (including contingent liabilities) that would be recorded in accordance with generally accepted accounting principles ("GAAP") of each of the Borrower on a stand-alone basis and of the Company and its Subsidiaries taken as a whole at September 30, 1998 after giving effect to the Transaction, determined in

                                                                     Exhibit J
                                                                        Page 2

          accordance with GAAP consistently applied, together with (i) the net change in long-term debt (including current maturities) between September 30, 1998 and the date hereof and (ii) without duplication, the amount of all New Financing.

     (e)  "Identified Contingent Liabilities"

          The maximum estimated amount of liabilities reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of each of the Borrower on a stand-alone basis and of the Company and its Subsidiaries taken as a whole after giving effect to the Transaction (exclusive of such contingent liabilities to the extent reflected in Stated Liabilities), as identified and explained in terms of their nature and estimated magnitude by responsible officers of the Company or any of its Subsidiaries or that have been identified as such by an officer of the Company or any of its Subsidiaries.

     (f) "Will be able to pay its Stated Liabilities and Identified Contingent Liabilities, as they mature"

          For the period from the date hereof through the stated maturity of all the New Financing, each of the Borrower on a stand-alone basis and the Company and its Subsidiaries taken as a whole will have sufficient assets and cash flow to pay their respective Stated Liabilities and Identified Contingent Liabilities as those liabilities mature or otherwise become payable.

     (g)  "Does not have Unreasonably Small Capital"

          For the period from the date hereof through the stated maturity of all the New Financing, each of the Borrower on a stand-alone basis and the Company and its Subsidiaries taken as a whole, after consummation of the Transaction and all Indebtedness (including the Loans, the Senior Subordinated Notes and the Seller Subordinated Notes) being incurred or assumed and Liens created by the Company and its Subsidiaries in connection therewith, is a going concern and has sufficient capital to ensure that it will continue to be a going concern for such period and to remain a going concern.

     3. For purposes of this Certificate, I or other officers of the Company and its Subsidiaries under my direction and supervision, have performed the following procedures as of and for the periods set forth below:

     (a) I have reviewed the financial statements (including the PRO FORMA financial statements) referred to in Section 7.10(b) of the Credit Agreement.

     (b) I have made inquiries of certain officials of the Company and its Subsidiaries, who have responsibility for financial and accounting matters regarding (i) the existence and amount of Identified Contingent Liabilities associated with the business of the Company and its Subsidiaries and (ii) whether the unaudited PRO FORMA consolidated financial statements referred to in paragraph (a) above are in conformity with GAAP

                                                                     Exhibit J
                                                                        Page 3

          applied on a basis substantially consistent with that of the audited financial statements as at September 30, 1998.

     (c) I have knowledge of and have reviewed to my satisfaction the Credit Documents and the other Transaction Documents, and the respective Schedules and Exhibits thereto

     (d)  With respect to Identified Contingent Liabilities, I:

          1. inquired of certain officials of the Company and its Subsidiaries who have responsibility for legal, financial and accounting matters as to the existence and estimated liability with respect to all contingent liabilities known to them;

          2. confirmed with officers of the Company and its Subsidiaries, that, to the best of such officers' knowledge, (i) all appropriate items were included in Stated Liabilities or the listing of Identified Contingent Liabilities and that (ii) the amounts relating thereto were the maximum estimated amount of liabilities reasonably likely to result therefrom as of the date hereof; and

     (e) I have examined the Projections which have been delivered to the Lenders and considered the effect thereon of any changes since the date of the preparation thereof on the results projected therein. After such review, I hereby certify that in my opinion the Projections are reasonable and the Projections support the conclusions contained in paragraph 4 below.

    (f) I have made inquiries of certain officers of the Company and its Subsidiaries who have responsibility for financial reporting and accounting matters regarding whether they were aware of any events or conditions that, as of the date hereof, would cause the Borrower on a stand-alone basis or the Company and its Subsidiaries taken as a whole after giving effect to the Transaction and the related financing transactions (including the incurrence of the New Financing), to (i) have assets with a Fair Value or Present Fair Salable Value that are less than the sum of Stated Liabilities and Identified Contingent Liabilities; (ii) have Unreasonably Small Capital; or (iii) not be able to pay its Stated Liabilities and Identified Contingent Liabilities as they mature or otherwise become payable.

     4. Based on and subject to the foregoing, I hereby certify on behalf of the Company that, after giving effect to the Transaction and the related financing transactions (including the incurrence of the New Financing), it is my informed opinion that (i) the Fair Value and Present Fair Salable Value of the assets of each of the Borrower on a stand-alone basis and of the Company and its Subsidiaries taken as a whole exceed its Stated Liabilities and Identified Contingent Liabilities; (ii) each of the Borrower on a stand-alone basis and the Company and its Subsidiaries taken as a whole does not have Unreasonably Small Capital; and (iii) each of the Borrower on a stand-alone basis and the Company and its Subsidiaries taken as a whole will be able to pay its Stated Liabilities and Identified Contingent Liabilities, as they mature or otherwise become payable.

                                                                     Exhibit J


     IN WITNESS WHEREOF, I have hereto set my hand this 3rd day of December, 1998.


                                     TRANSDIGM HOLDING COMPANY



                                     By
                                       ------------------------------
                                       Name:
                                       Title: Chief Financial Officer

                                                                      Exhibit K

                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

                                                        DATE: ________ __, ____

            Reference is made to the Credit Agreement described in Item 2 of Annex I annexed hereto (as such Credit Agreement may hereafter be amended, modified or supplemented from time to time, the "Credit Agreement"). Unless defined in Annex I attached hereto, terms defined in the Credit Agreement are used herein as therein defined. _____________ (the "Assignor") and ______________ (the "Assignee") hereby agree as follows:

            1. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified in Item 4 of Annex I (the "Assigned Share") of all of the outstanding rights and obligations under the Credit Agreement relating to the facilities listed in Item 4 of Annex I, including, without limitation, (w) in the case of any assignment of outstanding A Term Loans, all rights and obligations with respect to the Assigned Share of such A Term Loans, (x) in the case of any assignment of all or any portion of the Assignor's outstanding B Term Loans, all rights and obligations with respect to the Assigned Share of such outstanding B Term Loans and (y) in the case of any assignment of all or any portion of the Assignor's Revolving Loan Commitment, all rights and obligations with respect to the Assigned Share of the Total Revolving Loan Commitment and all outstanding Revolving Loans, Swingline Loans and Letters of Credit.

            2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claims; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Holdings or any of its Subsidiaries or the performance or observance by Holdings or any of its Subsidiaries of any of their respective obligations under the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto.

            3. The Assignee (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit

Agreement; (iii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent and the Collateral Agent by the terms thereof, together with such powers as are reasonably incidental thereto; [and]
(iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender [; and (v) attaches the Forms and/or Certificate described in Section 13.04(b) of the Credit Agreement.](1)

            4. Following the execution of this Assignment and Assumption Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Administrative Agent. The effective date of this Assignment and Assumption Agreement shall be the date of execution hereof by the Assignor and the Assignee, the receipt of the consent of the Administrative Agent, the Borrower and each Letter of Credit Issuer to the extent required by the Credit Agreement, receipt by the Administrative Agent of the assignment fee referred to in Section 13.04(b) of the Credit Agreement, and the recordation by the Administrative Agent of the assignment effected hereby in the Register, unless otherwise specified in Item 5 of Annex I (the "Settlement Date").

            5. Upon the delivery of a fully executed original hereof to the Administrative Agent, as of the Settlement Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption Agreement, have the rights and obligations of a Lender thereunder and under the other Credit Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.

            6. It is agreed that upon the effectiveness hereof, the Assignee shall be entitled to (w) all interest on the Assigned Share of the Loans at the rates specified in Item 6 of Annex I hereto, (x) all Commitment Fees (if applicable) on the Assigned Share of the Total Revolving Loan Commitment at the rate specified in Item 7 of Annex I hereto and (y) all Letter of Credit Fees (if applicable) on the Assignee's participation in all Letters of Credit at the rate specified in Item 8 of Annex I hereto, which, in each case, accrue on and after the Settlement Date, such interest and, if applicable, Commitment Fees and Letter of Credit Fees, to be paid by the Administrative Agent directly to the Assignee. It is further agreed that all payments of principal made on the Assigned Share of the Loans which occur on and after the Settlement Date will be paid directly by the Administrative Agent to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the respective Loans made by the Assignor pursuant to the Credit Agreement which are outstanding on the Settlement Date, net of any closing costs, and which are being assigned hereunder. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves.

----------
(1) If the Assignee is organized under the laws of a jurisdiction outside the United States.

            7. THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution also being made on Annex I hereto.

                                             [NAME OF ASSIGNOR],
                                             as Assignor


                                             By
                                               ---------------------------------
                                               Name:
                                               Title:

                                             [NAME OF ASSIGNEE],
                                             as Assignee


                                             By
                                               ---------------------------------
                                               Name:
                                               Title:

[Acknowledged and Agreed:

BANKERS TRUST COMPANY, as Administrative Agent


By
  ---------------------------------
  Name:
  Title:](2)

[[LETTER OF CREDIT ISSUER]


By
  ---------------------------------
  Name:
  Title:](3)

[TRANSDIGM INC.]


By
  ---------------------------------
  Name:
  Title:](4)

----------
(2) Insert only if assignment is being made pursuant to Section 13.04(b)(y) of the Credit Agreement

(3) Insert only if assignment of any portion of the Total Revolving Loan Commitment is being made pursuant to Section 13.04(b)(y) of the Credit Agreement.

(4) Insert only if assignment is being made pursuant to Section 13.04(b)(y) of the Credit Agreement after the Syndication Date and so long as no Default or Event of Default exists.

                  ANNEX FOR ASSIGNMENT AND ASSUMPTION AGREEMENT

                                     ANNEX I

1.    The Borrower: Transdigm Inc. (the "Borrower").

2.    Name and Date of Credit Agreement:

      Credit Agreement, dated as of December 3, 1998, among Transdigm Holding Company, the Borrower, the lenders from time to time party thereto, Credit Suisse First Boston, as Syndication Agent and Co-Lead Arranger, and Bankers Trust Company, as Administrative Agent and Co-Lead Arranger.

3.    Date of Assignment Agreement:

4.    Amounts (as of date of item #3 above):

                           Outstanding       Outstanding
                           Principal         Principal            Revolving
                           of  A Term        of B  Term           Loan
                           Loans             Loans                Commitment
a.    Aggregate
      Amount  for          $________         $________            $_________
      all Lenders

b.    Assigned
      Share                 ________%         ________%            ________%

c.    Amount of
      Assigned             $________         $________            $_________
      Share

5.    Settlement Date:

6.    Rate of Interest
      to the Assignee:     As set forth in Section 1.08 of the Credit Agreement
                           (unless otherwise agreed to by the Assignor and the Assignee).(5)

7.    Commitment
      Fee to
      the Assignee:        As set forth in Section 3.01(a) of the Credit
                           Agreement (unless otherwise agreed to by the Assignor and the Assignee).(6)

----------
(5) The Borrower and the Administrative Agent shall, following recordation of such assignment by the Administrative Agent on the Register, direct the entire amount of interest to the Assignee at the rate set forth in Section
      1.08 of the Credit Agreement, with the Assignor and Assignee effecting any agreed upon sharing of interest through payments by the Assignee to the Assignor.

(6) Insert "Not Applicable" in lieu of text if no portion of the Total Revolving Loan Commitment is being assigned. Otherwise the Borrower and the Administrative Agent shall, following recordation of such assignment by the Administrative Agent on the Register, direct the entire amount of the Commitment Fee to the Assignee at the rate set forth in Section 3.01(a) of the

8.    Letter of Credit
      Fee to the Assignee: As set forth in Section 3.01(b) of the Credit
                           Agreement (unless otherwise agreed to by the Assignor and the Assignee).(7)

9.    Notice:              ASSIGNEE:

                           ___________________________________
                           ___________________________________
                           ___________________________________
                           ___________________________________
                           Attention:
                           Telephone:
                           Telecopier:
                           Reference:

Payment Instructions:      ASSIGNEE:

                           ___________________________________
                           ___________________________________
                           ___________________________________
                           ___________________________________
                           Attention:
                           Reference:

Accepted and Agreed:

[NAME OF ASSIGNEE]                            [NAME OF ASSIGNOR]

By                                            By
  -------------------------------               -------------------------------
  Name:                                         Name:
  Title:                                        Title:

--------------------------------------------------------------------------------

      Credit Agreement, with the Assignor and the Assignee effecting any agreed upon sharing of the Commitment Fee through payment by the Assignee to the Assignor.

(7) Insert "Not Applicable" in lieu of text if no portion of the Total Revolving Loan Commitment is being assigned. Otherwise the Borrower and the Administrative Agent shall, following recordation of such assignment by the Administrative Agent on the Register, direct the entire amount of the Letter of Credit Fee to the Assignee at the rate set forth in Section 3.01(b) of the Credit Agreement, with the Assignor and the Assignee effecting any agreed upon sharing of the Letter of Credit Fee through payment by the Assignee to the Assignor.

                                                                      Exhibit L
                            FORM OF INTERCOMPANY NOTE

                                                                   [Date]

            FOR VALUE RECEIVED, [NAME OF PAYOR] (the "Payor"), hereby promises to pay on demand to the order of _____________ or its assigns (the "Payee"), in lawful money of the United States of America in immediately available funds, at such location in the United States of America as the Payee shall from time to time designate, the unpaid principal amount of all loans and advances made by the Payee to the Payor.

            The Payor promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at such rate per annum as shall be agreed upon from time to time by the Payor and Payee.

            Upon the commencement of any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar proceeding of any jurisdiction relating to the Payor, the unpaid principal amount hereof shall become immediately due and payable without presentment, demand, protest or notice of any kind in connection with this Note.

            This Note evidences certain permitted intercompany Indebtedness referred to in the Credit Agreement, dated as of December 3, 1998 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among TransDigm Holding Company, TransDigm Inc., the lenders from time to time party thereto, Credit Suisse First Boston, as Syndication Agent and Co-Lead Arranger, and Bankers Trust Company, as Administrative Agent and Co-Lead Arranger, and is subject to the terms thereof, and shall be pledged by the Payee pursuant to the Pledge Agreement (as defined in the Credit Agreement). The Payor hereby acknowledges and agrees that the Collateral Agent pursuant to and as defined in the Pledge Agreement, as in effect from time to time, may exercise all rights provided therein with respect to this Note.

            The Payee is hereby authorized to record all loans and advances made by it to the Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

            All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

            THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                          [NAME OF PAYOR]


                                          By
                                             -----------------------------------
                                             Name:
                                             Title:

Pay to the order of



------------------------------
[NAME OF PAYEE]


By
  ----------------------------
  Name:
  Title:

                                                                   Exhibit M

                       SHAREHOLDER SUBORDINATED NOTE


$_________________                                          New York, New York
                                                            [Date]

     FOR VALUE RECEIVED, TRANSDIGM HOLDING COMPANY, a Delaware corporation (the "Company"), hereby promises to pay to _____________ or [his] [her] [its] assigns (the "Payee"), in lawful money of the United States in immediately available funds, at ________________________, the principal sum of ___________ DOLLARS, which amount shall be payable on _________________. (1)

     [The Company promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at a rate per annum equal to __________________, such interest to be paid [semi-annually] [annually] on ___________________ [and __________________] of each year and at maturity hereof.]

     This Note is subject to voluntary prepayment, in whole or in part, at the option of the Company, without premium or penalty.

     This Note is one of the Shareholder Subordinated Notes referred to in the Credit Agreement, dated as of December 3, 1998 (as amended, modified, supplemented, extended, restated, refinanced, replaced or refunded from time to time, the "Credit Agreement"), among the Company, Transdigm Inc., the lenders from time to time party thereto, Credit Suisse First Boston, as Syndication Agent and Co-Lead Arranger, and Bankers Trust Company, as Administrative Agent and Co-Lead Arranger, and shall be subject to the provisions thereof. Unless otherwise defined herein, all capitalized terms used herein or in Annex A attached hereto and defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement.

     Notwithstanding anything to the contrary contained in this Note, the Payee understands and agrees that the Company shall not be required to make, and shall not make, any payment of principal, interest or other amounts on this Note to the extent that such payment is prohibited by the terms of any Senior Indebtedness (as defined in Annex A attached hereto), including, but not limited to, Sections 9.06 and 9.12 of the Credit Agreement.

     This Note, and the Company's obligations hereunder, shall be subordinate and junior to all indebtedness of the Company constituting Senior
Indebtedness on the terms and

---------------------
(1)   Insert a date after December 30, 2009.

                                                                     Exhibit M
                                                                        Page 2

conditions set forth in Annex A attached hereto, which Annex A is herein incorporated by reference and made a part hereof as if set forth herein in its entirety.

     The Company hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.


                                     TRANSDIGM HOLDING COMPANY


                                     By: ___________________________
                                         Title:

                                                                    ANNEX A
                                                               TO EXHIBIT M

     Section 1.01. SUBORDINATION OF LIABILITIES. TransDigm Holding Company (the "Company"), for itself, its successors and assigns, covenants and agrees, and each holder of the Note to which this Annex A is attached (the "Note") by its acceptance thereof likewise covenants and agrees, that the payment of the principal of, interest on, and all other amounts owing in respect of, the Note (the "Subordinated Indebtedness") is hereby expressly subordinated, to the extent and in the manner set forth below, to the prior payment in full in cash of all Senior Indebtedness (as defined in Section
1.07 of this Annex A). The provisions of this Annex A shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such holders are made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.

     Section 1.02. COMPANY NOT TO MAKE PAYMENTS WITH RESPECT TO SUBORDINATED INDEBTEDNESS IN CERTAIN CIRCUMSTANCES. (a) Upon the maturity of any Senior Indebtedness (including interest thereon or fees or any other amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, all Obligations (as defined in Section 1.07 of this Annex A) owing in respect thereof shall first be paid in full in cash, before any payment, whether in cash, property, securities or otherwise, is made on account of the Subordinated Indebtedness.

     (b) Until all Senior Indebtedness has been paid in full in cash and all commitments in respect of such Senior Indebtedness have been terminated, the sum of all payments in respect of the Note (including principal and interest), together with the sum of (i) all payments made under all other Shareholder Subordinated Notes and (ii) all payments made by the Company and its Subsidiaries to repurchase stock or options to purchase stock of the Company held by directors, officers and employees of the Company and its Subsidiaries (or former directors, officers or employees) shall not exceed at any time that amount permitted by the terms of the respective issue of Senior Indebtedness.

     (c) The Company may not, directly or indirectly, make any payment of any Subordinated Indebtedness and may not acquire any Subordinated Indebtedness for cash or property until all Senior Indebtedness has been paid in full in cash if any default or event of default under the Credit Agreement (as defined in Section 1.07 of this Annex A) or any other issue of Senior Indebtedness is then in existence or would result therefrom. Each holder of the Note hereby agrees that, so long as any such default or event of default in respect of any issue of Senior Indebtedness exists, it will not sue for, or otherwise take any action to enforce the company's obligations to pay, amounts owing in respect of the Note. Each holder of the Note understands and agrees that to the extent that clause (b) of this Section 1.02 reduces the payment of interest and/or principal which would otherwise be payable under the Note but for the limitations set forth in such clause (b), such unpaid amount shall not constitute a payment default under the Note and the holder of the Note may not sue for, or otherwise take action to enforce the Company's obligation to pay such amount, provided that such unpaid principal or interest shall remain an obligation of the Company to the holder of the Note pursuant to the terms of the Note.

                                                                       ANNEX A
                                                                  TO EXHIBIT M
                                                                        Page 2

        (d) In the event that notwithstanding the provisions of the preceding subsections (a), (b) and (c) of this Section 1.02, the Company (or any Person on behalf of the Company) shall make any payment on account of the Subordinated Indebtedness at a time when payment is not permitted by said subsection (a), (b) or (c), such payment shall be held by the holder of the Note, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness or their representative or the trustee under the indenture or other agreement pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, for application pro rata to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness. Without in any way modifying the provisions of this Annex A or affecting the subordination effected hereby, the Company shall give the holder of the Note prompt written notice of any event which would prevent payments under Section 1.02(a), (b) or (c) hereof.

         Section 1.03. SUBORDINATION TO PRIOR PAYMENT OF ALL SENIOR INDEBTEDNESS ON DISSOLUTION, LIQUIDATION OR REORGANIZATION OF COMPANY. Upon any distribution of assets of the Company upon dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

              (a) the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash of all Senior Indebtedness (including, without limitation, post-petition interest at the rate provided in the documentation with respect to the Senior Indebtedness, whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) before the holder of the Note is entitled to receive any payment of any kind or character on account of the Subordinated Indebtedness;

              (b) any payment or distributions of assets of the Company of any kind or character, whether in cash, property or securities to which the holder of the Note would be entitled except for the provisions of this Annex A shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued, to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

              (c) in the event that notwithstanding the foregoing provisions of this Section 1.03, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the holder of the Note on account of Subordinated Indebtedness before all Senior Indebtedness is paid in full in cash, such payment or distribution shall be received and held in trust for and shall be paid over

                                                                      ANNEX A
                                                                 TO EXHIBIT M
                                                                       Page 3


     to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

          Without in any way modifying the provisions of this Annex A or affecting the subordination effected hereby, the Company shall give prompt written notice to the holder of the Note of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon assignment for the benefit of creditors or otherwise).

          Section 1.04. SUBROGATION. Subject to the prior payment in full in cash of all Senior Indebtedness, the holder of the Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Note shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Company or by or on behalf of the holder of the Note by virtue of this Annex A which otherwise would have been made to the holder of the Note shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holder of the Note, be deemed to be payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Annex A are and are intended solely for the purpose of defining the relative rights of the holder of the Note, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

          Section 1.05. OBLIGATION OF THE COMPANY UNCONDITIONAL. Nothing contained in this Annex A or in the Note is intended to or shall impair, as between the Company and the holder of the Note, the obligation of the Company, which is absolute and unconditional, to pay to the holder of the Note the principal of and interest on the Note as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holder of the Note and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the holder of the Note from exercising all remedies, otherwise permitted by applicable law upon an event of default under the Note, subject to the provisions of this Annex A and the rights, if any, under this Annex A of the holders of Senior Indebtedness in respect of cash, property, or securities of the Company received upon the exercise of any such remedy. Upon any distribution of assets of the Company referred to in this Annex A, the holder of the Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any, distribution to the holder of the Note, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount of amounts paid or distributed thereon and all other facts pertinent thereto or to this Annex A.

                                                                      ANNEX A
                                                                 TO EXHIBIT M
                                                                       Page 4


    Section 1.06. SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF COMPANY OR HOLDERS OF SENIOR INDEBTEDNESS. No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act in good faith by any such holder, or by any noncompliance by the Company with the terms and provisions of the Note, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of the Senior Indebtedness may, without in any way affecting the obligations of the holder of the Note with respect hereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew, increase or otherwise alter, any Senior Indebtedness or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder and the release of any collateral securing such Senior Indebtedness, all without notice to or assent from the holder of the Note.

    Section 107. SENIOR INDEBTEDNESS. The term "Senior Indebtedness" shall mean all Obligations (as defined below) (i) of the Company under, or in respect of, the Credit Agreement (as amended, modified, supplemented, extended, restated, refinanced, replaced or refunded from time to time, the "Credit Agreement"), dated as of December 3, 1998, by and among the Company, TransDigm Inc., the lenders from time to time party thereto, Credit Suisse First Boston, as Syndication Agent and Co-Lead Arranger, and Bankers Trust Company, as Administrative Agent and Co-Lead Arranger, and any renewal, extension, restatement, refinancing or refunding thereof, (ii) of the Company under, or in respect of, any Interest Rate Protection Agreements or Other Hedging Agreements (each as defined in the Credit Agreement), (iii) of the Company under, or in respect of, the Senior Subordinated Note Documents (as defined in the Credit Agreement), (iv) of the Company under, or in respect of, the Seller Subordinated Note Documents (as defined in the Credit Agreement) and (v) of the Company (including guarantees) under, or in respect of, all other Indebtedness except Indebtedness that is, by its express terms, pari passu with the Shareholder Subordinated Note to which this Annex A is attached (including other Shareholder Subordinated Notes) or subordinated to the Shareholder Subordinated Notes. As used herein, the term "Obligation" shall mean any principal, interest, premium, penalties, fees, expenses, indemnities and other liabilities and obligations (including guaranties of the foregoing obligations) payable under the documentation governing any Senior Indebtedness (including post-petition interest at the rate provided in the documentation with respect to Such Indebtedness, whether or not such interest is an allowed claim against the debtor in any bankruptcy or similar proceeding).